    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1998


                                                      REGISTRATION NO. 333-37833
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 2 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           BALANCED CARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            8361                           25-1761898
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                          5021 LOUISE DRIVE, SUITE 200
                       MECHANICSBURG, PENNSYLVANIA 17055
                                 (717) 796-6100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               BRAD E. HOLLINGER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           BALANCED CARE CORPORATION
                          5021 LOUISE DRIVE, SUITE 200
                       MECHANICSBURG, PENNSYLVANIA 17055
                                 (717) 796-6100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

                  RONALD D. WEST                                       MARK KESSEL
            KIRKPATRICK & LOCKHART LLP                             SHEARMAN & STERLING
               1500 OLIVER BUILDING                               599 LEXINGTON AVENUE
        PITTSBURGH, PENNSYLVANIA 15222-2312                   NEW YORK, NEW YORK 10022-6069
                  (412) 355-6500                                     (212) 848-4000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF               AMOUNT TO BE     OFFERING PRICE      AGGREGATE        REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED(1)      PER SHARE(2)   OFFERING PRICE(2)       FEE(3)
----------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
  share...........................  8,050,000 shares       $10.50        $84,525,000         $24,935
==========================================================================================================



(1) Includes up to 1,050,000 shares that may be issued upon the exercise of an over-allotment option.


(2) Estimated solely for the purpose of calculating the registration fee; based on a bona fide estimate of the maximum offering price of the securities being registered in accordance with Rule 457(a).


(3) A filing fee of $26,684 was previously paid with respect to 8,005,000 shares at an estimated maximum offering price of $11.00 per share based on a fee of 1/33 of 1% of the estimated maximum aggregate offering price; an additional fee of $140 is being paid with respect to the registration of 45,000 additional shares at an estimated maximum offering price of $10.50 per share based on a fee of $295 per each $1,000,000 of the maximum aggregate offering price.


                            ------------------------

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JANUARY 6, 1998


                            BALANCED CARE CORP LOGO
                                      LOGO


                                7,000,000 SHARES


                                  COMMON STOCK


     All of the shares of Common Stock offered hereby (the "Offering") will be issued and are being sold by Balanced Care Corporation (the "Company"). Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $8.50 and $10.50 per share. See "Underwriting" for the method of determining the initial public offering price.


                             ---------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================
                                                                 UNDERWRITING
                                             PRICE TO            DISCOUNTS AND          PROCEEDS TO
                                              PUBLIC              COMMISSIONS           COMPANY(1)
--------------------------------------------------------------------------------------------------------
Per Share.............................           $                     $                     $
--------------------------------------------------------------------------------------------------------
Total (2).............................           $                     $                     $
========================================================================================================

(1) Before deducting expenses payable by the Company, estimated at $          .


(2) The Company has granted the Underwriters a 30-day option to purchase up to 1,050,000 additional shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to
    Company will be $          , $          and $          , respectively.


                             ---------------------


     The Common Stock is offered by the Underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of such shares will be made through the offices of BancAmerica Robertson Stephens, San Francisco,
California, on or about             , 1998.

BANCAMERICA ROBERTSON STEPHENS
                                 BT ALEX. BROWN
                                                            SALOMON SMITH BARNEY


               The date of this Prospectus is             , 1998.

                                  [PHOTOS/MAP]

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS OR THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     UNTIL           , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                             ---------------------


                                  TABLE OF CONTENTS                                     PAGE
                                                                                        ----
Summary...............................................................................    4
Risk Factors..........................................................................    9
Use of Proceeds.......................................................................   17
Dividend Policy.......................................................................   17
Capitalization........................................................................   18
Dilution..............................................................................   19
Selected Consolidated Financial and Operating Data....................................   20
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................   22
Unaudited Pro Forma Financial Information.............................................   32
Business..............................................................................   52
Management............................................................................   75
Certain Transactions..................................................................   85
Principal Stockholders................................................................   87
Description of Capital Stock..........................................................   90
Shares Eligible For Future Sale.......................................................   91
Underwriting..........................................................................   93
Legal Matters.........................................................................   95
Experts...............................................................................   95
Additional Information................................................................   97
Index to Financial Statements.........................................................  F-1


                             ---------------------

     The Company intends to furnish to its stockholders annual reports containing audited financial statements and an opinion thereon expressed by independent certified public accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including that appearing in "Risk Factors" and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Except where otherwise indicated, all share and per share data in this Prospectus have been adjusted to reflect: (i) a three-for-four reverse split of the Common Stock effected on October 14, 1997 and (ii) the conversion of all outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company (together, the "Outstanding Preferred Stock") into an aggregate of 4,620,531 shares of Common Stock effective upon completion of the Offering. See "Description of Capital Stock" and "Principal Stockholders." In addition, unless otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriters' over-allotment option. References herein to fiscal years are references to the fiscal year of the Company ended June 30 of the year specified. References herein to "the Company" are references to the Company and its consolidated subsidiaries.

                                  THE COMPANY

     The Company was formed in April 1995 to develop senior care continuums which meet the needs of upper middle, middle and moderate income populations in non-urban, secondary markets. The Company considers upper middle, middle and moderate income populations to consist of those individuals whose income and assets enable them to afford senior living and care services at average daily rates of $85, $75 and $65, respectively. The Company intends to utilize assisted living facilities in selected markets as the primary entry point and service platform to develop a care continuum (the "Balanced Care Continuum") consisting of various health care and hospitality services, including, where appropriate, rehabilitation therapies, physical, occupational and speech therapy, home health care services on an intermittent basis, dementia and Alzheimer's services and skilled/subacute care delivered in a skilled nursing setting, enabling residents to age in place. The Company believes that non-urban, secondary markets are underserved, highly fragmented and less prone to intense competition from larger providers. The Company believes that these factors will enable it to establish a leading position as a provider of a market differentiated, consumer preferred continuum of senior care services in such markets. To achieve its goals, the Company intends to: (i) provide a range of high quality, individualized senior care services and programs, (ii) develop the Balanced Care Continuum, (iii) focus on non-urban, secondary markets, (iv) continue developing the Company's signature assisted living facilities, (v) pursue growth through selective acquisitions, (vi) achieve the benefits of regional density by clustering, and
(vii) expand referral networks and strategic alliances.

     After its formation, the Company raised its initial $2 million private equity funding in September 1995. The Company obtained a $91 million financing commitment for acquisitions and assisted living facility development projects from a health care real estate investment trust ("REIT") in March 1996. A $12 million private equity funding followed which occurred in two stages in September 1996 and March 1997. The Company has a limited operating history and has incurred operating losses since its inception. See "Risk Factors -- Limited Operating History; Losses."


     Since its inception, the Company has grown principally through acquisitions. The Company completed acquisitions of Foster Health Care Affiliates ("Foster") in August 1996, Keystone Affiliates ("Keystone") in January 1997, Heavenly Health Care, Inc. d/b/a Joe Clark Residential Care Homes ("Clark") in May and August 1997, Feltrop's Personal Care Home ("Feltrop") and Butler Senior Care ("Butler") in October 1997, Triangle Retirement Services, Inc. d/b/a Northridge Retirement Center ("Northridge") in December 1997 and Gethsemane Affiliates ("Gethsemane") in January 1998 (collectively, the "Recent Acquisitions"). The Company completed the divestiture of Long-Term Care Pharmaceutical, Inc. (the "Pharmacy Divestiture") in October 1997. The Company has also leased two facilities and has designed, developed and opened eight of its signature assisted living facilities. As of January 2, 1998, the Company operated a total of 32 assisted living facilities, 13 skilled nursing facilities and four independent living facilities in Pennsylvania, Missouri, Arkansas, North Carolina and Wisconsin, as well as a home health care agency in Missouri and a rehabilitation therapy operation in Pennsylvania.

Assuming completion of the planned divestiture of the Company's assisted living facilities in Wisconsin, the Company will own nine and lease 33 senior living and health care facilities in Pennsylvania, Missouri, Arkansas and North Carolina with a capacity for 1,398 assisted living residents, 1,294 skilled nursing patients and 154 independent living residents. See "Risk Factors--Assisted Living Facility Development, Construction and Occupancy Risks," "Risk Factors--Acquisition Risks; Difficulties of Integration," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Planned Divestiture," "Unaudited Pro Forma Financial Information" and "Business--Operating Facilities." In addition to the eight signature assisted living facilities opened to date, the Company anticipates opening two additional signature assisted living facilities, which are currently under construction, prior to February 1998.



     The Company generates revenues from patient services, resident services and other sources which consist primarily of development fees. Patient services represent charges for room and board, therapies, pharmacy, medical supplies and subacute services provided in its skilled nursing facilities as well as rehabilitation services provided to assisted living facility residents. Resident services represent revenues earned from assisted living residents for room and board and ancillary charges. Development fees are earned for developing assisted living facilities for REITs or other owners. The Company's pro forma revenues of $71.6 million for the fiscal year ended June 30, 1997, consist of 73.4% patient services, 24.6% resident services and 2.0% other revenue. For the quarter ended September 30, 1997, pro forma revenues of $21.2 million included 69.1% from patient services, 22.8% from resident services and 8.1% from other revenues. The Company would have had a net loss for the year ended June 30, 1997 of $1,084,000 and net income of $24,000 for the three month period ended September 30, 1997 on a pro forma basis. See "Unaudited Pro Forma Financial Information."


     The Balanced Care Continuum is being developed to deliver consumer-focused health care and hospitality services that balance seniors' desire for independence with their evolving health care needs. The Company's philosophy includes the belief that wellness and preventative therapy will strengthen residents, improve their health and forestall the deterioration that generally accompanies aging, thus extending their lives and lengths of stay in assisted living facilities. The Company's wellness-oriented program, Balanced Gold(SM), has been developed to predict and proactively address resident care needs, including stabilizing and improving residents' cognitive, emotional and physical well being. The Balanced Gold(SM) program is included in the Company's core services package at each of its newly-developed signature assisted living facilities, and the Company intends to implement all or part of the program at its other assisted living facilities as appropriate. Preventative, restorative and rehabilitative services are also expected to be made available to residents through outpatient medical rehabilitation, home health care, programs for residents with Alzheimer's and other services provided by the Company or by an alliance partner or other third-party. By offering services and programs that are intended to enable residents to stay healthier longer and prolong their stay at assisted living facilities, the Company believes that its services and programs will address the preferences and needs of seniors, while at the same time forestalling the need for residents to move to a more costly long-term care setting, such as a skilled nursing facility. As resident needs mandate migration into a skilled nursing or subacute program, the Company believes that its skilled nursing facilities will provide a transition for the resident with a focus on demonstrated outcomes and cost effective care. The Company believes that its approach to senior care will enable it to be a leading provider of a range of senior care services in targeted non-urban, secondary markets. See "Risk Factors--Implementation of Strategies."

     The senior care industry is characterized by a wide range of living accommodations and health care services. For those who are able to live in a home setting, home health care and other limited services can be provided. Community housing or retirement centers, which are commonly referred to as independent living facilities, are also available to persons who need limited assistance, such as with meal preparation, housekeeping and laundry. Assisted living facilities are typically for those persons whose physical or cognitive frailties have reached a stage where other living accommodations can no longer provide the level of care required, but who do not yet need the continuous medical attention provided in a skilled nursing facility. Generally, assisted living facilities provide a combination of housing and 24-hour personal support services designed to assist seniors with activities of daily living ("ADLs"), which include bathing, eating, personal hygiene, grooming, ambulating and dressing. Certain assisted living facilities also offer higher levels of personal assistance for residents with Alzheimer's disease or other forms of dementia. Skilled nursing facilities provide care for those who need a minimum of three hours of nursing per day.

     The Company believes that the assisted living industry is evolving as the preferred alternative to meet the growing demand for a cost effective setting for those seniors who cannot live independently due to physical or cognitive frailties but who do not require the more intensive medical attention provided by a skilled nursing facility. According to the United States Bureau of the Census, the portion of the United States population aged 75 and older is expected to increase by approximately 29%, from approximately 13.0 million in 1990 to approximately 16.8 million by the year 2000, and the number of persons aged 85 and older, as a segment of the United States population, is expected to increase by approximately 43%, from approximately 3.0 million in 1990 to over
4.3 million by the year 2000. The United States Bureau of the Census data shows that approximately 45% of persons aged 85 years and older, approximately 24% of persons aged 80 to 84 and approximately 20% of persons aged 75 to 79 need assistance with ADLs. In 1996, according to industry estimates, the assisted and independent living industries generated approximately $12 to $14 billion in revenues.

     The Company believes that a number of factors will contribute to the continued growth of the assisted living industry, including (i) consumer preference, (ii) cost effectiveness, (iii) changing income and family dynamics,
(iv) demographics and (v) supply/demand imbalance.

                                  THE OFFERING


Common Stock Offered by the
Company.............................     7,000,000 shares


Common Stock to be Outstanding

  after the Offering................     15,645,343 shares(1)



Use of Proceeds.....................     To repay outstanding long-term
                                         indebtedness of $8,151,000 and
                                         indebtedness of $29,473,000 incurred to
                                         fund the purchase of four completed
                                         acquisitions; the balance will be used
                                         for general corporate purposes,
                                         including working capital and possible
                                         future acquisitions. See "Use of
                                         Proceeds."


Proposed Nasdaq National Market
Symbol..............................     BCCX
------------
(1) Based on shares outstanding as of September 30, 1997. Excludes (i) 937,867 shares issuable upon the exercise of warrants to purchase Common Stock outstanding as of such date at a weighted average exercise price of $0.62 per share, (ii) 1,013,425 shares issuable upon the exercise of outstanding options to purchase shares of Common Stock granted under the Company's stock option plan as of such date at a weighted average exercise price of $4.23 per share and (iii) 1,011,575 shares reserved for issuance upon the grant of options under the Company's stock option plan as of such date. See "Management -- Stock Incentive Plan."

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)


                                                YEAR ENDED JUNE 30,                       THREE MONTHS ENDED SEPTEMBER 30,
                                 --------------------------------------------------   -----------------------------------------
                                                                          PRO FORMA                                   PRO FORMA
                                                                             AS                                          AS
                                                              PRO FORMA   ADJUSTED                        PRO FORMA   ADJUSTED
                                 1995(1)    1996    1997(2)    1997(3)     1997(4)    1996(2)    1997      1997(3)     1997(4)
                                 -------   ------   -------   ---------   ---------   -------   -------   ---------   ---------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Patient services.............   $  --    $   --   $41,616    $52,605     $52,605    $ 3,304   $14,496    $14,693     $14,693
  Resident services............      --       737     6,778     17,612      17,612        993     2,998      4,841       4,841
  Other revenues...............      --        74     1,086      1,405       1,405         75     1,644      1,715       1,715
                                  -----     -----   -------    -------     -------    -------   -------    -------     -------
        Total revenues.........      --       811    49,480     71,622      71,622      4,372    19,138     21,249      21,249
Loss from operations...........     (10)     (814)   (3,787)    (1,955)     (1,955)      (556)     (526)       (52)        (52)
Net income (loss)..............   $ (10)   $ (909)  $(4,492)   $(3,461)    $(1,084)   $  (729)  $  (657)   $  (570)    $    24
Net income (loss) per
  share(5).....................   $  --    $ 0.30   $ (0.57)   $ (0.44)    $ (0.08)   $ (0.09)  $ (0.08)   $ (0.07)    $    --
Weighted average common and
  common equivalent shares
  outstanding(5)...............   2,921     3,070     7,936      7,936      13,407      7,936     7,962      7,962      13,433
Supplementary net loss per
  share(5).....................     N/A       N/A   $ (0.42)       N/A         N/A        N/A   $ (0.05)       N/A         N/A

SELECTED OPERATING DATA:
Facilities operated at end of
  period:
  Assisted living..............      --         8        18         25          25          8        20         26          26
  Skilled nursing..............      --        --        12         13          13         10        12         13          13
  Independent living...........      --        --         4          4           4          3         4          4           4
Resident capacity at end of
  period:
  Assisted living..............      --       213       707      1,144       1,144        225       782      1,194       1,194
  Skilled nursing..............      --        --     1,228      1,294       1,294      1,125     1,228      1,294       1,294
  Independent living...........      --        --       120        140         140         92       127        147         147

                                                                                                    SEPTEMBER 30,
                                                                                           -------------------------------
                                                                                                                 PRO FORMA
                                                                       JUNE 30,                                     AS
                                                               -------------------------             PRO FORMA   ADJUSTED
                                                                1995     1996     1997      1997      1997(3)     1997(4)
                                                               -------   -----   -------   -------   ---------   ---------
BALANCE SHEET DATA:
Working capital..............................................   $  16    $ 727   $13,300   $10,966   $(15,611)    $36,624
Total assets.................................................      17    7,292    33,017    31,624     63,993      86,714
Long-term debt, net of current portion.......................      --    5,043     8,177     8,354      8,354         244
Redeemable preferred stock...................................      --       --    13,249    13,875     13,875          --
Stockholders' equity.........................................      17    1,124    (1,444)   (2,727)       169      74,389


------------
(1) From inception at April 17, 1995.
(2) Includes results of operations of Foster beginning September 1, 1996, the results of operations of Keystone beginning February 1, 1997, and the results of operations of Clark beginning May 16, 1997.

(3) Gives effect to the acquisitions of Foster, Keystone, Clark, Feltrop, Butler, Northridge and Gethsemane and the Pharmacy Divestiture as if such transactions had occurred on July 1, 1996 with respect to statement of operations data for the fiscal year ended June 30, 1997 and for the quarter ended September 30, 1997, and as of September 30, 1997 with respect to balance sheet data. Such data are not necessarily indicative of the results of operations that would have been achieved had such transactions occurred on the dates indicated or that may be expected to occur in the future as a result of such transactions.


(4) Gives effect to: (i) the sale by the Company of 7,000,000 shares of Common Stock in the Offering (at an assumed initial public offering price of $9.50 per share and after deducting estimated underwriting discounts and commissions and offering expenses) and the anticipated application of the net proceeds therefrom and (ii) the conversion of all Outstanding Preferred Stock into an aggregate of 4,620,531 shares of Common Stock, as if such transactions had occurred on July 1, 1996 with respect to statement of operations data for the fiscal year ended June 30, 1997 and for the quarter ended September 30, 1997, and as of September 30, 1997 with respect to balance sheet and selected operating data.


(5) See Note 1(q) to the Notes to Consolidated Financial Statements of the Company. Supplementary loss per share data is only applicable to the latest fiscal year and subsequent interim period.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be considered in evaluating the Company and its business before purchasing shares of the Common Stock offered hereby.

LIMITED OPERATING HISTORY; LOSSES


     The Company was formed in April 1995 and has a limited operating history. The Company incurred losses of $10,000, $909,000, $4,492,000 and $657,000 for its fiscal years ended June 30, 1995 (from inception at April 17, 1995), 1996 and 1997 and the three-month period ended September 30, 1997, respectively, and had an accumulated deficit of $5,411,000 and $6,068,000 as of June 30, 1997 and September 30, 1997, respectively. The Company would have had a net loss for the year ended June 30, 1997 of $1,084,000 and net income of $24,000 for the three-month period ended September 30, 1997, on a pro forma basis after giving effect to the Recent Acquisitions and the Pharmacy Divestiture as if such transactions had occurred on July 1, 1996 and assuming completion of the Offering. The Company's newly developed assisted living facilities are expected to incur operating losses until they achieve targeted occupancy levels of approximately 92%. The Company's signature assisted living facility models range in size from 48 units to 106 units. The Company expects to achieve the targeted occupancy level approximately 10 to 21 months after opening, depending on the size of the facility. In addition, the Company's acquired operations, even if profitable when acquired, may incur operating losses pending their integration into the Company's business. Several of the facilities that have been acquired by the Company experienced operating losses in fiscal 1997. See "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Unaudited Pro Forma Financial Information." Accordingly, there can be no assurance that the Company will not continue to incur losses. Failure to achieve profitability could have a material adverse effect on the Company's business, results of operations and financial condition.


IMPLEMENTATION OF STRATEGIES


     To date, the Company's growth has been primarily attributable to acquisitions of assisted living and skilled nursing facilities. The Company's first signature assisted living facility opened in May 1997. The Company has opened seven additional signature assisted living facilities in September, October, November and December 1997. The Company intends to develop a "Balanced Care Continuum" through the development and selective acquisition of additional assisted living facilities and, where appropriate, skilled nursing facilities, as well as the provision of medical rehabilitation, home health care and skilled nursing services. The Company expects that the number and types of facilities and business operations that it owns, operates or manages will increase substantially if the Company is successful in implementing its strategies. Implementation of the Company's strategies will place a significant burden on the Company's management resources and require the development, implementation and continual enhancement of sufficient operational, resident care, financial and management information systems. Successful implementation of the Company's strategies will also depend on its ability to carry out its development plans and to effect acquisitions and alliances and to attract, motivate and retain management, professional, marketing and other key personnel. There can be no assurance that its strategies can be implemented successfully or that sufficient management resources and operational, resident or patient care, financial and management information systems will be available. If the Company is unable to effectively implement its strategies or to manage its growth, its business, results of operations and financial condition could be materially and adversely affected.


NEED FOR ADDITIONAL CAPITAL


     The Company will need to obtain substantial additional capital resources to fund its development and acquisition strategy as well as its working capital needs to fund the growth in its operations. The estimated cost to complete the facilities planned for development over the next three years is estimated to range from $500 to $600 million which substantially exceeds the financial resources currently available to the Company and the estimated net proceeds of the Offering. Accordingly, the Company's future growth will depend on its ability to obtain additional development, acquisition and working capital financing on acceptable terms. The Company may seek additional financing through public or private financing sources, including equity, debt or lease financing. Financings effected through the issuance of securities could result in substantial dilution to holders of Common Stock. There can be no assurance that adequate funding will be available as needed or on terms acceptable to the Company. Insufficient development, acquisition and working capital financial resources could result in the Company delaying or eliminating all or some of its development projects and acquisition plans or otherwise slowing the growth of its operations, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

ASSISTED LIVING FACILITY DEVELOPMENT, CONSTRUCTION AND OCCUPANCY RISKS


     To date, the Company has developed, built and opened eight of its signature assisted living facilities. The Company plans to develop approximately 75 Company-designed assisted living facilities with an aggregate capacity of approximately 6,000 residents over the next three years. Achievement of these development goals will depend upon a number of factors, including the Company's ability to acquire suitable development sites at acceptable prices, to obtain adequate financing on acceptable terms, to obtain zoning, land use, building, occupancy, licensing and other required governmental permits on a timely basis, and to control construction costs and project completion schedules. In addition, numerous factors outside the Company's control will impact the successful implementation of its development plans, including competition for site acquisitions, shortages of, or the inability to obtain, labor or materials, changes in applicable laws or regulations or in the method of applying such laws and regulations, the failure of general contractors or subcontractors to perform under their contracts, strikes and adverse weather. There can be no assurance that the Company will not encounter delays in its development program or that it will be successful in developing and constructing planned or additional assisted living facilities or that completed facilities will achieve targeted occupancy rates or otherwise be economically successful. The Company's inability to achieve its development plans or the delay of those plans could have a material adverse effect on its business, results of operations and financial condition.


ACQUISITION RISKS; DIFFICULTIES OF INTEGRATION


     To date, the Company's growth has been primarily attributable to acquisitions. The Company plans to continue to expand its business through acquisitions. Pursuit of an acquisition strategy entails the risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired businesses. The Company's success in effecting acquisitions will depend on numerous factors, including its ability to identify suitable acquisition candidates and negotiate acceptable purchase terms, the competition for acquisitions, the Company's ability to finance acquisitions, and the availability of appropriate government licenses and approvals. Successful integration of acquired businesses will depend on the Company's ability to effect any required changes in operations or personnel, and may require renovation or other capital expenditures or the funding of unforeseen liabilities. There can be no assurance that the Company will consummate future acquisitions, that operations of acquired facilities can be successfully integrated or that acquired operations will be profitable.

SUBSTANTIAL FIXED CHARGES; PLEDGE OF ASSETS



     The Company leases most of its facilities under long-term operating leases. Lease and debt service obligations of the Company for fiscal 1997 aggregated approximately $6,300,000. On a pro forma basis after giving effect to the Recent Acquisitions as if such transactions had occurred on July 1, 1996, the Company would have had aggregate lease and debt service obligations for fiscal 1997 of approximately $8,800,000. Leases generally provide for rent increases and require the Company to pay taxes, utilities and insurance obligations. The Company intends to continue to finance the development of its properties through a combination of operating leases and mortgage financing and thus expects that the amount of its lease-related and debt service obligations will increase as the Company pursues its growth strategy. As a result, an increasing portion of the Company's cash flow will be devoted to lease payments and debt service, which will reduce the amount of cash flow otherwise available to support the Company's growth. Such leases and mortgages also typically contain rent coverage and other financial covenants. There can be no assurance that the Company will generate sufficient cash flow from operations to cover required lease and debt service payments or that the financial performance of the Company or of particular subsidiaries or facilities will be adequate to meet applicable financial covenants. Any payment or other default could cause a lender to foreclose upon any collateral securing the indebtedness or, in the case of an operating lease, could terminate the lease, resulting in a loss of revenue and asset value to the Company. In certain cases, indebtedness secured by real estate of a facility is also secured by a pledge of the Company's operating interest in the facility and, in certain other cases, indebtedness and facility leases are secured by a pledge of stock of certain of the Company's subsidiaries. Since most of the Company's leases and financing agreements contain cross-default and cross-collateralization provisions, a default by the Company on one of its payment obligations could adversely affect a significant number of the Company's other obligations and properties. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."


GOVERNMENT REGULATION

     The health care industry is subject to extensive federal and state regulation and frequent regulatory change. Federal, state and local laws governing long-term care and other services provided to seniors address, among other things, adequacy of medical care, distribution of pharmaceuticals, operating policies, licensing and certificate of need requirements. Long-term care facilities are also periodically inspected to assure continued compliance with various standards and licensing requirements under state law. There are currently no federal laws or regulations specifically defining or regulating assisted living facilities. However, while many states have not yet enacted specific assisted living laws or regulations, the Company's assisted living facilities are subject to state regulation, licensing, approvals by state and local health, welfare and social service agencies and other regulatory authorities and compliance with building codes and environmental laws. In addition, in several states, including Arkansas, Missouri, New Jersey and North Carolina, certificate of need laws apply to assisted living facilities. Certificate of need or similar laws require that a state agency approve certain acquisitions and determine that a need exists for certain services, the addition of beds and capital expenditure or other changes. North Carolina also recently imposed a moratorium on the addition of adult care home beds, subject to certain exceptions where binding commitments have been made to establish or expand an adult care home facility. When the issuance or renewal of certificates of need or other similar government approvals are required, changes in existing laws or adoption of new laws could adversely affect the Company's development or acquisition strategy and/or its operations if it is unable to obtain such certificates of need approvals or renewals thereof. Also, health care providers have been subjected to increasing scrutiny under anti-trust laws as the integration and consolidation of the health care industry increases and affects competition. Regulation of the assisted living industry is evolving. The Company cannot predict the content of new regulations and their effect on its business. There can be no assurance that regulatory or other legal developments will not affect adversely the Company's business, results of operations and financial condition.

     Federal and state anti-remuneration laws, such as the Medicare/Medicaid anti-kickback law, govern certain financial arrangements (including employment or service contracts) between health care providers and others who may be in a position to refer or recommend patients or services to such providers. These laws prohibit, among other things, certain direct and indirect payments that are intended to induce the referral of patients to, the arranging for services by, or the recommending of a particular provider of health care items or services. The Medicare/Medicaid anti-kickback law has been broadly interpreted to apply to certain contractual relationships between health care providers and sources of patient referral. A number of similar state laws exist which often have not been interpreted by courts or regulatory agencies. The Department of Health and Human Services periodically issues "special fraud alerts" which address specific areas of concern, including a June 1995 alert that related to fraudulent practices in the provision of home health care. The alert identified fraudulent home health care practices such as cost report fraud, billing for excessive services or services not rendered, use of unlicensed or untrained staff and kickbacks. Additionally, federal "Stark" legislation prohibits, with limited exceptions, the referral of patients for certain services, including home health care services, physical therapy and occupational therapy, by a physician to entities in which they have an ownership or financial interest. Violation of these laws can result in loss of licensure, civil and criminal penalties, and exclusion of health care providers or suppliers from participating in the Medicare and Medicaid programs. Additionally, the Balanced Budget Act of 1997 (the "Budget Act"), signed into law on August 5, 1997, contains a number of anti-fraud provisions designed to further fight abuse and enhance program integrity. Furthermore, some states restrict certain business or fee relationships between physicians and other providers of health care services. The Company believes that its operations are in substantial compliance with the laws applicable to Medicare and Medicaid providers, including anti-fraud and abuse provisions; however, there can be no assurance that the administrative or judicial interpretation of such laws or the regulations promulgated thereunder will not in the future have a material adverse impact on the Company's operations or that the Company will not be subject to an investigation which would require a significant investment of time and manpower by the Company. Assisted living facilities may be eligible to participate as Medicaid providers and receive reimbursement through Medicaid waiver programs and managed care plans. If the Company elects to become a Medicaid provider with respect to its assisted living facilities, such entities would become subject to all of the requirements applicable to Medicaid providers, including the anti-fraud and abuse legislation. Although the Company believes that it complies with federal and state anti-remuneration statutes at all times, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the Company.

     The Americans with Disabilities Act of 1990 requires all places of public accommodation to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist which also may require modifications to existing and planned properties to create access to the properties by disabled persons. While the Company believes that its properties comply with present requirements or are exempt therefrom, if required changes involve a greater expenditure than anticipated or must be made more quickly than anticipated, additional costs will be incurred by the Company. Further legislation may impose additional burdens or restrictions relating to access by disabled persons. The costs of complying with any new legislation could be substantial.

HEALTH CARE REFORM

     In addition to extensive existing government health care regulation, there are many initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. It is not clear what proposals, if any, will be adopted, or what effect such proposals would have on the Company's business. Various aspects of these health care proposals, such as reductions in funding of the Medicare and Medicaid programs, potential changes in reimbursement regulations by the Health Care Financing Administration ("HCFA"), enhanced pressure to contain health care costs by Medicare, Medicaid and other payors and permitting greater state flexibility in the administration of Medicaid, could adversely affect the Company's business, results of operations and financial condition. The Company's skilled nursing facilities that participate in applicable state Medicaid programs are subject to the risk of changes in Medicaid reimbursement and payment delays resulting from budgetary shortfalls of state Medicaid programs. The Company's current concentration of skilled nursing facilities in Missouri and Pennsylvania exposes it to the risk of changes in Medicaid reimbursement programs in those states. Medicare and Medicaid certification is a critical factor contributing to the revenues and profitability of long-term care facilities. Changes in certification and participation requirements of the Medicare and Medicaid programs have restricted, and are likely to further restrict, eligibility for reimbursement under those programs. Failure to obtain and maintain Medicare and Medicaid certification at the Company's long-term care facilities could result in a significant loss of revenue. In addition, private payors, including managed care payors, increasingly are demanding that providers accept discounted fees or assume all or a portion of the financial risk for delivery of health care services, including capitated payments where the provider is responsible, for a fixed fee, for providing all services needed by certain patients. Capitated payments can result in significant losses when patients require expensive treatments not adequately covered by the capitated rate. Efforts to impose reduced payments, greater discounts and more stringent cost controls by government and other payors are expected to continue. The Company cannot predict what reform proposals or reimbursement limitations will be adopted in the future or the effect any such changes will have on its operations. There can be no assurance that currently proposed legislation, future health care legislation, reforms or changes in the administration or interpretation of governmental health care programs or regulations will not have a material adverse effect on the Company's business, results of operations and financial condition. Concern about the potential effect of various proposed health care reforms has contributed to volatility of prices of securities of health care companies and could similarly affect the price of the Common Stock in the future.

GEOGRAPHIC CONCENTRATION OF BUSINESS


     Currently, a substantial portion of the Company's facilities, including facilities under construction and development and those comprising the Recent Acquisitions are located in Pennsylvania and Missouri. Operating revenues attributable to the Company's business in those states accounted for approximately 95% and 97% of the Company's total operating revenues for the year ended June 30, 1997 and the three month period ended September 30, 1997, respectively, and, on a pro forma basis, after giving effect to the Recent Acquisitions and the Pharmacy Divestiture, would have accounted for 94% and 93% of total operating revenues for the fiscal year ended June 30, 1997 and the three month period ended September 30, 1997, respectively. As part of its strategy, the Company intends to continue to develop and acquire facilities in Pennsylvania and Missouri, as well as other states. Until the Company's operations become more geographically dispersed, the Company will be more susceptible to downturns in local and regional economies and changes in state or local regulation because such conditions and events could affect a relatively high percentage of the total number of facilities currently in operation and under development. As a result of such factors, there can be no assurance that such geographic concentration will not have a material adverse effect on the Company's business, results of operations or financial condition.


LIABILITY AND INSURANCE

     Providing health care services involves an inherent risk of liability. Participants in the senior living and health care industry are subject to lawsuits alleging negligence or related legal theories, many of which may involve large claims and significant legal costs. The Company currently maintains liability insurance intended to cover medical malpractice, wrongful death and other claims which it believes is adequate and in keeping with industry practice. However, claims in excess of the Company's insurance coverage or claims not covered by the Company's insurance (e.g., claims for punitive damages) may arise. A successful claim against the Company not covered by or in excess of the Company's insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition. Claims against the Company, regardless of their merit or eventual outcome, may also have a material adverse effect upon the Company's reputation and its ability to attract residents or expand its business. The Company's insurance policies generally must be renewed annually, and there can be no assurance that the Company will be able to obtain liability insurance coverage in the future on acceptable terms, if at all. See "Business -- Liability and Insurance."

COMPETITION

     The senior living and health care industry is highly competitive and the Company believes that competition in its current and targeted markets will continue to increase. The Company faces current and prospective competition for residents and patients and for employees from numerous local, regional and national providers of facility-based assisted living and long-term care, as well as rehabilitation therapy and home-based health care providers. Many of the Company's current and potential competitors are significantly larger and have greater financial and marketing resources than the Company. There are currently few regulatory and other barriers to entry into the assisted living industry. If the development of new assisted living facilities surpasses the demand for such facilities in particular markets, such markets could become saturated. The Company also expects to compete for acquisitions of additional assisted living and long-term care facilities and other senior health care operations. Competition could limit the Company's ability to attract residents and patients and expand its business and could have a material adverse effect on the Company's business, results of operations and financial condition.

ENVIRONMENTAL RISKS

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the cost of removal or remediation of certain hazardous or toxic substances that may be located on, in or under the property. These laws and regulations may impose liability regardless of whether the owner or operator was responsible for, or knew of, the presence of the hazardous or toxic substances. The liability of the owner or operator and the cost of any required remediation or removal of hazardous or toxic substances could be substantial and is generally not limited. The presence of hazardous or toxic substances in or under such properties could also subject the Company to lawsuits by or liability to adjacent property owners, residents of the facilities or employees who are injured by contamination. The presence of hazardous or toxic substances at any property held or operated by the Company in the future could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, if contamination is found, it could adversely affect the Company's ability to continue to operate, to lease or to sell the contaminated property or to use that property as collateral for future loans.

CONTROL BY CURRENT STOCKHOLDERS


     Upon completion of the Offering, current stockholders and holders of options or warrants to acquire Common Stock, including the Company's executive officers and directors and their affiliates, will own beneficially approximately 55.3% of the outstanding shares of Common Stock and the rights to purchase an additional 7.5% of the outstanding shares of Common Stock through the exercise of currently exercisable options and warrants (51.8% and 7.1%, respectively, if the Underwriter's over-allotment option is exercised in full). As a result, these stockholders, acting together, would be able to exert substantial influence over the Company and matters requiring approval by the Company's stockholders, including the election of the directors. The voting power of these stockholders under certain circumstances could have the effect of delaying or preventing a change in control of the Company.


DEPENDENCE ON KEY PERSONNEL

     The Company's success to date has been significantly dependent on the contributions of Brad E. Hollinger, the Company's Chairman of the Board, President and Chief Executive Officer and one of its founders, and the loss of his services could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management" for a discussion of a Securities and

Exchange Commission (the "Commission") proceeding with respect to Mr. Hollinger. The Company's success also depends to a significant extent upon a number of other key employees of the Company. The Company is party to employment agreements with Mr. Hollinger and several other key employees. See
"Management -- Employment Agreements." The loss of the services of one or more other key employees also could have a material adverse effect on the Company. In addition, the Company believes that its future success will depend in part upon its ability to attract and retain additional highly-skilled professional, managerial, sales and marketing personnel. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the personnel that it requires for its business and planned growth.

LABOR COSTS

     The Company competes with various health care providers and other employers for limited qualified and skilled personnel in the markets that it serves. The Company expects that its labor costs will increase over time. Currently, none of the Company's employees is represented by a labor union. If employees of the Company were to unionize, the Company could incur labor costs higher than those of competitors with non-union employees. The Company's business, results of operations and financial condition could be adversely affected if the Company is unable to control its labor costs.

NO PRIOR TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market for the Common Stock will develop or, if one does develop, that it will be maintained. The initial public offering price, which will be established by negotiations between the Company and the representatives of the Underwriters, does not reflect book value per share and may not be indicative of prices that will prevail in the trading market for the Common Stock. The stock market has experienced extreme price and volume fluctuations which have particularly affected the market price for many health care companies and which have often been unrelated to the operating performance of these companies. The trading price of the Common Stock could also be subject to significant fluctuations in response to variations in periodic operating results, changes in management, future announcements concerning the Company, legislative or regulatory changes, general trends in the industry and other events or factors. See
"Business -- Competition," "Business -- Government Regulation" and
"Underwriting."

SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering, the Company will have outstanding 15,645,343 shares of Common Stock (16,695,343 shares outstanding if the Underwriters' over-allotment option is exercised in full) including 9,817,867 shares of Common Stock owned beneficially by existing stockholders. The 7,000,000 shares of Common Stock to be sold pursuant to the Offering will be eligible for sale without restriction under the Securities Act in the public market after the completion of the Offering. Pursuant to an agreement with the Company, the Company and certain existing stockholders of the Company owning shares of Common Stock have agreed with the Underwriters that they will not offer, sell or otherwise dispose of any shares of Common Stock (other than, in the case of the Company, pursuant to its existing employee stock option plan) for a period of 180 days after the date of this Prospectus without the prior written consent of the representatives of the Underwriters. To the extent not subject to the restrictions set forth above, 45,281 shares of Common Stock owned by existing stockholders and, following the expiration or waiver of the restrictions set forth above, 9,772,586 additional shares of Common Stock will be immediately available for sale into the open market pursuant to Rule 144 under the Securities Act (including the volume and other limitations set forth therein) and could impair the Company's future ability to raise capital through an offering of its equity securities. In addition, certain of the Company's existing stockholders have rights to demand registration of their shares under the Securities Act, which registration would permit such stockholders to sell their shares without being subject to the restrictions of Rule 144. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

DILUTION


     The initial public offering price of the Common Stock is substantially more than the net tangible book value per share of the Common Stock. Accordingly, the purchasers of shares of Common Stock pursuant to the Offering will experience immediate and substantial dilution in the net tangible book value per share of Common Stock from the initial public offering price. The net tangible book value dilution to new investors in the Offering will be $4.68 per share at an assumed initial public offering price of $9.50 per share. See "Dilution."


ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Certificate of Incorporation and By-laws and Delaware law could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. Certain of such provisions allow the Company to issue preferred stock with rights senior to those of the Common Stock and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. See "Description of Capital Stock."

                                USE OF PROCEEDS


     Based on an assumed initial public offering price of $9.50 per share (the midpoint of the estimated range of initial public offering prices), the Company will receive approximately $60,345,000 from the sale of shares of Common Stock in the Offering after deduction of estimated underwriting discounts and commissions and estimated expenses (approximately $69,621,750 if the Underwriters' over-allotment option is exercised in full). The Company intends to use the net proceeds from the Offering to repay outstanding long-term indebtedness of $8,151,000 and indebtedness of $29,473,000 incurred to fund the purchase of four completed acquisitions; the balance will be used for general corporate purposes, including working capital and possible future acquisitions. The long-term indebtedness is secured by mortgages amortized over 30 years, of which $5,038,000 is due in May 2006 and bears interest at 10.6% per annum, and the remainder is due in September 2008 and bears interest at 10.7% per annum. The acquisition indebtedness to be repaid is due not later than March 31, 1998 and bears interest at prime rate plus 2.0%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Planned Divestiture." Pending their application, the net proceeds of the Offering will be invested in short-term, interest bearing securities.


                                DIVIDEND POLICY

     The Company has not paid or declared any dividends on its capital stock since its inception. The Company anticipates that, following the completion of the Offering, earnings will be retained for development of its business and will not be distributed to stockholders as dividends. The declaration and payment by the Company of any future dividends and the amount thereof will depend upon the Company's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by the Board of Directors. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and Note 7 of the Notes to Consolidated Financial Statements of the Company.

                                 CAPITALIZATION


     The following table sets forth as of September 30, 1997: (i) the actual capitalization of the Company, (ii) the pro forma capitalization of the Company giving effect to the acquisitions of Feltrop, Butler, Northridge and Gethsemane and the Pharmacy Divestiture and the borrowing of $29,473,000 under a bridge financing arrangement with a health care REIT to fund the aggregate purchase price of such acquisitions and estimated transaction costs, and (iii) the pro forma capitalization of the Company as adjusted to reflect (a) the sale by the Company of 7,000,000 shares of Common Stock in the Offering at an assumed initial public offering price of $9.50 per share (the midpoint of the estimated range of initial public offering prices) after deducting estimated underwriting discounts and commissions and estimated offering expenses, and the application of the net proceeds therefrom, and (b) the conversion of all Outstanding Preferred Stock into an aggregate of 4,620,531 shares of Common Stock.



                                                                    SEPTEMBER 30, 1997
                                                           -------------------------------------
                                                                                      PRO FORMA
                                                           ACTUAL      PRO FORMA     AS ADJUSTED
                                                           -------     ---------     -----------
                                                                      (IN THOUSANDS)
Short-term debt, including current portion of long-term
  debt...................................................  $    98      $29,571        $    57
                                                           -------      -------            ---
Long-term debt, net of current portion...................  $ 8,354      $ 8,354        $   244
                                                           -------      -------            ---
Redeemable preferred stock:
  Series B Convertible Preferred Stock, par value $.001
     per share; 5,009,750 shares authorized and
     outstanding;
     none outstanding on a pro forma as adjusted basis...   13,875       13,875             --
                                                           -------      -------            ---
Stockholders' equity:
  Preferred Stock, par value $.001 per share;
     5,000,000 authorized; none outstanding..............       --           --             --
  Series A Convertible Preferred Stock, par value $.001
     per share; 1,150,958 shares authorized and
     outstanding;
     none outstanding on a pro forma as adjusted basis...        1            1             --
  Common Stock, par value $.001 per share; 50,000,000
     shares authorized; 4,024,812 shares outstanding;
     4,024,812 shares outstanding on a pro forma basis;
     15,645,343 shares outstanding on a pro forma as
     adjusted basis(1)...................................        5            5             16
  Additional paid-in capital.............................    3,335        3,335         77,545
  Accumulated deficit....................................   (6,068)      (3,172)        (3,172)
                                                           -------      -------            ---
     Total stockholders' equity..........................   (2,727)         169         74,389
                                                           -------      -------            ---
          Total capitalization...........................  $19,600      $51,969        $74,690
                                                           =======      =======            ===


------------
(1) Excludes as of September 30, 1997 (i) 937,867 shares issuable upon the exercise of warrants to purchase Common Stock outstanding as of such date at a weighted average exercise price of $0.62 per share, (ii) 1,013,425 shares issuable upon the exercise of outstanding options to purchase shares of Common Stock granted under the Company's stock option plan as of such date at a weighted average exercise price of $4.23 per share and (iii) 1,011,575 shares reserved for issuance upon the grant of options under the Company's stock option plan as of such date.

                                    DILUTION


     The adjusted net tangible book value of the Company prior to the Offering at September 30, 1997 was $8,858,000 or $1.02 per share of Common Stock. Adjusted net tangible book value per share represents the amount of the Company's total net tangible assets less total liabilities, divided by the number of shares of Common Stock issued and outstanding at that date after giving effect to the conversion of the Outstanding Preferred Stock. After giving effect to the sale of the shares of Common Stock in the Offering (at an assumed initial offering price of $9.50 per share) and before deducting anticipated offering expenses and underwriting discounts and commissions, the adjusted pro forma net tangible book value of the Company at September 30, 1997 would have been $75,358,000 or $4.82 per share, representing an immediate $4.68 per share dilution to new investors purchasing shares at the initial public offering price. The following table illustrates such per share dilution.



    Assumed initial public offering price per share............................     $ 9.50
      Historical tangible book value per share.........................  $(0.58)
      Increase per share attributable to conversion of Outstanding
         Preferred Stock...............................................    1.60
                                                                         -------
      Adjusted net tangible book value prior to the Offering...........    1.02
      Increase per share attributable to new investors.................    3.80
                                                                         -------
    Adjusted pro forma net tangible book value per share after the Offering....       4.82
                                                                                    -------
    Dilution per share to new investors (1)....................................     $ 4.68
                                                                                    =======


------------

(1) Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to the Offering from the initial public offering price paid by a new investor for a share of Common Stock. The foregoing calculation assumes no exercise of any outstanding warrants or options to purchase shares of Common Stock. As of September 30, 1997, there were outstanding warrants to purchase 937,867 shares of Common Stock at a weighted average exercise price of $0.62 per share and options to purchase 1,013,425 shares of Common Stock at a weighted average exercise price of $4.23 per share. See "Management -- Stock Incentive Plan." If all the warrants and options outstanding as of such date were to be exercised immediately, dilution per share to new investors would be $4.94.



     The following table sets forth, on a pro forma basis as of September 30, 1997, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing stockholders and by new investors (assuming the sale by the Company of 7,000,000 shares in the Offering at an assumed initial public offering price of $9.50 per share), before deduction of underwriting discounts and commissions and offering expenses:



                             SHARES PURCHASED                TOTAL CONSIDERATION
                       ----------------------------     -----------------------------
                                      PERCENT AFTER                     PERCENT AFTER     AVERAGE PRICE
                         NUMBER         OFFERING          AMOUNT          OFFERING          PER SHARE
                       ----------     -------------     -----------     -------------     -------------
Existing
  stockholders.......   8,645,343          55.3%        $14,668,000          18.1%           $  1.70
New investors........   7,000,000          44.7          66,500,000          81.9               9.50
                       ----------         -----         -----------         -----
  Total..............  15,645,343         100.0%        $81,168,000         100.0%
                       ==========         =====         ===========         =====

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

     The selected consolidated "Statement of Operations Data" and "Balance Sheet Data" presented below as of June 30, 1997 and 1996 and for the years then ended and the period April 17, 1995 (date of inception) to June 30, 1995, have been derived from the consolidated financial statements of the Company, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants and which are included elsewhere in the Prospectus. The "Balance Sheet Data" as of June 30, 1995 are derived from audited financial statements not included in this Prospectus. The selected consolidated financial data as of September 30, 1997 and for the three months ended September 30, 1996 and 1997 are derived from unaudited consolidated financial statements of the Company which, in the opinion of management of the Company, include all adjustments, consisting of normal, recurring accruals, necessary for a fair presentation of the consolidated results of operations and financial position of the Company for such periods. Operating results for the three-month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for any other interim period or for the full year. The selected financial data set forth below should be read in conjunction with the Consolidated Financial Statements of the Company and the unaudited pro forma financial information, together with the respective notes thereto, included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Unaudited Pro Forma Financial Information."


                                               YEAR ENDED JUNE 30,                         THREE MONTHS ENDED SEPTEMBER 30,
                               ----------------------------------------------------   -------------------------------------------
                                                                         PRO FORMA                                     PRO FORMA
                                                            PRO FORMA   AS ADJUSTED                       PRO FORMA   AS ADJUSTED
                               1995(1)    1996    1997(2)    1997(3)      1997(4)     1996(2)    1997      1997(3)      1997(4)
                               -------   ------   -------   ---------   -----------   -------   -------   ---------   -----------
STATEMENT OF OPERATIONS DATA:
Revenues:
  Patient services............ $   --    $   --   $41,616    $52,605      $52,605     $ 3,304   $14,496    $14,693      $14,693
  Resident services...........     --       737     6,778     17,612       17,612         993     2,998      4,841        4,841
  Other revenues..............     --        74     1,086      1,405        1,405          75     1,644      1,715        1,715
                                -----    ------   -------    -------      -------
        Total revenues........     --       811    49,480     71,622       71,622       4,372    19,138     21,249       21,249
                                -----    ------   -------    -------      -------
Operating Expenses:
  Facility operating expenses:
    Salaries, wages and
      benefits................     --       320    19,186     28,825       28,825       1,851     7,305      8,412        8,412
    Other operating
      expenses................     --       179    20,727     27,988       27,988       1,765     7,187      7,487        7,487
  General and administrative
    expense...................     10     1,000     5,653      5,653        5,653         747     2,679      2,679        2,679
  Lease expense...............     --        77     5,417      7,810        7,810         475     2,212      2,212        2,212
  Depreciation and
    amortization expense......     --        49       693      1,710        1,710          90       281        511          511
  Write-down of long-lived
    assets....................     --        --     1,591      1,591        1,591          --        --         --           --
                                -----    ------   -------    -------      -------
        Total operating
          expenses............     10     1,625    53,267     73,577       73,577       4,928    19,664     21,301       21,301
                                -----    ------   -------    -------      -------
Loss from operations..........    (10)     (814)   (3,787)    (1,955)      (1,955)       (556)     (526)       (52)         (52)

Other income (expense):
  Interest income.............     --        13       265        265          265          13       113        113          113
  Interest expense............     --      (102)     (917)    (4,079)        (117)       (183)     (237)    (1,011)         (21)
                                -----    ------   -------    -------      -------
Income (loss) before income
  taxes.......................    (10)     (903)   (4,439)    (5,769)      (1,807)       (726)     (650)      (950)          40
Provision (benefit) for income
  taxes.......................     --         6        53     (2,308)        (723)          3         7       (380)          16
                                -----    ------   -------    -------      -------
Net income (loss)............. $  (10)   $ (909)  $(4,492)   $(3,461)     $(1,084)    $  (729)  $  (657)   $  (570)     $    24
                                =====    ======   =======    =======      =======
Net income (loss) per
  share(5)....................     --    $(0.30)  $ (0.57)   $ (0.44)     $ (0.08)    $ (0.09)  $ (0.08)   $ (0.07)     $    --
                                =====    ======   =======    =======      =======
Weighted average common and
  common equivalent shares
  outstanding(5)..............  2,921     3,070     7,936      7,936       13,407       7,936     7,962      7,962       13,433
                                =====    ======   =======    =======      =======
Supplementary net loss per
  share(5).................... $  N/A    $  N/A   $ (0.42)   $   N/A      $   N/A     $   N/A   $ (0.05)   $   N/A      $   N/A
                                =====    ======   =======    =======      =======

              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)


                                               YEAR ENDED JUNE 30,                         THREE MONTHS ENDED SEPTEMBER 30,
                               ----------------------------------------------------   -------------------------------------------
                                                                         PRO FORMA                                     PRO FORMA
                                                            PRO FORMA   AS ADJUSTED                       PRO FORMA   AS ADJUSTED
                               1995(1)    1996    1997(2)    1997(3)      1997(4)     1996(2)    1997      1997(3)      1997(4)
                               -------   ------   -------   ---------   -----------   -------   -------   ---------   -----------
SELECTED OPERATING DATA:
Facilities operated at end of
  period:
  Assisted living.............     --         8        18         25           25           8        20         26           26
  Skilled nursing.............     --        --        12         13           13          10        12         13           13
  Independent living..........     --        --         4          4            4           3         4          4            4
Resident capacity at end of
  period:
  Assisted living.............     --       213       707      1,144        1,144         225       782      1,194        1,194
  Skilled nursing.............     --        --     1,228      1,294        1,294       1,125     1,228      1,294        1,294
  Independent living..........     --        --       120        140          140          92       127        147          147



                                                                                                     SEPTEMBER 30,
                                                                                           ---------------------------------
                                                                       JUNE 30,                                   PRO FORMA
                                                              --------------------------             PRO FORMA   AS ADJUSTED
                                                               1995      1996     1997      1997      1997(3)      1997(4)
                                                              -------   ------   -------   -------   ---------   -----------
BALANCE SHEET DATA:
Working capital.............................................. $   16    $  727   $13,300   $10,966   $(15,611)     $36,624
Total assets.................................................     17     7,292    33,017    31,624     63,993       86,714
Long-term debt, net of current portion.......................     --     5,043     8,177     8,354      8,354          244
Redeemable preferred stock...................................     --        --    13,249    13,875     13,875           --
Stockholders' equity.........................................     17     1,124    (1,444)   (2,727)       169       74,389


------------
(1) From inception at April 17, 1995.

(2) Includes results of operations of Foster beginning September 1, 1996, the results of operations of Keystone beginning February 1, 1997, and the results of operations of Clark beginning May 16, 1997.


(3) Gives effect to the acquisitions of Foster, Keystone, Clark, Feltrop, Butler, Northridge and Gethsemane and the Pharmacy Divestiture as if such transactions had occurred on July 1, 1996 with respect to statement of operations data for the fiscal year ended June 30, 1997 and for the quarter ended September 30, 1997, and as of September 30, 1997 with respect to balance sheet data. Such data is not necessarily indicative of the results of operations that would have been achieved had such transactions occurred on the dates indicated or that may be expected to occur in the future as a result of such transactions.



(4) Gives effect to (i) the sale by the Company of 7,000,000 shares of Common Stock in the Offering (at an assumed initial public offering price of $9.50 per share and after deducting estimated underwriting discounts and commissions and offering expenses) and the anticipated application of the net proceeds therefrom and (ii) the conversion of all outstanding Preferred Stock into an aggregate of 4,620,531 shares of Common Stock, as if such transactions had occurred on July 1, 1996 with respect to statement of operations data for the fiscal year ended June 30, 1997 and for the quarter ended September 30, 1997, and as of September 30, 1997 with respect to balance sheet and selected operating data.



(5) See Note 1(q) to the Notes to Consolidated Financial Statements of the Company. Supplementary loss per share data is only applicable to the latest fiscal year and subsequent interim period.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the Consolidated Financial Statements of the Company and related Notes thereto included elsewhere in the Prospectus. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" as well as those discussed elsewhere in this Prospectus.

COMPANY OVERVIEW

     The Company was formed in April 1995 to develop senior care continuums which meet the needs of upper middle, middle and moderate income populations in non-urban, secondary markets. The Company intends to utilize assisted living facilities in selected markets as the primary entry point and service platform to develop the Balanced Care Continuum consisting of various health care and hospitality services, including, where appropriate, rehabilitation therapies, physical, occupational and speech therapy, home health care services on an intermittent basis, dementia and Alzheimer's services and skilled/subacute care delivered in a skilled nursing setting, enabling residents to age in place.


     Since its inception, the Company has grown primarily through acquisitions. The Company completed the Recent Acquisitions of Foster in August 1996, Keystone in January 1997, Clark in May and August 1997, Feltrop and Butler in October 1997, Northridge in December 1997 and Gethsemane in January 1998. The Company completed the Pharmacy Divestiture in October 1997. The Company has also leased two facilities and has designed, developed and opened eight of its signature assisted living facilities. As of January 2, 1998, the Company operated a total of 32 assisted living facilities, 13 skilled nursing facilities and four independent living facilities in Pennsylvania, Missouri, Arkansas, North Carolina and Wisconsin, as well as a home health care agency in Missouri and a rehabilitation therapy operation in Pennsylvania. Assuming completion of the planned divestiture of the Company's assisted living facilities in Wisconsin, the Company will own nine and lease 33 senior living and health care facilities in Pennsylvania, Missouri, Arkansas and North Carolina with a capacity for 1,398 assisted living residents, 1,294 skilled nursing patients and 154 independent living residents. See "-- Recent Acquisitions" and "Planned Divestiture" and "Unaudited Pro Forma Financial Information." In addition to the eight signature assisted living facilities opened to date by the Company, the Company anticipates opening two additional assisted living facilities, which are currently under construction, prior to February 1998.


     Over the next three years, the Company plans to develop approximately 75 of its signature assisted living facilities in targeted secondary markets creating additional capacity of approximately 6,000 residents. The Company estimates that the cost to complete these signature assisted living facilities will be between $500 and $600 million. In addition, the Company expects that its need for financing to fund future acquisitions will be significant, although the timing and size of any future acquisitions cannot be predicted.

     In order to achieve its growth plans, the Company will be required to obtain substantial additional financing. The Company anticipates that it will use a combination of the net proceeds to the Company from the Offering, existing lease financing commitments and other arrangements with health care REITs, a working capital line of credit, future equity and debt financing and cash generated from operations to fund its development and acquisition activities. The estimated costs over the next three years of the Company's planned development and expansion are significantly in excess of estimated future cash flows from operations, expected proceeds from the Offering and existing REIT and other financing arrangements. The Company currently estimates that the net proceeds from the Offering, together with its existing financing arrangements, will be sufficient to fund its development and acquisition program for the next 12 to 18 months. There can be no assurance that any additional financing needed to fund the Company's growth plans will be available or that the Company will not require or seek additional financing prior to 12 months after the completion of the Offering. See "-- Liquidity and Capital Resources" and "Risk Factors -- Need for Additional Capital."

     Historically, the Company has generated revenues from three primary sources: patient services, resident services and other revenues. Patient services revenues include charges for room and board, rehabilitation therapies, pharmacy, medical supplies, subacute care and other programs provided to patients in skilled nursing facilities as well as rehabilitation services provided to assisted living facility residents. Revenues from Medicare, Medicaid and private pay and other sources represented 38%, 38% and 24%, respectively, of patient services revenues for the fiscal year ended June 30, 1997. Resident services include all revenues earned from services provided to assisted living facility residents except for therapies and home health care services provided by the Company's licensed agencies which are included in patient services revenues. Other revenues include development fees, management fees and miscellaneous other revenues. Development fees are earned for developing assisted living facilities for REITs. As the Company implements its business plan, management believes that the mix of the Company's revenues may change and that revenues from assisted living resident services and development activities will increase as a percentage of total revenues.


     The Company classifies its operating expenses into the following categories: (i) facility operating expenses which include labor, food, marketing, rehabilitation therapy costs, and other direct facility expenses;
(ii) general and administrative expenses, which primarily include corporate office expenses, regional office expenses, development and pre-opening expenses and other overhead costs; (iii) lease expense, which includes rent for the facilities operated by the Company as well as corporate office and other rent; and (iv) depreciation and amortization. In anticipation of its planned growth, the Company has made significant investments in its infrastructure during fiscal 1997 and early fiscal 1998. These investments include attracting management and regional personnel and installing information systems to support and manage growth.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain data as a percentage of total revenue:


                                                     THREE MONTHS ENDED
                                                        SEPTEMBER 30,        YEAR ENDED JUNE 30,
                                                     -------------------     --------------------
                                                     1996          1997       1996          1997
                                                     -----         -----     ------         -----
STATEMENT OF OPERATIONS DATA:
Total revenue(1)...................................  100.0%        100.0%     100.0%        100.0%
Operating expenses:
  Facility operating expenses......................   82.7          75.7       61.5          80.8
  General and administrative expense...............   17.1          14.0      123.4          11.4
  Lease expense....................................   10.9          11.6        9.5          10.9
  Depreciation and amortization expense............    2.0           1.5        6.0           1.4
  Write-down of long-lived assets..................     --            --         --           3.2
                                                     ------        -----     ------         -----
Loss from operations...............................  (12.7)         (2.8)    (100.4)         (7.7)
Other income (expense):
  Interest income..................................    0.3           0.6        1.6           0.5
  Interest expense.................................   (4.2)         (1.2)     (12.5)         (1.8)
                                                     ------        -----     ------         -----
Loss before income taxes...........................  (16.6)         (3.4)    (111.3)         (9.0)
Provision for income taxes.........................   (0.1)           --       (0.8)         (0.1)
                                                     ------        -----     ------         -----
Net loss...........................................  (16.7)         (3.4)    (112.1)         (9.1)
                                                     ======        =====     ======         =====


------------
(1) The Company had no revenues for the period from April 17, 1995 (date of inception) through June 30, 1995.

THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1996

     Total Revenue. Total revenue for the three months ended September 30, 1997 increased by $14,766,000 to $19,138,000 compared to $4,372,000 for the three months ended September 30, 1996. This increase was due to the significant acquisitions and new assisted living facility openings since the first quarter of fiscal 1997. Patient service revenues increased to $14,496,000 for the 1997 period from $3,304,000 for the comparable 1996 period. The 1996 period contained only one month of revenue from the Foster operation, which was acquired on August 31, 1996, while the 1997 period contained a full three months of revenue from both the Foster and Keystone operations. Resident services revenue increased by $2,005,000 due to the increase in assisted and independent living resident capacity from 317 at September 30, 1996 to 909 at September 30, 1997. Other revenues grew from $75,000 for the 1996 period to $1,644,000 for the 1997 period due primarily to development fees of $1,626,000 earned on projects under development for other entities.

     Operating Expenses. Total operating expenses increased by $14,736,000 to $19,664,000 for the three months ended September 30, 1997 from $4,928,000 for the three months ended September 30, 1996. The increase in total operating expenses in the 1997 period is attributable primarily to the growth in facility operating expenses, the administrative expenditures related to building the Company's infrastructure to support and manage its growth, lease expense and depreciation.

     Facility operating expenses for the 1997 period increased by $10,876,000 to $14,492,000 from $3,616,000 for the 1996 period. As a percentage of total revenue, facility operating expenses were 75.7% for the 1997 period and 82.7% for the 1996 period. The 1996 period contained only one month of facility operating expenses from the Foster operation, while the 1997 period contained a full quarter of facility operating expenses of both the Foster and Keystone operations, as well as facility operating expenses from the Company's developed assisted living facilities.


     General and administrative expenses increased by $1,932,000 to $2,679,000 for the three months ended September 30, 1997 from $747,000 for the three months ended September 30, 1996. As a percentage of total revenue, these expenses decreased to 14.0% for the 1997 period from 17.1% for the 1996 period. Of the $1,932,000 increase in general and administrative expenses in 1997, approximately $1,504,000 resulted from labor costs relating to the addition of new corporate and regional office staff to plan and manage the Company's actual and anticipated growth. The remaining $428,000 increase was attributable to increased marketing, consulting, accounting and rent due to expansion of existing corporate office space and other general expenses related to the Company's growth.


     Lease expense increased to $2,212,000 for the three months ended September 30, 1997 from $475,000 for the three months ended September 30, 1996, an increase of $1,737,000. This increase is the result of facility operating leases related to the acquisitions made during and subsequent to the first quarter of fiscal 1997. As a percentage of total revenue, these expenses totaled to 11.6% for the 1997 period and 10.9% for the 1996 period.

     Depreciation and amortization increased by $191,000 to $281,000 for the three months ended September 30, 1997 from $90,000 for the three months ended September 30, 1996. This increase resulted from the additional depreciation and amortization on assets acquired and goodwill recorded as a result of acquisitions.

     Other Income (Expense). Interest income increased by $100,000 to $113,000 for the three months ended September 30, 1997 from $13,000 for the three months ended September 30, 1996. The increase is attributable to the higher level of invested funds due to receipt of proceeds from the sale of shares of Series B Convertible Preferred Stock in September 1996 and April 1997. Interest expense increased by $54,000 to $237,000 for the three months ended September 30, 1997 from $183,000 for the three months ended September 30, 1996. This was due to the mortgage financing of $3,115,000 incurred in connection with the acquisition of two skilled nursing facilities in Missouri on August 31, 1997.

     Provision for Income Taxes. Income tax expense of $7,000 for the 1997 period and $3,000 for the 1996 period resulted from taxable income reported on individual state corporate tax returns in states that do not permit consolidated filings.

     Net Loss. The Company's net loss decreased by $72,000 to $657,000 for the three months ended September 30, 1997 from $729,000 for the three months ended September 30, 1996, a decrease of $72,000 or 10%. This decrease results mainly from the Company's growth, which allows the leveraging of fixed costs over a larger revenue base.

FISCAL YEAR ENDED JUNE 30, 1997 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1996

     Total Revenue. Total revenue for fiscal 1997 increased by $48,669,000 to $49,480,000 from $811,000 in fiscal 1996 due mainly to the significant acquisitions made during fiscal 1997. Patient service revenues were $41,616,000 in fiscal 1997 due to the increase in skilled nursing bed capacity from zero to 1,228 resulting from the Foster and Keystone acquisitions. Resident services revenue increased by $6,041,000 due to the increase in assisted and independent living resident capacity from 213 to 827 at June 30, 1996 and 1997, respectively. Other revenues grew from $74,000 in fiscal 1996 to $1,086,000 in fiscal 1997 due primarily to development fees of $1,015,000 earned on 14 facilities under construction for health care REITs.

     Operating Expenses. Total operating expenses for fiscal 1997 increased by $51,642,000 to $53,267,000 from $1,625,000 in fiscal 1996. As a percentage of total revenue, total operating expenses
decreased to 107.7% in fiscal 1997 from 200.4% in fiscal 1996. The increase in total operating expenses in fiscal 1997 is attributable primarily to the growth in facility operating expenses, the administrative expenditures related to building the Company's infrastructure to support and manage its growth, lease expense, depreciation and the write-down of long-lived assets.

     Facility operating expenses for fiscal 1997 increased by $39,414,000 to $39,913,000 (including $19,186,000 of salaries, wages and benefits) from $499,000 in fiscal 1996. As a percentage of total revenue, facility operating expenses increased to 80.8% in fiscal 1997 from 61.5% in fiscal 1996. Facility operating expenses related to existing operations increased by $2,708,000 as these operations were owned by the Company for a full year in fiscal 1997. The remainder of the facility operating expense increase was attributable to the operations acquired during fiscal 1997.


     General and administrative expenses for fiscal 1997 increased by $4,653,000 to $5,653,000 from $1,000,000 in fiscal 1996. As a percentage of total revenue, these expenses decreased to 11.4% in fiscal 1997 from 123.4% in fiscal 1996 as a result of the Company's minimal total revenues in fiscal 1996. Of the $4,653,000 increase in general and administrative expenses in fiscal 1997, approximately $3,164,000 resulted from labor and travel costs relating to the addition of new corporate and regional office staff to plan and manage the Company's actual and anticipated growth and $1,489,000 was attributable to marketing, consulting, development, pre-opening, accounting and rent due to expansion of existing corporate office space and other general expenses related to the Company's growth.


     Lease expense for fiscal 1997 increased by $5,340,000 to $5,417,000 from $77,000 in fiscal 1996. As a percentage of total revenue, these expenses increased to 10.9% in fiscal 1997 from 9.5% in fiscal 1996 as a result of the facility operating leases related to the acquisitions made during fiscal 1997.

     Depreciation and amortization expense for fiscal 1997 increased by $644,000 to $693,000 from $49,000 in fiscal 1996. Of this increase, $428,000 resulted from a full year of depreciation on the seven owned Wisconsin assisted living facilities acquired in May 1996 and the two owned Missouri skilled nursing facilities acquired in August 1996 while $216,000 was due to goodwill amortization and deferred financing and leasing cost amortization relating primarily to the Foster and Keystone acquisitions.

     In June 1997, management determined that the Wisconsin market does not provide adequate opportunity to achieve the operational efficiencies necessary to operate profitably. As a result, the Company committed to a plan for the disposal of its Wisconsin assisted living facilities. As a result, a non-cash charge of $1,591,000 has been recorded to write these assets down to their estimated fair value of approximately $3,150,000 based on the present value of expected discounted future cash flows less estimated costs of disposal. For the year ended June 30, 1997, the Wisconsin operations experienced a pretax loss of $381,000 before the asset write-down. The Company plans to dispose of its Wisconsin facilities as soon as practicable.


     The Company also decided in June 1997 to approach national pharmacy providers about acquiring the Pharmacy. Management decided to sell the Pharmacy in order to focus on its assisted living and skilled nursing operations. In addition, the Pharmacy Divestiture provided some of the working capital needed to sustain the Company's continued growth.


     Other Income (Expense). Interest income for fiscal 1997 increased by $252,000 to $265,000 from $13,000 in fiscal 1996. The increase is attributable to the higher level of invested funds due to receipt of proceeds from the sale of shares of Series B Convertible Preferred Stock in September 1996 and April 1997. Interest expense for fiscal 1997 increased by $815,000 to $917,000 from $102,000 in fiscal 1996 due primarily to mortgage financing of $5,046,000 incurred in connection with the acquisition of assisted living facilities in Wisconsin and $3,115,000 incurred in connection with the acquisition of two skilled nursing facilities in Missouri.

     Provision for Income Taxes. Income tax expense in fiscal 1997 of $53,000 resulted from taxable income reported on individual state corporate tax returns in states that do not permit consolidated filings.

     Net Loss. Net loss for fiscal 1997 increased by $3,583,000 to $4,492,000 from $909,000 in fiscal 1996. This increase is primarily attributable to the write-down of long-lived assets of $1,591,000 in respect of the Company's Wisconsin assisted living facilities and the increased general and administrative expenses incurred to plan and manage the Company's actual and anticipated growth.

LIQUIDITY AND CAPITAL RESOURCES

  General

     The Company completed the sale of the assets of the Pharmacy for net proceeds of approximately $4,700,000 in October 1997. Due to the Company's NOL carryforwards and other book/tax timing differences, no federal taxes are expected to be paid on the gain realized.


     The Company has recently entered into non-binding letters of intent aggregating $365 million with the following health care REITs and others (the "Owners"): (i) Meditrust for $150 million, (ii) Nationwide Health Properties, Inc. ("NHP") for $100 million, (iii) Capstone Capital Corporation ("Capstone") for $50 million, (iv) American Health Properties, Inc. ("AHP") for $35 million and (v) Ocwen Financial Corporation ("Ocwen") for $30 million. These letters of intent represent arrangements whereby the REITs will fund development projects or acquisitions and the Company will develop assisted living facilities for the Owners or the Owners will acquire existing facilities identified by the Company and lease them to the Company. Initial lease rates under these arrangements are expected to range from 3.2% to 3.4% over the 10-year Treasury rate. Specific development projects and acquisitions require approval of the REITs prior to the financing of a transaction. See "Business--Development."



     The Company's lease arrangements are generally for initial terms of 10 to 15 years with aggregate renewal option periods ranging from 15 to 25 years and provide for contractually fixed rent plus additional rent, subject to certain limits. The additional rent is capped at 2% or 3% of the prior year's total rent depending on the REIT involved and is based on either the annual increase in revenues of the facility or the increase in the consumer price index. The Company's lease arrangements generally contain a purchase option at the end of the initial lease term and each renewal term to purchase the facility at its fair market value. Certain of the Company's lease arrangements limit the Company's right to operate other senior care facilities within a ten mile radius of the leased facility during the term of the lease and for a period of up to five years thereafter.



     The Company leases most of its facilities under long-term operating leases. Lease obligations for fiscal 1998 are approximately $8,200,000. The Company's financing documents contain financial covenants and other restrictions which:
(i) require the Company to meet certain financial tests and maintain certain escrows of funds, (ii) limit, among other things, the ability of the Company and certain of its subsidiaries to borrow additional funds, dispose of assets and engage in mergers or other business combinations, (iii) prohibit the Company from operating competing facilities within a ten mile radius of the leased or mortgaged facilities.


     The Company has obtained a commitment from a bank for a $10,000,000 line of credit to be secured by the accounts receivable of its skilled nursing operations. The line of credit will be for a term of three years and outstanding borrowings will bear interest at LIBOR plus 2.75% or prime rate plus 0.5%. The Company will be able to draw on this line of credit to the extent of its eligible receivables, which were approximately $3,500,000 at September 30, 1997. Borrowings under the line of credit are expected to be available in January 1998.


     The Company plans to use the net proceeds from the Offering to repay $8,151,000 of outstanding long-term debt, indebtedness of $29,473,000 incurred to fund the purchase of the assets and business of Feltrop, Butler, Northridge and Gethsemane. The remainder of the net proceeds will be used for working capital and other general corporate purposes.


     The estimated cost to complete and achieve stabilized occupancy of the approximately 75 new signature assisted living facilities targeted for completion over the next three years, is between

$500,000,000 and $600,000,000 which substantially exceeds the net proceeds of the Offering (after the repayment of indebtedness and funding of the Pending Acquisition) and existing working capital and financing arrangements. The Company currently estimates that the net proceeds of the Offering, together with its existing financing commitments, will be sufficient to fund its development and acquisition programs for the next 12 to 18 months. There can be no assurance that any additional financing needed to fund the Company's growth plans will be available or that the Company will not require or seek additional financing prior to 12 months after the completion of the Offering. See "Risk
Factors -- Need for Additional Capital."


     The Company's future results of operations and financial condition may be affected by a number of factors including, without limitation, the ability of the Company to successfully implement its strategies; the need for substantial additional capital resources to fund the Company's development and acquisition strategy as well as its working capital needs to fund the growth in its operations; the ability of the Company to achieve its assisted living facility development goals; the risks associated with construction and occupancy; the ability of the Company to effect acquisitions and integrate acquired businesses into its operations; the substantial fixed charges under long-term operating leases for the Company's facilities; the extensive federal and state regulation of the health care industry and frequent changes to such regulations; and health care reform, including proposed changes in Medicare and Medicaid funding. See "Risk Factors" for a discussion of these and other risk factors relating to the Company and its business, and "Business" for a discussion of the Company's business.


  Operating Activities

     For the three months ended September 30, 1997, operating activities used cash of $3,578,000. This resulted from the net loss of $657,000, the increase of $1,095,000 in accounts receivable from patient services due to increased per diem reimbursements and rehabilitation therapy volume, the increase in deferred costs and other current assets of $1,351,000 resulting from the Company's substantial development activities and a reduction in accounts payable and other current liabilities of $814,000. Cash was provided primarily by the non-cash lease expense, depreciation and amortization of $314,000 and the increase in deferred revenues of $25,000.

     In fiscal 1997, operating activities used cash of $36,000. Cash was used primarily for the $4,492,000 net loss, the $3,066,000 increase in accounts receivable from patient services due to increased per diem reimbursements and rehabilitation therapy volume after the Foster acquisition, the $1,396,000 increase in deferred costs resulting from the Company's substantial development operations and acquisition activities and the $739,000 increase in other current assets. Cash was provided primarily from $693,000 of depreciation and amortization, $1,454,000 of non-cash lease expense resulting from straight-line recognition of certain facility rents, the $1,591,000 of non-cash write-down of long-lived assets, $579,000 increase in deferred revenues, and $5,340,000 increase in current liabilities resulting from increased therapy volumes in health care operations, increased corporate office staff and the Company's significant growth in general.

     In fiscal 1996, operating activities used cash of $564,000. Cash was used primarily for the $909,000 in net losses and the $666,000 of deferred development and acquisition costs. Cash was provided by the $1,052,000 increase in current liabilities resulting from growth in corporate office staffing and the related accounts payable and accrued expenses.

  Financing Activities

     The Company has historically financed its development program and acquisitions through a combination of lease and mortgage financing with health care REIT and private convertible equity funding.

     In September 1995, the Company raised its initial private equity funding through the sale of $2,000,000 of Series A Convertible Preferred Stock to an individual private investor. The funding of this investment was staged over a one year period through September 1996. In March 1996, the Company obtained a $91,000,000 financing commitment from Meditrust for acquisitions ($60,000,000) and development projects ($31,000,000). The Company also realized net proceeds of $11,982,000 through a private sale of Series B Convertible Preferred Stock to a group of venture capital investors. Half of this investment was funded in September and October of 1996. Investment of the remainder of the funds was contingent on the Company achieving certain performance milestones such as meeting or exceeding the operating budget and the project development timetable. In April 1997, the remaining funds were invested in the Company. Notes payable of $1,476,000, issued in connection with the Foster acquisition, were repaid during 1997.

     In connection with the lease or debt financing of the Company's acquisitions, the REIT lease and debt financings included required lease deposits or debt service reserves which range from three to six months' rent or debt service. These lease deposits or debt service reserves are recorded as restricted investments. For leasing transactions, the Company owns the restricted investment, pays rent on funds advanced by the REIT and amortizes the lease liability as a corresponding reduction of rent expense in the period when the related rent is expensed.

  Investing Activities

     For the three months ended September 30, 1997, the Company's investing activities used $1,789,000. Of this amount $734,000 was used for purchases of property and equipment and $769,000 was used for lease deposits. The remaining $286,000 relates to increases in goodwill and other assets.

     In fiscal 1997, investing activities used $7,199,000. Of these funds, $1,822,000 was used for purchases of property and equipment, $1,546,000 for debt service reserves and lease deposits, $1,882,000 of goodwill related to the Keystone and Foster acquisitions, $1,462,000 relating to increases in other assets for deferred financing costs, project costs and pre-opening costs and $487,000 relating to acquisitions. In fiscal 1996, investing activities used $5,481,000 of which $4,701,000 was used for the acquisition of assisted living facilities in Wisconsin.

COMPLETED ACQUISITIONS AND DIVESTITURE

     In March 1996, the Company acquired the operations of a 68-bed assisted living facility in Pennsylvania for cash of approximately $318,000 which has been recorded as goodwill. HCPI, Inc., a health care REIT, acquired the facility for $2,350,000 and leased it to the Company pursuant to a 15-year lease agreement with three five-year renewal options. In May 1996, the Company acquired seven assisted living facilities in Wisconsin with 158 licensed beds for $5,046,000 including transaction costs, which was funded with mortgage financing provided by Meditrust.


     In August 1996, the Company completed the Foster acquisition of 10 skilled nursing operations, a facility-based home health agency and the Pharmacy, all in Missouri. In this transaction, the Company exchanged 1,200,000 shares of Common Stock for all of the outstanding common stock of two of the skilled nursing companies and incurred additional indebtedness of $3,115,000 which was funded with mortgage financing from Meditrust. The Company also purchased the stock of the Pharmacy, another skilled nursing company which leases its facility from a third-party owner, and the non-real estate assets and operations of seven skilled nursing facilities for short-term notes payable of approximately $1,476,000. Goodwill of approximately $1,851,000 relating to the Pharmacy was recorded for this acquisition. The Pharmacy has been reclassified as an asset held for sale at June 30, 1997. The real estate assets of these seven skilled nursing facilities were purchased by Hawthorn Health Properties, Inc. ("HHP") for approximately $39,100,000. Commencing in August 1996, the Company leased these seven facilities from HHP pursuant to a 12-year lease agreement with four 6-year renewal options. In February 1997, the Company leased two assisted living facilities in Missouri from the same seller. The facilities have a capacity for 61 residents. The initial lease term is for three years with two one-year renewal options. See "Management -- Certain Relationships and Related Transactions."


     In January 1997, the Company consummated the Keystone acquisition which involved the operations of five assisted living facilities with 317 beds and two skilled nursing facilities with 103 beds located in Pennsylvania. Capstone, a health care REIT, acquired the facilities and certain other assets for approximately $21,600,000 including transaction costs and leased them to the Company pursuant to an 11-year lease agreement with three five-year renewal options. The Company paid approximately $1,800,000 in cash and issued 187,500 shares of Common Stock for the operations of the existing facilities and the rights to seven early stage development projects. Goodwill of approximately $1,800,000 was recorded for this acquisition and is being amortized over 25 years. This agreement provides for additional payments of up to $500,000. These payments are to be made in five installments of $100,000 when financing closes for each of the first five development projects. When made, these payments will be recorded as additional goodwill and amortized over 25 years.



     In May 1997, the Company completed the Clark acquisition which involved leasehold interests in three assisted living facilities with 77 operating beds in and around Nevada, Missouri. In August 1997, the Company acquired a fourth leasehold interest in an assisted living facility with a capacity for 25 residents. The facilities were acquired by Capstone for approximately $5,335,000 including transaction costs and the Company entered into a 10-year lease of the facilities with three five-year renewal options.


     In October 1997, the Company purchased the assets and business of Feltrop, a 92-bed assisted living facility in Pennsylvania for approximately $5,842,000 including transaction costs. This acquisition has been accounted for using the purchase method and the estimated goodwill of approximately $1,550,000 will be amortized over 40 years. This acquisition was financed through a bridge financing arrangement with a health care REIT which will be repaid with proceeds from the Offering.

     The Company sold the inventory, furniture and equipment, certain prepaid assets and the operations of the Pharmacy in October 1997 for approximately $4,700,000, net of estimated transaction costs.


     In October 1997, the Company purchased the assets and business of Butler which is comprised of three assisted living facilities located in Pennsylvania with a capacity of 172 residents. The purchase price was approximately $9,554,000, including transaction costs. This acquisition has been accounted for using the purchase method and the estimated goodwill of $3,093,000 will be amortized over 40 years. The asset purchase agreement provides for additional purchase price payments of up to $4,100,000 contingent upon achieving certain future targeted operating results. This acquisition was financed through a bridge financing arrangement with a health care REIT, which will be repaid with proceeds from the Offering.


     The Northridge acquisition, which occurred on December 1, 1997, involved the purchase of the assets and business of a 117-bed assisted living facility which is to be accounted for as a purchase. The purchase price of approximately $8,549,000, including transaction costs, was paid in cash. The Company estimates that goodwill of approximately $3,349,000 will be recorded for this acquisition and amortized over 40 years. This acquisition was financed with bridge financing with a health care REIT which will be repaid with proceeds from the Offering.


     The Gethsemane acquisition, which occurred on January 2, 1998, involved the purchase of the assets of a 66-bed skilled nursing facility and a 51-bed assisted living facility which are to be accounted for as purchases. The purchase price of approximately $5,528,000 for the skilled nursing facility, including transaction costs, was paid in cash. This acquisition was financed with bridge financing with a health care REIT which will be repaid with proceeds from the Offering. The agreement for the assisted living facility provides for a cash purchase price of up to $1,200,000 based upon a multiple (5.80 times) of the Gethsemane assisted living facility's annualized net operating income for the period from the closing date through June 30, 1998. This payment is expected to be made during the quarter ending September 30, 1998 and will be recorded as additional goodwill. The Company estimates that goodwill of approximately $535,000 (excluding any contingent payments) will be recorded for the skilled nursing facility acquisition and amortized over 40 years.

PLANNED DIVESTITURE


     In June 1997, the Company committed to a plan for the disposal of its seven Wisconsin assisted living facilities. As a result, a non-cash charge of $1,591,000 has been recorded to write these assets down to their estimated fair value based on the present value of expected future cash flows less estimated costs of disposal. For the year ended June 30, 1997 and the three months ended September 30, 1997, the Wisconsin operations experienced a pretax loss of $381,000 and $156,000, respectively, before the asset write-down. See
"Business -- Operating Facilities."

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share ("SFAS No. 128"). The statement replaces the presentation of primary earnings per share ("EPS") with a presentation of basic EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. SFAS No. 128 also requires dual presentation of basic and diluted EPS on the face of the income statement and other reconciliations and disclosures. The Company is required to adopt SFAS No. 128 in its fiscal year ending June 30, 1998. Accordingly, the EPS presentation herein does not reflect the presentation requirements of SFAS No. 128. Basic EPS is expected to be higher than primary EPS would be in future periods as primary EPS includes common stock equivalents while basic EPS will not. There is no difference between the loss per share calculated under SFAS No. 128 and the loss per share presented in the Company's consolidated financial statements.

IMPACT OF INFLATION

     The senior living and health care industry is labor intensive. Wages and labor costs are especially sensitive to inflation and marketplace labor shortages. To date, the Company has offset its increased operating costs by increasing charges for its services and expanding its services. Inflation could, however, affect the Company's future revenues and results of operations due to the Company's dependence on its senior resident population, most of whom rely on relatively fixed incomes to pay for the Company's services. As a result, the Company may not be able to raise resident service fees to fully account for increased operating expenses. In structuring its fees, the Company attempts to anticipate inflation levels, but there can be no assurance that the Company will be able to anticipate fully or otherwise respond to any future inflationary pressures.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The accompanying unaudited pro forma financial information gives effect to
(i) the acquisition of Foster which was completed on August 31, 1996, (ii) the acquisition of Keystone which was completed on January 31, 1997, (iii) the acquisition of Clark which was completed on May 15, 1997 and August 18, 1997,
(iv) the acquisition of Feltrop which was completed on October 9, 1997, (v) the acquisition of Butler which was completed on October 30, 1997, (vi) the acquisition of Northridge which was completed on December 1, 1997, (vii) the sale of the Pharmacy which was completed on October 16, 1997 and (viii) the acquisition of Gethsemane which was completed on January 2, 1998, as if such acquisitions and the Pharmacy Divestiture had been consummated as of September 30, 1997 in the case of pro forma balance sheet data and July 1, 1996 in the case of pro forma statement of operations data. The pro forma balance sheet data combines the historical balance sheet data of the Company, Feltrop, Butler, Northridge and Gethsemane as of September 30, 1997 and excludes the Pharmacy balance sheet data as of September 30, 1997. The pro forma statement of operations data for the fiscal year ended June 30, 1997 and the three months ended September 30, 1997 combines the actual statement of operations data of the Company, Feltrop, Butler, Northridge and Gethsemane for the year ended June 30, 1997 and the three months ended September 30, 1997, the actual statement of operations data for Foster, Keystone and Clark for the period from July 1, 1996 through the respective acquisition dates and excludes the statement of operations data of the Pharmacy for the year ended June 30, 1997 and the three months ended September 30, 1997.



     The column captioned "Pro Forma As Adjusted" reflects the aforementioned completed acquisitions and the Pharmacy Divestiture and gives effect to (i) the sale by the Company of 7,000,000 shares of Common Stock in the Offering at an assumed initial public offering price of $9.50 per share after deducting estimated underwriting discounts and commissions and estimated offering expenses and the anticipated application of the net proceeds therefrom and (ii) the conversion of all Outstanding Preferred Stock into an aggregate of 4,620,531 shares of Common Stock. See "Use of Proceeds" and "Capitalization."


     The pro forma data is based on the historical financial statements of the Company, Foster, Keystone, Clark, Butler, Gethsemane, Feltrop, Northridge and Pharmacy and gives effect to the acquisitions under the purchase method of accounting, to the Pharmacy Divestiture and to the assumptions and adjustments (which the Company believes to be reasonable) described in the accompanying Notes to Unaudited Pro Forma Financial Information. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values as of the date of acquisition. The pro forma adjustments reflected in the following data (with regard to the Feltrop, Butler, Northridge and Gethsemane acquisitions) are estimated and may differ from the actual adjustments when they become known. In management's opinion, the estimated pro forma adjustments are not expected to differ materially from the actual adjustments when they become known. The unaudited pro forma financial information should be read in conjunction with the audited financial statements of the Company, Foster, Keystone, Clark, Feltrop, Butler, Northridge and Gethsemane and the related notes thereto included elsewhere in this Prospectus. See "Index to Financial Statements."

RECENT ACQUISITIONS

  Foster


     The Foster acquisition was consummated on August 31, 1996 and has been accounted for as a purchase. This transaction involved the acquisition of two skilled nursing facilities, a home health operation and a pharmacy company as well as the non-real estate assets and operations of eight skilled nursing facilities. The total purchase price of approximately $8,691,000 was comprised of 1,200,000 shares of Common Stock valued at $1.33 per share, the issuance of notes payable aggregating $1,476,000, mortgage financing of $3,115,000, liabilities assumed of approximately $1,800,000 and transaction costs of approximately $700,000. Goodwill of approximately $1,851,000 related to the Pharmacy was recorded for this acquisition. The Pharmacy has been reclassified as an asset held for sale at June 30, 1997. The real estate assets of seven skilled nursing facilities were acquired by a third-party for approximately $39,100,000 and are leased to the Company. The remaining skilled nursing facility is also leased from another third party.

  Keystone


     The Keystone acquisition occurred on January 31, 1997 and involved the operations of five assisted living facilities and two skilled nursing facilities and the rights to seven early stage development projects. This acquisition has been accounted for as a purchase. The total purchase price of approximately $2,050,000 was comprised of approximately $1,800,000 in cash and 187,500 shares of Common Stock valued at $1.33 per share. Goodwill of approximately $1,800,000 was recorded and is being amortized over 25 years. The real estate and certain other assets were acquired by a health care REIT for $21,600,000 and are leased to the Company. The agreement provides for additional payments of up to $500,000. These payments are to be made in five installments of $100,000 when financing closes for each of the first five development projects. When made, these payments will be recorded as additional goodwill and amortized over 25 years.


  Clark


     The Clark acquisition occurred on May 15, 1997 with respect to three assisted living operations and on August 18, 1997 with respect to a fourth assisted living operation. This transaction represents the acquisition of leasehold interests in four assisted living facilities as a result of entering into a lease obligation. These facilities have an aggregate capacity of 102 residents. The real estate assets were acquired by a health care REIT for $5,335,000 and are leased to the Company. The acquisition involved no payment by the Company and no goodwill was recorded since the total costs of acquiring the facilities were borne by the REIT.


  Feltrop

     The Feltrop acquisition occurred on October 9, 1997 and involved the purchase of a 92-bed assisted living facility which has been accounted for as a purchase. The purchase price of approximately $5,842,000, including transaction costs, was paid in cash. The Company has recorded goodwill of approximately $1,550,000 for this acquisition which is being amortized over 40 years.

  Butler


     The Butler acquisition occurred on October 30, 1997 and involved the purchase of three assisted living facilities with an aggregate capacity of 172 residents which has been accounted for as a purchase. The purchase price of approximately $9,554,000, including transaction costs, was paid in cash. The asset purchase agreement also provides for additional purchase price payments. A 29-bed addition (the "Addition") is under construction at one of the facilities which is expected to open in January 1998. The agreement provides for additional cash payments as follows: (i) a $450,000 payment when the Addition becomes operational, (ii) payments during 1998 when the Addition becomes 80% occupied and 90% occupied based on a multiple of Butler's net operating income, and (iii) a final payment in January 1999 based on a multiple of Butler's annualized net operating income for the six months ended December 31, 1998. Based on estimates of Butler's 1998 net operating income, the Company estimates that additional payments of approximately $4,100,000 will be made. Except for the initial payment of $450,000 which has been recorded, the contingent payments will be recorded as additional goodwill when the net operating income targets have been achieved. The Company estimates that goodwill of approximately $3,093,000 (excluding future contingent payments) will be recorded for this acquisition and amortized over 40 years.

  Northridge

     The Northridge acquisition, which occurred on December 1, 1997, involved the purchase of a 117-bed assisted living facility which has been accounted for as a purchase. The purchase price of approximately $8,549,000, including transaction costs, was paid in cash. The Company estimates that goodwill of approximately $3,349,000 will be recorded for this acquisition and amortized over 40 years.


Gethsemane



     The Gethsemane acquisition occurred on January 2, 1998 and involved the purchase of the assets of a 66-bed skilled nursing facility and a 51-bed assisted living facility which are to be accounted for as purchases. The purchase price of approximately $5,528,000 for the skilled nursing facility, including transaction costs, is to be paid in cash. The agreement for the assisted living facility provides for a cash purchase price of up to $1,200,000 based upon a multiple (5.80 times) of the Gethsemane assisted living facility's annualized net operating income for the period from the closing date through June 30, 1998. This payment is expected to be made during the quarter ending September 30, 1998 and will be recorded as additional goodwill. The Company estimates that goodwill of approximately $535,000 (excluding any contingent payment) will be recorded and amortized over 40 years.


PHARMACY DIVESTITURE

     On October 16, 1997, the Company sold the inventory, furniture and equipment, certain prepaid assets and the operations of the Pharmacy for approximately $4,700,000, net of estimated transaction costs.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

                                                                                                              PHARMACY
                                                                                                 RECENT      DIVESTITURE
                                                                                THE COMPANY   ACQUISITIONS    PRO FORMA
                                                                                  ACTUAL       PRO FORMA     ADJUSTMENTS
                                                                                -----------   ------------   -----------
Revenues:
  Patient services............................................................    $14,496        $  853         $(656)(a)
  Resident services...........................................................      2,998         1,843             0
  Other revenues..............................................................      1,644            71             0
                                                                                  -------        ------         -----
        Total revenues........................................................     19,138         2,767          (656)
                                                                                  -------        ------         -----
Expenses:
  Facility operating expenses:
    Salaries, wages and benefits..............................................      7,305         1,187           (80)(a)
    Other operating expenses..................................................      7,187           771          (471)(a)
  General and administrative..................................................      2,679             0             0
  Lease expense...............................................................      2,212             0             0
  Depreciation and amortization expense.......................................        281           229             1(a)
  Write-down of long-lived assets.............................................          0             0             0
                                                                                  -------        ------         -----
    Total expenses............................................................     19,664         2,187          (550)
                                                                                  -------        ------         -----
Income (loss) from operations.................................................       (526)          580          (106)
Other income (expense):
  Interest income.............................................................        113             0             0
  Interest expense............................................................       (237)         (774)            0
                                                                                  -------        ------         -----
Income (loss) before taxes....................................................       (650)         (194)         (106)
Provision (benefit) for income taxes..........................................          7           (78)          (42)(a)
                                                                                  -------        ------         -----
Net income (loss).............................................................    $  (657)       $ (116)        $ (64)
                                                                                  =======        ======         =====
Pro forma net income (loss) per share.........................................    $ (0.08)
                                                                                  =======
Shares used in computing pro forma loss per share.............................      7,962
                                                                                  =======


                                                                                                                 CONSOLIDATED

                                                                                CONSOLIDATED      OFFERING        PRO FORMA

                                                                                 PRO FORMA       ADJUSTMENTS     AS ADJUSTED

                                                                                ------------     -----------     ------------

Revenues:
  Patient services............................................................    $ 14,693         $     0         $ 14,693

  Resident services...........................................................       4,841               0            4,841

  Other revenues..............................................................       1,715               0            1,715

                                                                                   -------            ----          -------

        Total revenues........................................................      21,249               0           21,249

                                                                                   -------            ----          -------

Expenses:
  Facility operating expenses:
    Salaries, wages and benefits..............................................       8,412               0            8,412

    Other operating expenses..................................................       7,487               0            7,487

  General and administrative..................................................       2,679               0            2,679

  Lease expense...............................................................       2,212               0            2,212

  Depreciation and amortization expense.......................................         511               0              511

  Write-down of long-lived assets.............................................           0               0                0

                                                                                   -------            ----          -------

    Total expenses............................................................      21,301               0           21,301

                                                                                   -------            ----          -------

Income (loss) from operations.................................................         (52)              0              (52)

Other income (expense):
  Interest income.............................................................         113               0              113

  Interest expense............................................................      (1,011)            990(c)           (21)

                                                                                   -------            ----          -------

Income (loss) before taxes....................................................        (950)            990               40

Provision (benefit) for income taxes..........................................        (380)            396(d)            16

                                                                                   -------            ----          -------

Net income (loss).............................................................    $   (570)        $   594         $     24

                                                                                   =======            ====          =======

Pro forma net income (loss) per share.........................................    $  (0.07)                        $     --(d-1)

                                                                                   =======                          =======

Shares used in computing pro forma loss per share.............................       7,962           5,471           13,433

                                                                                   =======            ====          =======


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              RECENT ACQUISITIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                        FELTROP                             BUTLER                NORTHRIDGE
                                            --------------------------------   --------------------------------   ------
                                                      PRO FORMA    PRO FORMA             PRO FORMA    PRO FORMA
                                            ACTUAL   ADJUSTMENTS   SUBTOTAL    ACTUAL   ADJUSTMENTS   SUBTOTAL    ACTUAL
                                            ------   -----------   ---------   ------   -----------   ---------   ------
Revenues:
 Patient services.........................   $  0       $   0        $   0      $  0       $   0        $   0      $  0
 Resident services........................    472           0          472       673           0          673       698
 Other revenues...........................      0           0            0        64           0           64         7
                                             ----       -----        -----      ----       -----        -----      ----
   Total revenues.........................    472           0          472       737           0          737       705
                                             ----       -----        -----      ----       -----        -----      ----
Expenses:
 Facility operating expenses:
   Salaries, wages and benefits...........    237           0          237       267           0          267       329
   Other operating expenses...............    180           0          180       174           0          174       117
 General and administrative...............      0           0            0         0           0            0         0
 Lease expense............................      0           0            0         0           0            0         0
 Depreciation and amortization expense....     14          32(e)        46        35          36(h)        71        35
 Write-down of long-lived assets..........      0           0            0         0           0            0         0
                                             ----       -----        -----      ----       -----        -----      ----
   Total expenses.........................    431          32          463       476          36          512       481
                                             ----       -----        -----      ----       -----        -----      ----
Income (loss) from operations.............     41         (32)           9       261         (36)         225       224
Other income (expense):
 Interest income..........................      0           0            0         7          (7)(i)        0         4
 Interest expense.........................    (29)       (124)(f)     (153)      (51)       (200)(i)     (251)      (68)
                                             ----       -----        -----      ----       -----        -----      ----
Income (loss) before taxes................     12        (156)        (144)      217        (243)         (26)      160
Provision (benefit) for income taxes......      0         (58)(g)      (58)        0         (10)(j)      (10)        0
                                             ----       -----        -----      ----       -----        -----      ----
Net income (loss).........................   $ 12       $ (98)       $ (86)     $217       $(233)       $ (16)     $160
                                             ----       -----        -----      ----       -----        -----      ----

                                                                                 GETHSEMANE
                                                                      --------------------------------      RECENT
                                             PRO FORMA    PRO FORMA             PRO FORMA    PRO FORMA   ACQUISITIONS
                                            ADJUSTMENTS   SUBTOTAL    ACTUAL   ADJUSTMENTS   SUBTOTAL     PRO FORMA
                                            -----------   ---------   ------   -----------   ---------   ------------
Revenues:
 Patient services.........................     $   0        $   0      $853       $   0        $ 853        $  853
 Resident services........................         0          698         0           0            0         1,843
 Other revenues...........................         0            7         0           0            0            71
                                               -----        -----      ----       -----        -----         -----
   Total revenues.........................         0          705       853           0          853         2,767
                                               -----        -----      ----       -----        -----         -----
Expenses:
 Facility operating expenses:
   Salaries, wages and benefits...........         0          329       354           0          354         1,187
   Other operating expenses...............         0          117       300           0          300           771
 General and administrative...............         0            0         0           0            0             0
 Lease expense............................         0            0         0           0            0             0
 Depreciation and amortization expense....        28(k)        63        36          13(n)        49           229
 Write-down of long-lived assets..........         0            0         0           0            0             0
                                               -----        -----      ----       -----        -----         -----
   Total expenses.........................        28          509       690          13          703         2,187
                                               -----        -----      ----       -----        -----         -----
Income (loss) from operations.............       (28)         196       163         (13)         150           580
Other income (expense):
 Interest income..........................        (4)(l)        0         0           0            0             0
 Interest expense.........................      (157)(l)     (225)      (60)        (85)(o)     (145)         (774)
                                               -----        -----      ----       -----        -----         -----
Income (loss) before taxes................      (189)         (29)      103         (98)           5          (194)
Provision (benefit) for income taxes......       (12)(m)      (12)        0           2(p)         2           (78)
                                               -----        -----      ----       -----        -----         -----
Net income (loss).........................     $(177)       $ (17)     $103       $(100)       $   3        $ (116)
                                               -----        -----      ----       -----        -----         -----

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

PHARMACY DIVESTITURE

The Pharmacy Divestiture column represents the income statement of the Pharmacy operations for the three months ended September 30, 1997.


     (a) Represents the elimination of the results of the Pharmacy from the pro forma statement of operations.


CONSOLIDATED TAX PROVISION ADJUSTMENT


     (b) Represents the tax provision on the income before taxes at the Company's estimated consolidated statutory tax rate of 40%.


OFFERING ADJUSTMENTS


The increase in shares used in computing pro forma loss per share represents (i) 4,608,000 of the 7,000,000 shares to be issued in the Offering, the net proceeds of which will be used for the repayment of debt and (ii) the 863,218 shares issued upon conversion of the Series A Preferred Stock.



     (c) Represents the elimination of interest expense on the Company's outstanding mortgage loans from assumed debt repayment with Offering proceeds and the repayment of short-term debt incurred for the Feltrop, Butler, Northridge and Gethsemane acquisitions, detailed as follows (dollars in thousands):



                                                     OUTSTANDING     INTEREST      INTEREST
                                                       BALANCE         RATE       ADJUSTMENT
                                                     -----------     --------     ----------
         Foster Mortgage...........................    $ 3,115         10.7%         $ 83
         Wisconsin Mortgage........................      5,044         10.6%          133
         Feltrop Bridge Financing..................      5,842         10.5%          153
         Butler Bridge Financing...................      9,554         10.5%          251
         Northridge Bridge Financing...............      8,549         10.5%          225
         Gethsemane Bridge Financing...............      5,528         10.5%          145
                                                                                     ----
              Total pro forma adjustment...........                                  $990
                                                                                     ====



     (d) Represents the tax effect of the interest expense savings from the assumed repayment of debt at an estimated consolidated statutory tax rate of 40%.


PRO FORMA NET LOSS PER SHARE

     (d-1) The pro forma net loss per share is computed as follows:


        Weighted average common and common equivalent shares...............    7,962
        Shares utilized from offering proceeds to repay debt...............    4,608
        Shares issued upon conversion of Series A Preferred Stock..........      863
                                                                              ------
                                                                              13,433
        Pro forma net income...............................................  $    24
        Pro forma net income per share.....................................  $    --


FELTROP

The Feltrop actual column represents the income statement of Feltrop for the three months ended September 30, 1997.

                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997


     (e) Represents the net adjustment of (i) depreciation expense to equal the Company's estimated depreciation and (ii) the amortization of the excess of the purchase price over the fair value of the net assets acquired. Adjustment is calculated as follows (dollars in thousands):


         Three months depreciation....................................................  $ 36
         Seller's depreciation........................................................   (14)
                                                                                         ---
                                                                                          22
         Goodwill amortization for three months ($1,550/40 years/4 quarters)              10
                                                                                         ---
         Net adjustment...............................................................  $ 32
                                                                                         ===


     (f) Represents the elimination of interest expense on the debt of the seller not assumed by the Company and interest expense on the Company's $5,842,000 bridge financing at 10.5%.



     (g) Represents the tax provision on the adjusted pro forma income at an estimated statutory tax rate of 40%.


BUTLER

The Butler actual column represents the income statement of Butler for the three months ended September 30, 1997.


     (h) Represents the net adjustment of (i) depreciation expense to equal the Company's estimated depreciation and (ii) the amortization of the excess of the purchase price over the fair value of the net assets acquired. Adjustment is calculated as follows (dollars in thousands):



         Three months depreciation...........................................  $ 52
         Seller's depreciation...............................................   (35)
                                                                               ----
                                                                                 17
         Goodwill amortization for three months ($3,093/40 years/4
           quarters).........................................................    19
                                                                               ----
         Net adjustment......................................................  $ 36
                                                                               ====



     (i) Represents the elimination of (i) seller's historical interest income since the Company did not acquire the financial instruments which generated this interest income, (ii) interest expense on debt of the seller not assumed by the Company, and (iii) interest expense on the Company's $9,554,000 bridge financing at 10.5%.



     (j) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.


NORTHRIDGE

The Northridge actual column represents the income statement of Northridge for the three months ended September 30, 1997.


     (k) Represents the adjustment of (i) depreciation expense to equal the Company's estimated depreciation and the (ii) amortization of the excess of the purchase price over the fair value of the net assets acquired. Adjustment is calculated as follows (dollars in thousands):


         Three months depreciation...........................................  $ 42
         Seller's depreciation...............................................   (35)
                                                                               ----
                                                                                  7
         Goodwill amortization for three months ($3,349/40 years/4
           quarters).........................................................    21
                                                                               ----
         Net adjustment......................................................  $ 28
                                                                               ====

                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997


     (l) Represents the elimination of (i) seller's historical interest income since the Company did not acquire the financial instruments which generated this interest income, (ii) interest income on investments and interest expense on the debt of the seller not assumed by the Company, and (iii) interest expense on the Company's $8,549,000 bridge financing at 10.5%.



     (m) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.


GETHSEMANE

The actual Gethsemane column represents the combined income statement of Gethsemane for the three months ended September 30, 1997.


     (n) Represents the adjustments of (i) depreciation expense to equal the Company's estimated depreciation and (ii) the amortization of the excess of the purchase price over the fair value of the net assets acquired. Adjustment is calculated as follows (dollars in thousands):



         Three months depreciation..........................................  $ 46
         Seller's depreciation..............................................   (36)
                                                                              ----
                                                                                10
         Annual goodwill amortization ($535)/40 years/4 quarters)...........     3
                                                                              ----
         Net adjustment.....................................................  $ 13
                                                                              ====



     (o) Represents the elimination of (i) interest expense on debt of the seller not assumed by the Company, and (ii) interest expense on the Company's $5,528,000 bridge financing at 10.5%



     (p) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

                                                                                                              PHARMACY
                                                                                                             DIVESTITURE
                                                                            THE COMPANY        RECENT         PRO FORMA
                                                                              ACTUAL        ACQUISITIONS     ADJUSTMENTS
                                                                            -----------     ------------     -----------
Revenues:
  Patient services........................................................    $41,616         $ 13,294         $(2,305)(a)
  Resident services.......................................................      6,778           10,834               0
  Other revenues..........................................................      1,086              470            (151)(a)
                                                                              -------          -------         -------
        Total revenues....................................................     49,480           24,598          (2,456)
                                                                              -------          -------         -------
Operating Expenses:
  Facility operating expenses:
    Salaries, wages and benefits..........................................     19,186            9,934            (295)(a)
    Other operating expenses..............................................     20,727            8,928          (1,667)(a)
  General and administrative expense......................................      5,653                0               0
  Lease expense...........................................................      5,417            2,481             (88)(a)
  Depreciation and amortization expense...................................        693            1,012               5(a)
  Write-down of long-lived assets.........................................      1,591                0               0
                                                                              -------          -------         -------
        Total expenses....................................................     53,267           22,355          (2,045)
                                                                              -------          -------         -------
Income (loss) from operations.............................................     (3,787)           2,243            (411)
Other income (expense):
  Interest income.........................................................        265                0               0
  Interest expense........................................................       (917)          (3,162)              0
                                                                              -------          -------         -------
Income (loss) before taxes................................................     (4,439)            (919)           (411)
Provision (benefit) for income taxes......................................         53             (371)           (164)(a)
                                                                              -------          -------         -------
Net income (loss).........................................................    $(4,492)        $   (548)        $  (247)
                                                                              =======          =======         =======
Pro forma net loss per share..............................................    $ (0.57)
                                                                              =======
Shares used in computing pro forma loss per share.........................      7,936
                                                                              =======


                                                                                                             CONSOLIDATED

                                                                            CONSOLIDATED      OFFERING       PRO FORMA AS

                                                                             PRO FORMA       ADJUSTMENTS       ADJUSTED

                                                                            ------------     -----------     ------------

                                                                            <C
Revenues:
  Patient services........................................................    $ 52,605         $     0         $ 52,605

  Resident services.......................................................      17,612               0           17,612

  Other revenues..........................................................       1,405               0            1,405

                                                                               -------         -------          -------

        Total revenues....................................................      71,622               0           71,622

                                                                               -------         -------          -------

Operating Expenses:
  Facility operating expenses:
    Salaries, wages and benefits..........................................      28,825               0           28,825

    Other operating expenses..............................................      27,988               0           27,988

  General and administrative expense......................................       5,653               0            5,653

  Lease expense...........................................................       7,810               0            7,810

  Depreciation and amortization expense...................................       1,710               0            1,710

  Write-down of long-lived assets.........................................       1,591               0            1,591

                                                                               -------         -------          -------

        Total expenses....................................................      73,577               0           73,577

                                                                               -------         -------          -------

Income (loss) from operations.............................................      (1,955)              0           (1,955)

Other income (expense):
  Interest income.........................................................         265               0              265

  Interest expense........................................................      (4,079)          3,962(c)          (117)

                                                                               -------         -------          -------

Income (loss) before taxes................................................      (5,769)          3,962           (1,807)

Provision (benefit) for income taxes......................................      (2,308)          1,585(d)          (723)

                                                                               -------         -------          -------

Net income (loss).........................................................    $ (3,461)        $ 2,377         $ (1,084)

                                                                               =======         =======          =======

Pro forma net loss per share..............................................    $  (0.44)                        $  (0.08) (d-1)

                                                                               =======                          =======

Shares used in computing pro forma loss per share.........................       7,936           5,471           13,407

                                                                               =======         =======          =======


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                              RECENT ACQUISITIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                           FOSTER                         KEYSTONE                         CLARK
                               ------------------------------  ------------------------------  ------------------------------
                                        PRO FORMA   PRO FORMA           PRO FORMA   PRO FORMA           PRO FORMA   PRO FORMA
                               ACTUAL  ADJUSTMENTS  SUBTOTAL   ACTUAL  ADJUSTMENTS  SUBTOTAL   ACTUAL  ADJUSTMENTS  SUBTOTAL
                               ------  -----------  ---------  ------  -----------  ---------  ------  -----------  ---------
Revenues:

 Patient services............. $6,707     $   0      $ 6,707   $3,711    $     0     $ 3,711   $   0      $   0      $     0

 Resident services............   211          0          211   2,331           0       2,331   1,172          0        1,172

 Other revenues...............   270          0          270       0           0           0       0          0            0
                               ------     -----       ------   ------     ------      ------   ------     -----       ------
   Total revenues............. 7,188          0        7,188   6,042           0       6,042   1,172          0        1,172
                               ------     -----       ------   ------     ------      ------   ------     -----       ------
Operating Expenses:

 Facility operating expenses:

  Salaries, wages and
   benefits................... 2,872          0        2,872   2,203           0       2,203     365          0          365

  Other operating expenses.... 3,027        167(e)     3,194   2,731           0       2,731     211          0          211

 General and administrative
  expense.....................     0          0            0       0           0           0       0          0            0

 Lease expense................    68        747(f)       815       0       1,195(k)    1,195     153        318(o)       471

 Depreciation and amortization
  expense.....................   181       (130)(g)       51     381        (338)(l)       43      0          0            0

 Write-down of long-lived
  assets......................     0          0            0       0           0           0       0          0            0
                               ------     -----       ------   ------     ------      ------   ------     -----       ------
   Total expenses............. 6,148        784        6,932   5,315         857       6,172     729        318        1,047
                               ------     -----       ------   ------     ------      ------   ------     -----       ------
Income (loss) from
 operations................... 1,040       (784)         256     727        (857)       (130)    443       (318)         125

Other income (expense):

 Interest income..............    46        (46)(h)        0       0           0           0       0          0            0

 Interest expense.............  (255)       187(i)       (68)   (490)        490(m)        0       0   0.......            0
                               ------     -----       ------   ------     ------      ------   ------     -----       ------
Income (loss) before taxes....   831       (643)         188     237        (367)       (130)    443       (318)         125

Provision (benefit) for income
 taxes........................    26         48(j)        74       0         (53)(n)      (53)     0         50(p)        50
                               ------     -----       ------   ------     ------      ------   ------     -----       ------
Net income (loss)............. $ 805      $(691)     $   114   $ 237     $  (314)    $   (77)  $ 443      $(368)     $    75
                               ======     =====       ======   ======     ======      ======   ======     =====       ======

                                                                                                          NORTHRIDGE
                                           FELTROP                           BUTLER              -----------------------------
                              ---------------------------------  ------------------------------                         PRO
                                          PRO FORMA   PRO FORMA           PRO FORMA   PRO FORMA           PRO FORMA    FORMA
                              ACTUAL     ADJUSTMENTS  SUBTOTAL   ACTUAL  ADJUSTMENTS  SUBTOTAL   ACTUAL  ADJUSTMENTS  SUBTOTAL
                              -------    -----------  ---------  ------  -----------  ---------  ------  -----------  --------
Revenues:
 Patient services.............$    0        $   0      $     0   $   0      $   0      $     0   $   0      $   0      $    0
 Resident services............ 1,980            0        1,980   2,617          0        2,617   2,523          0       2,523
 Other revenues...............     0            0            0     182          0          182      17          0          17
                              ------        -----       ------   ------    ------       ------   ------    ------      ------
   Total revenues............. 1,980            0        1,980   2,799          0        2,799   2,540          0       2,540
                              ------        -----       ------   ------    ------       ------   ------    ------      ------
Operating Expenses:
 Facility operating expenses:
  Salaries, wages and
   benefits................... 1,041            0        1,041   1,017          0        1,017   1,209          0       1,209
  Other operating expenses....   491            0          491     774          0          774     473          0         473
 General and administrative
  expense.....................     0            0            0       0          0            0       0          0           0
 Lease expense................     0            0            0       0          0            0       0          0           0
 Depreciation and amortization
  expense.....................    73          111(q)       184     135        152(t)       287     142        109(w)      251
 Write-down of long-lived
  assets......................     0            0            0       0          0            0       0          0           0
                              ------        -----       ------   ------    ------       ------   ------    ------      ------
   Total expenses............. 1,605          111        1,716   1,926        152        2,078   1,824        109       1,933
                              ------        -----       ------   ------    ------       ------   ------    ------      ------
Income (loss) from
 operations...................   375         (111)         264     873       (152)         721     716       (109)        607
Other income (expense):
 Interest income..............     1           (1)(r)        0      17        (17)(u)        0      17        (17)(x)       0
 Interest expense.............  (119)        (494)(r)     (613)   (183)      (820)(u)   (1,003)   (265)      (633)(x)    (898)
                              ------        -----       ------   ------    ------       ------   ------    ------      ------
Income (loss) before taxes....   257         (606)        (349)    707       (989)        (282)    468       (759)       (291)
Provision (benefit) for income
 taxes........................     0         (140)(s)     (140)      0       (113)(v)     (113)      0       (117)(y)    (117)
                              ------        -----       ------   ------    ------       ------   ------    ------      ------
Net income (loss).............$  257        $(466)     $  (209)  $ 707      $(876)     $  (169)  $ 468      $(642)     $ (174)
                              ======        =====       ======   ======    ======       ======   ======    ======      ======

                                         GETHSEMANE
                              ---------------------------------
                                         PRO             PRO        RECENT
                                        FORMA           FORMA    ACQUISITIONS
                              ACTUAL   ADJUSTMENTS    SUBTOTAL    PRO FORMA
                              -------  --------       ---------  ------------
Revenues:
 Patient services.............$2,876   $     0         $ 2,876     $ 13,294
 Resident services............     0         0               0       10,834
 Other revenues...............     1         0               1          470
                              ------
   Total revenues............. 2,877         0           2,877       24,598
                              ------
Operating Expenses:
 Facility operating expenses:
  Salaries, wages and
   benefits................... 1,227         0           1,227        9,934
  Other operating expenses.... 1,054         0           1,054        8,928
 General and administrative
  expense.....................     0         0               0            0
 Lease expense................     0         0               0        2,481
 Depreciation and amortization
  expense.....................   120        76 (z)         196        1,012
 Write-down of long-lived
  assets......................     0         0               0            0
                              ------
   Total expenses............. 2,401        76           2,477       22,355
                              ------
Income (loss) from
 operations...................   476       (76)            400        2,243
Other income (expense):
 Interest income..............     0         0               0            0
 Interest expense.............  (191)     (389) (aa)      (580)      (3,162)
                              ------
Income (loss) before taxes....   285      (465)           (180)        (919)
Provision (benefit) for income
 taxes........................     0       (72) (bb)       (72)        (371)
                              ------
Net income (loss).............$  285   $  (393)        $  (108)    $   (548)
                              ======

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1997

PHARMACY DIVESTITURE

The Pharmacy Divestiture column represents the income statement of the Pharmacy operations for the year ended June 30, 1997.

     (a) Represents the elimination of the results of the Pharmacy from the pro forma statement of operations.

CONSOLIDATED TAX PROVISION ADJUSTMENT

     (b) Represents the tax provision on the adjusted pro forma consolidated income before taxes at the Company's estimated consolidated statutory tax rate of 40%.

OFFERING ADJUSTMENTS


The increase in shares used in computing pro forma loss per share represents (i) 4,608,000 of the 7,000,000 shares to be issued in the Offering, the net proceeds of which will be used for the repayment of debt and (ii) the 863,218 shares to be issued upon conversion of the Series A Preferred Stock.


     (c) Represents the elimination of interest expense on the Company's outstanding mortgage loans from assumed debt repayment with Offering proceeds and the repayment of short-term debt incurred for the Feltrop, Butler, Northridge and Gethsemane acquisitions detailed as follows (dollars in thousands):


                                                         OUTSTANDING    INTEREST     INTEREST
                                                           BALANCE        RATE      ADJUSTMENT
                                                         -----------    --------    ----------
                                                                (DOLLARS IN THOUSANDS)
        Foster Mortgage...............................     $ 3,115        10.7%       $  333
        Wisconsin Mortgage............................       5,036        10.6%          535
        Feltrop Bridge Financing......................       5,842        10.5%          613
        Butler Bridge Financing.......................       9,554        10.5%        1,003
        Northridge Bridge Financing...................       8,549        10.5%          898
        Gethsemane Bridge Financing...................       5,528        10.5%          580
                                                                                       -----
                  Total pro forma adjustment..........                                $3,962
                                                                                       =====


     (d) Represents the tax effect of the interest expense savings from the assumed repayment of debt at an estimated consolidated statutory tax rate of 40%.

PRO FORMA NET LOSS PER SHARE

     (d-1) The pro forma net loss per share is computed as follows (dollars in thousands, except per share amounts):


        Weighted average common and common equivalent shares (see Note 1(q)
          to the Consolidated Financial Statements of the Company).........    7,936
        Shares utilized from offering proceeds to repay debt...............    4,608
        Shares issued upon conversion of Series A Preferred Stock..........      863
                                                                             -------
                                                                              13,407
        Pro forma net loss.................................................  $(1,084)
        Pro forma net loss per share.......................................  $ (0.08)

                        FOR THE YEAR ENDED JUNE 30, 1997

FOSTER

The Foster actual column represents the combined income statement of the Foster companies for the period from July 1, 1996 through August 31, 1996, the date of acquisition.

     (e) Represents the addition of a $167,000 management fee paid by the Company to the seller.


     (f) Represents the Company's lease expense on the seven skilled nursing facilities based on the lessor's cost of $41,385,000 at a 10.71% lease rate (based on a 360-day year) net of a $16,000 reduction of lease expense representing amortization of straight-line lease liability (See note 1(m) to the consolidated financial statements of the Company) for the period from July 1, 1996 through August 31, 1996, the date of acquisition (($41,385,000 x 10.71%/360 days x 62 days) - $16,000 =
         $747,000).



     (g) Represents the net of (i) elimination of historical depreciation and amortization of the seller; (ii) the addition of the Company's depreciation; (iii) the amortization of the excess of the purchase price over the fair value of the assets acquired of $1,851,000 over 25 years and (iv) the amortization of deferred financing costs of $598,000 over 12 years, calculated as follows (dollars in thousands):



        Depreciation and amortization of seller..............................  $(181)
        Depreciation on facilities acquired..................................     31
        Goodwill amortization................................................     12
        Amortization of deferred financing costs.............................      8
                                                                               -----
                                                                               $(130)
                                                                               =====


     (h) Represents the elimination of interest income of the seller since the Company did not acquire the interest bearing financial instruments which generated this interest income.

     (i) Represents the net effect of eliminating interest expense on capital-related financing of the seller not assumed by the Company of $244,000 and the addition of interest expense on the Company's $3,115,000 financing at 10.7%.

     (j) Represents the net tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.

KEYSTONE

The Keystone actual column represents the combined income statement of the Keystone companies for the period from July 1, 1996 through January 31, 1997, the date of acquisition.

     (k) Represents adjustments to reflect the Company's rent expense based on the REIT's costs of $21,600,000 at 10% lease rate net of a $65,000 reduction of lease expense representing amortization of lease deposit funding from a REIT. (See note 1(m) to the Consolidated Financial Statements of the Company).

     (l) Represents the net effect of (i) eliminating the prior owners' depreciation and (ii) the amortization of the excess of the purchase price over the fair value of the assets acquired of $1,840,000 over 25 years (dollars in thousands):

        Seller's depreciation................................................  $(381)
        Goodwill amortization................................................     43
                                                                               -----
                                                                               $(338)
                                                                               =====

        Approximately $308,000 was allocated to the cost of land acquired in this transaction which represented the estimated fair value of the improved land.

                        FOR THE YEAR ENDED JUNE 30, 1997

     (m) Represents elimination of seller's interest expense on long-term debt which was not assumed by the Company.

     (n) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.

CLARK

The Clark actual column represents the income statements for three of the Clark operations for the period from July 1, 1996 through May 15, 1997 (the date of acquisition) combined with the income statement for the fourth Clark operation for the period from July 1, 1996 through June 30, 1997. This facility was acquired on August 18, 1997 and was immaterial to the consolidated financial statements of the Company.

     (o) Represents adjustments to reflect: (i) the elimination of the seller's lease costs of $153,000; (ii) the Company's lease expense based on the lessor's cost of $4,001,000 at a 10% lease rate for the three facilities purchased May 15, 1997 for the period July 1, 1996 through May 15, 1997, the date of acquisition; and (iii) the Company's lease expense based on the lessor's cost of $1,334,000 at a 10% lease rate for the facility purchased August 18, 1997 for the period July 1, 1996 through June 30, 1997 and (iv) a $13,000 reduction of lease expense representing amortization of lease deposit funding from the REIT. (See note 1(m) to the Consolidated Financial Statements of the Company).

     (p) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.

FELTROP

The Feltrop actual column represents the income statement of Feltrop for the year ended June 30, 1997.

     (q) Represents the net adjustment of (i) depreciation expense to equal the Company's estimated depreciation and (ii) the amortization of the excess of the purchase price over the fair value of the net assets acquired. Adjustment is calculated as follows (dollars in thousands):

         Annual depreciation.................................................  $144
         Seller's depreciation...............................................   (73)
                                                                               -----
                                                                                 71
         Annual goodwill amortization ($1,550/40 years)......................    40
                                                                               -----
         Net adjustment......................................................  $111
                                                                               =====

     (r) Represents the elimination of (i) seller's interest income, (ii) interest expense on the debt of the seller not assumed by the Company, and (iii) interest expense on the Company's $5,842,000 bridge financing at 10.5%.

     (s) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.

                        FOR THE YEAR ENDED JUNE 30, 1997

BUTLER

     (t) Represents the net adjustment of (i) depreciation expense to equal the Company's estimated depreciation and (ii) the amortization of the excess of the purchase price over the fair value of the net assets acquired. Adjustment is calculated as follows (dollars in thousands):


         Annual depreciation.................................................  $210
         Seller's depreciation...............................................  (135)
                                                                               -----
                                                                                 75
         Annual goodwill amortization ($3,093/40 years)......................    77
                                                                               -----
         Net adjustment......................................................  $152
                                                                               =====



     (u) Represents the elimination of (i) seller's historical interest income since the Company did not acquire the financial instruments which generated this interest income, (ii) interest expense on debt of the seller not assumed by the Company, and (iii) interest expense on the Company's $9,554,000 bridge financing at 10.5%.


     (v) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.

NORTHRIDGE

The Northridge actual column represents the income statement of Northridge for the year ended June 30, 1997.

     (w) Represents the net adjustment of (i) depreciation expense to equal the Company's estimated depreciation and (ii) the amortization of the excess of the purchase price over the fair value of the net assets acquired. Adjustment is calculated as follows (dollars in thousands):

         Annual depreciation.................................................  $167
         Seller's depreciation...............................................  (142)
                                                                               -----
                                                                                 25
         Annual goodwill depreciation ($3,349/40 years)......................    84
                                                                               -----
         Net adjustment......................................................  $109
                                                                               =====

     (x)  Represents the elimination of (i) seller's historical interest income,
          (ii) interest expense on the debt of the seller not assumed by the Company, and (iii) interest expense on the Company's $8,549,000 bridge financing at 10.5%.

     (y) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.

                        FOR THE YEAR ENDED JUNE 30, 1997

GETHSEMANE

The actual Gethsemane column represents the combined income statement of Gethsemane for the year ended June 30, 1997.

     (z) Represents the net adjustment of (i) depreciation expense to equal the Company's estimated depreciation and (ii) the amortization of the excess of the purchase price over the fair value of the net assets acquired. Adjustment is calculated as follows (dollars in thousands):


         Annual depreciation.................................................  $183
         Seller's depreciation...............................................  (120)
                                                                               -----
                                                                                 63
         Annual goodwill amortization ($535/40 years)........................    13
                                                                               -----
         Net adjustment......................................................  $ 76
                                                                               =====


     (aa) Represents the elimination of (i) interest expense on debt of the seller not assumed by the Company, and (ii) interest expense on the Company's $5,528,000 bridge financing at 10.5%.

     (bb) Represents the tax provision on the adjusted pro forma income at an estimated consolidated statutory tax rate of 40%.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                               PHARMACY
                                                                                   RECENT     DIVESTITURE
                                                                   THE COMPANY   ACQUISITIONS  PRO FORMA       CONSOLIDATED
                                                                     ACTUAL      PRO FORMA    ADJUSTMENTS       PRO FORMA
                                                                   -----------   ----------   -----------      ------------
ASSETS
  Current Assets:
    Cash and cash equivalents....................................    $ 2,362      $      0      $ 4,700(a)       $  7,062
    Accounts receivable..........................................      7,774             0            0             7,774
    Deferred costs...............................................      2,373             0            0             2,373
    Prepaid expenses and other current assets....................      1,938             0           (2)(a)         1,936
    Assets held for sale.........................................      4,801             0       (1,802)(a)         2,999
                                                                     -------        ------      -------          --------
        Total current assets.....................................     19,248             0        2,896            22,144
  Due to/from affiliates.........................................          0             0            0                 0
  Investments in subsidiaries....................................          0             0            0                 0
  Restricted investments.........................................      2,594             0            0             2,594
  Property and equipment, net....................................      4,841        20,946            0            25,787
  Goodwill, net..................................................      2,290         8,527            0            10,817
  Other assets...................................................      2,651             0            0             2,651
                                                                     -------        ------      -------          --------
        Total assets                                                 $31,624      $ 29,473      $ 2,896          $ 63,993
                                                                     =======        ======      =======          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Current portion of long-term debt and short-term
      borrowings.................................................    $    98      $ 29,473      $     0            29,571
    Accounts payable.............................................      4,858             0            0             4,858
    Accrued payroll..............................................      1,154             0            0             1,154
    Accrued expenses.............................................      2,172             0            0             2,172
                                                                     -------        ------      -------          --------
        Total current liabilities................................      8,282        29,473            0            37,755
  Long-term debt.................................................      8,354             0            0             8,354
  Straight-line lease liability..................................      3,166             0            0             3,166
  Deferred revenues..............................................        604             0            0               604
  Other liabilities..............................................         70             0            0                70
                                                                     -------        ------      -------          --------
        Total liabilities........................................     20,476        29,473            0            49,949
                                                                     -------        ------      -------          --------
REDEEMABLE STOCK
  Series B.......................................................     13,875             0            0            13,875
                                                                     -------        ------      -------          --------
STOCKHOLDERS' EQUITY
  Preferred A stock..............................................          1             0            0                 1
  Common stock...................................................          5             0            0                 5
  Additional paid-in capital.....................................      3,335             0            0             3,335
  Accumulated earnings (deficit).................................     (6,068)            0        2,896(a)         (3,172)
                                                                     -------        ------      -------          --------
    Total stockholders' equity...................................     (2,727)            0        2,896               169
                                                                     -------        ------      -------          --------
        Total liabilities and stockholders' equity...............    $31,624      $ 29,473      $ 2,896            63,993
                                                                     =======        ======      =======          ========


                                                                                                CONSOLIDATED
                                                                    OFFERING                     PRO FORMA
                                                                   ADJUSTMENTS   ELIMINATIONS   AS ADJUSTED
                                                                   -----------   ------------   ------------
ASSETS
  Current Assets:
    Cash and cash equivalents....................................   $  22,721(b)   $      0       $ 29,783
    Accounts receivable..........................................           0             0          7,774
    Deferred costs...............................................           0             0          2,373
    Prepaid expenses and other current assets....................           0             0          1,936
    Assets held for sale.........................................           0             0          2,999
                                                                     --------       -------
        Total current assets.....................................      22,721             0         44,865
  Due to/from affiliates.........................................           0             0              0
  Investments in subsidiaries....................................      29,473(b)    (29,473)             0
  Restricted investments.........................................           0             0          2,594
  Property and equipment, net....................................           0             0         25,787
  Goodwill, net..................................................           0             0         10,817
  Other assets...................................................           0             0          2,651
                                                                     --------       -------
        Total assets                                                $  52,194      $(29,473)      $ 86,714
                                                                     ========       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Current portion of long-term debt and short-term
      borrowings.................................................   $ (29,514)     $      0       $     57
    Accounts payable.............................................           0             0          4,858
    Accrued payroll..............................................           0             0          1,154
    Accrued expenses.............................................           0             0          2,172
                                                                     --------       -------
        Total current liabilities................................     (29,514)            0          8,241
  Long-term debt.................................................      (8,110)(b)          0           244
  Straight-line lease liability..................................           0             0          3,166
  Deferred revenues..............................................           0             0            604
  Other liabilities..............................................           0             0             70
                                                                     --------       -------
        Total liabilities........................................     (37,624)            0         12,325
                                                                     --------       -------
REDEEMABLE STOCK
  Series B.......................................................     (13,875)            0              0
                                                                     --------       -------
STOCKHOLDERS' EQUITY
  Preferred A stock..............................................          (1)(b)          0             0
  Common stock...................................................          11(b)          0             16
  Additional paid-in capital.....................................     103,683(b)    (29,473)        77,545
  Accumulated earnings (deficit).................................           0             0         (3,172)
                                                                     --------       -------
    Total stockholders' equity...................................     103,693       (29,473)        74,389
                                                                     --------       -------
        Total liabilities and stockholders' equity...............   $  52,194      $(29,473)      $ 86,714
                                                                     ========       =======

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              RECENT ACQUISITIONS
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                           FELTROP                             BUTLER                     NORTHRIDGE
                               --------------------------------   --------------------------------   --------------------
                                         PRO FORMA    PRO FORMA             PRO FORMA    PRO FORMA             PRO FORMA
                               ACTUAL   ADJUSTMENTS   SUBTOTAL    ACTUAL   ADJUSTMENTS   SUBTOTAL    ACTUAL   ADJUSTMENTS
                               ------   -----------   ---------   ------   -----------   ---------   ------   -----------
ASSETS
 Current Assets:
   Cash and cash
     equivalents.............. $   6      $    (6)(c)  $     0    $ 100      $  (100)(e)  $     0    $ 210      $  (210)(g)
   Accounts receivable........    28          (28)(c)        0        9           (9)(e)        0        1           (1)(g)
   Deferred costs.............     0            0            0        0            0            0        0            0
   Prepaid expenses and other
     current assets...........    17          (17)(c)        0       20          (20)(e)        0      323         (323)(g)
   Assets held for sale.......     0            0            0        0            0            0        0            0
                               ------      ------       ------    ------     -------       ------    ------     -------
       Total current assets...    51          (51)           0      129         (129)           0      534         (534)

                                                       GETHSEMANE
                                            --------------------------------     RECENT
                                PRO FORMA             PRO FORMA    PRO FORMA   ACQUISITIONS
                                SUBTOTAL    ACTUAL   ADJUSTMENTS   SUBTOTAL     PRO FORMA
                                ---------   ------   -----------   ---------   -----------
                               <
ASSETS
 Current Assets:
   Cash and cash
     equivalents..............   $     0    $  25      $   (25)(i)  $     0      $     0
   Accounts receivable........         0      205         (205)(i)        0            0
   Deferred costs.............         0        0            0            0            0
   Prepaid expenses and other
     current assets...........         0      107         (107)(i)        0            0
   Assets held for sale.......         0        0            0            0            0
                                  ------    -------
       Total current assets...         0      337         (337)           0            0
 Due to/from affiliates.......     0            0            0        0            0            0        0            0
 Investments in
   subsidiaries...............     0            0            0        0            0            0        0            0
 Restricted investments.......     0            0            0        0            0            0        0            0
 Property and equipment,
   net........................ 1,232        3,060(d)     4,292    3,704        2,757(f)     6,461    3,044        2,156(h)
 Goodwill, net................     0        1,550(d)     1,550        0        3,093(f)     3,093        0        3,349(h)
 Other assets.................     0            0            0        6           (6)(e)        0      186         (186)(g)
                               ------      ------       ------    ------     -------       ------    ------     -------
       Total assets........... $1,283     $ 4,559      $ 5,842    $3,839     $ 5,715      $ 9,554    $3,764     $ 4,785
                               ======      ======       ======    ======     =======       ======    ======     =======
LIABILITIES AND STOCKHOLDERS'
 EQUITY
 Current liabilities:
   Current portion of
     long-term debt and short-
     term borrowings.......... $ 117      $ 5,725(c)   $ 5,842    $ 266      $ 9,288(e)   $ 9,554    $ 193      $ 8,356(g)
   Accounts payable...........    40          (40)(c)        0       77          (77)(e)        0       28          (28)(g)
   Accrued payroll............     0            0            0       52          (52)(e)        0       47          (47)(g)
   Accrued expenses...........    83          (83)(c)        0       13          (13)(e)        0       40          (40)(g)
                               ------      ------       ------    ------     -------       ------    ------     -------
       Total current
        liabilities...........   240        5,602        5,842      408        9,146        9,554      308        8,241
 Long-term debt...............   944         (944)(c)        0    2,284       (2,284)(e)        0    2,819       (2,819)(g)
 Straight-line lease
   liability..................     0            0            0        0            0            0        0            0
 Deferred revenues............     0            0            0        0            0            0        0            0
 Other liabilities............     0            0            0        0            0            0        0            0
                               ------      ------       ------    ------     -------       ------    ------     -------
       Total liabilities...... 1,184        4,658        5,842    2,692        6,862        9,554    3,127        5,422
                               ------      ------       ------    ------     -------       ------    ------     -------
REDEEMABLE STOCK
 Series B.....................     0            0            0        0            0            0        0            0
                               ------      ------       ------    ------     -------       ------    ------     -------
STOCKHOLDERS' EQUITY
 Preferred A stock............     0            0            0        0            0            0        0            0
 Common stock.................     0            0            0       22          (22)(f)        0        3           (3)(h)
 Additional paid-in capital...     0            0            0      844         (844)(f)        0       50          (50)(h)
 Accumulated earnings
   (deficit)..................    99          (99)(d)        0      281         (281)(f)        0      584         (584)(h)
                               ------      ------       ------    ------     -------       ------    ------     -------
   Total stockholders'
     equity...................    99          (99)           0    1,147       (1,147)           0      637         (637)
                               ------      ------       ------    ------     -------       ------    ------     -------
       Total liabilities and
        stockholders'
        equity................ $1,283     $ 4,559      $ 5,842    $3,839     $ 5,715      $ 9,554    $3,764     $ 4,785
                               ======      ======       ======    ======     =======       ======    ======     =======

 Due to/from affiliates.......         0        0            0            0            0
                               <
 Investments in
   subsidiaries...............         0        0            0            0            0
 Restricted investments.......         0        0            0            0            0
 Property and equipment,
   net........................     5,200    3,902        1,091(j)     4,993       20,946
 Goodwill, net................     3,349        0          535(j)       535        8,527
 Other assets.................         0       11          (11)(i)        0            0
                                  ------    -------
       Total assets...........   $ 8,549    $4,250     $ 1,278      $ 5,528      $29,473
                                  ======    =======
LIABILITIES AND STOCKHOLDERS'
 EQUITY
 Current liabilities:
   Current portion of
     long-term debt and short-
     term borrowings..........   $ 8,549    $ 456      $ 5,072(i)   $ 5,528      $29,473
   Accounts payable...........         0      269         (269)(i)        0            0
   Accrued payroll............         0      121         (121)(i)        0            0
   Accrued expenses...........         0       18          (18)(i)        0            0
                                  ------    -------
       Total current
        liabilities...........     8,549      864        4,664        5,528       29,473
 Long-term debt...............         0    2,356       (2,356)(i)        0            0
 Straight-line lease
   liability..................         0        0            0            0            0
 Deferred revenues............         0        0            0            0            0
 Other liabilities............         0      343         (343)(i)        0            0
                                  ------    -------
       Total liabilities......     8,549    3,563        1,965        5,528       29,473
                                  ------    -------
REDEEMABLE STOCK
 Series B.....................         0        0            0            0            0
                                  ------    -------
STOCKHOLDERS' EQUITY
 Preferred A stock............         0        0            0            0            0
 Common stock.................         0       10          (10)(j)        0            0
 Additional paid-in capital...         0      240         (240)(j)        0            0
 Accumulated earnings
   (deficit)..................         0      437         (437)(j)        0            0
                                  ------    -------
   Total stockholders'
     equity...................         0      687         (687)           0            0
                                  ------    -------
       Total liabilities and
        stockholders'
        equity................   $ 8,549    $4,250     $ 1,278      $ 5,528      $29,473
                                  ======    =======

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1997

PHARMACY DIVESTITURE


     (a) Represents the sale of the Pharmacy's operations, furniture and equipment and certain prepaid expenses for net proceeds of $4,700,000. The goodwill allocation of $1,851,000 to the Pharmacy was determined using the estimated fair value of the pharmacy business based on discounted cash flows.


OFFERING ADJUSTMENTS


     (b) Assumes net proceeds from the Offering of $60,345,000 from the sale of 7,000,000 shares of common stock at $9.50 per share less assumed offering expenses of $6,155,000. The assumed use of proceeds is to repay long-term debt of $8,151,000 and to repay indebtedness of $29,473,000 incurred to fund the purchase price of four completed acquisitions; the balance of the proceeds retained for working capital and other general corporate purposes. Simultaneous with the offering, the Series A and Series B Preferred Stock will be converted into Common Stock.


FELTROP

     (c) To eliminate certain assets and liabilities of the seller which were not purchased or assumed by the Company. The current portion of long-term debt and short-term borrowings represents the net of (i) elimination of seller's debt of $117,000 and (ii) short-term debt of $5,842,000 incurred to finance the acquisition.

     (d) Purchase accounting adjustments to: (i) record property and equipment at estimated fair value, (ii) record goodwill for the excess of the purchase price over the fair value of the net assets acquired, (iii) eliminate seller's accumulated deficit (dollars in thousands):

                                                                   ESTIMATED    FAIR VALUE
                                 ASSET                            USEFUL LIFE    OF ASSET
        --------------------------------------------------------  -----------   ----------
        Land....................................................          --     $    430
        Building and improvements...............................    40 years        3,586
        Furniture and equipment.................................     5 years          276
                                                                                   ------
        Estimated fair value of assets at acquisition date......                    4,292
        Net fixed assets of seller at September 30, 1997........                   (1,232)
                                                                                   ------
        Property and equipment..................................                 $  3,060
                                                                                   ======
        Goodwill................................................                 $  1,550
                                                                                   ======
        Stockholders' equity....................................                 $    (99)
                                                                                   ======

        The estimated fair value was based on a valuation prepared by an independent appraiser.

BUTLER


     (e) To eliminate certain assets and liabilities of the seller which will not be purchased or assumed by the Company. The current portion of long-term debt and short-term borrowings represents the net of (i) elimination of seller's debt of $266,000 and (ii) short-term debt of $9,554,000 incurred to finance the acquisition.


     (f) Purchase accounting adjustments to: (i) record property and equipment at estimated fair value, (ii) record goodwill for the excess of the purchase price over the fair value of the net

                               SEPTEMBER 30, 1997

         assets acquired and (iii) eliminate the seller's historical stockholders' equity (dollars in thousands):


                                                                   ESTIMATED    FAIR VALUE
                                 ASSET                            USEFUL LIFE    OF ASSET
        --------------------------------------------------------  -----------   ----------
        Land....................................................          --     $    980
        Building and improvements...............................    40 years        4,863
        Furniture and equipment.................................     7 years          618
                                                                                   ------
        Estimated fair value of assets at acquisition date......                    6,461
        Net fixed assets of seller at September 30, 1997........                   (3,704)
                                                                                   ------
        Property and equipment..................................                 $  2,757
                                                                                   ======
        Goodwill................................................                 $  3,093
                                                                                   ======
        Stockholders' equity....................................                 $ (1,147)
                                                                                   ======


        The estimated fair value was based on a valuation prepared by an independent appraiser.

NORTHRIDGE


     (g) To eliminate certain assets and liabilities of the seller which will not be purchased or assumed by the Company and to record the short-term borrowings incurred to finance the purchase price of $8,549,000.


     (h) Purchase accounting adjustments (i) record property and equipment at estimated fair value, (ii) record goodwill for the excess of the purchase price over the fair value of the net assets acquired and (iii) eliminate the seller's historical stockholders' equity (dollars in thousands):

                                                                 ESTIMATED      FAIR VALUE
                                ASSET                           USEFUL LIFE      OF ASSET
        ------------------------------------------------------  -----------     ----------
        Land..................................................          --       $    390
        Building and improvements.............................    40 years          4,410
        Furniture and equipment...............................     7 years            400
                                                                                  -------
        Estimated fair value of assets at acquisition date....                      5,200
        Net fixed assets of seller at September 30, 1997......                     (3,044)
                                                                                  -------
        Property and equipment................................                   $  2,156
                                                                                  =======
        Goodwill..............................................                   $  3,349
                                                                                  =======
        Stockholders' equity..................................                   $   (637)
                                                                                  =======

     The estimated fair value was based on a valuation prepared by an independent appraiser.

GETHSEMANE


     (i) To eliminate certain assets and liabilities of the seller which will not be purchased or assumed by the Company and to record the short-term borrowings incurred to finance the purchase price of $5,528,000.

                               SEPTEMBER 30, 1997

     (j) Purchase accounting adjustments (i) record property and equipment at estimated fair value, (ii) record goodwill for the excess of the purchase price over the fair value of the net assets acquired and
          (iii) eliminate the seller's historical stockholders' equity (dollars in thousands):


                                                                 ESTIMATED      FAIR VALUE
                                ASSET                           USEFUL LIFE      OF ASSET
        ------------------------------------------------------  -----------     ----------
        Land..................................................          --       $    172
        Building and improvements.............................    40 years          4,465
        Furniture and equipment...............................     5 years            356
                                                                                  -------
        Estimated fair value of assets at acquisition date....                      4,993
        Net fixed assets of seller at September 30, 1997......                     (3,902)
                                                                                  -------
        Property and equipment................................                   $  1,091
                                                                                  =======
        Goodwill..............................................                   $    535
                                                                                  =======
        Stockholders' equity..................................                   $   (687)
                                                                                  =======


     The estimated fair value was based on a valuation prepared by an independent appraiser.

                                    BUSINESS

OVERVIEW

     The Company was formed in April 1995 to develop senior care continuums which meet the needs of upper middle, middle and moderate income populations in non-urban, secondary markets. The Company considers upper middle, middle and moderate income populations to consist of those individuals whose income and assets enable them to afford senior living and care services at average daily rates of $85, $75 and $65, respectively. The Company intends to utilize assisted living facilities in selected markets as the primary entry point and service platform to develop the Balanced Care Continuum consisting of various health care and hospitality services, including, where appropriate, rehabilitation therapies, physical, occupational and speech therapy, home health care services on an intermittent basis, dementia and Alzheimer's services and skilled/subacute care delivered in a skilled nursing setting, enabling residents to age in place. The Company believes that non-urban, secondary markets are underserved, highly fragmented and less prone to intense competition from larger providers. The Company believes that these factors will enable it to establish a leading position as a provider of a market differentiated, consumer preferred continuum of senior care services in such markets. To achieve its goals, the Company intends to: (i) provide a range of high quality, individualized senior care services and programs, (ii) develop the Balanced Care Continuum, (iii) focus on non-urban, secondary markets, (iv) continue developing the Company's signature assisted living facilities, (v) pursue growth through selective acquisitions,
(vi) achieve the benefits of regional density by clustering, and (vii) expand referral networks and strategic alliances.

     After its formation, the Company raised its initial $2 million private equity funding in September 1995. The Company obtained a $91 million financing commitment for acquisitions and assisted living facility development projects from a health care REIT in March 1996. A $12 million private equity funding followed which occurred in two stages in September 1996 and March 1997. The Company has a limited operating history and has incurred operating losses since its inception. See "Risk Factors -- Limited Operating History; Losses."


     Since its inception, the Company has grown primarily through acquisitions. The Company completed the Recent Acquisitions of Foster in August 1996, Keystone in January 1997, Clark in May and August 1997, Feltrop and Butler in October 1997, Northridge in December 1997 and Gethsemane in January 1998. The Company completed the Pharmacy Divestiture in October 1997. The Company has also leased two facilities and has designed, developed and opened eight of its signature assisted living facilities. As of January 2, 1998, the Company operated a total of 32 assisted living facilities, 13 skilled nursing facilities and four independent living facilities in Pennsylvania, Missouri, Arkansas, North Carolina and Wisconsin, as well as a home health care agency in Missouri and a rehabilitation therapy operation in Pennsylvania. Assuming completion of the planned divestiture of the Company's assisted living facilities in Wisconsin, the Company will own nine and lease 33 senior living and health care facilities in Pennsylvania, Missouri, Arkansas and North Carolina with a capacity for 1,398 assisted living residents, 1,294 skilled nursing patients and 154 independent living residents. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Planned Divestiture" and "Unaudited Pro Forma Financial Information." In addition to the eight signature assisted living facilities opened to date by the Company, the Company anticipates opening an additional two signature assisted living facilities, all of which are currently under construction, prior to February 1998.


     The Balanced Care Continuum is being developed to deliver consumer-focused health care and hospitality services that balance seniors' desire for independence with their evolving health care needs. The Company's philosophy includes the belief that wellness and preventative therapy will strengthen residents, improve their health and forestall the deterioration that generally accompanies aging, thus extending their lives and lengths of stay in assisted living facilities. The Company's wellness-oriented program, Balanced Gold(SM), has been developed to predict and proactively address resident care needs, including stabilizing and improving residents' cognitive, emotional and physical well being. The Balanced Gold(SM) program is included in the Company's core services package at each of its newly-developed signature assisted living facilities, and the Company intends to implement all or part of the program at its other assisted living facilities as appropriate. Preventative, restorative and rehabilitative services are also expected to be made available to residents through outpatient medical rehabilitation, home health care, programs for residents with Alzheimer's and other services provided by the Company or by an alliance partner or other third party. By offering services and programs that are intended to enable residents to stay healthier longer and prolong their stay at assisted living facilities, the Company believes that its services and programs will address the preferences and needs of seniors, while at the same time forestalling the need for residents to move to a more costly long-term care setting, such as a skilled nursing facility. As resident needs mandate migration into a skilled nursing or subacute program, the Company believes that its skilled nursing facilities will provide a transition for the resident with a focus on demonstrated outcomes and cost effective care. The Company believes that its approach to senior care will enable it to be a leading provider of a continuum of senior care services in targeted non-urban, secondary markets.

THE SENIOR CARE INDUSTRY

     The senior care industry is characterized by a wide range of living accommodations and health care services. For those who are able to live in a home setting, home health care and other limited services can be provided. Community housing or retirement centers, which are commonly referred to as independent living facilities, are also available to persons who need limited assistance, such as with meal preparation, housekeeping and laundry. Assisted living facilities are typically for those persons whose physical or cognitive frailties have reached a stage where other living accommodations can no longer provide the level of care required but who do not yet need the continuous medical attention provided in a skilled nursing facility. Generally, assisted living facilities provide a combination of housing and 24-hour personal support services designed to assist seniors with activities of daily living ("ADLs"), which include bathing, eating, personal hygiene, grooming, ambulating and dressing. Certain assisted living facilities also offer higher levels of personal assistance for residents with Alzheimer's disease or other forms of dementia. Skilled nursing facilities provide care for those who need a minimum of three hours of nursing per day.

     The senior care industry, including assisted living, is highly fragmented and characterized by numerous providers whose services, experience and capital resources vary widely. The Company believes that few operators of assisted living facilities, particularly those in secondary markets, focus on providing a range of senior living and health care services that have been designed to enable residents to stay in a preferred setting longer. Most of the markets targeted by the Company for development have existing assisted living and/or skilled nursing providers.

     The Company believes that the assisted living industry is evolving as the preferred alternative to meet the growing demand for a cost effective setting for those seniors who cannot live independently due to physical or cognitive frailties, but who do not require the more intensive medical attention provided by a skilled nursing facility. According to the United States Bureau of the Census, approximately 45% of persons aged 85 years and older, approximately 24% of persons aged 80 to 84 and approximately 20% of persons aged 75 to 79 need assistance with ADLs. In 1996, according to industry estimates, the assisted and independent living industries generated approximately $12 to $14 billion in revenues.

     The Company believes that a number of factors will contribute to the continued growth of the assisted living industry, including:

  Consumer Preference

     The Company believes that assisted living is increasingly becoming the setting preferred by prospective residents as well as their families, who are often the decision makers for seniors. Assisted living is generally a more attractive, service oriented and lower cost alternative to other types of senior care facilities, offering seniors greater independence and allowing them to age in place in a residential setting.

  Cost Effectiveness

     Assisted living facilities provide a cost effective alternative to other types of facilities that may provide more care than a senior needs. The average annual cost for a patient in a skilled nursing facility approaches $40,000 and, in the case of a private pay patient, can exceed $75,000 per year in certain markets. In contrast, the average annual cost for a resident of an assisted living facility is generally 30% to 50% lower than skilled nursing facilities located in the same region. Additionally, the Company also believes that the cost of assisted living services compares favorably with home health care, particularly when costs associated with housing, meals and personal care assistance are taken into account.

  Changing Income and Family Dynamics

     The Company believes that the increasing income of seniors, as well as changing family dynamics, will increase the demand for assisted living and health care services. According to the United States Bureau of the Census, the median income of the elderly population has been increasing. Accordingly, the Company believes that the number of seniors who are able to afford high-quality senior residential services such as those offered by the Company will also increase. Additionally, the number of two-income households has increased over the last decade and the geographical separation of senior family members from their adult children has risen. As a result, many families that traditionally would have provided the care and services offered by the Company to senior family members are less able to do so. The Company believes that assisted living facilities represent an attractive and independent environment for senior family members.

  Demographics

     The target market for the Company's services are persons generally 75 years and older, one of the fastest growing segments of the United States population. According to the United States Bureau of the Census, the portion of the United States population aged 75 and older is expected to increase by approximately 29%, from approximately 13.0 million in 1990 to approximately 16.8 million by the year 2000, and the number of persons aged 85 and older, as a segment of the United States population, is expected to increase by approximately 43%, from approximately 3.0 million in 1990 to over 4.3 million by the year 2000. Furthermore, the number of persons afflicted with Alzheimer's disease is also expected to increase in the coming years. According to data published by the American Psychiatric Association, Alzheimer's disease affects approximately 5% to 8% of individuals over the age 65, 15% to 20% of individuals over the age of 75 and 25% to 50% of individuals over the age of 85.

  Supply/Demand Imbalance

     The Company believes that non-urban secondary markets are often underserved with respect to assisted living facilities. Based on bed need analyses performed by the Company in connection with the prospective development of its assisted living facilities, the need for the Company's services in its target markets is typically three times the number of beds sought to be developed. When combined with its market differentiated services package, the Company believes that it is well positioned to be the preferred provider of senior care services in its targeted markets.

     While the senior population is growing significantly, the supply of skilled nursing beds per thousand persons aged 85 years and older is declining. This imbalance may be attributed to a number of factors in addition to the aging of the population. Many states, in an effort to maintain controls of Medicaid expenditures on long-term care, have implemented more restrictive certificate-of-need regulations or similar legislation that restricts the supply of licensed skilled nursing facility beds. Additionally, acuity-based reimbursement systems have encouraged skilled nursing facilities to focus on higher acuity patients. The Company also believes that high construction costs and limits on government reimbursement for the full cost of construction and start-up expenses will also contain the growth and supply of traditional skilled nursing beds. These factors, taken in combination, result in relatively fewer skilled nursing beds available for the increasing number of seniors who require assistance with ADLs but do not require 24-hour medical attention.

THE BALANCED CARE PHILOSOPHY

     The Company's philosophy for addressing seniors' living and care needs includes the belief that wellness and preventative therapy will strengthen residents, improve their health and forestall the deterioration that generally accompanies aging, thus extending their lives and lengths of stay in assisted living facilities. As a result, elements of the Balanced Care Continuum include the Company's Balanced Gold(SM) program and the provision of medical rehabilitation, home health, skilled nursing and subacute care services.

BALANCED CARE STRATEGY

     The Company's objective is to be a leading provider of continuums of senior living and health care services in selected non-urban, secondary markets. In order to achieve this goal, the Company intends to:

  Provide a Range of High Quality, Individualized Senior Care Services and Programs

     The Company's individualized care and living programs are designed to enable the Company to provide a range of services and programs that maximize resident satisfaction, strengthen residents, improve their overall health and forestall the deterioration that generally accompanies aging. The Company's admission process is designed to identify the unique needs of each resident and to work with the resident, the resident's family, physicians and Company staff in developing an individualized living program which meets the care needs, living preferences and income level of the resident. The individualized care program is periodically reviewed and updated to ensure that the residents' needs are being met as they evolve.

  Develop the Balanced Care Continuum

     The Balanced Care Continuum is being developed to provide consumer-focused health care and hospitality services delivered in an attractive and appropriate setting that balances seniors' desire for independence with their evolving health care needs, thus enabling the Company to retain residents longer as they age in place. The Company intends to develop the Balanced Care Continuum utilizing assisted living facilities in selected markets as the primary entry point into, and service platform from which to build, comprehensive senior care and living services, including medical rehabilitation, home health care, skilled nursing and subacute care. Depending on the characteristics of a particular market, the Company may offer all or a portion of the Balanced Care Continuum to seniors in that market. Elements of the Balanced Care Continuum include the following programs and services (See "-- Care and Services Programs"):

     Balanced Gold(SM) Program. The key factors leading to the discharge of a resident from an assisted living facility into a more costly, less home-like setting include falls, incontinence and cognitive impairment. The Company has developed its Balanced Gold(SM) wellness-oriented program to specifically address a variety of factors that can affect adversely the health of assisted living residents, including balance and gait difficulties, incontinence, cognitive impairment, stress due to pain and chronic conditions and grieving due to multiple losses in the residents' life. The Balanced Gold(SM) program includes tai chi exercise to improve balance and gait problems; individually designed exercise programs, including incontinence and pelvic exercises and diet guidelines; "Wisdom Keeper" programs to challenge and stimulate mental capabilities; "Relaxation and Vitality" programs of deep breathing, stretching exercises and sitting and walking meditation; "Golden Living" programs to assist with grief and loss; gardening to encourage nurturing and independence; and walking programs to promote health and fitness. Company staff, in consultation with the resident as well as his or her family and medical consultants, determine which of the Balanced Gold(SM) activities are appropriate and best suited to the resident's needs, interests and capabilities. The Balanced Gold(SM) program is included as an integral and differentiating element of the Company's core services package at each of its newly-developed signature assisted living facilities, and the Company intends to implement all or part of the program at its other assisted living facilities as appropriate. See "-- Care and Services Programs -- Balanced Gold(SM)."

     Medical Rehabilitation. The Company believes that rehabilitation and strengthening significantly improve the health of residents and prevent injuries. Rehabilitation services include preventative therapies designed to forestall the development of further frailties, and restorative therapies for residents who have a specific illness, injury, condition or disease but do not require many of the services provided in a skilled nursing facility or an acute care hospital. These services may be provided through a Company-owned skilled nursing facility or medical rehabilitation operation or through alliances with other providers. The Company's signature assisted living facilities have been specifically designed to accommodate medical rehabilitation services and to include fully-equipped therapy gyms. See "-- Care and Services
Programs -- Medical Rehabilitation."

     Home Health Care. The Balanced Care Continuum includes home health care services offered to seniors in their homes as well as to residents of the Company's assisted living or independent living facilities. Home health care services include specialty nursing to individuals with long-term chronic health conditions, disabilities or post-procedural needs, as well as respiratory, monitoring and other medical equipment and supplies. In addition to expanding the range of services offered, the provision of home care to at-home residents is also expected to enable the Company to identify and establish relationships with potential new residents for its assisted living facilities. See "-- Care and Services Programs -- Home Health Care."

     Skilled Nursing and Subacute Care. When the condition of an assisted living resident has deteriorated such that it is no longer appropriate for the resident to remain in an assisted living facility, the Company will discharge the resident to a skilled nursing or subacute care facility. To ensure that residents receive cost effective care in the appropriate care setting, the Company has identified specific discharge criteria which indicate that a resident requires the continuous attention of a skilled nurse or physician. As assisted living industry regulations become more restrictive, discharge criteria such as those that the Company has identified will become increasingly important in determining which residents are appropriate for the Company's assisted living facilities. The Balanced Care Continuum encompasses owned and operated or strategically aligned relationships with skilled nursing and subacute care facilities in the Company's markets. See "-- Care and Services
Programs -- Skilled Nursing and Subacute Services."

  Focus on Non-Urban, Secondary Markets

     The Company intends to continue to focus on providing a continuum of senior living and health care services to upper middle, middle and moderate income populations in non-urban, secondary markets. The Company considers upper middle, middle and moderate income populations to consist of those individuals whose income and assets enable them to afford senior living and care services at average daily rates of $85, $75 and $65, respectively. These markets are believed to be underserved, highly fragmented, less prone to intense competition from larger providers, and otherwise have characteristics that the Company believes will enable it to establish a leading position within a targeted market. The Company generally considers a non-urban market with a population of between 10,000 and 200,000 to be a "secondary market."

     Management believes that the Company's competitive position in its targeted markets is enhanced by the disciplined practices applied to market selection. The Company utilizes an in-house developed model for market analysis to determine the net bed need expected for each community. This analysis considers such factors as population, income and age demographics and the number of competitor beds in the market to arrive at the demonstrated net bed need, excluding the facility proposed by the Company. A net bed need of at least three times the size proposed is necessary in order for the Company to proceed to enter that market. Also considered are the opportunity for the Company to offer a range of services comprising the senior living and health care continuum, the sophistication of competitor facilities, and the ability to maximize management resources in a specific market by clustering its development and operating activities.

  Continue Developing the Balanced Care Signature Assisted Living Facilities


     The Company has designed three signature assisted living facility models to attract the upper middle, middle and moderate upward income populations in its target markets. The Company's signature assisted living facilities range in size from 48 units to 106 units and are designed to accommodate the full range of assisted living services offered by the Company, including the Company's core services Balanced Gold(SM) program, as well as a special program for residents with Alzheimer's and other forms of dementia. In addition, the Company's signature facilities are each designed to include a fully-equipped medical rehabilitation therapy gym and treatment rooms. Medical rehabilitation services are provided by certified physical, occupational and speech therapists and psychologists, with physician oversight. By providing a consistent level of high quality services in an easily recognized signature facility, the Company anticipates creating brand-name awareness within a market for a range of care and income levels. In addition to the eight signature assisted living facilities opened to date, the Company anticipates opening an additional two facilities, currently under development, prior to February 1998. During the next three years, the Company plans to develop approximately 75 of these signature facilities in its targeted markets.


  Pursue Growth Through Selective Acquisitions


     Since its inception, the Company's growth has been primarily attributable to acquisitions. The Company has acquired or leased 24 assisted living facilities with a capacity for 1,119 residents, 13 skilled nursing facilities with a capacity for 1,294 patients, and four independent living facilities with a capacity for 140 residents, as well as a home health care agency (excluding the Company's seven Wisconsin assisted living facilities and the Pharmacy). The Company intends to pursue selective acquisitions to enter new markets, to enable the Company to develop and provide one or more components of the Balanced Care Continuum in its markets, to create clusters of assisted living facilities in selected markets, to benefit from operating efficiencies and to develop a leading market position. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Planned Divestiture" and "Unaudited Pro Forma Financial Information."


  Achieve the Benefits of Regional Density by Clustering

     The Company's development and acquisition strategies focus on clustering facilities to achieve maximum regional density and to provide residents with a seamless range of services, prices and settings along a continuum of care and cost. The Company believes that this strategy will enable it to achieve operational and management efficiencies while delivering high quality care and services within its target markets. In addition, clustering will enable the Company to coordinate the marketing of Balanced Care Continuum components including assisted living, medical rehabilitation, home health care, skilled nursing and subacute care. Regional density will also allow the Company to benefit from community familiarity with assisted living generally, and with the Company's signature assisted living models in particular.

  Expand Referral Networks and Strategic Alliances

     The Company believes that strategic alliances can be a cost effective means of providing the Balanced Care Continuum and a means of easing an individual's transition from one setting to another. Accordingly, the Company will consider entering into joint ventures or other alliances with local and regional hospital systems, skilled nursing facilities, medical rehabilitation providers, home health care and other senior health care providers and physicians, as well as managed care organizations. The Company believes that such arrangements or alliances, which could range from joint marketing arrangements to joint venture arrangements, will enable it to be strategically positioned within its targeted markets.

CARE AND SERVICES PROGRAMS

     The Company offers a continuum of services to seniors that include assisted living, medical rehabilitation, home health care, skilled nursing, subacute care and independent living services.

  Assisted Living Services

     Admission; Resident Care Plan. The Company intends that its assisted living facilities be the principal entry point into the Balanced Care Continuum. As a result, the assisted living admission process is crucial to the proper placement of residents and in the development of tailored resident care plans. Upon admission to one of the Company's assisted living facilities, a physician assesses the resident's health status and determines his or her care needs. A lifestyle assessment is also conducted in consultation with the resident, as well as his or her family and medical consultants, to determine the resident's care and services preferences. From this assessment, each resident's individualized care plan is developed to ensure that all staff members rendering services meet the resident's specific needs and preferences whenever possible. Each resident's care plan is reviewed periodically to determine when a change in services is needed. The Company seeks to provide assisted living services that allow a resident to maintain a dignified, independent lifestyle. Residents and their families are encouraged to be partners in their care and to take as much responsibility as possible for their well being.

     Care and Services. The Company offers a range of assisted living care and services which are available 24 hours per day at each of its assisted living facilities. The core services package offered by the Company includes personal care, support and certain supplemental services. Personal care services include assistance with ADLs, such as ambulating, bathing, dressing, eating, grooming, personal hygiene, monitoring or assistance with medications and confusion management. Support services include meal preparation, assistance with social and recreational activities, laundry services, general housekeeping, maintenance services and transportation services. Supplemental services, which are offered at an extra charge, include extra transportation services, beauty and barber services, extra laundry services and non-routine care services. The Balanced Gold(SM) program is included in the Company's core services package at each of its newly-developed signature assisted living facilities, and the Company intends to implement all or part of the program at its other assisted living facilities as appropriate. The Company's facilities have been designed to accommodate special programs including those for residents with Alzheimer's and other forms of dementia, as well as medical rehabilitation and home health care services. Medical rehabilitation services are provided by certified physical, occupational and speech therapists and psychologists, with physician oversight. Home health care services are provided through the Company's licensed home health agency in Missouri or by a third party.

     Balanced Gold(SM). The Company's Balanced Gold(SM) program is a wellness-oriented program which assists residents in remaining independent and involved with their families, other residents and the local community. The Balanced Gold(SM) program is included in the Company's core services package at each of its newly-developed signature assisted living facilities, and the Company intends to implement all or part of the program at its other assisted living facilities as appropriate. Balanced Gold(SM) is designed to address a variety of factors that may affect adversely the health of assisted living residents, including balance and gait difficulties, incontinence, cognitive impairment, stress due to pain and chronic conditions and grieving due to multiple losses in the resident's life. The Balanced Gold(SM) program includes tai chi exercise to improve balance and gait problems; individually designed exercise programs, including incontinence and pelvic exercises and diet guidelines; "Wisdom Keeper" programs to challenge and stimulate mental capabilities; "Relaxation and Vitality" programs of deep breathing, stretching exercises and sitting and walking meditation; "Golden Living" programs to assist with grief and loss; gardening to encourage nurturing and independence; and walking programs to promote health and fitness. Company staff, in consultation with the resident, as well as his or her family and medical consultants, determine which of the Balanced Gold(SM) activities are appropriate and best suited to the resident's needs, interests and capabilities.

     Alzheimer's Program. The Company is developing, with the assistance of its Health Care Advisory Board, an approach to Alzheimer's and other forms of dementia that includes specialized assessments and clinical approaches for early and accurate detection, placement and intervention. To meet the needs of residents with Alzheimer's disease and other related forms of dementia, the Company is developing specially designed programs to maintain familiarity, reduce confusion, and still provide a pleasant and appropriate living environment for these residents. The Company's approach to Alzheimer's also calls for support groups to be organized in conjunction with the local chapter of the Alzheimer's Association to provide a safe and supportive community through which caregivers can share their thoughts and concerns. The Company's signature assisted living facilities are designed to enable these specialized services to be provided at all future locations.

     The Company currently operates an Alzheimer's program at one of its assisted living facilities and at three dedicated units in its skilled nursing facilities. These units feature areas specifically designed to provide attention, care and services needed to help residents with Alzheimer's maintain a higher quality of life. The Alzheimer's team members are specially trained to understand behavior, maximize function, promote safety and encourage resident independence.

     Medication Management. Each assisted living facility contracts with a pharmacy to provide prescription drugs to those residents who desire to utilize the pharmacy. Residents are free to use a pharmacy of their choice. Additionally, subject to state regulatory requirements, at the resident's request, and based on the facility's assessment of the resident's needs, the assisted living facility may manage a resident's medications by storing prescription drugs within the facility, delivering the drugs to the resident and reminding the resident when the medications need to be taken.

     Assisted Living Charges. Monthly assisted living resident charges are based, in part, on the type of assisted living suite selected and are set at rates designed to be within the means of seniors in the secondary markets served by the Company. In addition to its core services package, the Company offers three additional levels of services to residents whose frailties or medical condition are more acute. These additional levels of services are currently offered at prices equal to 4%, 8%, and 12% above the price of the Company's core assisted living services package. As of June 30, 1997, approximately 25%, 20% and 10% of the Company's assisted living residents received services at the first, second and third levels of additional services, respectively. Substantially all of the Company's current revenues from the provision of assisted living services are attributable to private payors.

  Medical Rehabilitation Services

     The Company's philosophy for addressing seniors' living and care needs includes the belief that preventative therapy will strengthen residents, improve their overall health and forestall the deterioration that generally accompanies aging, thus extending their lives and lengths of stay in assisted living facilities. The Company has developed specialized medical rehabilitation programs to address the needs of seniors, including programs to specifically address balance and gait difficulties, incontinence, lymphodema, pain and osteoarthritis, as well as specific preventative therapy programs for seniors. For residents in the Company's signature assisted living facilities, each rehabilitation program is followed up with specialized regimens offered as part of the Balanced Gold(SM) program. Should a resident's condition warrant additional rehabilitation, on-staff and contracted therapists are available.

     The Company currently provides medical rehabilitation services, including physical and occupational therapy, on an outpatient basis to residents at two of its assisted living facilities as well as to patients in a surrounding community. These outpatient services are provided through the Company's licensed rehabilitation agency in Pennsylvania or certain of its skilled nursing facilities. Rehabilitation services are provided at the Company's other facilities through contract services, outpatient rehabilitation facilities or home health agencies.

     The Company intends to establish or acquire additional licensed rehabilitation agencies in those states where it is developing assisted living facilities. These agencies will enable the Company to provide medical rehabilitation services to its assisted living residents and the surrounding communities. Additionally, the Company may enter into strategic joint venture relationships with rehabilitation providers to provide medical rehabilitation in certain markets.

     Substantially all of the Company's current revenues from provision of medical rehabilitation services are attributable to federal government reimbursement programs.

  Home Health Care Services

     The Company provides home health care services through its licensed home health agency in Missouri to residents at five of its assisted and independent living facilities and patients from the surrounding areas. The services the Company provides include: (i) general and specialty nursing services to individuals with acute illness, long-term chronic health conditions, permanent disabilities, terminal illnesses or post-procedural needs; (ii) therapy services consisting of, among other things, physical, occupational, speech, and medical social services; (iii) personal care services and assistance with ADLs; (iv) hospice care for persons in the final phases of incurable disease; (v) respiratory, monitoring, medical equipment and supplies; and (vi) a comprehensive range of home infusion and enteral therapies. The Company intends to develop, acquire or manage home health care service businesses in order to provide home health care services at other facilities and to seniors living in surrounding areas. Assisted living residents receiving home health care services may require skilled nursing services as their medical conditions warrant.

     Substantially all of the Company's current revenues from provision of home health care services are attributable to federal government reimbursement programs.

  Skilled Nursing and Subacute Services


     The Company currently provides skilled nursing services at three facilities in northeast Pennsylvania (169 licensed beds) and ten facilities (1,125 licensed beds) in southwest Missouri. The Company's skilled nursing facilities provide traditional long-term care through 24-hour per day skilled nursing care by registered nurses, licensed practical nurses and certified nursing aides. The Company also offers a range of subacute care services at its skilled nursing facilities including specialized programs for pulmonary care, medical rehabilitation, wound care and dialysis. Subacute care is generally short-term, goal-oriented care intended for individuals who have a specific illness, injury or disease, but who do not require many of the services provided in an acute care hospital. Board certified physicians direct the subacute programs offered at these facilities.


     For fiscal 1997, approximately 76% of the Company's skilled nursing revenues were attributable to federal and state government reimbursement programs.

  Independent Living Services

     The Company operates four independent living facilities in Missouri located adjacent to skilled nursing facilities operated by the Company. Services provided at such facilities include: meal preparation, housekeeping, laundry and transportation. These facilities are licensed as assisted living facilities and may be converted from independent living facilities at the option of the Company.

     All of the Company's current revenues from the provision of independent living services are attributable to private payors.

THE BALANCED CARE SIGNATURE ASSISTED LIVING FACILITY MODEL

     The architectural and interior design concept of the Company's signature assisted living facility models incorporates the Company's operating philosophy of protecting resident privacy, enabling freedom of choice, encouraging independence and fostering individuality in a home-like setting. The buildings are residential in appearance, designed as "neighborhoods" within a "community," and offer a home-like environment, while being constructed to institutional health care facility standards. The building designs incorporate the Company's mission and dedication to providing a new outlook for seniors, encouraging choice, wellness, and vitality. The Company believes that its signature facilities achieve its mission and goals to meet the needs and expectations of its residents and their families, providing a secure environment and care in a home-like setting where the Company is responsive to each individual's special needs and the universal desire for independence, dignity and purpose. The Company believes that its residential environment also accomplishes several other objectives, including: (i) lessening the trauma of change for residents and their families; (ii) achieving operational efficiencies; (iii) facilitating resident mobility and ease of access by caregivers; and (iv) differentiating the Company from other assisted living and long-term care operators.

     The models are freestanding buildings that range in size from 48 units to 106 units and are designed to accommodate the full range of assisted living services offered by the Company, including the Company's Balanced Gold(SM) and Alzheimer's programs. The buildings are usually single story and of incombustible construction, and are designed to accommodate future expansion. The interior layout is designed to promote efficient delivery of resident care as well as resident independence. The design of the facilities allows specialized grouping of residents and a central core for resident interaction. In addition, the buildings are designed with a fully-equipped therapy gym and treatment rooms for provision of medical rehabilitation services. The buildings range in size from 27,000 square feet to 68,000 square feet and are adaptable to construction on sites ranging from two to five acres. Approximately 38% of a building is devoted to common areas and contains resident amenities including a parlor, living room, dining room, club room, library, activity room, beauty/barber shop, spa, laundry, wellness (therapy) center and neighborhood lounges with pantries. The support areas include administrative offices, resident services offices, a kitchen, common laundry and housekeeping/ maintenance areas. Resident units, including studio, privacy, companion and one bedroom suites, are functionally grouped as "neighborhoods" within a "community" and are configured internally to provide private bath, living area and sleeping area with emergency call systems and cable television service. Porches, terraces, gardens and activity areas are designed to fulfill outdoor interests of residents.

     The Company has three basic building plan design prototypes which provide it with flexibility in adapting the model to a particular site and to accommodate the various income and care levels demanded in a particular market. Daily rates at the Prototype A facilities are currently expected to range from $78.00 to $105.00 and Prototype B from $68.00 to $82.00. Daily rates for a Prototype C facility, the design of which has not been finalized, are currently expected to range from $58.00 to $68.00.

OPERATING FACILITIES


     The following table sets forth certain information with respect to the senior living and care facilities (other than its Wisconsin assisted living facilities which the Company plans to sell) currently operated by the Company.

                                                                          RESIDENT CAPACITY
                                                                          BY CARE LEVEL(1)          OCCUPANCY
                                                           OWNED (O)/   ---------------------       RATE AS OF
FACILITY LOCATION                                          LEASED (L)    ALF      SNF     ILF   SEPTEMBER 30, 1997
---------------------------------------------------------  ----------   -----    -----    ---   ------------------
CURRENTLY OPERATED:
MISSOURI
  Dixon
    Balanced Care, Dixon(2)..............................       L         --        60    --            92%
  Hermitage
    Balanced Care, Hermitage(2)..........................       L         --       120    --            87%
  Lebanon
    Balanced Care, Lebanon North(2)......................       L         --       180    --            84%
    Balanced Care, Lebanon South(2)......................       L         12       106    --            95%
    The Terraces at Lebanon South(2).....................       L         --        --    31            70%
  Nixa
    Balanced Care, Nixa(2)...............................       L         --        82    --            94%
    The Terraces at Nixa(2)..............................       L         --        --    30            89%
  Republic
    Balanced Care, Republic(2)...........................       O         --       127    --            85%
  Springfield
    Balanced Care, Springfield East(2)...................       L         --       120    --            89%
    The Terraces at Springfield East(2)..................       L         --        --    31            90%
    Balanced Care, Springfield West I(2).................       L         --       180    --            89%
    Balanced Care, Springfield West II(2)................       L         --        90    --            80%
    The Terraces at Springfield(2).......................       L         34        --    --            71%
  Nevada
    Balanced Care, Nevada(2).............................       O         --        60    --            91%
    The Terraces at Nevada(2)............................       L         --        --    28            66%
    The Terraces of Balanced Care(3).....................       L         27        --    --            88%
    The Terraces of Balanced Care(3).....................       L         25        --    --            77%
  Butler
    The Terraces of Balanced Care(3).....................       L         25        --    --            70%
  Lamar
    The Terraces of Balanced Care(4).....................       L         25        --    --            85%
                                                                         ---     -----    ---
        Subtotal:........................................                148     1,125    120
                                                                         ---     -----    ---
PENNSYLVANIA
  Allison Park
    Outlook Pointe(TM) at Allison Park(5)................       L         85        --    --           100%
  State College
    Outlook Pointe(TM) at State College(6)...............       L         54        --    --            40%
  Altoona
    Outlook Pointe(TM) at Altoona(7)(8)(9)...............       L         54        --    --             --
  Harrisburg
    Outlook Pointe(TM) at Harrisburg(8)(9)...............       L         57        --    --             --
  Bloomsburg
    Bloomsburg Manor(10).................................       L         69        --    --            96%
  Darlington
    Feltrop's Personal Care Home(11).....................       O         92        --    --            96%
  Kingston
    Kingston Manor(10)...................................       L         78        --    --            94%
    Kingston Health Care Center(10)......................       L         --        65    --            98%
  Peckville
    Mid Valley Manor(10).................................       L         71        --    --            98%
    Blakely Pine Health Care Center(10)..................       L         --        38    --           100%
  Old Forge
    Old Forge Manor(10)..................................       L         49        --    --            97%
  Wyoming
    West View Manor(10)..................................       L         50        --    --            97%
  Butler
    Silver Haven Summit(12)..............................       O         36        --    --            94%
  Sarver
    Sterling Care of Sarver(12)..........................       O         37        --     4            93%

                                                                          RESIDENT CAPACITY
                                                                          BY CARE LEVEL(1)          OCCUPANCY
                                                           OWNED (O)/   ---------------------       RATE AS OF
FACILITY LOCATION                                          LEASED (L)    ALF      SNF     ILF   SEPTEMBER 30, 1997
---------------------------------------------------------  ----------   -----    -----    ---   ------------------
  Saxonburg
    Sterling Care of Saxonburg(12).......................       O         79        --    16            99%
  Bloomsburg
    Gethsemane Retirement Community and Rehabilitation          O         --        66    --            99%
      Center(13).........................................
  Millville
    Gethsemane Assisted Living Community(13)(14).........       O         51        --    --            49%
                                                                        -----    -----    ---
        Subtotal:........................................                862       169    20
                                                                        -----    -----    ---
ARKANSAS
  Sherwood
    Outlook Pointe(TM) at Sherwood(8)(9).................       L         50        --     7             --
  Mountain Home
    Outlook Pointe(TM) at Mountain Home(8)(9)............       L         57        --    --             --
  Maumelle
    Outlook Pointe(TM) at Maumelle(8)(9).................       L         50        --     7             --
  Pocohontas
    Outlook Pointe(TM) at Pocohontas(8)(9)...............       L         57        --    --             --
  Blytheville
    Outlook Pointe(TM) at Blytheville(9)(15).............       L         57        --    --             --
                                                                        -----    -----    ---
        Subtotal:........................................                271         0    14
                                                                        -----    -----    ---
NORTH CAROLINA
  Raleigh
    Northridge Retirement Center(16).....................       O        117        --    --           100%
                                                                        -----    -----    ---
          Total..........................................               1,398    1,294    154
                                                                        =====    =====    ====


---------------
 (1) "ALF" means assisted living facility, "SNF" means skilled nursing facility and "ILF" means independent living facility. The Company's ILFs in Missouri are licensed as ALFs and may be converted to ALFs as the needs of its residents so require.
 (2) Acquired August 1996.
 (3) Acquired May 1997.
 (4) Acquired August 1997.
 (5) Acquired March 1996, a 33-bed expansion was completed and opened in October 1997.

 (6) Opened in May 1997. The occupancy rate reflects such recent opening.

 (7) Opened in October 1997.

 (8) The occupancy rate is not meaningful as the facilities opened in September and October 1997.


 (9) In January 1998, the Company intends to sell certain of the assets and assign its leasehold interest in this facility to an Operator/Lessee (as defined herein). The Company intends to manage the facility for the Operator/Lessee and expects to have an option to acquire the stock of the Operator/Lessee. See "Business -- Development."


(10) Acquired January 1997.


(11) Acquired October 1997.


(12) Acquired in October 1997.


(13) Acquired in January 1998.


(14) Opened in March 1997. The occupancy rate reflects such recent opening.


(15) Opened in November 1997.


(16) Acquired in December 1997.



     The above table excludes the Company's seven Wisconsin assisted living facilities which the Company intends to sell. The Wisconsin facilities consist of seven owned assisted living facilities located in Beloit (23 resident capacity), Mauston (15 resident capacity), Monroe (23 resident capacity), Pardeville (nine resident capacity), Portage (30 resident capacity), Tomah (30 resident capacity) and Waupun (15 resident capacity). See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Planned Divestiture." In June 1997, management determined that the market in which its Wisconsin assisted living facilities are located does not provide adequate opportunity to achieve the operational efficiencies necessary for the Company to operate profitably. As a result, the Company committed to a plan for the disposal of its Wisconsin assisted living facilities.


     The Company also decided in June 1997 to approach national pharmacy providers about acquiring the Pharmacy. Management decided to sell the Pharmacy in order to focus on its assisted living and skilled nursing operations. In addition, the Pharmacy Divestiture provided some of the working capital needed to sustain the Company's continued growth.


DEVELOPMENT


     An integral element of the Company's growth is the design, development and opening of its signature assisted living facilities. The Company believes that its signature assisted living facilities meet the needs of the upper middle, middle and moderate income populations in its target markets and are designed to provide the broad range of services contemplated by its Balanced Care Continuum strategy over a range of pricing options. In addition to the eight signature assisted living facilities opened to date by the Company, the Company anticipates opening an additional two assisted living facilities, all of which are currently under construction, prior to February 1998. The Company currently plans to develop approximately 75 of its signature assisted living facilities with a capacity of approximately 6,000 residents over the next three years.


     In evaluating a potential market, the Company utilizes an in-house developed model and a market analysis which considers such factors as bed need, population, income and age demographics, target site visibility, probability of obtaining zoning approvals, estimated level of market demand, the opportunity for the Company to offer a range of services comprising the senior living and health care continuum and the ability to maximize management resources in a specific market by clustering its development and operating activities.

     The primary milestones in the Company's development process are: (i) site selection and signing of a land purchase option agreement, (ii) obtaining permits and approvals necessary to commence construction, (iii) completion of construction and (iv) operational set-up and training prior to opening. Once a market has been identified, site selection and signing of a land purchase option agreement typically take approximately 30 to 90 days and obtaining permits and approvals takes approximately 60 to 90 days. Architectural design is done in-house by a Company architect, while hands-on construction functions are contracted to outside contractors. Construction of an assisted living facility normally takes six to nine months, depending on geographic location and weather conditions. Pre-opening operational activities begin approximately one month after construction begins. After a facility receives a certificate of occupancy, residents usually begin to move in immediately. The Company generally expects occupancy of newly developed assisted living facilities to reach targeted occupancy of 92% within 10 to 21 months after opening, depending on the size of the facility.

     The Company believes that it differentiates itself from many of its competitors by its senior management's expertise in the development of rehabilitation hospitals and other health care facilities and operations as well as its in-house market research and development capabilities. The development staff is currently comprised of eight professionals with over 100 years of collective experience in real estate and health care facility development, including analysts who target potential markets through the use of an in-house developed bed need model and developers who conduct market analysis to identify market bed needs, select appropriate building sites, and coordinate all local and state governmental license and permit approvals. In addition, the design and construction group is responsible for adapting prototypical facility design to the selected site, making adjustments to the prototype plans to comply with local building codes and awarding and monitoring contracts with third-party architects and general contractors. The Company's design and construction group also conducts field inspections and construction draw approvals during the construction life of the project. Project managers and the in-house licensed architect in the design and construction group collectively have 110 years of construction management experience.

     The Company's financial analysts generate five year projections for each anticipated project. These projections are based on all costs associated with a particular prototype facility chosen for that locale. All projects are subject to predetermined hurdle rates for return on investment and minimum margins for net operating income and pretax income. The senior management team and Board of Directors approve all development projects. The capitalized costs to develop and construct one of the Company's signature assisted living facilities is generally projected to range between $44,000 and $85,000 per bed.


     To date, the Company has developed assisted living facilities for health care REITs. The Company has leased the facilities from the REITs when construction has been completed. The Company's recent and future development projects involve or are expected to involve entering into development agreements with third-party owners, which are or are expected to be health care REITs. An independent third-party company (the "Operator/Lessee") will lease the assisted living facility from the REIT when construction has been completed. The Company expects to manage the assisted living facility pursuant to a management agreement with the Operator/Lessee. Each management agreement provides or is generally expected to provide for a ten-year period with annual fees approximating 6.0% of net revenues of the facility. It is anticipated that the Company will have the option to purchase the stock of the Operator/Lessee for fair market value at any time during the term of the management agreement. In January 1998, the Company intends to sell certain assets and assign the leasehold interests of ten of its operating subsidiaries to Operator/Lessees for an aggregate price of approximately $2,160,000, which does not represent a significant disposition of assets. The Company intends to enter into management agreements with the Operator/Lessees and the Company expects to have the option to purchase the stock of the Operator/Lessees for fair market value at any time during the term of the management agreements.


     The following table sets forth certain information regarding the Company's signature assisted living facilities for which the zoning, permitting or construction process has commenced and which the Company is developing. For each of the locations, the Company or the prospective third-party owner has, at a minimum, an option to purchase the real estate on which the facility is to be, or is being, developed. In addition to facilities listed below, the Company is also engaged in preliminary development activities with respect to other possible sites for future facilities.


                                                                               ESTIMATED          ESTIMATED
                                                                             CONSTRUCTION        COMPLETION
            ASSISTED LIVING FACILITY              RESIDENT                    START DATE            DATE
                    LOCATION                      CAPACITY     OWNERSHIP     (QUARTER END)      (QUARTER END)
           --------------------------             --------     ----------    -------------     ---------------
NORTH CAROLINA
  Greensboro....................................       50       Lease(2)       Commenced          June 1998
                                                    -----
OHIO
  Hilliard......................................      106      Manage(1)       Mar. 1998          June 1999
  Ravenna.......................................       60       Lease(2)       Commenced          Mar. 1998
  Lima..........................................       66      Manage(1)       Commenced         Sept. 1998
  Xenia.........................................      106      Manage(1)       Commenced          Dec. 1998
  Medina........................................       80      Manage(1)       Dec. 1998          Mar. 1999
  Westerville...................................      106      Manage(1)      Sept. 1998          Dec. 1999
  Steubenville..................................       80      Manage(1)       June 1998          June 1999
  Mansfield.....................................       66      Manage(1)       Commenced         Sept. 1998
  Centerville...................................      106      Manage(1)       Mar. 1998          June 1999
  Akron.........................................      106      Manage(1)       June 1998         Sept. 1999
  Sagamore Hills................................       80      Manage(1)      Sept. 1998         Sept. 1999
                                                    -----
        Subtotal:                                     962
                                                    -----
FLORIDA
  Tallahassee...................................       80      Manage(1)      Sept. 1998          Dec. 1999

                                                                               ESTIMATED          ESTIMATED
                                                                             CONSTRUCTION        COMPLETION
            ASSISTED LIVING FACILITY              RESIDENT                    START DATE            DATE
                    LOCATION                      CAPACITY     OWNERSHIP     (QUARTER END)      (QUARTER END)
           --------------------------             --------     ----------    -------------     ---------------


\


  PENNSYLVANIALoyalsock.........................       72      Manage(1)      Sept. 1998         Sept. 1999
  Reading.......................................       64       Lease(2)       Commenced          Dec. 1997
  Dillsburg.....................................       66      Manage(1)       Mar. 1998          Dec. 1998
  Hampden.......................................      106      Manage(1)       Commenced          Dec. 1998
  Scranton......................................       72      Manage(1)       Commenced         Sept. 1998
  Chippewa......................................       66      Manage(1)       Mar. 1998          Dec. 1998
  Lewistown.....................................       72      Manage(1)       Mar. 1998          June 1998
  Mid-Valley....................................       40      Manage(1)       Mar. 1998         Sept. 1998
  Lewisburg.....................................       72      Manage(1)       Mar. 1998         Sept. 1998
  Hazelton......................................       72      Manage(1)      Sept. 1998          Mar. 1999
  Bridgeville...................................      106      Manage(1)       Mar. 1998          June 1999
  Shippensburg..................................       66      Manage(1)       Mar. 1998          Dec. 1998
  Berwick.......................................       72      Manage(1)       Mar. 1998          Dec. 1998
  York..........................................       66      Manage(1)       Mar. 1998          Mar. 1999
  Bangor........................................       72      Manage(1)      Sept. 1998          June 1999
                                                  --------
        Subtotal:                                   1,084
                                                  --------
TENNESSEE
  Jackson.......................................       66      Manage(1)       Mar. 1998          Dec. 1998
  Bristol.......................................       66      Manage(1)       June 1998          June 1999
  Knoxville.....................................      106      Manage(1)      Sept. 1998         Sept. 1999
  Bartlett......................................       66      Manage(1)       June 1998          June 1999
  Murfreesboro..................................       66      Manage(1)       Mar. 1998          Mar. 1999
  Johnson City..................................       66      Manage(1)      Sept. 1998         Sept. 1999
  Oak Ridge.....................................       66      Manage(1)      Sept. 1998         Sept. 1999
  Kingsport.....................................       66      Manage(1)       June 1998          June 1999
                                                  --------
        Subtotal:                                     568
                                                  --------
VIRGINIA
  Harrisonburg..................................       60      Manage(1)       Commenced          Mar. 1998
  Roanoke.......................................       60      Manage(1)       Commenced          Mar. 1998
  Danville......................................       66      Manage(1)       Commenced          June 1998
  Chesterfield..................................       80      Manage(1)       June 1998          June 1999
                                                  --------
        Subtotal:                                     266
                                                  --------
MISSOURI
  Springfield...................................       64      Manage(1)       June 1998          June 1999
                                                  --------
INDIANA
  Evansville....................................      106      Manage(1)       Mar. 1998          June 1999
  Anderson......................................       66      Manage(1)       Mar. 1998          Mar. 1999
                                                  --------
        Subtotal:                                     172
MARYLAND
  Hagerstown....................................       80      Manage(1)       June 1998          June 1999
WEST VIRGINIA
    Martinsburg.................................       66      Manage(1)       Mar. 1998          Dec. 1998
                                                  --------
        Total:                                      3,392
                                                  =========


------------
(1) The Company is expected to manage the facility upon completion for the Operator/Lessee and is expected to have the option to acquire the stock of the Operator/Lessee.


(2) The Company intends to sell certain of the assets and assign its leasehold interests in this facility in January 1998. The Company intends to manage the facility for the Operator/Lessee and expects to have the option to acquire the stock of the Operator/Lessee. See "Business--Development."


ACQUISITIONS AND STRATEGIC ALLIANCES


     Since its inception, the Company's growth has been substantially attributable to the acquisition of 24 assisted living facilities with a capacity for 1,119 residents, 13 skilled nursing facilities with a capacity for 1,294 patients, and four independent living facilities with a capacity for 140 residents, as well as a home health care agency (excluding the Company's seven Wisconsin assisted living facilities and the Pharmacy). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Planned Divestiture." The Company intends to continue to pursue selective acquisitions to enter new markets, to enable the Company to develop and provide one or more components of the Balanced Care Continuum in its markets, to create clusters of assisted living facilities in selected markets, to benefit from operating efficiencies and to develop a leading market position. The Company believes that clustering facilities geographically will create opportunities for operating efficiencies such as leveraging existing corporate office and regional operations and marketing staff, lowering workers' compensation and other employee benefit costs and lowering food and supplies costs. In addition, the Company will consider entering into joint ventures or other alliances with skilled nursing, medical rehabilitation, home health care and other senior health care providers as a cost effective means of providing a full range of care to residents of the Company's facilities and a senior care continuum that eases an individual's transition from one setting to another.


     In evaluating a potential acquisition, the Company considers, among other factors: (i) location, construction quality, condition and design of the facility, (ii) current and projected facility cash flow, (iii) the ability to increase revenue, occupancy and cash flows by providing a full range of services, (iv) cost of facility repositioning (including renovations, if any),
(v) the reputation of the facility in the local market, and (vi) the extent to which the acquisition will complement the Company's development plans and strategy. The Company's senior management and its acquisition team have extensive experience in the acquisition of assisted living and other health care facilities, including market assessment, identification of targets, due diligence, negotiating, pricing, structuring, closing and integrating acquisitions. Additionally, the Company's senior management team has extensive acquisition experience as well as contacts with a large number of assisted living, medical rehabilitation, home health care and skilled nursing and subacute facility owners and operators.

     The Company believes that the current fragmentation of the assisted living industry will continue to create potential acquisition candidates for the Company and that the competitive nature of the market will increase selling activity as smaller, less well-capitalized providers face increasing competition from larger competitors who can offer a broader range of services at more attractive prices. The Company believes that through the reputation of its management and the quality of the assisted living facilities it owns, operates and is currently developing, it will become an attractive acquiror for assisted living facilities. The Company intends to pursue both strategic and single portfolio acquisitions that meet its quality standards and present the opportunity to increase its profitability.

OPERATIONS

  Centralized Corporate Management

     The Company's corporate and other administrative functions are centralized so that the facility-based management and staff can focus on resident care. The Company's corporate office, located in Mechanicsburg, Pennsylvania, is generally responsible for: (i) establishing Company-wide policies and procedures relating to, among other things, resident care and operations, (ii) performing accounting and finance functions, (iii) developing and implementing employee training programs and materials, (iv) coordinating human resources and food services functions, (v) coordinating marketing functions, and (vi) providing strategic direction. In addition, financing, development, construction and acquisition activities, including feasibility and market studies, facility design, development and construction management are conducted by the Company's corporate development and acquisition teams.

     The Company manages the operations of each of its facilities through standardized management reporting and centralized control of capital expenditures and the purchase of larger and more frequently used supplies. Facility expenditures are monitored by regional operations teams headed by one of the Company's Regional Vice Presidents who are responsible for the financial performance of the facilities in their region. The operational activities of the Company's assisted living facilities are directed by the Company's Vice President of Operations who is responsible, with the regional Vice Presidents, for the opening and operation of these facilities.

  Community-Based Management

     An assisted living Community Director or skilled nursing Facility Administrator manages the operations at each assisted living or skilled nursing facility, including oversight of the quality of care, delivery of resident services, and monitoring of financial performance, and is responsible for all personnel, including assisted living, food service, maintenance, activities, security, housekeeping, and, where applicable, nursing. Directors and Administrators are compensated based on attaining certain quality service goals and on the financial goals of the facility. In most cases, each facility also has department managers that direct nursing or care services, dining services, activities, transportation, environmental, housekeeping and marketing functions.

     In its assisted living communities, the Company has adopted the concept of a multi-task work environment whereby each employee's responsibilities span a number of traditional job descriptions. For example, an employee may, during the course of a day, provide housekeeping, food delivery service, activities, and assistance with ADLs to residents. On-site care managers and residents' assistants provide most of the actual resident care in conjunction with a small support team consisting of a nurse, a housekeeper, a maintenance helper, an administrative coordinator and a small dining service team.

     The Company actively recruits personnel to maintain adequate staffing levels at its existing facilities, as well as additional staff for new or acquired facilities, prior to opening. The Company has adopted comprehensive recruiting and screening programs for management for positions that utilize personnel profiling and corporate office interviews, and background checks. The Company offers system-wide training and orientation for its resident care employees, department level managers, and executive staff at the facility level through Company-sponsored programs.

  Quality Assurance and Training

     The Company's quality assurance program is designed to achieve and maintain a high degree of resident and family satisfaction with the Company's care and services. Corporate office staff coordinate the implementation of the quality assurance program at each of the Company's facilities. The Company encourages resident and family participation and seeks feedback from families and residents through surveys, focus groups, resident councils and discussions with family members. The Company provides training programs to ensure that its quality standards are achieved by its employees at each assisted living facility. In addition, inspections of each facility are conducted regularly by corporate staff. These periodic inspections involve the review of all aspects of operations, care, and services provided, as well as the overall appearance and cleanliness of the facility.

  Integration of Acquired Facilities

     The Company has developed a plan and organization structure to begin a complete integration of each acquired facility immediately following its acquisition. An interdisciplinary integration team begins conversion of financial and information systems at closing, with operations, marketing and human resource policies and procedures converted during the first six months of operation.

  Marketing

     The Company's marketing program has been developed by the corporate marketing staff under the direction of the Company's Vice President of Sales and Marketing and is modified in accordance with the needs of each region in which the Company operates. Marketing focuses on creating awareness of the Company and its services among prospective residents, their families, professional referral sources and other key decision makers. Marketing efforts are implemented on a regional and local level under the supervision of the corporate marketing staff. Corporate office personnel develop the overall marketing strategies for each facility, produce all marketing materials, maintain marketing databases, oversee direct mailings, place all media advertising and assist facility personnel in the initial development and continuing refinement of marketing plans. The Company conducts pre-construction surveys of age- and income-qualified prospective residents and their families living within a certain radius of the proposed assisted living construction site to ensure that the Company understands the needs and demands of a particular marketplace. Focus groups are organized during the pre-opening phase to collect data from key community representatives about seniors' needs and to inform them of the Company's approach to senior care.

     Before opening a new assisted living facility, the Company contacts referral sources and conducts marketing programs that generate public awareness beginning with the start of construction and intensify several months prior to opening of the facility. An on-site Marketing Coordinator and Community Director are at the residence approximately eight months prior to the opening of the facility and are supported by the Company's corporate marketing department. The Company generally expects occupancy of newly developed assisted living facilities to reach targeted occupancy of 92% within 10 to 21 months after opening, depending on the size of the facility.

     Once a facility opens, the Company believes that satisfied residents and their families are its most important referral sources. The Company's emphasis on high quality services and resident satisfaction create a strong referral base in the surrounding community. In addition, the Company focuses on developing the reputation of the facilities for quality care and its Balanced Gold(SM) program among potential referral sources.

     In markets where the Company offers multiple components of the Balanced Care Continuum, such as assisted living, outpatient rehabilitation services, skilled nursing, subacute care, home care and hospice services, a network approach to sales and marketing is utilized. A community-based sales force that understands the health care environment of each market, including competitor positioning, referral patterns and the maturity of managed care, facilitates cross selling of the Company's services. Direct sales efforts increase referrals for all services through the account management of professional referral sources such as physicians, hospitals, and managed care plans.

  Management Information Systems

     The Company's information systems department, under the direction of the Company's Vice President of Corporate Services, develops, implements and maintains management and financial systems which enable the Company to closely monitor operating costs and quickly distribute financial and operating information to appropriate levels of management in a cost efficient manner. The Company uses flexible input methods and communications to allow for distributed data collection and analysis. Management believes that its current data systems are adequate for current operations and provide the flexibility to accommodate the planned growth of its operations without disruption or significant modification to existing systems through fiscal year 1999. The Company plans to begin upgrading the existing financial system during fiscal year 1999 to accommodate future growth. The system upgrade will involve expansion of the Company's systems staff and a substantial financial commitment.

     The Company uses high quality hardware and operating systems from current and proven technologies to ensure reliability and optimum system performance. All vendors of the Company's information systems have advised the Company that such systems accommodate year 2000 calendar changes without modification. All software systems are commercially licensed with appropriate support and upgrade options. For its skilled nursing operations, the Company has established on-line electronic billing with Medicare and state Medicaid programs. In addition, the facility-based system generates computer-assisted medical records that allow for the creation of individualized care plans, physician orders and administrative and observation records. All of the Company's facilities use electronic systems throughout the marketing, admission and patient management process. Acquired properties are converted to the Company's information systems after acquisition.

COMPETITION


     The Company is one of the 50 largest providers of assisted living services in the United States in terms of resident capacity, according to the Largest Providers Annual Survey 1997, published by KPMG Peat Marwick LLP. The health care industry is highly competitive and the Company believes that competition in its current and targeted markets will continue to increase. There are currently few regulatory and other barriers to entry in the assisted living industry. The Company faces competition for residents from numerous local, regional and national providers of facility-based assisted living and long-term care, including skilled nursing facilities, as well as medical rehabilitation and home health care providers. Many of the Company's present and potential competitors are significantly larger or have greater financial resources than those of the Company. The Company believes the primary competitive factors in the senior care industry are: (i) reputation for, and commitment to, high quality care; (ii) quality of support services offered (such as home health care and food services); (iii) price of services; (iv) physical appearance and amenities associated with the facilities; and (v) location. Because seniors tend to choose senior living facilities near their homes, the Company's principal competitors are other senior living and long-term care facilities in the same geographic areas as the Company's facilities. The Company also competes with other health care businesses with respect to attracting and retaining nurses, technicians, aides, and other high quality professional and non-professional employees and managers. Additionally, in implementing its growth strategy the Company will face competition for the development and acquisition of assisted living, skilled nursing and related senior care facilities.


     Management believes that the Company's competitive position in its targeted markets is enhanced by the disciplined practices applied to market selection. The Company utilizes an in-house developed model for market analysis to determine the net bed need expected for each community. This analysis considers such factors as population, income and age demographics and the number of competitor beds in the market to arrive at the demonstrated net bed need, excluding the facility proposed by the Company. A net bed need of at least three times the size proposed is necessary in order for the Company to proceed to enter that market. Also considered are the opportunity for the Company to offer a range of services comprising the senior living and health care continuum, the sophistication of competitor facilities, and the ability to maximize management resources in a specific market by clustering its development and operating activities.

GOVERNMENT REGULATION

     The health care industry is subject to extensive federal, state and local regulation. The various layers of governmental regulation affect the Company's business by controlling its growth, requiring licensure or certification of its facilities, regulating the use of its facilities and controlling reimbursement to the Company for services provided. Licensing, certification and other applicable governmental regulations vary from jurisdiction to jurisdiction and are revised periodically. It is not possible to predict the content or impact of future legislation and regulations affecting the health care industry.

     Laws and regulations governing skilled nursing facilities are particularly extensive and establish minimum standards in a variety of areas, including physical plant specifications; personnel training and education; the level of nursing, physician, rehabilitation, social, dietary and recreational services to be provided; and safety and evacuation plans. The Omnibus Reconciliation Act of 1987 ("OBRA") significantly redefined the scope and nature of federal regulations governing skilled nursing facilities certified to participate in the Medicare and Medicaid programs, with an emphasis on resident rights and quality of care. Skilled nursing facilities are also generally subject to and must comply with state and/or local building and fire codes. In addition, some states, including Missouri, have certificate of need laws applicable to skilled nursing facilities. Certificate of need laws require that a state agency determine that a sufficient need exists for a facility before it may be opened. These laws may also regulate permitted capital expenditures and expansion of services and beds.

     Skilled nursing facilities, like other health care providers, are periodically inspected by governmental agencies with authority over licensing and certification for participation in the Medicare and Medicaid programs. New survey and certification requirements under OBRA for participation in the Medicare and Medicaid programs became effective in 1995, significantly changing the process of surveying long term care facilities. These requirements established a graduated system of penalties and remedies to match the severity of the deficiency. Facility deficiencies may result in the imposition of fines and penalties, a need to undertake corrective actions, a temporary moratorium on admissions pending correction of deficiencies, and could result in decertification from the Medicare and Medicaid programs or loss of licensure and closure of the facility. To date, these regulations have not had a material adverse effect on the Company's operations.

     The federal government, through its Department of Health and Human Services, has recently proposed revisions to the conditions for participation in the Medicare program applicable to home health care providers. These revised conditions, as proposed, focus on matters such as patient rights, outcomes of care, patient assessment, care planning, and quality assessment. The Company is not able to predict at this time what the content of the final revised conditions will be or the impact the final conditions may have on the Company's home health care services. In addition, on September 15, 1997, President Clinton imposed a six-month moratorium, effective immediately, on the entry of new home health care providers into the Medicare program. During the moratorium, the Department of Health and Human Services is expected to implement changes to Medicare conditions of participation that are applicable to home health care providers, including re-certification as a Medicare provider every three years, submission of an independent audit, demonstration of expertise and experience by serving a minimum number of patients, posting of a $50,000 surety bond prior to certification and providing information to HCFA concerning ownership of certain related businesses.

     The Company's assisted living facilities are subject to regulation by various state and local agencies. There are currently no federal laws or regulations specifically governing assisted living facilities. State requirements relating to the licensing and operation of assisted living facilities vary from state to state; however, most states regulate many aspects of a facility's operations, including physical plant requirements; resident rights; personnel training and education; requisite levels of resident independence; administration of medications; safety and evacuation plans; and the level and nature of services to be provided, including dietary and housekeeping. In most states, assisted living facilities must also comply with state and local building and fire codes and certain other licenses or certifications, such as a food service license, may be required. In addition, in several states, including Arkansas, Missouri and New Jersey, certificate of need laws apply to assisted living facilities. North Carolina imposed a 12-month moratorium, effective August 28, 1997, on the addition of adult care home beds in the state, subject to certain exceptions. The exceptions include, among others, an exception for certain development or expansion plans submitted to the state prior to the date of the moratorium. The Company's development project in Greensboro, North Carolina is not subject to the moratorium since it meets the requirements of this exception. Assisted living facilities are subject to periodic survey by governmental agencies with licensing authority. In certain circumstances, failure to satisfy survey standards could result in a loss of licensure and closure of a facility.

     Because assisted living facilities historically have not been considered as traditional health care entities, they have not been subject to the degree of regulation which governs nursing homes and other health care providers. As assisted living care emerges as a cost-effective alternative to nursing facility care, it is anticipated that assisted living facilities could become subject to more extensive regulation, particularly in the areas of licensure and reimbursement. The content of such regulations, the extent of any increased regulation and the impact of any such regulation on the Company cannot be predicted at this time and there can be no assurance that such regulations will not adversely affect the Company's business.

     As a Medicare and Medicaid provider with respect to its skilled nursing facilities and rehabilitation and home health care operations, the Company is subject to a variety of laws regulating relationships among health care facilities, providers and physicians. Among these laws is the federal "Stark Act" legislation which prohibits, with some exceptions, a physician from referring patients for certain designated health care services, including home health care and certain rehabilitation services, to entities in which the physician or a member of his or her family has a financial interest. The Company, as a Medicare and Medicaid provider, is also subject to federal anti-kickback laws which prohibit the payment or receipt of any remuneration in return for, or to induce, the referral of patients for items or services that are paid for, in whole or in part, by Medicare or Medicaid. Violation of these provisions could result in civil or criminal penalties, as well as exclusion from participation in the Medicare and Medicaid programs. There are currently a number of federal initiatives being undertaken to increase enforcement of the federal anti-kickback law and other antifraud and abuse provisions. Additionally, the Balanced Budget Act of 1997 (the "Budget Act"), signed into law on August 5, 1997, contains a number of anti-fraud provisions designed to further fight abuse and enhance program integrity. Certain states have also enacted anti-kickback laws patterned on the federal law. The Company believes that its operations are in substantial compliance with the laws applicable to Medicare and Medicaid providers, including antifraud and abuse provisions; however, there can be no assurance that the administrative or judicial interpretation of such laws or the regulations promulgated thereunder will not in the future have a material adverse impact on the Company's operations or that the Company will not be subject to an investigation which would require a significant investment of time and manpower by the Company. Assisted living facilities may be eligible to participate as Medicaid providers and receive reimbursement through Medicaid waiver programs and managed care plans. If the Company elects to become a Medicaid provider with respect to its assisted living facilities, such entities would become subject to all of the requirements applicable to Medicaid providers, including the anti-fraud and abuse legislation.

     The Company derives a significant portion of its revenues from federal and state reimbursement programs. All of the skilled nursing facilities operated by the Company are certified to receive benefits under Medicare and Medicaid, and the Company's home health care agency is certified under Medicare. Medicare currently utilizes a cost-based reimbursement system for skilled nursing facilities and home health care agencies which, subject to limits fixed for a particular geographic area, reimburse skilled nursing facilities and home health agencies for reasonable direct and indirect allowable costs incurred in providing routine services (including nursing, room and board and administrative overhead), as well as ancillary costs (such as physical, occupational and speech therapy, drugs, supplies and equipment) and capital-related costs.

     The reimbursement methodology for a variety of health care providers will be significantly changed as a result of provisions contained in the Budget Act, which provisions could materially impact the Company's operations and financial condition. The Budget Act provides for the establishment of a prospective payment system ("PPS") for skilled nursing services (rather than the retrospective cost-based methodology used currently). The PPS for skilled nursing facilities will be phased in over three cost reporting periods, commencing on or after July 1, 1998. During the transition period, the payment rate will be based on a percentage blend of a facility-specific rate and a federal per diem rate. Once the PPS is fully implemented, skilled nursing facilities will be paid a federal per diem rate for covered services, which include routine and ancillary services and most capital-related costs. The Budget Act additionally establishes a PPS for home health care services pursuant to which all services which are currently paid on a reasonable cost basis will be paid on a prospective basis. The PPS for home health care services is to begin October 1, 1999, with a transition period not to exceed four years. Until such time as there is full implementation of the PPS for home health care services, the Budget Act imposes a number of interim modifications on reimbursement, including a reduction in per visit cost limits. The Budget Act also modifies reimbursement rates for rehabilitation agencies and outpatient therapy providers. It is not possible to predict at this time the impact that any or all these changes in reimbursement methodology may have on the business, results of operations or financial condition of the Company.

     Medicaid programs currently exist in all of the states in which the Company has skilled nursing facilities and also apply in some of the states where the Company has assisted living facilities. While these programs differ in certain aspects from state to state, they are all subject to requirements imposed by the federal government, which provides approximately 50% of the funds available under these programs. In the states in which the Company operates skilled nursing facilities, payments are based upon specific cost reimbursement formulas established by that state, which are generally based on historical costs with adjustment for inflation.

     For the year ended June 30, 1997, the Company derived approximately 38% of its patient services revenues from Medicare and approximately 38% of its patient services revenues from Medicaid. The Company had no revenues from Medicare or Medicaid in the periods ended June 30, 1995 and 1996.

     Both governmental and private-payor sources have instituted cost containment measures designed to limit payments made to long-term health which adversely affect reimbursements to the Company. Furthermore, although federal regulations do not recognize state budget deficiencies as a legitimate ground to curtail funding of their Medicaid cost reimbursement programs, states have nevertheless curtailed such funding in the past. No assurance can be given that states will not do so in the future or that the future funding of Medicaid programs will remain at levels comparable to present levels.

     Government reimbursement programs are also subject to statutory and regulatory changes, administrative rulings and interpretations, determinations by reimbursement intermediaries, and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care providers operated by the Company. In addition, there can be no assurance that facilities or other providers owned, leased or managed by the Company, now or in the future, will initially meet or continue to meet the requirements for participation in such programs.

     The Company believes the structure and composition of government regulation of health care will continue to change and, as a result, it regularly monitors developments in the law. The Company expects to modify its agreements and operations from time to time as the business and regulatory environment changes. While the Company believes it will be able to structure all its agreements and operations in accordance with applicable law, there can be no assurance that its arrangements will not be successfully challenged.

     Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist which also may require modifications to existing and planned properties to create access by disabled persons. While the Company believes that its properties are substantially in compliance with present requirements or are exempt therefrom, if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated, additional costs would be incurred by the Company. Further, legislation may impose additional burdens or restrictions with respect to access by disabled persons, the costs of compliance with which could be substantial.

     The Company is subject to various federal, state and local environmental laws and regulations. Such laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of any required remediation or removal of these substances could be substantial and the liability of an owner or operator as to any property is generally not limited under such laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator. The presence of these substances, or failure to remediate such contamination properly, may also affect adversely the owner's ability to sell or rent the property, or to borrow using the property as collateral. Under these laws and regulations, an owner, operator or an entity that arranges for the disposal of hazardous or toxic substances, such as asbestos-containing materials, at the disposal site, may also be liable for the costs of any required remediation or removal of the hazardous or toxic substances at the disposal site. In connection with the ownership or operation of its properties, the Company could be liable for these costs, as well as certain other costs, including governmental fines and injuries to persons or properties.

LIABILITY AND INSURANCE

     Providing health care services involves an inherent risk of liability. Participants in the senior living and health care services industry are subject to lawsuits alleging negligence or related legal theories, many of which may involve large claims and result in the incurrence of significant defense costs. The Company currently maintains property, liability and professional medical malpractice insurance policies for the Company's owned and leased facilities with such coverages and deductibles which management believes are prudent, adequate and in keeping with industry practice. The Company also has an umbrella excess liability protection policy in the amount of $5.0 million to $10.0 million per location. In addition, the Company maintains policies for employee practices and officers and directors liability in the amounts of $1.0 million and $3.0 million respectively. There can be no assurance that a claim in excess of the Company's insurance will not be asserted. A claim against the Company not covered by, or in excess of, the Company's insurance, could have a material adverse effect on the Company. The Company's insurance policies are reviewed annually. There can be no assurance that the Company will be able to obtain liability insurance in the future or that, if such insurance is available, it will be available on acceptable terms.

EMPLOYEES

     As of September 30, 1997, the Company had approximately 2,000 employees, including approximately 1,700 full-time equivalent employees. None of the Company's employees is represented by a union. The Company considers its employee relations to be good. Although the Company believes it is able to employ sufficient skilled personnel to staff the facilities it operates or manages, a shortage of skilled personnel in any of the geographic areas in which it operates could affect adversely the Company's ability to recruit and retain qualified employees and its operating expenses.

LEGAL PROCEEDINGS

     The Company may become involved from time to time in legal proceedings in the ordinary course of its business. The Company is not currently a party to any legal proceeding that it believes would have a material adverse effect on its business, financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning each of the executive officers and directors of the Company.

                    NAME                       AGE                    POSITION
---------------------------------------------  ---   ------------------------------------------
Brad E. Hollinger............................  43    Chairman of the Board, President and Chief
                                                     Executive Officer and a Director
Paul A. Kruis................................  43    Chief Financial Officer
Stephen G. Marcus............................  45    Chief Operating Officer
Brian L. Barth...............................  37    Chief Development Officer
William T. McCarthy..........................  45    Vice President -- Mergers and Acquisitions
Russell A. DiGilio...........................  41    Vice President -- Assisted Living Group
Kurt A. Meyer................................  50    Vice President -- Health Care Group
John D. Foster...............................  47    Vice President -- Long Term Care
Roger A. Breed...............................  48    Vice President -- Development
David K. Barber..............................  43    Vice President -- Construction and Design
Robert J. Sutton.............................  48    Vice President -- Corporate Services and
                                                     Secretary
Mark S. Moore................................  36    Vice President -- Finance and Treasurer
Kenneth F. Barber............................  67    Director
John M. Brennan..............................  41    Director
Bill R. Foster, Sr...........................  70    Director
David L. Goldsmith...........................  49    Director
Edward R. Stolman............................  71    Director
George H. Strong.............................  71    Director

     Brad E. Hollinger has served as a director and as Chairman of the Board, President and Chief Executive Officer of the Company since its founding in April 1995. Previously he served as Executive Vice President of the Contract Service Group of Continental Medical Systems ("CMS"), a national provider of medical rehabilitation services and contract therapy services from 1990 to 1994. During his eight years with CMS, Mr. Hollinger also served as Senior Vice President/Development from 1987 to 1990, leading the development and financing of eighteen medical rehabilitation hospitals in seven states. From 1985 to 1987, Mr. Hollinger was Vice President of Development of Rehab Hospital Service Corporation.

     Mr. Hollinger, without admitting or denying the allegations, has agreed to settle a proposed civil action by the Commission contending that he violated certain federal securities laws in connection with trading in the common stock of Continental Medical Systems, Inc. prior to its merger with Horizon Healthcare, Inc. in 1995. Mr. Hollinger's agreement contemplates his consenting to the entry of an order enjoining him from future violations of such securities laws. In addition, Mr. Hollinger has agreed to pay the amount of $21,625, representing profits allegedly realized by him and a family member, plus interest, and to pay a civil money penalty in an amount equal to such payment, plus interest. The proposed settlement is subject to approval by the Commission, and the Commission staff has advised that it will recommend that the Commission approve the settlement.

     Paul A. Kruis has served as the Chief Financial Officer of the Company since November 1997. From 1987 through 1993, Mr. Kruis served as Senior Vice President, Treasurer and Chief Financial Officer of Rehab Systems Company ("RSC"), a company in the business of developing, building and operating comprehensive medical rehabilitation hospitals. Mr. Kruis was a founding officer of RSC, which was acquired by Novacare, Inc., in 1991. Mr. Kruis remained with Novacare, Inc. in the same capacity until 1993. Prior to his employment with RSC, Mr. Kruis was affiliated with Rehab Hospital

Services Corporation from 1983 through 1987, serving as Chief Financial Officer from 1986 through 1987 and as Assistant Corporate Controller from 1983 through 1985. During the period following his departure from Novacare in 1993, Mr. Kruis explored the formation of two new health care ventures, among other business activities. Mr. Kruis is a CPA and a graduate of the College of William and Mary.

     Stephen G. Marcus, pursuant to an Employment Agreement with the Company dated November 24, 1997, will, commencing January 5, 1998, serve as the Chief Operating Officer of the Company. Prior to joining the Company, he served as President of SelectRehab, a subsidiary of Horizon/CMS Healthcare Corporation, from July 1994 to November 1997 and in various capacities during seven years with CMS, including Senior Vice President -- Unit Management Group from January 1993 through July 1994, as Senior Vice President -- Development from July 1991 through December 1992 and as Vice President -- Development from August 1987 through July 1991. From April 1986 through July 1987, Mr. Marcus was Regional Vice President -- Operations for the Southeastern Regional Office of Rehab Hospital Services Corporation ("RHSC") and, from January 1985 through March 1986, Executive Director/Chief Executive Officer of Garden State Rehabilitation Hospital, an RHSC facility.

     Brian L. Barth has served as Chief Development Officer of the Company since October 1997. Prior to October, Mr. Barth served as Vice
President -- Acquisitions of the Company since its founding in April 1995. He served as Director of Medical Specialty Unit Development for Integrated Health Services, Inc. ("IHS"), a post-acute care services company, from 1994 to 1995. Mr. Barth's duties included oversight of the sub-acute program development for the Northern Division. Prior to joining IHS, Mr. Barth was Director of Development for CMS from 1987 to 1994.

     William T. McCarthy has served as Vice President -- Mergers and Acquisitions of the Company since October 1997. Mr. McCarthy has served as Vice President of the Company since April 1996, and was Vice President and Chief Financial Officer of the Company from April 1996 until September 1997. From September 1994 until February 1996, he served as Chief Accounting Officer of Concord Health Group, Inc., an owner and operator of long-term care facilities. From 1988 to 1994, he was a partner of Coopers & Lybrand, an independent public accounting firm.

     Russell A. DiGilio has served as Vice President -- Assisted Living Group of the Company since April 1996. Prior to joining the Company, he served as Regional Director and as Executive Director of Operations for the Forum Group, a company engaged in providing assisted living and retirement services, from 1987 to 1995.

     Kurt A. Meyer has served as Vice President -- Health Care Group of the Company since August 1995. From 1994 to 1995, he provided consulting services to hospitals and skilled nursing facilities in the areas of rehabilitation and sub-acute care, through Atlantic Rehab, Inc., a company he co-founded. From 1989 to 1994 he was Vice President of Operations for CMS. He was the Chief Executive Officer of Mechanicsburg Rehabilitation System from 1986 to 1989.

     John D. Foster has served as Vice President -- Long Term Care of the Company since July 1997. From September 1996 to June 1997, Mr. Foster served as President of Foster Health Care Group ("FHCG"). From 1985 to September 1996, Mr. Foster served as Vice President of Operations for FHCG. For 14 years prior to that, he worked in the areas of facility administration and project development in the long-term care field. Mr. Foster is the son of Bill R. Foster, Sr., a director of the Company.

     Roger A. Breed has served as Vice President -- Development of the Company since January 1997. Mr. Breed's background in health care includes eight years with CMS, where he served as Vice President of Corporate Communications from 1991 to 1993 and Vice President of Public Affairs from 1993 to 1996.

     David K. Barber has served as Vice President -- Construction and Design of the Company since June 1996. He previously worked in the health care construction field as Chief Financial Officer of CCI Construction Company from 1986 to 1995. Mr. Barber is the son of Kenneth F. Barber, a director of the Company.

     Robert J. Sutton has served as Vice President -- Corporate Services and Secretary of the Company since its founding in April 1995. From 1993 to 1995, he was Vice President, Finance and Strategy, of CMS. Mr. Sutton served in a variety of managerial positions at Marriott Corporation from 1987 to 1993, including Vice President of Finance and Strategic Planning for Marriott Management Services and Director of Finance of the Courtyard Hotel Division.

     Mark S. Moore has served as Vice President -- Finance and Treasurer of the Company since July 1997 and as Vice President -- Financial Operations from January 1997 to June 1997. Prior to joining the Company, he served in various capacities during eight years with CMS, including Vice President -- Rehab Hospital Group Controller from September 1996 to December 1996, as Vice President -- Eastern Division Controller from January 1995 to August 1996 and as Regional Controller from August 1988 to December 1994.

     Kenneth F. Barber has served on the Board of Directors of the Company since August 1995. He served as a director and as Senior Executive Vice President of CMS from 1987 to 1994. From 1980 to 1987 , Mr. Barber served as Chief Development Officer of Rehab Hospital Services Corporation. Mr. Barber is the father of David K. Barber.

     John M. Brennan has been a director of the Company since September 1995. In 1990, Mr. Brennan co-founded Golden Care, Inc., a respiratory therapy company, and served as its President and a director from 1990 to 1995. From 1987 to 1990, Mr. Brennan served as Chief Operating Officer of a private respiratory therapy company headquartered in Indiana. From 1984 to 1987, he operated a chain of private home care companies in the states of Texas, New Mexico, Illinois and Indiana. From 1982 to 1984, Mr. Brennan was the Technical Director for two hospital-based respiratory therapy departments in Texas.

     Bill R. Foster, Sr., has served as a director of the Company since 1996. He is the founder and was Chief Executive Officer of Foster Health Care Group. He has been involved in the development and operation of skilled nursing, independent living and assisted living facilities for four decades. Mr. Foster serves on the State of Missouri Governor's Advisory Council on Aging, has served as its President for two terms and has been a Delegate to the White House Conference on Aging. He serves on the Board of Directors of the Missouri Health Care Association. In February 1997, Mr. Foster was appointed as a Senator to the Silver-Haired Congress, representing the state of Missouri. Mr. Foster is the father of John D. Foster.

     David L. Goldsmith has been a director since 1996. He has been associated with BancAmerica Robertson Stephens since 1981 and is currently Managing Director, Health Care. Mr. Goldsmith is also a member of the Boards of Directors of Apria Healthcare Group Inc. and Matria Healthcare Inc. and selected private companies.

     Edward R. Stolman became a member of the Board of Directors of the Company in 1997. Since 1982, he has owned and operated Stolman Investments, specializing in real estate and health care investments and consulting. He co-founded Hospital Affiliates International in 1968 and served as Chairman of Affiliated Health Corporation from 1984 to 1990. Mr. Stolman was an original investor in and a member of the Board of Directors of Dovebar International, Inc.

     George H. Strong has served as a member of the Board of Directors of the Company since 1996. He is a private investor with many years of experience in both director and executive positions in health care enterprises. Mr. Strong was a Senior Vice President and founding director of Universal Health Services, Inc. for six years and was with American Medicorp for four years prior to that. He also serves as a director for Integrated Health Services, HealthSouth Rehabilitation Corporation, Clinical Partners, Managed Care USA, AmeriSource, Corefunds Group and Pocantico Development Associates.

     The Board of Directors of the Company is divided into three classes, each class to be as nearly equal in number of directors as possible. At each annual meeting of stockholders, directors in each class will be elected for three year terms to succeed the directors of that class whose terms are expiring. Messrs. Brennan, Foster and Stolman are Class I directors with their terms of office expiring in 1998, Messrs. Barber and Strong will be Class II directors whose terms will expire in 1999, and Messrs. Goldsmith and Hollinger are Class III directors whose terms will expire in 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Audit Committee currently consists of David L. Goldsmith, Kenneth F. Barber and George H. Strong. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting.

     Compensation Committee. The members of the Compensation Committee are currently John M. Brennan, Edward R. Stolman and David L. Goldsmith. The Compensation Committee establishes a general compensation policy for the Company and approves increases both in directors' fees and in salaries paid to officers and senior employees of the Company. The Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and terms and conditions under which benefits may be vested, received or exercised.

HEALTH SERVICES ADVISORY BOARD

     The Company has formed a Health Services Advisory Board comprised of professionals with specialized expertise in the delivery of senior living and health care services. The Advisory Board meets three times per year to review the Company's service delivery system and makes recommendations with respect thereto to the Company's management. The Health Services Advisory Board, however, has no authority to act on behalf of the Company. Each advisory director receives $1,000 for each meeting attended and is reimbursed for expenses incurred in connection therewith. The Company estimates that each advisory director devotes approximately 40 hours per year on the Company's affairs. The following table sets forth certain information regarding the current members of the Health Services Advisory Board.

               NAME                          SPECIALTY                      POSITION
-----------------------------------  -------------------------    ----------------------------
Michael Blackwood..................  Managed Care                 President of The Pilot
                                                                  Group, a managed care
                                                                    consulting firm,
                                                                    Pittsburgh, Pennsylvania
Richard J. Carroll, M.D............  Preventative Cardiology      Medical Director at the
                                                                    Center for Clinical
                                                                    Effectiveness at Loyola
                                                                    University Medical Center,
                                                                    Chicago, Illinois
Dennis L. Kodner, Ph.D.............  Applied Gerontology          Vice President of Research
                                                                    and Innovation at
                                                                    Metropolitan Jewish Health
                                                                    System, Brooklyn, New York
Walter Leutz, Ph.D., MSW...........  Health Delivery Systems      Associate Research Professor
                                                                    of Brandeis University
                                                                    Institute for Health
                                                                    Policy, Waltham,
                                                                    Massachusetts
Michael F. Lupinacci, M.D..........  Physical Medicine and        Medical Director at
                                       Rehabilitation               HealthSouth Rehabilitation
                                                                    Hospital, Mechanicsburg,
                                                                    Pennsylvania
Jeffrey A. Miller..................  Hospitality                  Chairman, Department of
                                                                    Hotel, Restaurant and
                                                                    Institutional Management,
                                                                    Indiana University of
                                                                    Pennsylvania
Karen A. Powers, M.D...............  Geriatric Medicine           Associate Medical Director
                                                                    and Director of the
                                                                    Geriatric Fellowship
                                                                    Program, St. Margaret's
                                                                    Hospital, Pittsburgh,
                                                                    Pennsylvania
Kenneth M. Sakauye, M.D............  Geriatric Psychiatry         Professor of Clinical
                                                                    Psychiatry of Louisiana
                                                                    State University Medical
                                                                    Center, New Orleans,
                                                                    Louisiana
Rebecca Trella, RN, MSN............  Care Management              Director of Care Management
                                                                    of Advocate Health
                                                                    Partners, Chicago,
                                                                    Illinois

EXECUTIVE COMPENSATION

     The following table sets forth a summary of compensation for services rendered in all capacities to the Company by the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer for the fiscal year ended June 30, 1997.

                           SUMMARY COMPENSATION TABLE


                                           ANNUAL COMPENSATION       LONG-TERM
                                                                    COMPENSATION
                                           --------------------     ------------
                                                                    STOCK OPTION      ALL OTHER
     NAME AND PRINCIPAL POSITION(S)         SALARY       BONUS         AWARDS        COMPENSATION
-----------------------------------------  --------     -------     ------------     ------------
Brad E. Hollinger........................  $152,500     $58,000        75,000               --
  Chairman of the Board, President and
     CEO
William T. McCarthy......................   119,495          --        18,750           $3,600(1)
  Vice President -- Mergers and
     Acquisitions
Russell A. DiGilio.......................    89,667       3,683        18,750            1,708(2)
  Vice President -- Assisted Living Group
Robert J. Sutton.........................    87,333      20,000        25,500               --
  Vice President -- Corporate Services
     and Secretary
Kurt A. Meyer............................    83,333      12,000        14,250               --
  Vice President -- Health Care Group


------------
(1) Represents travel and lodging reimbursement.

(2) Represents the value received by Mr. DiGilio in connection with personal usage of a company-owned vehicle.

EMPLOYMENT AGREEMENTS

     The Company is party to an employment agreement with Mr. Hollinger that became effective as of August 1, 1996 and is to expire on July 31, 2001, subject to extension annually thereafter. Pursuant to the employment agreement, for the period beginning August 1, 1996 and ending June 30, 1997, Mr. Hollinger was entitled to receive an annual salary of $150,000; for the period beginning July 1, 1997 and ending June 30, 1998, Mr. Hollinger is to receive an annual salary of $200,000; for the period beginning July 1, 1998 and for the duration of the agreement, Mr. Hollinger is to receive an annual salary of $225,000. For each fiscal year of the Company throughout the term of the agreement, Mr. Hollinger is also entitled to receive an annual bonus in an amount not less than 75% of his base salary upon achievement by the Company of certain levels of pre-tax earnings to be determined by the Board of Directors. If the level of earnings exceeds the level determined by the Board for a fiscal year, the Board may award Mr. Hollinger additional bonus compensation. Pursuant to the employment agreement, the Company granted to Mr. Hollinger as of August 1, 1996 the right to purchase 37,500 shares of Common Stock at a purchase price of $2.00 per share and, as of June 30, 1997, the right to purchase an additional 37,500 shares of Common Stock at a per share purchase price equal to the fair market value of a share of Common Stock on June 30, 1997. These options are generally to vest in accordance with the Company's 1996 Stock Incentive Plan (including the Change of Control acceleration provision contained in such plan), provided that if Mr. Hollinger terminates his employment for Good Reason (as defined in the employment agreement, which includes the occurrence of a Change in Control as Good Reason), the options are to become fully vested and exercisable as of the date of such termination and may be exercised within one year following such termination. In addition, if Mr. Hollinger terminates his employment for Good Reason, he will be entitled to receive a cash payment within 10 days of such termination equal to three times his annual compensation plus the amount of any bonus for that year.

     The Company is party to an employment letter with Mr. Kruis which provides that, in the event of a change of control of the Company that results in his position being diminished in scope of authority and responsibilities or change in reporting responsibility, or if he is terminated without cause, Mr. Kruis is entitled to receive three years compensation. Mr. Kruis is also entitled to receive a performance bonus of up to 45% of his salary to be paid annually at the discretion of the CEO and compensation committee of the Company. Mr. Kruis was also granted the right to purchase 150,000 shares of Common Stock of the Company, in accordance with the Company's 1996 Stock Incentive Plan at the fair market value of a share of Common Stock on October 6, 1997.


     The Company is party to an employment agreement with Mr. Marcus dated November 24, 1997, providing for a commencement date of January 5, 1998 and a three year term expiring on January 4, 2001, subject to three year extensions thereafter unless either party gives a 180 day notice of nonrenewal prior to the expiration of the then current term. Pursuant to the employment agreement, Mr. Marcus for the first year of the agreement is entitled to receive an annual salary of $170,000, which annual salary is to be increased in year two to $200,000 and thereafter annually adjusted in an amount equal to 10% per year. For each fiscal year of the Company throughout the term of the agreement, Mr. Marcus is also entitled to receive an annual bonus of up to 50% of his base salary based upon his performance of stated objectives and the Company's achievement of certain levels of pre-tax earnings to be determined by the Board of Directors. Pursuant to the employment agreement, the Company granted Mr. Marcus the right to purchase 150,000 shares of Common Stock at a purchase price equal to the fair market value of a share of Common Stock on January 5, 1998. On each anniversary date of the employment agreement, the Company has agreed to grant Mr. Marcus the right to purchase additional shares of Common Stock in an amount of not less than 30,000 shares annually. These options are generally to vest in accordance with the Company's 1996 Stock Incentive Plan (including the Change of Control acceleration provision contained in such plan), provided that if the Company terminates Mr. Marcus for reasons other than cause, does not renew the agreement or if there is a Change in Control (as defined in the employment agreement) the options are to become fully vested and exerciseable in accordance with the Company's 1996 Stock Incentive Plan. In addition, in the event of a change in control, termination by the Company without cause or nonrenewal of the agreement by the Company, Mr. Marcus will be entitled to receive a cash payment within 15 days of such termination equal to three times his annual compensation plus the amount of any bonus for that year and to participate for one year of such termination in all insurance, accident and health plans in which he was entitled to participate prior to the termination, or, at the Company's option receive the cash value of such benefits in a lump sum payable within 15 days of his termination.

     The Company is party to an employment agreement with Mr. Barth that became effective as of September 1, 1995 and is to expire on August 31, 1998, subject to automatic renewal unless one party provides written notice to the other not later than 90 days prior to the next extension date of his or its intention not to renew. The employment agreement provides that Mr. Barth is to receive an annual salary of $70,000, subject to increase by the Board of Directors. In October 1997, Mr. Barth's annual salary was increased to $125,000 in conjunction with his designation as Chief Development Officer of the Company. Mr. Barth is also entitled to receive an annual bonus of up to 35% of his base salary subject to achievement of the Company's annual operating budget as approved by the Board of Directors. In the event of a termination following a Change of Control (as defined in the employment agreement) or Mr. Barth's voluntary withdrawal within one year following such Change of Control, Mr. Barth is entitled to receive a lump sum payment equal to his base salary and annual bonus for the preceding three years.

     The Company is party to an employment agreement with Mr. McCarthy that became effective as of May 1, 1996 and is to expire on April 30, 1998, subject to automatic annual renewal unless one party provides written notice to the other not later than 60 days prior to the next extension date of his or its intention not to renew. The employment agreement provides that Mr. McCarthy is to receive an annual salary of $100,000, subject to increase by the Board of Directors. Mr. McCarthy is also entitled to receive an annual bonus of up to 40% of his base salary subject to the terms and conditions as may be determined by Mr. Hollinger and approved by the Board. Pursuant to the employment agreement, the Company granted to Mr. McCarthy an option to purchase up to 75,000 shares of Common Stock at a per share exercise price of $2.00 vesting in equal installments over two years. In the event of a termination following a Change of Control (as defined in the employment agreement), Mr. McCarthy is entitled to receive his base salary at a rate then in effect for the period equal to one year.

     The Company is party to an employment agreement with Mr. Sutton that became effective as of September 20, 1995 and is to expire on August 31, 1998, subject to annual extension. The employment agreement provides that Mr. Sutton is to receive an annual salary of $80,000 subject to increase by the Board of Directors in its sole discretion. Mr. Sutton is also entitled to receive an annual bonus of not less than 40% of his base salary upon achievement of the annual operating budget as approved by the Board of Directors. In the event of a termination following a Change of Control (as defined in the employment agreement), Mr. Sutton will be entitled to a lump sum cash payment equal to his total cash and bonus compensation for the proceeding three years.

STOCK INCENTIVE PLAN

     Pursuant to the Company's 1996 Stock Incentive Plan, as amended (the "Incentive Plan"), the Company may issue up to 2,025,000 shares of Common Stock to employees of the Company, its affiliates and its subsidiaries for any purpose or any type of benefit under the Incentive Plan. The number of shares which may be issued under the Incentive Plan is subject to adjustment by the Board and will be adjusted in proportion to any increase or decrease in the number of issued shares of Common Stock resulting from a stock dividend, split or other capital adjustment.

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors the members of which are each a "disinterested person," within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder. The actions of the Compensation Committee are subject to Board review. The Compensation Committee is authorized to: (i) select employees for participation in the Incentive Plan; (ii) make decisions regarding timing, pricing and amounts of grants or awards under the Incentive Plan, subject to the terms of the Incentive Plan; (iii) interpret and construe the Incentive Plan; (iv) adopt, amend or rescind rules and regulations relating to the Incentive Plan; and (v) make all other determinations necessary or advisable for the administration of the Incentive Plan.

     Each non-employee director is to be granted non-qualified stock options to purchase 11,250 shares of Common Stock upon election to the Board and additional non-qualified stock options to purchase 3,750 shares of Common Stock upon re-election to the Board. Each such non-qualified stock option is exercisable at a price equal to the fair market value of the underlying Common Stock on the date of the grant, is fully vested on grant, has a duration for the shorter of ten years or the director's term as a director and will no longer be exercisable following the 91st day after the director's term ends. The Compensation Committee has no authority to amend or vary the terms of these options.

     If an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is granted to a stockholder owning more than 10% of the total combined voting power of all classes of stock issued by the Company as of the date an option is granted, the exercise price of an option granted under the Incentive Plan is to be not less than 110% of the fair market value of the Common Stock on the date of grant. For all other options, the price is to be not less than the fair market value of the Common Stock at the date of grant.

     The Compensation Committee may also grant SARs to participants in the Incentive Plan who have been granted options. A SAR is to expire no later than the expiration date of the underlying option, and may be for no more than 100% of the difference between the exercise price of the option and the fair market value of the Common Stock subject to the option.

     The Incentive Plan also provides for awards of restricted stock, including restricted stock awarded in connection with specified performance targets. Recipients of such awards are to be determined by the Compensation Committee. The Incentive Plan provides that in the event of a Change of Control (as defined in the 1996 Stock Incentive Plan): (1) any and all Options and SARs, whether vested or not, will become immediately exercisable;
(2) any restrictions imposed on Restricted Stock will lapse and within 10 days after the occurrence of a Change in Control will be delivered to the participant and (3) the target values attainable under all Performance Shares and Units will be deemed to have been fully earned for the entire award period as of the effective date of the Change in Control.

     The following table sets forth certain information with respect to the grant of stock options by the Company to the executive officers named in the Summary Compensation Table to whom stock options were granted for the fiscal year ended June 30, 1997.

                   OPTION GRANTS IN YEAR ENDED JUNE 30, 1997


                                  INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                        -------------------------------------                       VALUE AT ASSUMED
                                   PERCENT OF                                     ANNUAL RATES OF STOCK
                                  TOTAL OPTIONS                                    PRICE APPRECIATION
                                   GRANTED TO                                      FOR OPTION TERM(1)
                        OPTIONS   EMPLOYEES IN    EXERCISE OR                     ---------------------
         NAME           GRANTED    FISCAL YEAR    BASE PRICE    EXPIRATION DATE      5%          10%
----------------------  -------   -------------   -----------   ---------------   --------     --------
Brad E. Hollinger.....  37,500         5.60%         $2.00          08/01/01      $353,660     $440,393
                        37,500         5.57           6.67          06/25/02       198,721      314,656

William T. McCarthy...   3,750         0.56           2.00          08/01/01        35,366       44,039
                        15,000         2.23           6.67          06/25/02        79,489      125,862

Russell A. DiGilio....   3,750         0.85           2.00          08/01/01        35,366       44,039
                        15,000         2.23           6.67          06/25/02        79,489      125,862

Robert J. Sutton......  15,000         2.23           2.00          08/01/01       141,464      176,157
                        10,500         1.56           6.67          06/25/02        55,642       88,104

Kurt A. Meyer.........   3,750         0.56           2.00          08/01/01        35,366       44,039
                        10,500         1.56           6.67          06/25/02        55,642       88,104


------------

(1) Based on an assumed initial public offering price of $9.50 per share, and assuming that all such options are currently exercisable.


     The following table sets forth certain information with respect to the value of options held at June 30, 1997 by the executive officers named in the Summary Compensation Table who held options during fiscal 1997. Such executive officers did not exercise any options to purchase Common Stock for the fiscal year ended June 30, 1997.

            AGGREGATED OPTION EXERCISES IN YEAR ENDED JUNE 30, 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                               UNDERLYING                       IN-THE-MONEY
                                           UNEXERCISED OPTIONS                OPTIONS AT FISCAL
                                         HELD AT FISCAL YEAR-END                 YEAR-END(1)
                                      -----------------------------     -----------------------------
                NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------------  -----------     -------------     -----------     -------------
Brad E. Hollinger...................         --           75,000         $      --        $ 175,000
William T. McCarthy.................     37,500           56,250           175,000          192,500
Russell A. DiGilio..................     37,500           56,250           175,000          192,500
Robert J. Sutton....................         --           25,500                --           70,000
Kurt A. Meyer.......................     23,438           84,563           109,375          345,625

------------
(1) Represents the difference between the fair market value (as estimated by the Company) of the Common Stock underlying the options of $6.67 per share as of June 30, 1997 and the exercise price of the options.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors do not receive compensation for serving as directors. Each non-employee director is granted a non-qualified option to acquire 11,250 shares of Common Stock upon election to the Board and an option to acquire 3,750 shares of Common Stock upon re-election to the Board. See
"-- Stock Incentive Plan." All directors receive reimbursement of reasonable expenses incurred in connection with attending Board and committee meetings and otherwise carrying out their duties.

                              CERTAIN TRANSACTIONS

     Kenneth F. Barber, a director of the Company, is party to a consulting agreement with the Company to provide financial, development and other consulting services at the rate of $100 per hour not to exceed 20 hours per week for 52 weeks. During fiscal 1997, Mr. Barber received $66,000 under such arrangement. David Barber, Mr. Barber's son, has been employed by the Company as Vice President of Construction and Design since 1996. For the fiscal year ended June 30, 1997, David Barber received an annual salary of $75,000. Robin Barber, Mr. Barber's daughter and sister-in-law of Brad E. Hollinger, Chairman, President and Chief Executive Officer and a director of the Company, has been employed by the Company as Director of Legal Services since 1996 and as Vice President and Senior Counsel since September 1997. For the fiscal year ended June 30, 1997, Ms. Barber received an annual salary of $67,500 and a bonus of $10,000.

     John M. Brennan, a director of the Company, is President of Respiratory Resources LLC ("RRI"), an Indiana limited liability company that manages respiratory therapy services in four skilled nursing facilities owned or leased by the Company. The Company's payments to RRI for such services were $156,000 for the fiscal year ended June 30, 1997. Mr. Brennan received a warrant in August 1996 to purchase 138,000 shares of Common Stock of the Company at a purchase price of $3.00 per share. The warrant has a 10 year term and may be exercised at any time.

     Bill R. Foster, Sr., a director of the Company, is the majority stockholder of Foster Health Care Group, a corporation that provided management services to 10 skilled nursing facilities, a pharmacy, a home health operation, and three assisted living facilities and four independent living facilities operated by the Company for which it received $1,076,000 during fiscal 1997. On July 1, 1997, the Company purchased the assets and operations of Foster Health Care Group for approximately $120,000. For the fiscal year ended June 30, 1997, Mr. Foster also leased two assisted living facilities in Springfield and Nevada, Missouri to the Company at an annual rental of $186,000 and $132,000, respectively. Mr. Foster is negotiating with the Company to enter a construction agreement to build an assisted living facility in Springfield, Missouri. The amount of the contract is not expected to exceed $3,600,000. John Foster, Mr. Foster's son, became an officer of the Company effective July 1, 1997 and receives an annual salary of $110,000, with an annual bonus of up to 40% of his base salary. Susan Foster, Mr. Foster's daughter-in-law, became an officer of the Company effective July 1, 1997 and receives an annual salary of $80,000, with an annual bonus of up to 35% of her base salary.

     Scott J. Hollinger, brother of Brad E. Hollinger, Chairman, President and Chief Executive Officer and a director of the Company and son-in-law of Kenneth
F. Barber, a director of the Company, has been employed by the Company as a Construction Project Manager since 1996. For the fiscal year ended June 30, 1997, Mr. Hollinger received an annual salary of $55,000.

     Deborah Myers Welsh, spouse of Brad E. Hollinger, entered into a consulting agreement with the Company on February 3, 1997 to provide legal services at the rate of $90 per hour not to exceed 30 hours per week for 50 weeks. Ms. Welsh received $32,000 under such arrangement during fiscal 1997.

     George H. Strong, a director of the Company, provided financial consulting services to the Company for the fiscal year ending June 30, 1997 for fees aggregating $40,000. Mr. Strong also received a warrant to purchase 26,250 shares of Common Stock of the Company at a purchase price of $3.33 per share, which was exercised in March 1997.

     F. David Carr is a general partner of SAE Partners ("SAE"), a shareholder of Hawthorn Health Partners, Inc. (formerly known as Medi-Cap Partners) ("HHP"), a managing general partner of HCO Partners IV-BCC ("HCO"), a shareholder of Hawthorn Health Properties, Inc. ("Hawthorn"), and Executive Vice President of Hakman & Company Incorporated., an investment banking firm ("Hakman"). James A. Diebold is a general partner of SAE, a shareholder of HHP, a general partner of HCO and a shareholder of Hawthorn. Prior to the Offering, SAE owns 3.8% of the Common Stock of the Company. Prior to the Offering, HCO owns 9.6% of the Company's Series B Convertible Preferred Stock. Hakman has entered a broker's agreement with the Company to find suitable acquisition properties for the Company. Hakman receives a finder's fee for such acquisitions, based upon the purchase price, in an amount equal to 2% of the first $1,000,000 and 1% for any amount in excess of $1,000,000. Hawthorn leases seven skilled nursing facilities to the Company for annual rentals aggregating $4,501,000. For the year ended June 30, 1997, Hawthorn received $3,877,000 in rental payments from the Company. The facility leases provide for an initial term of 12 years, with four six-year renewal options and a fair market value purchase option. In August 1996, Hawthorn also received a warrant to purchase 37,500 shares of Common Stock of the Company at a purchase price of $3.33 per share. The warrant has a 10 year term and may be exercised at any time. Hakman received a fee of $250,000 for its assistance in raising $12,500,000 in a Series B Convertible Preferred Stock Offering in October 1996 and April 1997. Hakman also assisted the Company in arranging a $10,000,000 line of credit, which is expected to become available in November 1997, and for which Hakman will receive a fee of up to $62,500.

     As of September 30, 1997 Meditrust was the beneficial owner of more than five percent of the Common Stock of the Company. See "Principal Stockholders." The Company has entered into a non-binding letter of intent with Meditrust for $150 million of project financing. Pursuant to this letter of intent, the Company would develop assisted living facilities for Meditrust and Meditrust would lease such facilities to an Operator/Lessee when construction is completed. The Company expects to manage the assisted living facilities pursuant to management agreements with the Operator/Lessees. See "Business--Development." Specific development projects and acquisitions require Meditrust's approval prior to the financing of a transaction. In addition, to date, the Company has developed, or is developing, 12 assisted living facilities for Meditrust and has entered into leases in the Meditrust for eight of such facilities, with lease terms of ten years with three five-year renewal terms. The Company will manage the remaining four facilities. Meditrust's investment in these facilities is approximately $50 million. Additionally, in connection with the consummation of the Foster and Wisconsin acquisitions, the Company incurred indebtedness of $8,151,000 which was funded with mortgage financing from Meditrust, and which is expected to be repaid with proceeds from the Offering.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of Common Stock as of September 30, 1997 (after giving effect to the conversion of all Outstanding Preferred Stock into an aggregate of 4,620,531 shares of Common Stock upon consummation of the Offering) and as adjusted to reflect the sale of the Common Stock in the Offering by (i) each person known by the Company to beneficially own more than five percent of outstanding Common Stock, (ii) each of the Company's directors,
(iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, the person or persons named have sole voting and investment power.


                                                                                  PERCENT OWNED
                                                                                  BENEFICIALLY
                                                                             -----------------------
                                                     NUMBER OF               PRIOR TO        AFTER
                  NAME                       SHARES OWNED BENEFICIALLY       OFFERING       OFFERING
-----------------------------------------    -------------------------       --------       --------
Henry L. Hillman, Elsie Hilliard.........               682,500(1)              7.9%           4.4%
  Hillman and C.G. Grefenstette,
    Trustees(1)
  2000 Grant Building
  Pittsburgh, PA 15219
Omega Ventures II, L.P...................               503,845(2)              5.8%           3.2%
  555 California Street
  San Francisco, CA 94104
Omega Ventures II Cayman, L.P............               130,008(2)              1.5%             *
  555 California Street
  San Francisco, CA 94104
Crossover Fund II, L.P...................               416,051(2)              4.8%           2.7%
  555 California Street
  San Francisco, CA 94104
Crossover Fund IIA, L.P..................               122,774(2)              1.4%             *
  555 California Street
  San Francisco, CA 94104
R.S. Pacific Venture, L.P................               300,000(2)              3.5%           1.9%
  555 California Street
  San Francisco, CA 94104
KD Investments...........................               640,537                 7.4%           4.1%
  1540 Fox Hollow Circle
  Mechanicsburg, PA 17055
Inter Vivos Trust of Billy Ray Foster....               767,412                 8.9%           4.9%
  426 S. Jefferson
  Springfield, MO 65806-2351
Meditrust................................             1,086,179(3)             11.6%           6.6%
  197 First Avenue
  Needham, MA 02194
SAE Partners.............................               331,312                 3.8%           2.1%
  232 Willow Avenue
  Camp Hill, PA 17011
HCO Partners IV-BCC......................               360,000                 4.2%           2.3%
  c/o F. David Carr,
  Hakman & Company, Inc.
  1350 Bayshore Highway, Suite 300
  Burlingame, CA 94010
F. David Carr............................               728,812(4)              8.4%           4.6%
  c/o Hakman & Company, Inc.
  1350 Bayshore Highway, Suite 300
  Burlingame, CA 94010

                                                                                  PERCENT OWNED
                                                                                  BENEFICIALLY
                                                                             -----------------------
                                                     NUMBER OF               PRIOR TO        AFTER
                  NAME                       SHARES OWNED BENEFICIALLY       OFFERING       OFFERING
-----------------------------------------    -------------------------       --------       --------
Brad E. Hollinger........................               787,687(5)              9.1%           5.0%
  2850 Ford Farm Road
  Mechanicsburg, PA 17055
John M. Brennan..........................             1,270,801(6)             14.4%           8.0%
  Brennan Holdings
  11212 Mann Road
  Mooresville, IN 46158
Kenneth F. Barber........................                63,750(7)                *              *
  1540 Fox Hollow Circle
  Mechanicsburg, PA 17055
William R. Foster, Sr....................               778,662(8)              9.0%           5.0%
  Foster Health Care Group
  426 South Jefferson
  Springfield, MO 65801-2351
George H. Strong.........................                37,500                   *              *
  946 Naveskink Road
  Locust, NJ 07760
David L. Goldsmith.......................                41,250(9)                *              *
  Robertson, Stephens & Company
  555 California Street
  San Francisco, CA 94104
Edward R. Stolman........................                11,250(10)               *              *
  8189 Sonoma Mountain Road
  Glen Ellen, CA 94552
William T. McCarthy......................                38,437(11)               *              *
  386 Penn Road
  Wynnewood, PA 19096
Robert J. Sutton.........................               437,587(12)             5.1%           2.8%
  1055 Country Club Road
  Camp Hill, PA 17011
Russell A. DiGilio.......................                38,437(13)               *              *
  115 Cambridge Road
  Landenberg, PA 19096
Kurt A. Meyer............................                55,312(14)               *              *
  253 Indian Creek Road
  Mechanicsburg, PA 17055
David K. Barber..........................               648,037(15)             7.5%           4.1%
  111 Brindle Road
  Mechanicsburg, PA 17055
Directors and officers of the Company as
  a
  group (16 persons).....................             4,689,235(16)            52.1%          29.3%


---------------
  *  Less than 1% of the outstanding shares.

 (1) Consists of 157,500 shares held by a trust for the benefit of Henry L. Hillman (the "HLH Trust") and 525,000 shares owned by Juliet Challenger, Inc., an indirect, wholly-owned subsidiary of The Hillman Company ("THC"). THC is a private company engaged in diversified investments and operations which is controlled by the HLH Trust. The Trustees of the HLH Trust are Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette (the "HLH Trustees"). The HLH Trustees share voting and investment power with respect to the shares held of record by the HLH Trust and the assets of THC. Does not include an aggregate of 210,000 shares held by four trusts for the benefit of members of the Hillman family, as to which shares the HLH Trustees (other than Mr. Grefenstette, who is one of the trustees of such family trusts) disclaim beneficial ownership.

     Also does not include 157,500 shares held by DBH Sec IV, L.P., as to which shares the HLH Trustees disclaim beneficial ownership. Howard B. Hillman and Tatnall L. Hillman, the general partners of DBH Sec IV, L.P., are step-brothers of Henry L. Hillman.

 (2) Omega Ventures II, L.P., Omega Ventures II Cayman, L.P., Crossover Fund II, L.P., Crossover Fund IIA, L.P. and R.S. Pacific Venture, L.P. are funds managed by, but not beneficially owned by, BancAmerica Robertson Stephens and all have the same address.

 (3) 465,124 shares held subject to warrants are owned by Meditrust Mortgage Investments, Inc. and 289,743 shares held subject to warrants are owned by Meditrust Acquisition Corporation II, wholly owned subsidiaries of Meditrust.

 (4) Mr. Carr is a general partner of SAE Partners, a shareholder of HHP, a managing general partner of HCO Partners IV-BCC ("HCO") and a shareholder of Hawthorn Health Properties, Inc., a California corporation ("Hawthorn") that owns 37,500 shares held subject to warrants and may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by such entities. Mr. Carr disclaims beneficial ownership of such shares.

 (5) Mr. Hollinger is a general partner of HCO and may be deemed to have an indirect pecuniary interest in 5,250 shares owned by such entity. Mr. Hollinger disclaims beneficial ownership of such shares. Also includes 9,375 shares held subject to stock options.

 (6) Includes 138,000 shares held subject to warrants and 11,250 shares held subject to stock options.

 (7) Kenneth Barber, a director of the Company, is a general partner of HCO and may be deemed to have an indirect pecuniary interest in 52,500 shares owned by such entity. Mr. Barber disclaims beneficial ownership of such shares. Also includes 11,250 shares held subject to stock options. Does not include 640,537 shares owned by KD Investments, a Pennsylvania general partnership, of which the stockholder's spouse and children are general partners. Mr. Barber disclaims any beneficial interest in shares owned by KD Investments.

 (8) Includes 767,412 shares owned by the Inter Vivos Trust of Billy Ray Foster. As the trustee, Mr. Foster has voting and investment power with respect to the shares held by the trust and may be deemed to have indirect beneficial ownership of them. Mr. Foster disclaims beneficial ownership of such shares. Also includes 11,250 shares held subject to stock options.

 (9) Includes 30,000 shares owned by the Goldsmith Family Trust. As the co-trustee, Mr. Goldsmith has voting and investment power with respect to the shares held by the trust and may be deemed to have indirect beneficial ownership of them. Mr. Goldsmith disclaims beneficial ownership of such shares. Also includes 11,250 shares held subject to stock options.

(10) Includes 11,250 shares held subject to stock options.

(11) Includes 38,437 shares held subject to stock options.

(12) Includes 3,750 shares held subject to stock options.

(13) Includes 38,437 shares held subject to stock options.

(14) Mr. Meyer is a general partner of HCO and may be deemed to have an indirect pecuniary interest in 7,500 shares owned by such entity. Mr. Meyer disclaims beneficial ownership of such shares. Also includes 47,812 shares held subject to stock options.

(15) David Barber is a general partner of HCO and may be deemed to have an indirect pecuniary interest in 7,500 shares owned by such entity. Mr. Barber disclaims beneficial ownership of such shares. Also includes 640,537 shares owned by KD Investments, a Pennsylvania general partnership ("KD"). Mr. Barber is a general partner of KD, and as such, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by KD. Mr. Barber disclaims beneficial ownership of such shares.

(16) Includes 138,000 shares held subject to warrants and 196,873 shares held subject to stock options.

                          DESCRIPTION OF CAPITAL STOCK

     The Amended and Restated Certificate of Incorporation of the Company (the "Certificate"), provides that the authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 11,160,708 shares of Preferred Stock, par value $.001 per share, including 1,150,958 shares of Series A Convertible Preferred Stock and 5,009,750 shares of Series B Convertible Preferred Stock.

COMMON STOCK


     Based upon shares of Common Stock outstanding as of September 30, 1997 and after giving effect to the conversion of all Outstanding Preferred Stock into shares of Common Stock, there will be 15,645,343 shares of Common Stock outstanding upon completion of the Offering. As of September 30, 1997, warrants and options to purchase an aggregate of 1,951,292 shares of Common Stock were outstanding.


     Each share of Common Stock entitles its holder of record to one vote for the election of directors and all other matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights, and therefore the holders of a majority of the shares of Common Stock voting for the election of directors may elect all of the Company's directors. Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Company's Board of Directors in its discretion from funds legally available for that use. Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to share on a pro rata basis in any distribution to stockholders upon liquidation, dissolution or winding up of the Company. All of the outstanding shares of Common Stock are, and the shares of Common Stock to be sold in the Offering will be, fully paid and nonassessable. No holder of Common Stock has any preemptive right to subscribe for any stock or other security of the Company.

PREFERRED STOCK

     All Outstanding Preferred Stock will automatically be converted into an aggregate of 4,620,531 shares of Common Stock effective upon consummation of the Offering. The Board of Directors, without further action by the stockholders, may from time to time authorize the issuance of other shares of Preferred Stock in one or more series and, within certain limitations, fix the powers, preferences and rights and the qualifications, limitations or restrictions thereof and the number of shares constituting any series or designations of such series. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of the Common Stock. In addition, under certain circumstances, the issuance of such Preferred Stock may render more difficult or tend to discourage a change in control of the Company. Although the Company currently has no plans to issue additional shares of Preferred Stock, the Board of Directors, without stockholder approval, may issue Preferred Stock with voting and conversion rights which could adversely affect the rights of holders of Common Shares.

CERTAIN PROVISIONS OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

     The Certificate provides that liability of directors of the Company is eliminated to the fullest extent permitted under Section 102(b)(7) of the Delaware General Corporation Law. As a result, no director of the Company will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any willful or negligent payment of an unlawful dividend, stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Certificate divides the Board of Directors of the Company into three classes, each class to be as nearly equal in number of directors as possible. At each annual meeting of stockholders, directors in each class will be elected for three year terms to succeed the directors of that class whose terms are expiring. Messrs. Brennan, Foster and Stolman are Class I directors with their terms of office expiring in 1998, Messrs. Barber and Strong are Class II directors whose terms will expire in 1999, and Messrs. Goldsmith and Hollinger are Class III directors whose terms will expire in 2000. In accordance with the Delaware General Corporation Law, directors serving on classified boards of directors may only be removed from office for cause. The Certificate provides that stockholders may not take action by written consent, and that a special meeting of stockholders may be called only by the Board of Directors. The Bylaws of the Company provide that stockholders must follow an advance notification procedure for certain stockholder nominations of candidates for the Board of Directors and for certain other stockholder business to be conducted at an annual meeting. These provisions could, under certain circumstances, operate to delay, defer or prevent a change in control of the Company.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock will be American Stock Transfer & Trust Company.

REGISTRATION RIGHTS

     Pursuant to a Registration Rights Agreement, dated as of September 20, 1996, holders of 2,583,333 shares of Common Stock and warrants or options to acquire 892,867 shares of Common Stock, together with the holders of Outstanding Preferred Stock that will be converted upon consummation of the Offering into an aggregate of 462,053 shares of Common Stock have the right to have shares of Common Stock registered under the Securities Act. See "Principal Stockholders." Under the Registration Rights Agreement, such stockholders can, beginning six months after the Registration Statement of which this Prospectus forms a part is declared effective and subject to certain limitations, require the Company to file up to two registration statements and an unlimited number of registration statements on Form S-3 covering the sale of all or any portion of their Common Stock. The Company must pay registration expenses but not such stockholders' underwriting commissions or discounts in connection with such registrations. In addition, whenever the Company proposes to register any of its securities under the Securities Act, other than pursuant to registrations pursuant to registration statements on Form S-4 or S-8, any such stockholder may require the Company, subject to certain limitations, to include all or any portion of its Common Stock in such registration (a "piggyback registration") and to pay registration expenses but not such stockholders' underwriting commissions or discounts in connection with such registrations. All of the stockholder parties to the Registration Rights Agreement have waived their piggyback registration rights in connection with the Offering. See "Shares Eligible for Future Sale."

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of the Offering, the Company will have outstanding 15,645,343 shares of Common Stock (16,695,343 shares outstanding if the Underwriters' over-allotment option is exercised in full) including shares of Common Stock beneficially owned by existing stockholders. The 7,000,000 shares of Common Stock to be sold pursuant to the Offering (8,050,000 if the Underwriters' over-allotment option is exercised in full) will be eligible for sale without restriction under the Securities Act in the public market after the completion of the Offering. Pursuant to an agreement with the Company and certain existing stockholders of the Company owning 9,772,586 shares of Common Stock or securities convertible into or exercisable for shares of Common Stock have agreed that they will not effect any public sale or distribution of equity securities of the Company for a period of 180 days after the date of this Prospectus (other than, in the case of the Company, pursuant to existing employee stock option plans) without the prior written consent of the representatives of the Underwriters. To the extent not subject to the restrictions set forth above, 45,281 shares of Common Stock owned by existing stockholders and, following the expiration or waiver of the restrictions set forth above, 9,772,586 additional shares of Common Stock will be immediately available for sale into the open market pursuant to Rule 144 under the Securities Act (including the volume and other limitations set forth therein) and could impair the Company's future ability to raise capital through an offering of its equity securities.



     In general, under Rule 144 as presently in effect, beginning 90 days after the date of this Prospectus, if a period of at least one year has elapsed since the later of the date shares of Common Stock that are "restricted securities" (as that term is defined in Rule 144) were acquired from the Company or the date they were acquired from an "affiliate" (as that term is defined in Rule 144) of the Company, as applicable, then the holder of such restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 156,453 shares immediately after the consummation of the Offering, assuming that the Underwriters' over-allotment option is not exercised) or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other requirements but without regard to the holding period requirement.


     Under Rule 144(k), if a period of at least two years has elapsed since the later of the date restricted shares were acquired from the Company or the date they were acquired from an affiliate of the Company, as applicable, then a holder of such restricted shares who is not an affiliate of the Company at the time of the sale and who has not been an affiliate of the Company for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

     The Company is party to an agreement pursuant to which certain stockholders have the right to have shares of Common Stock registered under the Securities Act. See "Description of Capital Stock -- Registration Rights."

     The Company currently has 2,025,000 shares of Common Stock reserved for issuance upon exercise of stock options granted under its stock option plan, including 1,013,425 shares reserved for issuance upon exercise of stock options outstanding as of September 30, 1997. The Company intends to file a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock reserved for issuance upon the exercise of options under its stock option plan. Such registration is expected to become effective as soon as practicable following the Offering. Shares registered and issued pursuant to such registration statements will be tradable except to the extent that the holders thereof are deemed to be "affiliates" of the Company, in which case the transferability of such shares will be subject to the volume limitations set forth in Rule 144.

     Each officer and director and certain other holders of the Company's Common Stock have agreed, for a period of 180 days after the date of this Prospectus (the "Lock-Up Period") not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock owned as of the date of this Prospectus or thereafter acquired directly by such holders or with respect to which they have or hereinafter acquire the power of disposition, without the prior written consent of BancAmerica Robertson Stephens.

     Prior to the Offering there has been no market for the Common Stock of the Company. The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on market prices prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock of the Company in the public market, or the prospect of such sales, could adversely affect the market price of the Common Stock.

                                  UNDERWRITING

     The Underwriters named below, acting through their representatives, BancAmerica Robertson Stephens, BT Alex. Brown Incorporated and Smith Barney Inc. (the "Representatives"), have severally agreed subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of shares of Common Stock set forth opposite their names below. The Underwriters are committed to purchase and pay for all such shares, if any are purchased.


                                                                               NUMBER OF
                                   UNDERWRITER                                  SHARES
    -------------------------------------------------------------------------  ---------
    BancAmerica Robertson Stephens...........................................
    BT Alex. Brown Incorporated..............................................
    Smith Barney Inc. .......................................................

                                                                               -------
         Total...............................................................  7,000,000
                                                                               =======


     The Representatives have advised the Company that the Underwriters propose to offer shares of the Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at
such price less a concession of not more than $          per share, of which
$          may be reallowed to other dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.


     The Company has granted to the Underwriters an option, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 1,050,000 additional shares of Common Stock at the same price per share as the Company will receive for the 7,000,000 shares that the Underwriters have agreed to purchase. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional shares that the number of shares of Common Stock to be purchased by it shown in the above table represents as a percentage of the 7,000,000 shares offered hereby. If purchased, such additional shares will be sold by the Underwriters on the same terms as those on which the 7,000,000 shares are being sold.


     The Underwriting Agreement contains covenants of indemnity among the Underwriters and the Company against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement.

     Each officer and director and certain other holders of the Company's Common Stock have agreed with the Representatives, for a period of 180 days after the date of this Prospectus (the "Lock-Up Period") not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock owned as of the date of this Prospectus or thereafter acquired directly by such holders or with respect to which they have or hereinafter acquire the power of disposition, without the prior written consent of BancAmerica Robertson Stephens. However, BancAmerica Robertson Stephens may, in its sole discretion at any time from time to time, without notice, release all or any portion of the securities subject to the lock-up agreements. There are no agreements between the Representatives and any of the Company's stockholders providing consent by the Representatives to the sale of shares prior to the expiration of the Lock-Up Period. The Company has agreed that during the Lock-Up Period, it will not, without the prior written consent of BancAmerica Robertson Stephens, issue, sell, contract to sell or otherwise dispose of any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, exercisable or exchangeable for shares of Common Stock other than the Company's sale of shares in the Offering, the issuance of Common Stock upon the exercise of outstanding warrants and options and under the existing employee stock purchase plans and the Company's issuance of options under existing stock option plans. See "Shares Eligible for Future Sale."

     The Representatives have advised the Company that they do not intend to confirm sales to any accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

     Each of the Underwriters has represented and, during the period of six months after the date hereof, agreed that (a) it has not offered or sold and will not offer or sell any shares of Common Stock in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations (1995) (the "Regulations"); (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the shares of Common Stock offered hereby in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or is a person to whom such document may otherwise lawfully be issued or passed on.

     Prior to this Offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price for the Common Stock offered hereby was determined through negotiations between the Company and the Representatives. Among the factors considered in such negotiations were prevailing market conditions, certain financial information of the Company, market valuations of other companies that the Company and the Representatives believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

     The Representatives have advised the Company that, pursuant to Regulation M under the Securities Act, certain persons participating in the Offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Common Stock on behalf of the Underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is a bid for or the purchase of the Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the Offering. A "penalty bid" is an arrangement permitting the Representatives to reclaim the selling concession otherwise accruing to an Underwriter or syndicate member in connection with the Offering of the Common Stock originally sold by such Underwriter or syndicate member is repurchased by the Representatives in syndicate covering transactions, in stabilizing transactions or otherwise. The Representatives have advised the Company that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

     Certain investment funds managed by BancAmerica Robertson Stephens own approximately 17.0% of the Common Stock (9.4% after giving effect to the Offering) excluding any exercise of the Underwriters' over-allotment option).


                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Kirkpatrick & Lockhart LLP, Pittsburgh, Pennsylvania. Certain legal matters in connection with the validity of the shares of Common Stock offered hereby will be passed upon for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS


     The consolidated financial statements and related financial statement schedule of Balanced Care Corporation as of June 30, 1997 and 1996 and for the years then ended and the period April 17, 1995 (date of inception) to June 30, 1995 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


     The combined financial statements of Foster Health Care Affiliates as of June 30, 1996 and 1995 and for the years then ended have been included herein in reliance upon the report of Baird, Kurtz & Dobson, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Keystone Affiliates as of and for the years ended December 31, 1996, 1995 and 1994 have been included herein in reliance upon the report of Snyder & Clemente, independent certified public accountants, appearing elsewhere herein upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Heavenly Health Care, Inc. (d/b/a Joe Clark Residential Care Homes) as of December 31, 1996 and for the year then ended have been included herein in reliance upon the report of Baird, Kurtz & Dobson, independent certified public accountants, appearing elsewhere herein and upon such report given upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Senior Living Centers, Inc. of December 31, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The balance sheets of Feltrop's Personal Care Home as of June 30, 1997 and 1996 and the statements of operations, owners' equity and cash flows for each of the three years in the period ended June 30, 1997 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The balance sheets of Butler Senior Care, Inc. as of June 30, 1997 and 1996 and the statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined balance sheets of Gethsemane Affiliates as of June 30, 1997 and 1996 and the combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The balance sheets of Triangle Retirement Services, Inc. d/b/a Northridge Retirement Center as of December 31, 1996 and 1995 and the statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996 have been audited by Hodge, Steward & Company, P.A., independent accountants, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. The summaries in this Prospectus of additional information included in the Registration Statement or any exhibit thereto are qualified in their entirety by reference to such information or exhibit. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement and the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained from the Commission upon payment of the fees prescribed by the Commission. In addition, registration statements and certain other documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

     The Company was founded as a Delaware corporation in April 1995. The Company's executive offices are located at 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055, and its telephone number is (717) 796-6100.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                       ------
BALANCED CARE CORPORATION:
  Independent Auditors' Report.......................................................     F-3
  Consolidated Balance Sheets as of September 30, 1997 (unaudited),
     June 30, 1997 and 1996..........................................................     F-4
  Consolidated Statements of Operations for the three months ended September 30, 1997 and 1996 (unaudited) and the years ended June 30, 1997 and 1996 and the period
     April 17, 1995 (date of inception) to June 30, 1995.............................     F-5
  Consolidated Statements of Stockholders' Equity for the three months ended
     September 30, 1997 and 1996 (unaudited) and the years ended June 30, 1997 and
     1996 and the period April 17, 1995 (date of inception) to June 30, 1995.........     F-6
  Consolidated Statements of Cash Flows for the three months ended September 30, 1997 and 1996 (unaudited) and the years ended June 30, 1997 and 1996 and the period
     April 17, 1995 (date of inception) to June 30, 1995.............................     F-7
  Notes to Consolidated Financial Statements.........................................     F-8

FOSTER HEALTH CARE AFFILIATES
  Independent Accountants' Report....................................................    F-22
  Combined Balance Sheets as of June 30, 1996 and 1995...............................    F-23
  Combined Statements of Income for the years ended June 30, 1996 and 1995...........    F-24
  Combined Statements of Shareholders' Equity for the years ended June 30, 1996 and
     1995............................................................................    F-25
  Combined Statements of Cash Flows for the years ended June 30, 1996 and 1995.......    F-26
  Notes to Combined Financial Statements.............................................    F-27

KEYSTONE AFFILIATES
  Independent Auditor's Report.......................................................    F-39
  Combined Balance Sheets as of December 31, 1996 and 1995...........................    F-40
  Combined Statements of Income for the years ended December 31, 1996, 1995 and
     1994............................................................................    F-41
  Combined Statements of Changes in Stockholders' Equity for the years ended December
     31, 1996, 1995 and 1994.........................................................    F-42
  Combined Statements of Cash Flows for the years ended December 31, 1996, 1995 and
     1994............................................................................    F-43
  Notes to Combined Financial Statements.............................................    F-44

HEAVENLY HEALTH CARE, INC. D/B/A JOE CLARK RESIDENTIAL CARE HOMES
  Independent Accountants' Report....................................................    F-55
  Balance Sheet as of December 31, 1996..............................................    F-56
  Statement of Income for year ended December 31, 1996...............................    F-57
  Statement of Shareholders' Equity (Deficit) for the year ended December 31, 1996...    F-58
  Statement of Cash Flows for the year ended December 31, 1996.......................    F-59
  Notes to Financial Statements......................................................    F-60

BUTLER SENIOR CARE, INC.
  Report of Independent Accountants..................................................    F-62
  Balance Sheets as of September 30, 1997 (unaudited), June 30, 1997 and 1996........    F-63
  Statements of Operations for the three months ended September 30, 1997 and 1996
     (unaudited) and the years ended June 30, 1997, 1996 and 1995....................    F-64
  Statements of Shareholders' Equity for the three months ended September 30, 1997
     and 1996 (unaudited) and the years ended June 30, 1997, 1996 and 1995...........    F-65
  Statements of Cash Flows for the three months ended September 30, 1997 and 1996
     (unaudited) and the years ended June 30, 1997, 1996 and 1995....................    F-66
  Notes to Financial Statements......................................................    F-67

                                                                                        PAGE
                                                                                       ------
GETHSEMANE AFFILIATES
  Report of Independent Accountants..................................................    F-71
  Combined Balance Sheets as of September 30, 1997 (unaudited), June 30, 1997 and
     1996............................................................................    F-72
  Combined Statements of Income for the three months ended September 30, 1997 and
     1996 (unaudited) and years ended June 30, 1997, 1996 and 1995...................    F-73
  Combined Statements of Shareholders' Equity (Deficit) for the three months ended
     September 30, 1997 and 1996 (unaudited) and the years ended June 30, 1997, 1996
     and 1995........................................................................    F-74
  Combined Statements of Cash Flows for the three months ended September 30, 1997 and
     1996 (unaudited) and the years ended June 30, 1997, 1996 and 1995...............    F-75
  Notes to Combined Financial Statements.............................................    F-76

FELTROP'S PERSONAL CARE HOME
  Report of Independent Accountants..................................................    F-82
  Balance Sheets as of September 30, 1997 (unaudited), June 30, 1997 and 1996........    F-83
  Statements of Operations for the three months ended September 30, 1997 and 1996
     (unaudited) and the years ended June 30, 1997, 1996 and 1995....................    F-84
  Statements of Owners' Equity for the three months ended September 30, 1997 and 1996
     (unaudited) and the years ended June 30, 1997, 1996 and 1995....................    F-85
  Statements of Cash Flows for the three months ended September 30, 1997 and 1996
     (unaudited) and the years ended June 30, 1997, 1996 and 1995....................    F-86
  Notes to Financial Statements......................................................    F-87

TRIANGLE RETIREMENT SERVICES INC. D/B/A NORTHRIDGE RETIREMENT CENTER
  Independent Auditor's Report.......................................................    F-91
  Balance Sheets as of September 30, 1997 (unaudited) and December 31, 1996 and
     1995............................................................................    F-92
  Statements of Income for the nine months ended September 30, 1997 and 1996
     (unaudited) and the years ended December 31, 1996 and 1995......................    F-93
  Statements of Changes in Stockholders' Equity for the nine months ended September
     30, 1997 (unaudited) and the years ended December 31, 1996 and 1995.............    F-94
  Statements of Cash Flows for the nine months ended September 30, 1997 and 1996
     (unaudited) and the years ended December 31, 1996 and 1995......................    F-95
  Notes to Financial Statements......................................................    F-97

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Balanced Care Corporation


     We have audited the consolidated balance sheets of Balanced Care Corporation as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and the period April 17, 1995 (date of inception) to June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Balanced Care Corporation as of June 30, 1997 and 1996 and the results of its operations, and its cash flows for the years then ended and the period April 17, 1995 (date of inception) to June 30, 1995, in conformity with generally accepted accounting principles.


                                          KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
July 30, 1997, except for Notes 11 and 12

which are as of January 2, 1998

                           BALANCED CARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)


                                                               SEPTEMBER 30,       JUNE 30,      JUNE 30,
                                                                    1997             1997          1996
                                                               --------------      --------      --------
                                                                (UNAUDITED)
                                                 ASSETS
Current assets:
  Cash and cash equivalents.................................      $  2,362         $ 7,908       $   567
  Accounts receivable (net of allowance for doubtful
    accounts of $330 in 1997 and $-0- in 1996)..............         7,774           6,679            65
  Preferred stock subscription receivable...................            --              --           451
  Deferred costs............................................         2,373           2,062           666
  Prepaid expenses and other current assets.................         1,938             945            25
  Assets held for sale......................................         4,801           4,801            --
                                                                   -------         -------        ------
         Total current assets...............................        19,248          22,395         1,774
Restricted investments......................................         2,594           1,825           279
Property and equipment, net.................................         4,841           4,115         4,897
Goodwill, net...............................................         2,290           2,219           315
Other assets................................................         2,651           2,463            27
                                                                   -------         -------        ------
         Total assets.......................................      $ 31,624         $33,017       $ 7,292
                                                                   =======         =======        ======
                             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt.........................      $     98         $    97       $    29
  Accounts payable..........................................         4,858           5,929           517
  Accrued payroll...........................................         1,154           1,818           201
  Accrued expenses..........................................         2,172           1,251           300
                                                                   -------         -------        ------
         Total current liabilities..........................         8,282           9,095         1,047
Long-term debt, net of current portion......................         8,354           8,177         5,043
Straight-line lease liability...............................         3,166           3,133            --
Deferred revenues...........................................           604             579            --
Other liabilities...........................................            70             228            78
                                                                   -------         -------        ------
         Total liabilities..................................        20,476          21,212         6,168
                                                                   -------         -------        ------
Redeemable preferred stock:
  Series B authorized, issued and outstanding -- 5,009,750
    shares at September 30 and June 30, 1997 at redemption
    value which includes accretion of $1,893 and $1,267
    September 30 and June 30, 1997, respectively............        13,875          13,249            --
                                                                   -------         -------        ------
Commitments and contingencies (Note 11)
Stockholders' equity (deficit):
  Preferred stock, $.001 par value; 5,000,000 authorized;
    none outstanding........................................            --              --            --
  Preferred stock, Series A authorized -- 1,150,958 shares
    at September 30 and June 30, 1997 and 1,500,000 shares
    at June 30, 1996; issued and outstanding -- 1,150,958
    shares at September 30 and June 30, 1997 and 1,000,000
    shares at June 30, 1996.................................             1               1             1
  Series A subscription rights -- 250,000 shares at June 30,
    1996....................................................            --              --           451
  Common stock, $.001 par value -- authorized -- 50,000,000
    shares at September 30 and June 30, 1997 and 7,000,000
    shares at June 30, 1996; issued and
    outstanding -- 4,024,812 shares at September 30 and June
    30, 1997 and 2,583,333 shares at June 30, 1996..........             5               5             3
  Additional paid-in capital................................         3,335           3,961         1,588
  Accumulated deficit.......................................        (6,068)         (5,411)         (919)
                                                                   -------         -------        ------
         Total stockholders' equity (deficit)...............        (2,727)         (1,444)        1,124
                                                                   -------         -------        ------
         Total liabilities and stockholders' equity.........      $ 31,624         $33,017       $ 7,292
                                                                   =======         =======        ======


          See accompanying notes to consolidated financial statements.

                           BALANCED CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                          THREE MONTHS ENDED       YEAR ENDED JUNE
                                            SEPTEMBER 30,                30,              APRIL 17
                                         --------------------     ------------------     TO JUNE 30,
                                          1997          1996       1997        1996         1995
                                         -------       ------     -------     ------     -----------
                                             (UNAUDITED)
Revenues:
  Patient services.....................  $14,496       $3,304     $41,616         --            --
  Resident services....................    2,998          993       6,778        737            --
  Other revenues.......................    1,644           75       1,086         74            --
                                         -------       ------     -------     ------       -------
          Total revenues...............   19,138        4,372      49,480        811            --
                                         -------       ------     -------     ------       -------
Operating expenses:
  Facility operating expenses:
     Salaries, wages and benefits......    7,305        1,851      19,186        320            --
     Other operating expenses
       (including related parties of
       $751 in 1997)...................    7,187        1,765      20,727        179            --
  General and administrative expense
     (including related parties of
     $1,210 in 1997)...................    2,679          747       5,653      1,000            10
  Lease expense (including related
     parties of $4,030 in 1997)........    2,212          475       5,417         77            --
  Depreciation and amortization
     expense...........................      281           90         693         49            --
  Write-down of long-lived assets......       --           --       1,591         --            --
                                         -------       ------     -------     ------       -------
       Total operating expenses........   19,664        4,928      53,267      1,625            10
                                         -------       ------     -------     ------       -------
  Loss from operations.................     (526)        (556)     (3,787)      (814)          (10)
  Other income (expense):
     Interest income...................      113           13         265         13            --
     Interest expense..................     (237)        (183)       (917)      (102)          (10)
                                         -------       ------     -------     ------       -------
  Loss before income taxes.............     (650)        (726)     (4,439)      (903)          (10)
  Provision for income taxes...........        7            3          53          6            --
                                         -------       ------     -------     ------       -------
  Net loss.............................  $  (657)      $ (729)    $(4,492)    $ (909)      $   (10)
                                         =======       ======     =======     ======       =======
  Accretion of redemption value
     attributable to redeemable
     convertible preferred stock.......      626           --       1,267         --            --
                                         -------       ------     -------     ------       -------
  Net loss allocable to common
     stockholders......................  $(1,283)      $ (729)    $(5,759)    $ (909)      $   (10)
                                         =======       ======     =======     ======       =======
Pro forma:
  Pro forma net loss per share.........  $  (.08)      $ (.09)    $ (0.57)    $(0.30)      $    --
                                         =======       ======     =======     ======       =======
  Shares used in computing pro forma
     loss per share....................    7,962        7,936       7,936      3,070         2,921
                                         =======       ======     =======     ======       =======


          See accompanying notes to consolidated financial statements.

                           BALANCED CARE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND THE YEARS ENDED JUNE 30, 1997 AND 1996 AND THE PERIOD APRIL 17, 1995 (DATE OF INCEPTION) TO JUNE
                                    30, 1995
                                 (IN THOUSANDS)

                                   PREFERRED A STOCK             COMMON STOCK
                            -------------------------------    ----------------    ADDITIONAL
                            ISSUED     PAR     SUBSCRIPTION    ISSUED      PAR      PAID-IN        NET
                            SHARES    VALUE       RIGHTS       SHARES     VALUE     CAPITAL       LOSS       TOTAL
                            ------    -----    ------------    ------     -----    ----------    -------    -------
Sale of common stock.......    --       --            --       2,325       $ 3        $   24          --    $    27
Net loss for the period....    --       --            --          --        --            --     $   (10)       (10)
                            -----      ---          ----       -----       ---        ------     -------    -------
Balance at June 30, 1995...    --       --            --       2,325                      24         (10)        17
                                                                             3
Sale of preferred stock....   750      $ 1            --          --                   1,499          --      1,500
                                                                            --
Preferred stock
  subscription rights......   250       --          $451          --                      --          --        451
                                                                            --
Sale of common stock.......    --       --            --         258                       3          --          3
                                                                            --
Issuance of common stock
  purchase warrants........    --       --            --          --                      62          --         62
                                                                            --
Net loss for the year......    --       --            --          --                      --        (909)      (909)
                                                                            --
                            -----      ---          ----       -----       ---       -------     -------    -------
Balance at June 30, 1996... 1,000        1           451       2,583         3         1,588        (919)     1,124
Stock dividend.............   151       --            --          --        --            --          --         --
Accretion of redemption
  value attributable to
  redeemable preferred
  stock....................    --       --            --          --        --        (1,267)         --     (1,267)

Issuance of common stock...    --       --            --       1,442         2         2,172          --      2,174

Issuance of preferred
  stock....................    --       --          (451)         --        --           451          --         --
Issuance of common stock
  purchase warrants........    --       --            --          --        --         1,017          --      1,017
Net loss for the year......    --       --            --          --        --            --      (4,492)    (4,492)
                              ---      ---          ----       -----       ---        ------     -------    -------
Balance at June 30, 1997... 1,151        1             0       4,025         5         3,961      (5,411)    (1,444)
Unaudited:
Accretion of redemption
  value attributable to
  redeemable preferred
  stock....................    --       --            --          --        --          (626)         --       (626)
Net loss for the quarter...    --       --            --          --        --            --        (657)      (657)
                              ---      ---          ----       -----       ---        ------     -------    -------
Balance at September 30,
  1997..................... 1,151      $ 1          $  0       4,025       $ 5        $3,335     $(6,068)   $(2,727)
                              ===      ===          ====       =====       ===        ======     =======    =======

          See accompanying notes to consolidated financial statements

                           BALANCED CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                             THREE MONTHS
                                                                 ENDED            YEAR ENDED
                                                             SEPTEMBER 30,         JUNE 30,          APRIL 17
                                                           -----------------   -----------------   TO JUNE 30,
                                                            1997      1996      1997      1996        1995
                                                           -------   -------   -------   -------   -----------
                                                              (UNAUDITED)
Cash Flows from Operating Activities:
Net loss.................................................  $  (657)  $  (729)  $(4,492)  $  (909)     $ (10)
Adjustments to reconcile net loss to net used for
  operating activities:
  Depreciation and amortization..........................      281        90       693        49         --
  Non-cash lease expense.................................       33        --     1,454        --         --
  Write-down of long-lived assets........................       --        --     1,591        --         --
  Changes in operating assets and liabilities, excluding
    effects of acquisitions:
    Increase in accounts receivable......................   (1,095)      (75)   (3,066)      (65)        --
    Increase in deferred costs...........................     (311)      (42)   (1,396)     (666)        --
    Increase in prepaid expenses and other current
      assets.............................................   (1,040)     (223)     (739)      (25)        --
    Increase (decrease) in accounts payable, accrued
      payroll and accrued expenses.......................     (814)      794     5,340     1,052         --
    Increase in deferred revenues........................       25        28       579        --         --
                                                           -------   -------   -------   -------      -----
         Net cash used for operating activities..........   (3,578)     (157)      (36)     (564)       (10)
                                                           -------   -------   -------   -------      -----
Cash Flows from Investing Activities:
  Purchases of property and equipment....................     (734)     (295)   (1,822)     (157)        --
  Increase in restricted investments.....................     (769)     (189)   (1,546)     (279)        --
  Increase in goodwill...................................      (98)     (515)   (1,882)     (318)        --
  Increase in other assets...............................     (188)     (285)   (1,462)      (26)        (1)
  Acquisitions, net of cash acquired.....................       --      (845)     (487)   (4,701)        --
                                                           -------   -------   -------   -------      -----
         Net cash used for investing activities..........   (1,789)   (2,129)   (7,199)   (5,481)        (1)
                                                           -------   -------   -------   -------      -----
Cash Flows from Financing Activities:
  Proceeds from issuance of long-term debt...............       --       311       385     5,094         --
  Payments on long-term debt.............................      (22)      (60)     (142)       (1)        --
  Proceeds from issuance of common stock.................       --        --       110         3         27
  Proceeds from issuance of Series A preferred stock.....       --       451       451     1,500         --
  Proceeds from issuance of Series B preferred stock.....       --     4,955    11,982        --         --
  Issuance of notes payable..............................       --     1,476     1,476        --         --
  Payments on notes payable..............................       --      (344)   (1,476)       --         --
  Increase in straight-line lease liability..............       --       373     1,679        --         --
  Increase(decrease) in other liabilities................     (157)       --       111        --         --
                                                           -------   -------   -------   -------      -----
         Net cash provided by financing activities.......     (179)    7,162    14,576     6,596         27
                                                           -------   -------   -------   -------      -----
  Increase in cash and cash equivalents..................   (5,546)    4,876     7,341       551         16
  Cash and cash equivalents at beginning of period.......    7,908       567       567        16         --
                                                           -------   -------   -------   -------      -----
Cash and cash equivalents at end of period...............  $ 2,362   $ 5,443   $ 7,908       567         16
                                                           =======   =======   =======   =======      =====
Supplemental Cash Flow Information:
  Cash paid during the period for interest...............  $   237   $   169   $   927   $    47         --
                                                           =======   =======   =======   =======      =====
  Cash paid during the period for income taxes...........  $    --   $    --   $    35   $    --         --
                                                           =======   =======   =======   =======      =====
Supplemental Non-cash Investing and Financing Activities:
  Assets and lease obligations capitalized...............  $   197   $    --   $    75   $    40         --
                                                           =======   =======   =======   =======      =====
  Fair value of stock purchase warrants granted to a
    lender...............................................  $    --   $   465   $ 1,017   $    62         --
                                                           =======   =======   =======   =======      =====
  Preferred stock subscriptions receivable...............  $    --   $    --   $    --   $   451         --
                                                           =======   =======   =======   =======      =====
  Accretion of preferred B stock.........................  $   626   $    --   $ 1,267   $    --         --
                                                           =======   =======   =======   =======      =====
  Acquisitions:
    Fair value of assets acquired........................  $    --   $(8,172)   (8,188)   (4,745)        --
    Liabilities assumed..................................       --     5,512     5,636        44         --
    Fair value of stock issued...........................       --     1,815     2,065        --         --
                                                           -------   -------   -------   -------      -----
    Consideration paid for acquisitions..................  $    --   $  (845)  $  (487)  $(4,701)        --
                                                           =======   =======   =======   =======      =====

          See accompanying notes to consolidated financial statements

                           BALANCED CARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Background

     Balanced Care Corporation (BCC or the Company) was incorporated in April 1995 and is engaged in the development and acquisition of assisted living facilities and selective acquisitions of other operations which facilitate implementation of the Company's balanced care continuum strategy, such as medical rehabilitation, home health care and skilled nursing. As of June 30, 1997, the Company owned or operated 22 assisted and independent living communities, 12 skilled nursing facilities, and had 10 assisted living communities under construction(see Note 3). The Company also operates an institutional pharmacy, a home health agency and a rehabilitation agency (see
Note 12). The Company's operations are located primarily in Pennsylvania, Missouri and Wisconsin.

  (b) Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries from their respective acquisition dates. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

     The financial statements as of and for the three month periods ended September 30, 1997 and 1996, are unaudited, but, in the opinion of management, have been prepared on the same basis as the audited financial statements and reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the information set forth therein. The results of operations for the three months ended September 30, 1997, are not necessarily indicative of the operating results to be expected for the full year or any other period.

  (c) Cash and Cash Equivalents

     Cash equivalents consist of highly liquid instruments with original maturities of three months or less. The Company maintains its cash and cash equivalents at financial institutions which management believes are of high credit quality.

  (d) Fair Value of Financial Instruments

     Cash and cash equivalents, receivables, restricted investments and mortgage notes payable are reflected in the accompanying balance sheet at amounts considered by management to approximate fair value. Management generally estimates fair value of its long-term fixed rate notes payable using discounted cash flow analysis based upon the current borrowing rate for debt with similar maturities.

  (e) Restricted Investments

     Restricted investments consist of money market mutual funds invested in government securities which have been deposited as collateral for certain of the Company's mortgage and lease commitments. The amounts are equivalent to three to six months debt service or lease payments and are generally restricted until the related debt is repaid or through the initial lease term.

  (f) Property and Equipment


     Property and equipment are stated at cost less accumulated depreciation or, where appropriate, the present value of the related capital lease obligations less accumulated amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets ranging from 2-37 years. Expenditures for maintenance and repairs necessary to maintain

                           BALANCED CARE CORPORATION
property and equipment in efficient operating condition are charged to operations. Costs of additions and betterments are capitalized.

  (g) Goodwill


     Goodwill resulting from acquisitions accounted for as purchases is being amortized on a straight-line basis over lives ranging from 15 to 25 years. Goodwill is reviewed for impairment whenever events or circumstances provide evidence which suggests that the carrying amount of goodwill may not be recoverable. The Company evaluates the recoverability of goodwill by determining whether the amortization of the goodwill balance can be recovered through projected undiscounted cash flows. At June 30, 1997 and 1996, accumulated amortization of goodwill was $123,000 and $2,000, respectively.


  (h) Impairment of Long-lived Assets and Long-lived Assets To Be Disposed Of

     The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets To Be Disposed Of, on July 1, 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.


     Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset. This comparison is performed on a facility by facility basis. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 at July 1, 1996 did not have a material impact on the Company's financial position, results of operations, or liquidity.


  (i) Deferred Costs

     Financing and leasing costs have been deferred and are being amortized on a straight-line basis over the term of the related debt or lease. Accumulated amortization of deferred financing and leasing costs was $43,000 and $0 at June 30, 1997 and 1996, respectively.

     Third-party vendors invoice the Company for development costs which are reimbursable by the real estate investments trusts (REITs) for whom the Company develops assisted living facilities. These costs are recorded as current deferred costs. Costs incurred by the Company for salaries, wages and benefits and other direct costs of development activities are recorded as current deferred costs until the related development fee revenue is recognized, at which time these costs are expensed. The Company reviews deferred development costs to assess recoverability based on the progress of each development project. When a project is abandoned, deferred costs related to the project are expensed.

  (j) Stock Option Plan

     Prior to July 1, 1996 the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense the fair value of all stock-based awards on the date of grant over the vesting period. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share

                           BALANCED CARE CORPORATION
disclosures for employee stock option grants as if the fair-value-based-method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  (k) Revenue Recognition

     Patient revenues are recorded based on standard charges applicable to all patients, and include charges for room and board, rehabilitation therapies, pharmacy, medical supplies, sub-acute care, and other programs provided to patients in skilled nursing facilities. Under Medicare, Medicaid, and other cost-based reimbursement programs, each facility is reimbursed for services rendered to covered program patients as determined by reimbursement formulas. The differences between established billing rates and the amounts reimbursable by the programs and patient payments are recorded as contractual adjustments and deducted from revenues. Revenues from the Medicare and Medicaid programs represented 31% and 31%, respectively, of total 1997 revenues. The Company had no Medicaid or Medicare revenues in 1996. At June 30, 1997, accounts receivable includes approximately $2,037,000 and $108,000 from the Medicaid programs of Missouri and Pennsylvania, respectively.

     Retroactively calculated third-party contractual adjustments are accrued on an estimated basis based on cost reimbursement formulas in effect in the period the related services are rendered. At June 30, 1997 the Company had accrued estimated settlements receivable of $539,000 from Medicare and $79,000 from Medicaid. Revisions to estimated contractual adjustments are recorded based upon audits by third-party payors, as well as other communications with third-party payors such as desk reviews, regulation changes and policy statements. These revisions are made in the year such amounts are determined. Management is not aware of any material claims or disputes with third-party payors. There were no material settlements with third-party payors during the years ended June 30, 1997 and 1996.

     Resident revenues are recognized when services are rendered and consist of resident fees and other ancillary services provided to residents of the Company's assisted living facilities.

     Other revenues consist of management fees and development fees. Management fees are recognized when services are rendered. On projects where BCC is the lessee, development fees in excess of related development costs are recorded as deferred revenues and recognized as earned over the lease term. On projects developed for others development fees are recognized over the development period. Prepaid expenses and other current assets include development fees receivable of $6,000 and $-0- at June 30, 1997 and 1996, respectively.

  (l) Income Taxes

     The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  (m) Straight-line Lease Liability

     Straight-line lease liabilities represent lease deposit funding received from REITs relating to lease transactions. The Company pays rent on these funds and amortizes the related straight-line lease liability over the initial lease term as a reduction of rent expense.

                           BALANCED CARE CORPORATION

  (n) Classification of Expenses

     All expenses associated with corporate or support functions are classified as general and administrative.

  (o) Use of Estimates

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  (p) New Accounting Pronouncements

     In February 1997 the Financial Accounting Standards Board issued SFAS No. 128, Earnings Per Share. SFAS No. 128 replaces the presentation of primary earnings per share (EPS) with a presentation of basic EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. SFAS No. 128 also requires dual presentation of basic and diluted EPS on the face of the income statement and other reconciliations and disclosures. The Company is required to adopt SFAS No. 128 in fiscal year ending in 1998. There is no difference between the loss per share calculated under SFAS No. 128 and the loss per share presented in these financial statements.

  (q) Net Loss Per Share

     Pro Forma Net Loss Per Share


     Pro forma net loss per share is computed using the weighted average number of common shares and common equivalent shares (using the treasury stock method) outstanding and gives effect to certain adjustments described below. Common equivalent shares from stock options and warrants and convertible preferred stock are excluded from the computation as their effect is antidilutive, except that, pursuant to Securities and Exchange Commission (SEC) Staff Accounting Bulletins and SEC staff policy, common and common equivalent shares issued during the 12-month period prior to the proposed Initial Public Offering (Offering) at prices below the anticipated Offering price are presumed to have been issued in contemplation of the Offering and have been included in the calculations as if they were outstanding for all periods presented (using the treasury stock method and a proposed Offering price of $9.50). In the computation of pro forma net loss per share, accretion of the redemption value attributable to redeemable preferred stock is not included as an increase to net loss.


     Pursuant to the policy of the SEC staff, the calculation of shares used in computing pro forma net loss per share also includes the Series B redeemable convertible preferred stock that will convert into shares of common stock upon completion of the Offering (using the if-converted method) from their original date of issuance.

                           BALANCED CARE CORPORATION

     The following table sets forth the calculation of total number of shares used in the computation of pro forma net loss per common share:


                                                                      1997      1996      1995
                                                                      -----     -----     -----
Weighted average common shares outstanding..........................  3,583     2,474     2,325
Additional shares assuming exercise of:
  Convertible preferred stock.......................................  3,757        --        --
  Common stock......................................................    242       242       242
  Stock options.....................................................    478       478       478
  Warrants..........................................................    240       240       240
Shares assumed repurchased..........................................   (364)     (364)     (364)
                                                                      -----     -----     -----
Weighted average common and common equivalent shares used in the
  computation of pro forma net loss per common share................  7,936     3,070     2,921
                                                                      =====     =====     =====


     Supplementary Net Loss Per Share


     As required by APB 15 the pro forma net loss per share presented above has been further adjusted to reflect the retirement of debt with the proceeds of the offering (using a proposed offering price of $9.50).



                                                                                      1997
                                                                                     -------
Net loss...........................................................................  $(4,492)
Interest savings on debt retirement................................................      806
                                                                                     -------
Adjusted net loss..................................................................  $(3,686)
                                                                                     =======
Weighted average common and common equivalent shares used in the computation of pro
  forma net loss per common share..................................................    7,936
Incremental shares issued for retirement of debt...................................      855
                                                                                     -------
Adjusted shares....................................................................    8,791
                                                                                     =======
Supplementary net loss per common share............................................  $  (.42)
                                                                                     =======


2.  ACQUISITIONS


     In May 1997, the Company completed the Clark acquisition of leasehold interests in three assisted living facilities with 77 operating beds (171 licensed beds) from Heavenly Healthcare Inc. in Nevada, Missouri. In August 1997, the Company closed on the acquisition of a fourth leasehold interest in an assisted living community with 25 beds (57 licensed beds) from the same seller. The facilities were acquired by Capstone Capital Corporation (Capstone), a health care REIT, for approximately $5,335,000 including transaction costs. The Company has entered into a 10-year lease with three 5-year renewal options with the REIT. The Company entered into a lease obligation but made no payments and recorded no goodwill in this acquisition since the total costs of acquiring the facilities were borne by Capstone.



     In January 1997, the Company consummated the Keystone acquisition which involved the operations of five assisted living facilities (317 beds) and two skilled nursing facilities (103 beds) located in Pennsylvania. Capstone acquired the facilities and certain other assets for approximately $21,600,000 including transaction costs from Keystone Affiliates, a group of commonly controlled "S Corporations", and leases them to the Company pursuant to an 11-year lease agreement with three 5-year renewal options. The Company paid a total purchase price of approximately $2,050,000 comprised of $1,800,000 in cash 187,500 shares of its common stock valued at $1.33 per share for the

                           BALANCED CARE CORPORATION
operations of the existing facilities and the rights to seven early stage development projects. The agreement provides for additional cash payments of up to $500,000. These payments are to be made in five installments of $100,000 when financing closes for each of the first five development projects. Goodwill of approximately $1,800,000 was recorded for this acquisition, which is being amortized over 25 years. When made, the contingent payments will be recorded as additional goodwill and amortized over 25 years. This acquisition was accounted for using the purchase method of accounting.



     In August 1996, the Company acquired the operations of seven skilled nursing facilities and a facility based home health agency as well as the stock of three skilled nursing facilities and a pharmacy company, all in Missouri (Missouri acquisition) from Foster Health Care Affiliates, a group of commonly controlled "C" corporations. The total purchase price of approximately $8,691,000 was comprised of 1,200,000 shares of its common stock valued at $1.33 per share, the issuance of notes payable aggregating $1,476,000, mortgage financing of $3,115,000 funded by Meditrust, a health care REIT, liabilities assumed of approximately $1,800,000 and transaction costs of approximately $700,000. Goodwill of approximately $1,851,000 relating to the Pharmacy was recorded. The Pharmacy has been reclassified as an asset held for sale as of June 30, 1997 (see Note 3). The real estate assets of these seven skilled nursing facilities were purchased by Hawthorn Health Properties, Inc. (HHP), a related party, for approximately $39,100,000 including transaction costs with mortgage financing provided by Meditrust. The Company has leased these seven facilities from HHP pursuant to a 12-year lease agreement which commenced in August 1996 and has four 6-year renewal options. This acquisition was accounted for as a purchase. The notes payable were paid in January 1997. In February 1997, the Company leased two additional assisted living facilities in Missouri from the same seller. The facilities have a capacity for 61 residents. The initial lease term is for three years with two 1-year renewal options.


     In May 1996, the Company acquired Harmony Manor which is comprised of seven assisted living facilities in Wisconsin with 158 licensed beds for $5,046,000 including transaction costs which was funded with mortgage financing provided by a health care REIT (Wisconsin Acquisition). This acquisition was accounted for using the purchase method of accounting. (See Note 3).

     In March 1996, the Company acquired the operations of Outlook Pointe at Allison Park (formerly Mt. Royal Pines) a 68-bed assisted living community in Pennsylvania for cash of approximately $318,000, which has been recorded as goodwill and is being amortized over 25 years. Health Care Property Investors, Inc. (HCPI), a health care REIT, acquired the facility for $2,350,000 and leases it to the Company pursuant to a 15-year lease agreement with three five-year renewal options. This acquisition was accounted for using the purchase method of accounting.

     The following unaudited summary, prepared on a pro forma basis, combines the results of operations of the acquired businesses with those of the Company as if the acquisitions and leases had been consummated as of the beginning of the respective periods after including the impact of certain adjustments such as: amortization of goodwill, depreciation on assets acquired, interest on acquisition financing and lease payments on the leased facility (in thousands except for net loss per common share):

                                                                        1997        1996
                                                                      --------     -------
    Revenue.........................................................  $ 63,882     $ 3,868
    Expenses........................................................   (68,262)     (4,305)
                                                                      --------     -------
    Net Loss........................................................  $ (4,380)    $  (437)
                                                                      ========     =======
    Net Loss per common share.......................................  $  (0.55)    $ (0.14)
                                                                      ========     =======

                           BALANCED CARE CORPORATION

     The unaudited pro forma results are not necessarily indicative of what actually might have occurred if the acquisitions had been completed as of July 1, 1996 and 1995, respectively. In addition, they are not intended to be a projection of future results of operations.

3.  ASSETS HELD FOR SALE

     In June 1997, management determined that the Wisconsin market does not provide adequate opportunity to achieve the operational efficiencies necessary to operate profitably. As a result, the Company committed to a plan for the disposal of its Wisconsin assisted living facilities. Management also decided to sell the Pharmacy in order to focus on its assisted living and skilled nursing operations. As a result of the planned Wisconsin disposition, a non-cash charge of $1,591,000 has been recorded to write these assets down to their estimated fair value of approximately $3,150,000 based on the present value of expected discounted future cash flows less estimated costs of disposal. For the year ended June 30, 1997, the Wisconsin operations experienced a pre-tax loss of $381,000 and the Pharmacy experienced pretax income of $240,000 (see Note 12). The Company plans to dispose of the Wisconsin assisted living facilities as soon as practicable.

4.  PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following as of June 30 (dollars in thousands).


                                                             ESTIMATED
                                                            USEFUL LIFE      1997       1996
                                                            -----------     ------     ------
    Land and land improvements............................    2-15 yrs      $  418     $  194
    Buildings and improvements............................    2-37 yrs       2,059      4,081
    Fixed and moveable equipment..........................    3-20 yrs       2,119        671
                                                                            ------
                                                                             4,596      4,946
    Less: accumulated depreciation........................                    (481)       (49)
                                                                            ------
                                                                            $4,115     $4,897
                                                                            ======


     Depreciation expense was $477,000, $47,000 and $-0-, the years, ended June 30, 1997, 1996, and 1995.

5.  LONG-TERM DEBT

     Long-term debt consisted of the following as of June 30 (dollars in thousands):

                                                                          1997       1996
                                                                         ------     ------
    Mortgages payable to Meditrust, interest at rates ranging from
      10.6% to 10.7%; principal and interest due monthly through August
      2008 based on 30-year amortization; unpaid principal and interest
      due May 2006 and August 2008. ...................................  $8,159     $4,986
    Other (including capital lease obligations)........................     115         86
                                                                         ------     ------
                                                                          8,274      5,072
    Less: current portion..............................................      97         29
                                                                         ------     ------
                                                                         $8,177     $5,043
                                                                         ======     ======

     The mortgage notes payable were incurred for the acquisitions in Wisconsin and Missouri. Commencing in the second year of the loans and thereafter, the Company will pay additional interest of up to 2.0% of the total principal and interest payments in the prior year based contingently on 20%

                           BALANCED CARE CORPORATION
of the increase in revenues of the facilities over the prior year. The mortgage note is collateralized by the facilities property and equipment which had a carrying amount of approximately $10,000,000 at June 30, 1997. Meditrust was issued approximately 460,000 common stock warrants exercisable at a nominal value of $.001 per share in connection with these financings. The value of the underlying shares of common stock of approximately $613,676 has been recorded as deferred financing cost and a corresponding non-cash increase in additional paid-in capital. The interest cost and discount are being recognized as interest expense over the life of the mortgages using the effective interest method.

     At June 30, 1997, the aggregate maturities of long-term debt for the next five fiscal years ending June 30 are as follows (dollars in thousands):

                  1998............................................    $   97
                  1999............................................        97
                  2000............................................        49
                  2001............................................        54
                  2002............................................        60
                  Thereafter......................................     7,917
                                                                      ------
                                                                      $8,274
                                                                      ======

6.  REDEEMABLE PREFERRED STOCK

     In September 1996 and March 1997, the Company completed a two-stage private offering of Series B Convertible Preferred Stock (Series B Stock) at $2.50 per share to a group of venture capital funds and certain other private investors who purchased 5,009,750 shares for proceeds of approximately $12.2 million net of related transaction costs.

     Dividends of 8% per year are payable when and if declared by the Board of Directors. The Series B Stock participates in any dividends on common stock on an as-converted basis. The Series B stockholders are entitled to a liquidation preference payment equal to $2.50 per share plus 8% accrued dividends from the date of issue. The Series B stockholders can redeem their Series B Stock at the fifth anniversary for $5.00 per share and on each subsequent anniversary of their purchase date for an additional $0.50 per share per year. Each share of Series B Stock is convertible into one share of the Company's common stock. However, the conversion ratio increases if the Company issues shares at a price less then $2.50 per share except for the granting of employee stock options. The Company has the right to require conversion in the event of an initial public offering of its common stock of $25 million or more at a per share price of at least $8.00 per share. The Series B stockholders have separate class of voting rights on certain matters such as dividends on common stock, repurchases of common stock, creation of any senior equity security, changes to the Series B Stock rights and increases in the size of the Board of Directors. There are no redemption requirements on the Series B Stock during the next five years. There are 3,757,313 authorized shares of common stock reserved for the conversion of the Series B Stock. Hakman & Company Incorporated, a related party, was paid a fee of $250,000 in connection with this capital raising. The value of Series B stock includes $1,267,000 for the accretion of redemption value with a corresponding charge to additional paid-in capital.

7.  STOCKHOLDERS' EQUITY

     The Series A stockholder purchased 1,000,000 shares of Series A Convertible Preferred Stock (Series A Stock) and 344,444 shares of common stock for net proceeds to the Company of approximately $2,000,000. These shares were purchased in stages over a one year period from September 1995 through September 1996.

                           BALANCED CARE CORPORATION

     The Series A Stock is junior to the Series B Stock. Dividends on the Series A Stock were payable annually at the rate of $0.24 per share in cash or Series A Shares based on a $2.00 per share value. On September 6, 1996, the Company paid a stock dividend of 50,958 Series A shares. The Company had the option to make a payment of 100,000 Series A shares to terminate the dividend on Series A shares. On September 6, 1996, the Company exercised its option and issued 100,000 Series A shares to terminate this dividend provision. The Series A Stock is also entitled to share in any dividend on common shares on a prorata basis as though the Series A Stock has been converted. The Series A stockholders are entitled to a liquidation preference payment equal to $2.00 per share. This preference right is subordinate to the Series B preferential liquidation payment. Each share of Series A Stock is convertible into one share of the Company's common stock. The Series A Stock automatically converts in the event of an initial public offering of the Company's common stock. The Company can redeem the Series A Stock at any time at $2.00 per share. The Series A stockholders have the right to vote with the common stockholders on a prorata basis as though the Series A Stock has been converted. There are 863,218 authorized shares of common stock reserved for the conversion of the Series A Stock. There are no redemption requirements on the Series A Stock during the next five years.

  Common Stock

     As of June 30, 1997, the Company had 937,867 outstanding warrants to purchase shares of its common stock. Of these warrants, 141,827 are exercisable at $3.00 per share, 46,040 are exercisable at $3.33 per share and 750,000 are exercisable at $.001 per share.

  Other


     The Company's mortgage loan and lease agreements place restrictions on the ability of certain of its subsidiaries to transfer funds to the parent or other affiliates in the form of loans, advances or cash dividends. Any such transfers are subordinated to payment of lease or debt service and other payments required under the agreements. However, such transfers are permissible if all required lease or debt service payments are being made. In addition, the stock of certain of the Company's subsidiaries is pledged as collateral for certain of its lease and debt obligations. The Company's payments under its lease and debt agreements are current.


8.  INCOME TAXES

     The provision for income tax expense for the years ended June 30, 1997 and 1996, and the period April 17, 1995 (date of inception) through June 30, 1995 consists of the following (dollars in thousands):

                                                                            1997    1996    1995
                                                                            ---     ---     ---
Current
  Federal.................................................................   --      --      --
  State...................................................................  $53     $ 6      --
                                                                            ---      --     ---
Total Income Tax Expense..................................................  $53     $ 6      --
                                                                            ===      ==     ===

                           BALANCED CARE CORPORATION

     A reconciliation of income tax expense at the federal statutory rate of 34% to the Company's effective tax rate is as follows:

                                                                      1997      1996      1995
                                                                      -----     -----     -----
Income taxes computed at statutory rate.............................  (34.0)%   (34.0)%   (34.0)%
State income taxes, net of federal benefit..........................   (6.0)     (6.6)     (6.0)
Other...............................................................    1.3       2.0      40.0
Valuation allowance adjustment......................................   39.9      39.3        --
                                                                      -----     -----     -----
                                                                        1.2%      0.7%       --
                                                                      =====     =====     =====

     Temporary differences giving rise to a significant amount of deferred tax assets and liabilities at June 30, 1997 and 1996 are as follows (dollars in thousands):


                                                                           6/30/97     6/30/96
                                                                           -------     -------
Excess tax over book basis of fixed assets...............................  $  (365)     $  22
Development fee income...................................................      347         --
Lease acquisition proceeds...............................................     (146)        --
Accrued expense..........................................................      (99)       (20)
Net operating loss.......................................................   (1,721)      (357)
Other....................................................................     (108)        --
                                                                           -------      -----
  Net deferred tax asset.................................................   (2,092)      (355)
Valuation allowance......................................................    2,092        355
                                                                           -------      -----
Deferred income tax liability (asset)....................................  $    --      $  --
                                                                           =======      =====



     The Company has net operating loss carryforwards at June 30, 1997 available to offset future federal and state taxable income, if any, of approximately $4,300,000 expiring through 2012 for federal tax purposes and $6,000,000 expiring through 2000 for state income tax purposes. The net operating losses are subject to limits on their future utilization under federal and state tax laws. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company is in a cumulative pretax loss position since inception. Recognition of deferred tax assets will require generation of future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company established a valuation allowance on deferred tax assets of approximately $2,092,000 as of June 30, 1997.


9.  STOCK OPTIONS

     The 1996 Stock Option Plan combines the features of an incentive and non-qualified stock option plan, a stock appreciation rights ("SAR") plan and a stock award plan (including restricted stock). The 1996 Plan is a long-term incentive compensation plan and is designed to provide a competitive and balanced incentive and reward program for participants.

     The Company has authorized 2,025,000 shares of common stock to be reserved for grants under the 1996 Plan. Options generally vest over a four-year period in cumulative increments of 25% each year beginning one year after the date of the grant and expire not later than five years from the date of grant. The options are granted at an exercise price at least equal to the fair market value of the common stock on the date of the grant.

                           BALANCED CARE CORPORATION

     The Company applies APB Opinion No. 25 in accounting for its 1996 Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below.

     For SFAS 123 purposes options were valued using the Black-Scholes Multiple Option Model. Assumptions used were as follows:

        Risk free interest rate..................................    5.5% to 6.0%
        Expected life............................................    1 year after vest
        Expected volatility......................................    .30
        Expected dividends.......................................    0

     These assumptions produced weighted average fair values per option of $.41 and $.001 for options issued during the years ended June 30, 1997 and 1996. All options issued during these periods were at an exercise price in excess of the fair market value on the grant date.


                                                PRO FORMA NET
                            NET LOSS              LOSS PER
IN THOUSANDS EXCEPT     -----------------     -----------------
  PER SHARE DATA         1997       1996       1997       1996
-------------------     -------     -----     ------     ------
As reported             $(4,492)    $(909)    $(0.57)    $(0.30)
Pro forma               $(4,511)    $(910)    $(0.57)    $(0.30)


            STOCK OPTION ACTIVITY DURING THE                                   WEIGHTED-AVERAGE
                   PERIODS INDICATED                     NUMBERS OF SHARES      EXERCISE PRICE
  ---------------------------------------------------    -----------------     ----------------
  Balance at July 1, 1995............................               --                  --
    Granted..........................................          340,125              $ 2.00
    Exercised........................................               --                  --
    Forfeited........................................               --                  --
    Expired..........................................               --                  --
                                                         -----------------         -------
  Balance at June 30, 1996...........................          340,125                2.00
    Granted..........................................          673,300                5.16
    Exercised........................................          (11,250)              (2.00)
    Forfeited........................................          (15,000)              (2.84)
    Expired..........................................               --                  --
                                                         -----------------         -------
  Balance at June 30, 1997...........................          987,175              $ 4.15
                                                         ================      ===============

     At June 30, 1997, the range of exercise prices, weighted-average remaining contractual life of outstanding options and shares exercisable were as follows:

EXERCISE     OUTSTANDING     WEIGHTED AVERAGE       SHARES
 PRICE         OPTIONS       CONTRACTUAL LIFE     EXERCISABLE
--------     -----------     ----------------     -----------
 $ 2.00        464,250           3.77 yrs.          127,687
 $ 3.33         45,000           9.21 yrs.           45,000
 $ 5.33        135,250           5.09 yrs.           11,250
 $ 6.67        342,675           4.96 yrs.                0
               -------                              -------
               987,175                              183,937
               =======                              =======

     There were no options exercisable at June 30, 1996.

                           BALANCED CARE CORPORATION

10.  RELATED PARTY TRANSACTIONS

     The Company had the following related party transactions:

     - Fees paid to an investment banking firm for finding acquisition targets and for raising private equity. A minority stockholder of the Company is an officer of this firm.

     - Rental payments made to companies owned by a stockholder/director for the lease of two facilities and other items. Management fees paid to a company owned by the same stockholder/director for managing ten skilled nursing facilities owned or leased by the company. On July 1, 1997, the Company purchased the assets and operations of this management company for approximately $120,000.

     - Respiratory therapy supplies and management fees paid to a company owned by a stockholder/director.

     - Legal services provided by a relative of a stockholder/officer and consulting services provided by two stockholders/directors.

     - Rental payments to a company owned by two minority stockholders for the lease of seven skilled nursing facilities.

     A summary of those transactions for the periods ended June 30 follows (dollars in thousands):

                                                       1997              1996               1995
                                                   -------------     -------------     --------------
Finder's fees....................................     $   250              35                --
Rentals..........................................         175              --                --
Management fees..................................       1,076              --                --
Respiratory therapy..............................         731              --                --
Legal & consulting services......................         134              --                --
Skilled nursing facility rentals.................       3,877              --                --

     Accounts payable include approximately $648,000 and $0 related to these services at June 30, 1997 and 1996, respectively.

11.  COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases 16 assisted living facilities and 12 skilled nursing facilities, as well as certain equipment and office space under noncancellable operating and capital leases that expire at various times through 2011. Rental expense on such operating leases for the years ended June 30, 1997, 1996 and 1995 was $5,417,000, $77,000, and $-0-. At June 30, 1997 and 1996, property and equipment includes approximately $115,000 and $45,000 of assets that have been capitalized under capital leases. Amortization of the leased assets is included in depreciation and amortization expense.

                           BALANCED CARE CORPORATION

     Future annual minimum lease payments for the next five years and thereafter under capital leases and noncancellable operating leases with initial terms of one year or more in effect at June 30, 1997, are as follows (dollars in thousands):

                                                                      CAPITAL     OPERATING
    FISCAL YEAR                                                       LEASES       LEASES
    ----------------------------------------------------------------  -------     ---------
    1998............................................................    $54        $ 8,040
    1999............................................................     37          7,940
    2000............................................................     --          7,915
    2001............................................................     --          7,896
    2002............................................................     --          7,786
    Thereafter......................................................     --         37,077
                                                                        ---        -------
    Total Minimum Lease Payments....................................     91        $76,654
                                                                                   =======
    Amount Representing Interest....................................      9
                                                                        ---
    Present value of net minimum lease payments (including current      $82
      portion of $45)...............................................    ===

     The operating lease agreements require the payment of additional rent commencing in the second lease year of up to 2% of prior year rent based contingently upon increases in facility gross revenues. In addition, most of the facility leases have renewal options for periods ranging from 5 years up to 24 years after the initial lease period. There were no contingent lease payments made during the year ended June 30, 1997.

  Development Arrangements


     The Company has recently entered into non-binding letters of intent aggregating $365 million with the following health care REITs and others (the "Owners") (i) Meditrust for $150 million, (ii) Nationwide Health Properties, Inc. ("NHP") for $100 million, (iii) Capstone Capital Corporation ("Capstone") for $50 million, (iv) American Health Properties, Inc. ("AHP") for $35 million and (v) Ocwen Financial Corporation ("Ocwen") for $30 million. These letters of intent represent arrangements whereby the REITs will fund development projects or acquisitions and the Company will develop assisted living facilities for the Owners or the Owners will acquire existing facilities identified by the Company and lease them to the Company. Initial lease rates under these arrangements are expected to range from 3.2% to 3.4% over the 10-year Treasury rate. Specific development projects and acquisitions require approval of the REITs prior to the financing of a transaction.


  Litigation

     The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such a kind, or involve such amounts, that their unfavorable disposition would not have a material effect on the financial position, results of operations or the liquidity of the Company.

12.  SUBSEQUENT EVENTS

  Line of Credit


     On July 7, 1997, the Company executed a commitment letter with a commercial bank for a $10 million line of credit which will be collateralized by the accounts receivable of its skilled nursing facilities. The Company expects borrowings under this credit arrangement to be available during January 1998.

                           BALANCED CARE CORPORATION

  Stockholders' Equity

     Effective October 14, 1997, the Company amended its certificate of incorporation to increase the authorized common stock to 50,000,000 shares, to increase the authorized preferred stock to 11,160,708 and to effect a three-for-four reverse stock split. As a result, all share and per share data in the accompanying consolidated financial statements have been restated to reflect the stock split.

  Completed Acquisitions

     On October 9, 1997, the Company purchased a 92-bed assisted living facility from Feltrop's Personal Care Home which will be accounted for as a purchase. The total purchase price of approximately $5,842,000, including transaction costs, was paid in cash and funded with by bridge financing from Capstone at the prime rate plus 2.0%. The Company estimates that goodwill of approximately $1,550,000 will be recorded for this acquisition and amortized over 40 years.


     On October 30, 1997, the Company purchased three assisted living facilities from Butler Senior Care with an aggregate of approximately 172 residents which will be accounted for as a purchase. The total purchase price of approximately $9,554,000, including transaction costs, was paid in cash and funded by bridge financing from Capstone at the prime rate plus 2.0%. The Company estimates that goodwill of approximately $3,093,000 (excluding future contingent payments) will be recorded for this acquisition and amortized over 40 years. A 29-bed addition (the "Addition") which was completed in December 1997 at one of the facilities which is expected to open in January 1998. The agreement provides for additional cash payments as follows: (i) a $450,000 payment when the Addition becomes operational, which has been paid, (ii) payments during 1998 when the Addition becomes 80% occupied and 90% occupied based on a multiple of Butler's net operating income (NOI), and (iii) a final payment in January 1999 based on a multiple of Butler's annualized NOI for the six months ended December 31, 1998. Based on estimates of Butler's 1998 NOI, the Company estimates that additional payments of approximately $4,100,000 will be made. Except for the initial payment of $450,000 which has been recorded, the contingent payments will be recorded as additional goodwill when the NOI targets have been achieved.


     On December 1, 1997, the Company purchased a 117-bed assisted living facility from Triangle Retirement Services, Inc. which will be accounted for as a purchase. The total purchase price of approximately $8,549,000, including transaction costs, was paid in cash and funded by bridge financing from Capstone at the prime rate plus 2.0%. The Company estimates that goodwill of approximately $3,349,000 will be recorded for this acquisition and amortized over 40 years.


     On January 2, 1998, the Company acquired a 66-bed skilled nursing facility (Gethsemane Retirement Community, Inc.--"GRCI") and a 51-bed assisted living facility (Gethsemane Assisted Living, Inc.--"GALI"). The purchase price of approximately $5,528,000, including transaction costs, for GRCI was paid in cash and funded with bridge financing from Capstone at the prime rate plus 2%. The Company estimates that goodwill of approximately $535,000 (excluding any contingent payment) will be recorded for this acquisition and amortized over 40 years. The asset purchase agreement for GALI provides for a purchase price of up to $1,200,000 based upon a multiple (5.80 times) of GALI's annualized net operating income for the period from the closing date through June 30, 1998. This payment is expected to be made during the quarter ending September 30, 1998 and will be recorded as additional goodwill.


  Sale of Pharmacy Operations


     The Company completed the sale of the assets of its pharmacy operations on October 16, 1997 for net proceeds of approximately $4,700,000. A gain of approximately $2,900,000 before tax effects will be recorded in the quarter ending December 31, 1997.

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Balanced Care Corporation
Mechanicsburg, Pennsylvania

     We have audited the accompanying combined balance sheets of Foster Health Care Affiliates (detailed in Note 1) as of June 30, 1996 and 1995, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Foster Health Care Affiliates as of June 30, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          BAIRD, KURTZ & DOBSON

Springfield, Missouri
July 17, 1997

                         FOSTER HEALTH CARE AFFILIATES

                            COMBINED BALANCE SHEETS
                             JUNE 30, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                            1996        1995
                                                                           -------     -------
                                            ASSETS
Current assets:
  Cash and cash equivalents..............................................  $ 2,964     $   755
  Certificates of deposit................................................      350       1,343
  Accounts receivable, less allowance for uncollectible accounts of $414
     and $305, respectively..............................................    3,550       3,546
  Estimated settlements from third-party payors..........................      983         471
  Prepaid expenses, inventory and other assets...........................      270         247
  Due from related parties...............................................      176         374
  Deferred income taxes..................................................      280         233
                                                                           -------     -------
          Total Current Assets...........................................    8,573       6,969
Investments..............................................................      192         392
Assets limited as to use.................................................    1,188       1,721
Property, plant and equipment, net.......................................   16,483      14,636
Other assets.............................................................      538         689
                                                                           -------     -------
          Total Assets...................................................  $26,974     $24,407
                                                                           =======     =======
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term notes payable to banks......................................  $ 2,456     $   525
  Current maturities of long-term debt...................................      997         964
  Accounts payable.......................................................    1,510       1,190
  Accrued expenses.......................................................      565         835
  Income taxes payable...................................................      385         237
  Accrued salaries and payroll taxes.....................................      848         792
  Due to related parties.................................................    1,244         980
  Estimated settlements due third-party payors...........................      162         187
                                                                           -------     -------
          Total Current Liabilities......................................    8,167       5,710
Long-term debt...........................................................   14,958      13,765
Deferred income taxes....................................................      452         388
                                                                           -------     -------
          Total Liabilities..............................................   23,577      19,863
                                                                           -------     -------
Shareholders' equity:
  Common stock...........................................................       20          20
  Retained earnings......................................................    5,888       4,524
  Less: Treasury stock, at cost; 1996 -- 2,067 shares....................   (2,511)         --
                                                                           -------     -------
          Total Shareholders' Equity.....................................    3,397       4,544
                                                                           -------     -------
          Total Liabilities and Shareholders' Equity.....................  $26,974     $24,407
                                                                           =======     =======

            See accompanying notes to combined financial statements.

                         FOSTER HEALTH CARE AFFILIATES

                         COMBINED STATEMENTS OF INCOME
                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                            1996        1995
                                                                           -------     -------
Net patient service revenue..............................................  $35,220     $29,186
Pharmacy.................................................................    1,135         949
Rental income............................................................      822         594
Other income.............................................................      132          45
                                                                           -------     -------
          Total operating revenues.......................................   37,309      30,774
                                                                           -------     -------
Operating expenses:
  Facility operating expenses:
     Salaries, wages and benefits........................................   15,942      14,787
     Other operating expenses, including related parties of $1,854 and
      $1,407.............................................................    8,349       7,065
     Medical supplies, drugs and therapies expense, including related
      parties of $61 in 1996.............................................    8,194       4,907
  Provision for uncollectible accounts...................................      379         199
  Interest expense, net, including related parties of $37 and $43........    1,499       1,403
  Depreciation and amortization..........................................    1,055         934
                                                                           -------     -------
          Total operating expenses.......................................   35,418      29,295
                                                                           -------     -------
Income from operations...................................................    1,891       1,479
Nonoperating income......................................................      213         200
                                                                           -------     -------
Income before provision for income taxes.................................    2,104       1,679
Provision for income taxes...............................................      705         485
                                                                           -------     -------
Net income...............................................................  $ 1,399     $ 1,194
                                                                           =======     =======

            See accompanying notes to combined financial statements.

                         FOSTER HEALTH CARE AFFILIATES

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                      COMMON     RETAINED     TREASURY
                                                      STOCK      EARNINGS      STOCK        TOTAL
                                                      ------     --------     --------     -------
Balance at July 1, 1994.............................   $ 20       $3,330      $     --     $ 3,350
  Net income........................................     --        1,194            --       1,194
                                                        ---       ------       -------     -------
Balance at June 30, 1995............................     20        4,524            --       4,544
  Net income........................................     --        1,399            --       1,399
  Distribution to shareholders......................     --          (35)           --         (35)
  Purchase of treasury stock........................     --           --        (2,511)     (2,511)
                                                        ---       ------       -------     -------
Balance at June 30, 1996............................   $ 20       $5,888      $ (2,511)    $ 3,397
                                                        ===       ======       =======     =======

            See accompanying notes to combined financial statements.

                         FOSTER HEALTH CARE AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                            1996        1995
                                                                           -------     -------
Cash flows from operating activities
  Net income.............................................................  $ 1,399     $ 1,194
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.......................................    1,055         935
     Deferred income taxes...............................................       17         (15)
  Changes in operating assets and liabilities:
     Increase in accounts receivable.....................................       (4)       (575)
     Increase in estimated third-party payor settlements.................     (537)        (90)
     Decrease in prepaid expenses, inventory and other assets............       66          59
     Increase in accounts payable and accrued expenses...................       50         458
     Increase (decrease) in accrued salaries and payroll.................       56         (25)
     Increase in income tax payable......................................      148          45
                                                                           -------     -------
          Net cash provided by operating activities......................    2,250       1,986
                                                                           -------     -------
Cash flows from investing activities
  Purchases of property and equipment....................................   (1,797)     (1,602)
  Net maturities (purchases) of investments..............................    1,193        (633)
  Repayments from related parties........................................      198          52
  Change in assets limited as to use.....................................      533        (101)
                                                                           -------     -------
          Net cash provided by (used in) investing activities............      127      (2,284)
                                                                           -------     -------
Cash flows from financing activities
  Payments on short-term notes payable...................................     (179)       (191)
  Proceeds from short-term notes payable.................................    2,110          72
  Net borrowings from (to) related parties...............................      264         (34)
  Proceeds from issuance of long-term debt...............................    1,096       2,774
  Payments on long-term debt.............................................     (921)     (1,956)
  Payments of deferred financing costs...................................      (27)        (32)
  Purchase of treasury stock.............................................   (2,511)         --
                                                                           -------     -------
          Net cash provided by (used in) financing activities............     (168)        633
                                                                           -------     -------
Increase in cash and cash equivalents....................................    2,209         335
Cash and cash equivalents, beginning of year.............................      755         420
                                                                           -------     -------
Cash and cash equivalents, end of year...................................  $ 2,964     $   755
                                                                           =======     =======

            See accompanying notes to combined financial statements.

                         FOSTER HEALTH CARE AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  COMPANY BACKGROUND AND SIGNIFICANT ACCOUNTING POLICIES

     Foster Health Care Affiliates (the "Affiliates") are a group of commonly controlled corporations engaged in the ownership and management of facilities which provide subacute, skilled, rehabilitative and intermediate nursing care, residential care and personalized services to the elderly in independent living units. The Affiliates own and operate nine skilled nursing facilities with an aggregate of 1,065 beds and lease one 60-bed facility. The Affiliates also own and operate three facilities which provide residential care and independent living units. In addition, the Affiliates own and operate a pharmacy which serves nine of the facilities and a home health agency which operates in 22 counties in Missouri.

  (a) Principles of Combination and Basis of Presentation

     The combined financial statements include only the accounts of the companies sold on August 30, 1996 (see Note 15) which are as follows:

     - National Care Centers of Lebanon, Inc. (Lebanon Park)

     - National Care Centers, Inc. (Lebanon)

     - Springfield Retirement Village, Inc. (Mt. Vernon Park)

     - National Care Centers of Hermitage, Inc. (Hermitage)

     - Dixon Management, Inc. (Dixon)

     - National Care Centers of Nevada, Inc. (Nevada)

     - National Care Centers of Nixa, Inc. (Nixa)

     - National Care Centers of Republic, Inc. (Republic)

     - National Care Centers of Springfield, Inc. (Springfield)

     - Mt. Vernon Park Care Center West, Inc. (West Park)

     - Long Term Pharmaceutical Care, Inc. (Pharmacy)

     All of the above companies are included in the combined financial statements for the two-year period ended June 30, 1996. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

  (b) Cash and Cash Equivalents:

     Cash and cash equivalents consist of cash and certificates of deposit purchased with original maturities of three months or less.

  (c) Property and Equipment


     Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from three years to forty years. Expenditures for maintenance and repairs necessary to maintain property and equipment in efficient operating condition are charged to operations. Costs of additions and betterments are capitalized. Interest costs associated with construction or renovations are capitalized in the period in which they are incurred.


  (d) Inventory

     Inventories of pharmaceuticals and supplies are stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

                         FOSTER HEALTH CARE AFFILIATES

  (e) Patient Service Revenues

     Revenues are recorded at the estimated net realizable amounts from residents, third-party payors (e.g. Medicare, Medicaid, managed care companies and insurers) and others for services rendered. Revenues under third-party payor agreements are subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and the interim or final settlements are reported in operations in the year of settlement.

  (f) Deferred Financing Costs

     Costs incurred in connection with the arrangement of certain financings have been capitalized and are being amortized over the term of the related debt using the effective interest method. Accumulated amortization as of June 30, 1996 and 1995, was $111,000 and $90,000 respectively. Amortization expense related to deferred financing costs for the years ended June 30, 1996 and 1995, was $21,000 and $20,000 respectively. Financing fees increased $27,000 and $32,000 during the years ended June 30, 1996 and 1995, respectively.

  (g) Income Taxes

     Deferred tax liabilities and assets are recognized for the tax effect of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not a deferred tax asset will not be realized.

  (h) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (i) Concentrations

     A significant portion of the Affiliates' revenues are derived from the Medicare and Medicaid programs. There have been, and the Affiliates expect that there will continue to be, a number of proposals to limit reimbursements to long-term care facilities under these programs. The Affiliates cannot predict whether any of the proposals will be adopted, or if adopted and implemented, what effect such proposals would have on the Affiliates. Approximately 76% of the Affiliates' net patient service revenues in the years ended June 30, 1996 and 1995, are from the Medicare and Medicaid programs. All of the Affiliates' facilities are located in Missouri.

  (j) Facility Operating Expenses

     Facility operating expenses include direct operating costs at the facility level. The majority of these costs consist of payroll and employee benefits related to nursing, housekeeping, laundry and dietary services provided to patients, as well as maintenance and administration of the facilities. Other significant facility operating expenses include the cost of rehabilitation therapies, medical and pharmacy supplies, food and utilities.

                         FOSTER HEALTH CARE AFFILIATES

  (k) Assessment of Long-lived Assets

     The Affiliates periodically review the carrying values of their long-lived assets whenever events or circumstances provide evidence that suggest that the carrying amount of long-lived assets may not be recoverable. If this review indicates that long-lived assets may not be recoverable, the Affiliates review the expected undiscounted future net operating cash flows from their facilities, as well as valuations obtained in connection with various refinancings. Any permanent impairment in value is recognized as a charge against earnings in the statement of income. As of June 30, 1996, the Affiliates do not believe there is any indication that the carrying value or the amortization period of their long-lived assets need to be adjusted.

  (l) Shareholders' Equity

     The Affiliates outstanding common stock is summarized below:

                                                                                     NUMBER OF
                                                                      NUMBER OF       SHARES
                                                        PAR VALUE      SHARES       ISSUED AND
                                                        PER SHARE     AUTHORIZED    OUTSTANDING
                                                        ---------     ---------     -----------
    Dixon.............................................   $  1.00         30,000        3,000
    Hermitage.........................................   $  1.00         30,000        3,000
    Pharmacy..........................................   $  1.00         30,000        2,000
    Lebanon...........................................      None      2,000,000          100
    Lebanon Park......................................   $  1.00         30,000        1,000
    Nevada............................................   $  1.00         30,000        1,000
    Nixa..............................................      None         30,000          999
    Republic..........................................   $  1.00         30,000        3,250
    Springfield.......................................   $  1.00         30,000        1,000
    Mt. Vernon Park...................................   $  1.00        100,000        1,500
    West Park.........................................   $100.00            300           30

2.  MEDICARE AND MEDICAID REIMBURSEMENT ADJUSTMENTS

     The Affiliates have been reimbursed for services rendered to patients covered by the Federal Medicare program on the basis of estimated per diem rates. During fiscal years 1996 and 1995, the Affiliates were reimbursed either at historical costs or prospectively for the routine and capital-related costs of services and at historical costs for ancillary services provided to patients covered under the Federal Medicare Program. Provisions for adjustment of the per diem rates to actual reimbursements have been included in the accompanying financial statements. The Medicare cost reports are subject to audit and retroactive adjustment under the terms of the Affiliates' Medicare reimbursement agreements which may affect the actual reimbursement for the year.

     The Affiliates have also been reimbursed for services rendered to Title XIX Medicaid patients on the basis of estimated per diem rates. The Medicaid reimbursement plan is on a prospective basis. Any provisions for adjustments of the per diem rates to actual reimbursement have been included in the accompanying financial statements.

     The home health agency has agreements with third-party payors that provide for payments to the agency at amounts different from its established rate. A summary of the payment arrangements with major third-party payors follows:

     - Medicare. Services rendered to Medicare program beneficiaries are reimbursed under a cost reimbursement methodology. The agency is reimbursed at an interim rate with final settlement

                         FOSTER HEALTH CARE AFFILIATES
       determined after submission of annual cost reports by the agency and audits thereof by the Medicare fiscal intermediary.

     - Medicaid. Services rendered to Medicaid program beneficiaries are reimbursed prospectively at the lesser of the Medicaid periodic interim payment rate or the Medicaid ceiling rate in effect.

3.  RESIDENT PATIENTS' PERSONAL FUNDS

     The Affiliates are the trustee of $98,000 and $127,000 at June 30, 1996 and 1995, respectively, in funds received on behalf of various residents. The Affiliates have fiduciary responsibility for the administration of the bank accounts and the distribution of the funds to residents.

4.  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following (dollars in thousands):

                                                                                JUNE 30,
                                                           ESTIMATED       -------------------
                                                          USEFUL LIVES      1996        1995
                                                          ------------     -------     -------
    Land................................................  N/A              $   849     $   789
    Land improvements...................................  5-25 years           283         283
    Buildings and improvements..........................  5-40 years        19,255      18,193
    Furniture and equipment.............................  3-25 years         3,799       3,115
    Vehicles............................................  4 years              117          79
    Construction in progress............................  N/A                1,042          28
                                                                           -------     -------
                                                                            25,345      22,487
    Less: Accumulated depreciation......................                     8,862       7,851
                                                                           -------     -------
                                                                           $16,483     $14,636
                                                                           =======     =======

     Depreciation expense related to property and equipment for the years ended June 30, 1996 and 1995, was $1,001,000 and $872,000 respectively. Interest costs capitalized during the years ended June 30, 1996 and 1995, totaled $45,000 and $77,000 respectively.

     Construction in progress related to the construction of a 28-unit apartment complex to open in August 1996. Estimated total construction should be approximately $1,150,000.

5.  ASSETS LIMITED AS TO USE

     The Affiliates' Boards of Directors had designated $1,188,000 and $1,721,000 as of June 30, 1996 and 1995, respectively, to be set aside for the future replacement of capital assets. These investments consist of certificates of deposit, recorded at cost which approximates fair value.

                         FOSTER HEALTH CARE AFFILIATES

6.  INVESTMENTS

     Investments consisted of the following (dollars in thousands):

                                                                             JUNE 30,
                                                                          ---------------
                                                                           1996      1995
                                                                          ------     ----
    Certificates of deposit(a)..........................................  $   --     $200
    Land(b).............................................................     192      192
                                                                            ----     ----
                                                                          $  192     $392
                                                                            ====     ====

---------------
(a) The certificates of deposit, which were purchased through various commercial banks, are recorded at cost which approximates fair value and bear interest at rates ranging from 4.72% to 7.0%.

(b) Land held for investment includes approximately 61 acres of land in Lebanon, Missouri.

7.  NOTES PAYABLE

     Notes payable consisted of the following (dollars in thousands):

                                                                             JUNE 30,
                                                                          ---------------
                                                                           1996      1995
                                                                          ------     ----
    Notes payable to banks at rates ranging from 6.0% to 8.25% and due
      dates ranging from August 1996 to December 1996(a)................  $2,000     $  5
    Line of credit borrowings at rates ranging from 5.625% to 10.25%,
      due on demand(b)..................................................     456      520
                                                                          ------     ----
                                                                          $2,456     $525
                                                                          ======     ====

---------------
(a) At June 30, 1996, the note payable was collateralized by deeds of trust. The proceeds were used to purchase treasury stock (see Note 10). The notes payable were collateralized by land and land improvements at June 30, 1995.

(b) The lines of credit included unsecured notes payable and one note payable guaranteed by stockholders of the Affiliates.

     The weighted average interest rate on short-term debt was 8.37% and 8.58% at June 30, 1996 and 1995, respectively.

     The aggregate unused lines of credit were $179,000 at June 30, 1996. All notes payable and line of credit borrowings were repaid in connection with the merger transaction (see Note 15).

                         FOSTER HEALTH CARE AFFILIATES

8.  LONG-TERM DEBT

     Long-term debt consisted of the following (dollars in thousands):

                                                                            JUNE 30,
                                                                       -------------------
                                                                        1996        1995
                                                                       -------     -------
    Mortgages payable(a).............................................  $15,914     $14,664
    Notes payable to banks(b)........................................       41          53
    Other(c).........................................................       --          12
                                                                       -------     -------
                                                                        15,955      14,729
    Less current maturities..........................................      997         964
                                                                       -------     -------
                                                                       $14,958     $13,765
                                                                       =======     =======

---------------
(a) At June 30, 1996, the mortgage loans payable to banks were at rates ranging from 7.75% to 10.25% and mature at various dates from 1997 to 2022. Aggregate monthly payments are approximately $82,000. The mortgage loans are collateralized by a first or second deed of trust on the buildings and rental property along with equipment, furniture and fixtures and land.

     Mortgages payable includes a loan endorsed for insurance by the U.S. Department of Housing and Urban Development (HUD) under authority of
     Section 232 of the National Housing Act. Under the terms of its financing arrangement, the Affiliates were required to make monthly escrow deposits of approximately $5,000 for insurance premiums and tax requirements. Also, monthly deposits to a plant replacement reserve of approximately $1,000 were required.

     Mortgages payable includes loans guaranteed by the Small Business Administration, the Missouri Industrial Development Board and loans personally guaranteed by certain shareholders of the Affiliates.

     Mortgages payable includes a construction line of credit amortized over 15 years to be permanently financed upon completion of the project.

(b) The notes payable to banks bore interest at rates ranging from 7.75% to 9.5% at June 30, 1996. Aggregate monthly payments were approximately $1,000. The notes were collateralized by vehicles.

     All long-term debt was repaid in connection with the merger transaction (see Note 15).

     Aggregate annual maturities of long-term debt at June 30, 1996, are (dollars in thousands):

        1997...............................................................  $   997
        1998...............................................................      968
        1999...............................................................    1,055
        2000...............................................................    1,115
        2001...............................................................    1,102
        Thereafter.........................................................   10,718
                                                                             -------
                                                                             $15,955
                                                                             =======

9.  INCOME TAXES

     The Affiliates are members of a controlled group for income tax purposes. The effect of this controlled group membership is that the Affiliates must share the corporate surtax exemption with the

                         FOSTER HEALTH CARE AFFILIATES
other members of the controlled group. The allocation of the graduated rates is subject to the annual discretion of management.

     The provision for income taxes includes these components (dollars in thousands):

                                                                               1996      1995
                                                                              ------     ----
Taxes currently payable.....................................................  $  688     $500
Deferred income taxes.......................................................      17      (15)
                                                                                ----     ----
                                                                              $  705     $485
                                                                                ====     ====

     The tax effects of temporary differences related to deferred taxes shown on the June 30, 1996 and 1995, balance sheets were (dollars in thousands):

                                                                              1996      1995
                                                                              -----     -----
Deferred tax assets:
  Allowance for doubtful accounts...........................................  $ 157     $ 116
  Accrued vacation pay......................................................     76        68
  Accrued professional fees.................................................     39        38
  Contribution carryover....................................................     19        14
  Accumulated depreciation..................................................      7         6
  Net operating loss carryforwards..........................................    292       325
  Alternative minimum tax credits...........................................     48        34
  General business credits..................................................      9         9
  Other.....................................................................      4        10
                                                                              -----     -----
                                                                                651       620
                                                                              -----     -----
Deferred tax liabilities:
  Accumulated depreciation..................................................   (655)     (662)
  Other.....................................................................    (14)      (12)
                                                                              -----     -----
                                                                               (669)     (674)
                                                                              -----     -----
          Net deferred tax liability before valuation allowance.............    (18)      (54)
                                                                              -----     -----
  Valuation allowance:
     Beginning balance......................................................   (101)     (262)
     (Increase) decrease during the year....................................    (53)      161
                                                                              -----     -----
     Ending balance.........................................................   (154)     (101)
                                                                              -----     -----
          Net deferred tax liability........................................  $(172)    $(155)
                                                                              =====     =====

     The above net deferred tax liability is presented on the balance sheets as follows (dollars in thousands):

                                                                              1996      1995
                                                                              -----     -----
Deferred tax assets -- current..............................................  $ 280     $ 233
Deferred tax liability -- long-term.........................................   (452)     (388)
                                                                              -----     -----
                                                                              $(172)    $(155)
                                                                              =====     =====

                         FOSTER HEALTH CARE AFFILIATES

     A reconciliation of income tax at the statutory rate to income tax expense at the Affiliates' effective rate is shown below (dollars in thousands):

                                                                               1996       1995
                                                                               ----       ----
Computed at the statutory rate...............................................  34.0%      34.0%
Increase (decrease) in taxes resulting from:
  State income taxes -- net of federal tax benefits..........................   2.6        3.3
  Change in deferred tax valuation allowance.................................   2.5       (9.6)
  Other......................................................................  (5.6)       1.2
                                                                               ----       ----
Actual tax provision.........................................................  33.5%      28.9%
                                                                               ====       ====

     As of June 30, 1996, the Affiliates had approximately $768,000 of unused net operating loss carryforwards. The carryforwards will expire as follows (dollars in thousands):

                                 YEAR ENDED JUNE 30,
        ----------------------------------------------------------------------
             2009.............................................................  $ 79
             2010.............................................................   533
             2011.............................................................   156
                                                                                ----
                                                                                $768
                                                                                ====

     The Affiliates also have approximately $48,000 of alternative minimum tax credits with no expiration period available to offset future federal income taxes and approximately $9,000 of general business credits which will expire in 2006.

10.  RELATED PARTY TRANSACTIONS

     The amounts due (to) from related parties consisted of the following (dollars in thousands):

                                                                             1996       1995
                                                                            -------     -----
National Care Centers of America, Inc.(a).................................  $   (73)    $ (79)
Foster Health Care Group, Inc.(a).........................................     (464)     (241)
B. R. Foster, Inc.(a).....................................................       15        65
Elder Care Facilities Development Co., Inc.(a)............................        5        36
Elder Care Facilities Equipment Company, Inc.(a)..........................       --         2
Ozark Mobile(a)...........................................................       --        (2)
Mid-Continental Marco(a)..................................................       --        18
National Care Centers of Licking, Inc.(a).................................       22        --
Country Club Condominiums -- A Partnership(a).............................       --        32
John D. Foster, Stockholder...............................................        2       (39)
Robert A. Foster, Stockholder.............................................        2         2
Mark Foster, Stockholder..................................................       --        93
Bill R. Foster, Stockholder...............................................      (83)     (398)
Bill R. Foster, Jr., Stockholder..........................................        6         7

                         FOSTER HEALTH CARE AFFILIATES

                                                                             1996       1995
                                                                            -------     -----
Todd Spence, Stockholder..................................................       --       (25)
Paul F. Rich, Stockholder.................................................     (500)      (77)
                                                                            -------     -----
                                                                            $(1,068)    $(606)
                                                                            =======     =====

---------------
(a) These corporations/partnerships are related to the Affiliates through common ownership.

     The Affiliates entered into management contracts with Foster Health Care Group, Inc., a corporation owned by the Affiliates' majority stockholder and his family, to supervise, direct and control the management and operation of its nursing and other facilities. Management fees paid to the management company during the years ended June 30, 1996 and 1995, totaled $1,394,000 and $1,165,000.

     The Affiliates paid B. R. Foster, Inc. $54,000 for rental of their nurse aide training building during the years ended June 30, 1996 and 1995.

     The Affiliates paid Foster Health Care Group, Inc. $36,000 and $34,000 for training and education during the years ended June 30, 1996 and 1995, respectively.

     The Affiliates' stockholders have personally guaranteed the obligations of the Affiliates in regard to certain prepayment provisions of the HUD-insured mortgage (see Note 8).

     The Affiliates acquired computer equipment from Foster Health Care Group, Inc. in the amount of $184,000. The equipment is recorded at the cost paid by Foster Health Care Group, Inc.

     The Affiliates wrote off $27,000 due from Elder Care Facilities Development, Inc. determined to be uncollectible during the fiscal year 1996.

     During the fiscal year ended June 30, 1996, the Affiliates purchased treasury stock from stockholders of Hermitage, Mt. Vernon Park, Nixa, West Park and Dixon totaling $2,511,000 of which $2,000,000 was financed through a short-term note payable (see Note 7).

11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Affiliates in estimating the fair value of its financial instruments:

          Cash, Certificates of Deposit and Assets Limited as to Use The carrying amount reported in the balance sheet for these instruments approximates their fair value.

          Estimated Third-Party Payor Settlements The carrying amount reported on the balance sheet for estimated third-party payor settlements approximates its fair value.

          Notes Payable to Banks For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

          Long-term Debt Fair values of the Affiliates' long-term debt are estimated using discounted cash flow analysis, based on the Affiliates' current incremental borrowing rates for similar types of borrowing arrangements.

          Due to/due From Related Parties It was not practicable to estimate the fair value of amounts due to/due from related parties. The terms and amounts outstanding at June 30, 1996, are described in Note 10.

                         FOSTER HEALTH CARE AFFILIATES

     The carrying amounts and fair values of the Affiliates' financial instruments at June 30, 1996, are as follows (dollars in thousands):

                                                                           CARRYING      FAIR
                                                                            AMOUNT       VALUE
                                                                           --------     -------
Financial Assets:
  Cash and cash equivalents..............................................  $  2,964     $ 2,964
  Certificates of deposit and asset limited as to use....................     1,538       1,538
  Estimated third-party payor settlements................................       983         983
Financial Liabilities:
  Short-term note payable to bank........................................     2,456       2,456
  Long-term debt.........................................................    15,955      15,955
  Estimated third-party payor settlements................................       162         162

12.  SUPPLEMENTAL CASH FLOW INFORMATION

                                                                            1996         1995
                                                                           ------       ------
                                                                          (DOLLARS IN THOUSANDS)
Noncash Investing and Financing Activities
  Financing of construction-in-progress with long-term note payable......  $1,051       $  -0-
  Property distributed to shareholder....................................      35          -0-
Additional Cash Payment Information
  Interest paid (net of amount capitalized)..............................   1,535        1,362
  Income taxes paid......................................................     524          399

13.  COMMITMENTS AND CONTINGENCIES

  Workers' Compensation Insurance

     The Affiliates have obtained workers' compensation insurance through membership in the Missouri Nursing Home Insurance Trust (the Trust), a trust formed for the benefit of qualified nursing homes in the state of Missouri who wish to pool their resources to qualify as a group self-insurer as permitted under the Workmen's Compensation Law, Chapter 287 of the Revised Statutes of Missouri, as amended. As of June 30, 1996, approximately 75 Missouri nursing homes are participating in the Trust. The Trust and its members jointly and severally agree to assume and discharge, by payment, any lawful awards entered against any member of the Trust. Workers' compensation expense through participation in the Trust was $476,000 and $413,000 for the years ended June 30, 1996 and 1995, respectively.

  Professional Liability Coverage and Claims

     The Affiliates pay fixed premiums for annual professional liability coverage under an occurrence-basis policy. For covered claims, in general, the Affiliates bear the risk of (1) the excess, if any, over individual claim costs of $1,000,000 and (2) the excess, if any, over aggregate claims costs of $3,000,000 for claims occurring during the policy year. In the opinion of management, there are no material liabilities which are probable and estimable for claims relating to professional liability.

                         FOSTER HEALTH CARE AFFILIATES

  Leases

     The Affiliates lease a 60-bed skilled nursing facility located in Dixon, Missouri, from an unrelated party under a noncancelable operating lease. In June 1997, the lease term was extended seven years to January 2007, and the rent payments were renegotiated.

     Future minimum lease payments for the next five years and thereafter under noncancelable operating leases with initial terms of one year or more in effect at June 30, 1996, are as follows (dollars in thousands):

        FISCAL YEAR
        -----------
        1997................................................................  $  307
        1998................................................................     307
        1999................................................................     307
        2000................................................................     307
        2001................................................................     307
        Thereafter..........................................................   1,714
                                                                              ------
                  Total minimum lease payments..............................  $3,249
                                                                              ======

     Total rental expense for the years ended June 30, 1996 and 1995, was approximately $316,000 and $289,000, respectively.

  Litigation

     The Affiliates were a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such a kind, or involve such amounts, that their unfavorable disposition would not have a material effect on the financial position or results of operation of the Affiliates.

14.  DEFINED CONTRIBUTION PLAN

     Foster Health Care Group, Inc., a related company, provides the Affiliates a non-contributory defined contribution retirement savings plan (401k plan) covering all of its eligible employees. Eligibility for this plan requires an employee to be at least 21 years of age with one year of service (full-time or at least thirty hours per week). Under the plan, employees may contribute up to 10% of their salaries.

15.  SUBSEQUENT EVENTS

  Sale of the Company

     On August 30, 1996, the Affiliates' owners sold their stock in eight skilled nursing companies (Lebanon Park, Lebanon, Mt. Vernon Park, Hermitage, Dixon, Springfield, West Park and Nixa) and the Pharmacy. The majority of the stock was sold to Hawthorne Health Properties (HHP) with the remainder redeemed by the respective companies for certain liquid assets, land and rental property included in these financial statements. At the same time, the Affiliates' owners exchanged their stock in Republic and Nevada for 1,600,000 shares of Balanced Care Corporation (BCC) common stock. HHP simultaneously sold the stock of Dixon and the Pharmacy to BCC as well as the operations and nonreal estate assets of the other seven skilled nursing facilities and leased these nursing facilities to BCC pursuant to ten-year lease agreements.

                         FOSTER HEALTH CARE AFFILIATES

  Debt

     All of the Affiliates' outstanding indebtedness was paid off by HHP in connection with the above transactions.

16.  CONCENTRATION OF CREDIT RISK

     The Affiliates are located in Missouri and grant credit without collateral to their residents, most of whom are covered by third-party payor agreements.

     The mix of receivables from residents and third-party payors at June 30, 1996 and 1995, was as follows:

                                                                         1996     1995
                                                                         ----     ----
        Medicare.......................................................   18%      22%
        Medicaid.......................................................   39       41
        Other third-party payors.......................................    1        2
        Private........................................................   42       35
                                                                         ---      ---
                                                                         100%     100%
                                                                         ===      ===

17.  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

     Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerability due to certain concentrations. Estimates of allowances for adjustments included in net patient revenues are described in Note 2. Estimates related to the accrual for workers' compensation self-insurance claims are described in Note 13.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Balanced Care Corporation

     We have audited the accompanying combined balance sheets of Keystone Affiliates ("S" corporations) as of December 31, 1996, and 1995, and the related combined statements of income, retained earnings, and cash flows for each of the years ended December 31, 1996, 1995 and 1994.. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Keystone Affiliates as of December 31, 1996 and 1995 , and the results of their operations and their cash flows for each of the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

                                          SNYDER & CLEMENTE

Kingston, Pennsylvania
May 13, 1997

                              KEYSTONE AFFILIATES

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                             1996        1995
                                                                            -------     ------
                                            ASSETS
Current assets:
  Cash....................................................................  $   561     $  511
  Residents' trust account................................................       19         16
  Accounts receivable.....................................................    1,006        782
  Inventory -- food and supplies..........................................       19         13
  Prepaid expenses........................................................        5          9
                                                                            -------     ------
          Total current assets............................................    1,610      1,331

Property and equipment, net...............................................   10,540      8,107
Prepaid financing costs...................................................      135        114
Certificate of Need, Net of Amortization..................................       66         71
Security deposit -- lease.................................................       --         13
                                                                            -------     ------
          Total assets....................................................  $12,351     $9,636
                                                                            =======     ======
                                         LIABILITIES
Current liabilities:
  Line of Credit..........................................................  $   134     $   99
Current Maturities of Long-term Debt......................................      551        568
  Resident prepayments....................................................       36         13
  Short-term borrowing....................................................       39         39
  Accounts payable........................................................    1,247        809
  Residents' trust account payable........................................       18         16
  Accrued expenses........................................................      470        252
  Accrued management fee..................................................       51         67
  Cost settlement payable.................................................       --         55
                                                                            -------     ------
          Total current liabilities.......................................    2,546      1,918

Long-term debt............................................................    8,005      6,346
                                                                            -------     ------
          Total liabilities...............................................   10,551      8,264
                                                                            -------     ------

                                     STOCKHOLDERS' EQUITY
Common stock..............................................................      216        216
Additional paid-in capital................................................    1,150        812
Retained earnings.........................................................      434        343
                                                                            -------     ------
          Total stockholders' equity......................................    1,800      1,372
                                                                            -------     ------
          Total liabilities and stockholders' equity......................  $12,351     $9,636
                                                                            =======     ======

                  See Notes to Combined Financial Statements.

                              KEYSTONE AFFILIATES

                         COMBINED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                   1996        1995       1994
                                                                  -------     ------     ------
Resident revenues...............................................  $10,000     $7,247     $4,331
                                                                  -------     ------     ------
Operating expenses:
  Facility operating expenses:
     Salaries, wages and benefits...............................    3,700      2,529      1,828
     Other operating expenses...................................    3,743      2,671      1,072
     Management fees............................................      384        279        168
  Depreciation and amortization.................................      436        299        251
  Rent..........................................................       --        163        288
                                                                  -------     ------     ------
          Total operating expenses..............................    8,263      5,941      3,607
                                                                  -------     ------     ------
Income from operations..........................................    1,737      1,306        724
                                                                  -------     ------     ------
Other income (expenses):
  Interest expense..............................................     (771)      (540)      (312)
  Bad debts.....................................................      (70)       (53)        (5)
  Miscellaneous and interest income.............................       63         13          6
                                                                  -------     ------     ------
          Total other income and (expenses).....................     (778)      (580)      (311)
                                                                  -------     ------     ------
          Net income............................................  $   959     $  726     $  413
                                                                  =======     ======     ======
PRO FORMA INCOME DATA (UNAUDITED):
  Income before income taxes....................................  $   959     $  726     $  413
  Pro forma income tax provision................................      389        295        173
                                                                  -------     ------     ------
          Net income after pro forma tax provision..............  $   570     $  431     $  240
                                                                  =======     ======     ======

                  See Notes to Combined Financial Statements.

                              KEYSTONE AFFILIATES

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                          ADDITIONAL
                                                               COMMON      PAID-IN       RETAINED
                                                               STOCK       CAPITAL       EARNINGS
                                                               ------     ----------     --------
Balance at January 1, 1994...................................   $209        $  224        $  182
  Additional contributions by Stockholder....................     --           348            --
  Net income.................................................     --            --           413
  Stockholder distributions..................................     --            --          (430)
                                                                ----        ------          ----
Balance at December 31, 1994.................................    209           572           165
  Stock issued, Bloomsburg Manor Personal Care and Retirement
     Center..................................................      7            --            --
  Additional contributions by Stockholder....................     --           240            --
  Net income.................................................     --            --           726
  Stockholder distributions..................................     --            --          (548)
                                                                ----        ------          ----
Balance at December 31, 1995.................................    216           812           343
  Additional contributions by Stockholder....................     --           338            --
  Net income.................................................     --            --           959
  Stockholder distributions..................................     --            --          (868)
                                                                ----        ------          ----
Balance at December 31, 1996.................................   $216        $1,150        $  434
                                                                ====        ======          ====

                  See Notes to Combined Financial Statements.

                              KEYSTONE AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                  1996        1995       1994
                                                                 -------     ------     -------
Cash flows from operating activities
  Net income...................................................  $   959     $  726     $   413
  Adjustments to reconcile net income to net income to net cash provided by operating activities:
     Depreciation and amortization.............................      436        299         251
  (Increase) decrease in:
     Residents' trust account..................................       (3)        (7)          8
     Accounts receivable.......................................     (223)      (540)        (81)
     Prepaid expenses..........................................        4         (8)         (1)
     Deposits..................................................       13         --          12
     Inventory.................................................       (6)        (4)         --
     Other receivables.........................................       --         --          15
  Increase (decrease) in:
     Resident prepayments......................................       23        (19)         (3)
     Accounts payable..........................................      437        675         (14)
     Residents' trust payable..................................        2          7          (8)
     Accrued expenses..........................................      189        145           4
     Cost settlement payable...................................      (55)        (1)         44
     Emergency evacuation liability............................       13         --          --
     Due to affiliate..........................................       --         (1)          1
                                                                 -------     ------     -------
  Net cash provided by operating activities....................    1,789      1,272         641
                                                                 -------     ------     -------
Cash flows from investing activities:
  Purchase of property and equipment...........................   (2,852)    (2,264)     (2,581)
  Certificate of need..........................................       --         --         (75)
  Proceeds from affiliate receivable...........................       --         10          --
                                                                 -------     ------     -------
Net cash used by investing activities..........................   (2,852)    (2,254)     (2,656)
                                                                 -------     ------     -------
Cash flows from financing activities:
  Stock issuance...............................................       --          7          --
  Repayment of borrowings......................................     (850)      (474)     (1,056)
  Proceeds from related party loan.............................       30         --          42
  Stockholder distributions....................................     (868)      (548)       (430)
  Proceeds from borrowings.....................................    2,496      1,969       3,246
  Additional paid-in capital contributed.......................      338        241         348
  Payment for debt issue costs.................................      (33)       (35)        (50)
                                                                 -------     ------     -------
     Net cash provided by financing activities.................  $ 1,113     $1,160     $ 2,100
                                                                 -------     ------     -------
     Net increase in cash......................................       50        178          85
Cash at beginning of year......................................      511        333         248
                                                                 -------     ------     -------
Cash at end of year............................................  $   561     $  511     $   333
                                                                 =======     ======     =======
Supplemental disclosures of cash flow information:
  Interest paid (net of capitalized interest)..................  $   752     $  541     $   311
                                                                 =======     ======     =======

                  See Notes to Combined Financial Statements.

                              KEYSTONE AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS, ORGANIZATION AND CONCENTRATION

     Keystone Affiliates (the "Company") is a group of commonly controlled subchapter "S" corporations which own and operate two nursing homes and five personal care homes. The nursing homes provide therapy services and skilled nursing care and the personal care facilities provide assisted living services to seniors. The facilities are located in northeastern Pennsylvania and service residents in that region.

     The combined financial statements include the accounts of the following companies. Blakely Pine Health Care Center, Inc. is a thirty-eight bed nursing home which was incorporated September 17, 1990. Kingston Healthcare Center, Inc. is a sixty-five bed nursing home which was incorporated on April 12, 1993 and commenced operations April 11, 1995. Kingston Manor Personal Care and Retirement Center, Inc. was incorporated on July 12, 1991 as a personal care and retirement facility which now has seventy-eight beds. Old Forge Manor Personal Care and Retirement Center, Inc. is a forty-nine bed personal care facility incorporated in November 1990. Keystone Health Ventures, Inc. D/B/A MidValley Manor Personal Care Center is a seventy-one bed personal care facility incorporated January 25, 1989. West Side Manor Personal Care and Retirement Center, Inc. T/A West View Personal Care and Retirement Center is a fifty bed personal care facility which was incorporated on November 1, 1993. Bloomsburg Manor Personal Care and Retirement Center, Inc. was incorporated September 11, 1995 and commenced operations in April 1996 as a sixty-nine bed personal care facility.

     The Company maintains cash accounts at a variety of banks. At various times throughout the year, the balances on deposit exceeded the Federal Deposit Insurance Corporation's ("FDIC") insured limit of $100,000 per depositor, thereby creating a possible loss to the Company of the amounts in excess of the insured limit.

     The nursing homes extend credit to various parties in the form of accounts receivable, which are essentially collected from the patient, third party payors, federal and state agencies. These receivables are not collateralized. The personal care homes collect rent from the residents in advance, however, on occasion due to unusual circumstances, the Company will extend credit to residents. These resident receivables are minimal and uncollateralized.

     Revenue from private pay residents accounted for 54% of the Company's revenue while 28% originated from Medicare and coinsurance and 17% from Medical Assistance during 1996. During 1995, 55% of revenue originated from private pay residents, 17% from Medical Assistance and 27% from Medicare. During 1994, 71% of revenue originated from private pay residents, 21% of revenue from Medical Assistance and 7% from Medicare. The personal care home revenues are solely from private pay residents.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Combination

     The combined financial statements do not contain any intercompany accounts and transactions because none existed therefore eliminations were not necessary.

  (b) Basis of Accounting

     The Company uses the accrual basis of accounting, that is, it recognizes income in the period when services are rendered and recognizes costs and expenses in the period they are incurred. This method is used for both financial statements and the Company's state and federal tax returns.

                              KEYSTONE AFFILIATES

  (c) Patient Accounts Receivable from Third Party Payors

     The Company records patient accounts receivable and recognizes as patient revenue the amount that is going to be paid by the patient, the patient's insurance carrier, or a state agency for Medical Assistance. These amounts are predetermined prior to invoicing; any differences are minor and are resolved when they occur. As such, the Companies do not record any allowance, or contra accounts, for third party settlements or adjustments.

  (d) Inventory

     Inventory is valued at the lower of cost or market value using the first-in, first-out method.

  (e) Property and Equipment

     Property and equipment are recorded at cost. Any improvements which enhance the value or extend the life of the assets are capitalized and depreciated over the expected life of the asset. Those items which do not enhance the value or extend the life of the asset are expensed in the period they are incurred. Depreciation of property and equipment is being taken using an accelerated method which does not differ materially from the straight-line method.

  (f) Other Assets

     Other assets are recorded at cost and are being amortized using the straight-line method. Financing fees are amortized over the life of the related loans and the certificate of need is amortized over 15 years.

  (g) Income Taxes

     1. The Company has elected by unanimous consent of the respective stockholders to be taxed under the provisions of Subchapter "S" status of the Internal Revenue Code and for state tax purposes. Under these provisions, the Company does not pay federal or state corporate income taxes on their taxable income and are not allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company's taxable income or include their respective shares of the Company's net operating loss in their individual income tax return.

     2. A pro forma provision for income taxes is presented as if the Company were taxed as a "C" corporation. The pro forma income tax provisions for the years ended December 31, 1996, 1995 and 1994 have been calculated using the financial net income.

  (h) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  RESIDENTS' TRUST ACCOUNT

     Residents' trust account represents the patients' personal money being held by the nursing homes and is used only for the individual patients' personal use. A corresponding liability is also recognized by the nursing homes.

                              KEYSTONE AFFILIATES

4.  PATIENT ACCOUNTS RECEIVABLE

     Patient accounts receivable are due from the following payors (dollars in thousands):

                                                                           1996      1995
                                                                          ------     ----
    Private paying patients.............................................  $   30     $ 33
    Pa. Medicaid........................................................     377      119
    N.Y. Medicaid.......................................................      78       34
    Medicare A..........................................................     362      299
    Medicare B..........................................................     159      124
    Other...............................................................      --      173
                                                                          ------     ----
              Total.....................................................  $1,006     $782
                                                                          ======     ====

5.  PROPERTY AND EQUIPMENT

     Property and equipment and accumulated depreciation consist of the following (dollars in thousands):

                                                            ESTIMATED
                                                             USEFUL
                                                              LIFE         1996        1995
                                                           -----------    -------     ------
    Construction-in-progress.............................          N/A    $   160     $  687
    Land and improvements................................       15 yrs        846        716
    Building and improvements............................   5 - 40 yrs      9,250      6,466
    Equipment............................................   5 - 15 yrs      1,584      1,140
    Vehicles.............................................        5 yrs         33         13
                                                               -------     ------     ------
      Total property and equipment.......................                  11,873      9,022
      Less: Accumulated depreciation.....................                   1,333        915
                                                                           ------     ------
      Property and equipment, net........................                 $10,540     $8,107
                                                                           ======     ======
    Depreciation expense for the year....................                 $   419     $  287
                                                                           ======     ======

6.  CERTIFICATE OF NEED

     Kingston Healthcare Center:

     The balance consists of the following (dollars in thousands):

                                                                             1996     1995
                                                                             ----     ----
    Certificate of Need....................................................  $75      $75
      Less: Amortization...................................................    9        4
                                                                             ---      ---
              Total........................................................  $66      $71
                                                                             ===      ===

     Amortization expense for the years ended December 31, 1996, 1995 and 1994 is $5,000, $3,750 and $0, respectively.

7.  PREPAID FINANCING COSTS

     Prepaid financing costs are reported net of accumulated amortization. Accumulated amortization at December 31, 1996 and 1995 was $29,000 and $17,000, respectively. Amortization expense for the years ended 1996, 1995 and 1994 was $12,000, $8,000 and $5,000 respectively.

                              KEYSTONE AFFILIATES

8.  ACCRUED EXPENSES

     Accrued expenses consist of the following items (dollars in thousands):

                                                                           1996       1995
                                                                           ----       ----
    Accrued pension....................................................    $  5       $  4
    Accrued insurance..................................................      49         20
    Accrued payroll and taxes..........................................     171        115
    Accrued annual leave...............................................      72         46
    Accrued PA capital stock tax.......................................      20          8
    Accrued fees.......................................................      38         29
    Accrued interest...................................................      46         28
    Accrued property taxes.............................................      48         --
    Accrued other expenses.............................................      21          2
                                                                           ----       ----
              Total accrued expenses...................................    $470       $252
                                                                           ====       ====

9.  SHORT-TERM DEBT

     Credit line notes (dollars in thousands):

                                                                           1996        1995
                                                                           ----        ---
    Kingston Healthcare Center, Inc. maintains a line of credit at a commercial bank in the amount of $100,000. This line of credit is secured by the real and personal property of the debtor. Interest is charged at 1% above prime. The rate at December 31, 1996 was
      9.25%............................................................    $ 99        $99
    West View Manor Personal Care and Retirement Center, Inc. maintains a line of credit at a commercial bank in the amount of $35,000.
      Interest is charged at 1% above the highest prime rate as
      published by the Wall Street Journal. The interest rate at
      December 31, 1996 was 9.25%......................................      35         --
                                                                           ----        ---
              Total short-term debt....................................    $134        $99
                                                                           ====        ===

10.  NOTES PAYABLE

     The following is a summary of notes payable of the Company (dollars in thousands):

                                                                          1996       1995
                                                                         ------     ------
    Short-term Borrowing:
    Old Forge Manor Personal Care and Retirement Center, Inc.:
    KISS Realty, Ltd., short-term loan originally due 10-01-93,
      deferred to an unspecified period................................  $   39     $   39
                                                                         ======     ======
    Long-term Debt:
    Blakely Pine Health Care Center, Inc.:
    First National Community Bank:
      Note payable, $500,000, interest at 1 1/4% over Fidelity Bank of
         Philadelphia, PA, prime, monthly payments of interest only until July 21, 1992, thereafter $5,593 monthly including
         interest, final payment due in full, 8-21-07, secured by land
         and building in Peckville, PA.................................     366        397

                              KEYSTONE AFFILIATES

                                                                          1996       1995
                                                                         ------     ------
    Amresco (MTGLQLP):
      Note payable, construction phase loan to $500,000, interest at approximately 8.0615%, monthly payments of interest only until project completion or 6-21-92, whichever occurs first.
         Thereafter, $4,291 monthly, including principal and interest.
         Final payment due in full, 8-01-11. Secured with second lien mortgages after the First National Community Bank on land and buildings in Peckville, Lackawanna County, PA. Also, second lien on all equipment, furnishings, fixtures, accounts
         receivable and inventory......................................  $  438     $  455
    Blakely Pine Health Care Center, Inc.:
    Chrysler Financial Corporation:
      Note payable, interest at 4.8%, monthly payments of $470, final
         payment due May 2000, secured by vehicle of the Company.......      18         --
    Shareholder:
      Note payable, interest at 8.5%, monthly payments of $1,152, final payment due June 1999, secured by personal guarantee of
         certain shareholders..........................................      --         41
    Kingston Healthcare Center, Inc.:
    Keystone Management Services:
      Note payable, (original amount $75,000), note written at $59,078, interest at 8%, monthly interest payments only, principal
         payments will vary with cash availability. Unsecured..........      24         59
      Note payable, $173,000, interest payments at 8%, only until
         January 1, 1997 then payments of $2,000 principal plus 8%
         interest for two years. On January 1, 1999 the Company will
         make balloon payment on the outstanding balance. Unsecured....     173        173
    Mellon Bank:
      Mortgage payable, $1,547,700, interest at 9.07%, 119 monthly payments of $15,762 plus interest beginning July 23, 1995.
         Final payment due in full, June 23, 2005. Secured with all
         property of the Company as first lien.........................   1,264      1,453
    Kingston Healthcare Center, Inc.:
    Mellon Bank:
      Note payable, $122,500, interest at 9.49%, 59 monthly payments of
         $2,002 including interest beginning January 23, 1995. Final payment due December 23, 1999. Secured by all property of the
         Company.......................................................     103        116
    Luzerne National Bank:
      Note payable, $80,000, interest at 10.25%, 24 payments of $3,072 beginning November 10, 1995. Final payment due October 10,
         1997 for all unpaid principal and accrued interest. Secured by
         a second lien on the real property of the Company.............      --         74
    Kingston Manor Personal Care and Retirement Center, Inc.:
    Mellon Bank:
      Note payable, interest at 9.3%, 59 monthly principal and interest payments of $15,088 with balance of indebtedness due and
         payable on the 60th month from closing date, final payment due
         07-99. Secured by lien on property located in Kingston, PA and all equipment, furnishings, inventory and accounts receivable
         and personal guarantees of majority stockholders..............     993      1,076

                              KEYSTONE AFFILIATES

                                                                          1996       1995
                                                                         ------     ------
    Keystone Management Services:
      Demand note payable, term 7 years at 7%, with a balloon payment of $55,279 after 36 months, monthly payments of $1,707,
         including interest, related party transaction.................      --     $   71
    Old Forge Manor Personal Care and Retirement Center, Inc.:
    Old Forge Bank:
      Note payable, monthly payment of $11,150, including interest at
         10.0%, final payment 09-17-07, secured by a mortgage on 246
         South Main Street, Old Forge, PA and personal guarantees of
         the shareholders..............................................  $  881        924
    Keystone Management Services:
      Loans to the Company with no stated interest rates or repayment terms. The loans are to be available to the Company on a
         long-term basis...............................................      66         66
    Mid-Valley Manor Personal Care Center:
    First National Community Bank:
      Note payable, initial rate of 8.5% to be adjusted every 36 months to a rate of prime plus 1 1/4%, monthly payment of $10,512, final payment due September 2009, secured by property and
         equipment.....................................................     984      1,023
    Shareholders:
      Notes payable, initial rate of 8.5% to be adjusted every 36 months to a rate of prime plus 1 1/4%, monthly payments of interest only, principal due September 2009, secured by
         property and equipment........................................     250        250
    West View Manor Personal Care and Retirement Center:
    Keystone Management Services:
      Loans to the Company with no stated interest rates or repayment terms. The loans are to be available to the Company on a
         long-term basis...............................................      41         41
    First National Community Bank:
      Note payable, interest at 9% for initial 60 month period then adjusted by bank every 5 years, monthly payments of $13,496, including interest, final payment date 01-2016. Loan includes a call provision by bank for 180 months after closing. Secured by real estate of the Company, real estate of Old Forge Manor
         (an affiliate of the Company), all inventory, machinery and equipment, furniture and fixtures and personal guarantee of the majority shareholders, Old Forge Manor and Keystone
         Management Services (Related Party)...........................   1,378         --
    First Valley Bank:
      Note payable, interest at 2% over Wall Street prime, monthly principal payment of $2,619 plus interest, final payment
         6-2002, secured by the personal guarantees of the
         shareholders, accounts receivable, inventory, furniture and
         fixtures and assignment of life insurance.....................      --        163
    Bloomsburg Manor Personal Care and Retirement Center, Inc.:
    First Columbia Bank and Trust:
      Note payable, initial rate of 9.0% to be adjusted every 60 months to a rate of prime plus 1 1/2%, monthly payment of $11,516, final payment due May 2011, secured by property and equipment
         and personal guarantees of two shareholders...................   1,266        439

                              KEYSTONE AFFILIATES

                                                                          1996       1995
                                                                         ------     ------
      Note payable, initial rate of 9.0% to be adjusted every 60 months to a rate of prime plus 1 1/2%, monthly payment of $3,218, final payment due May 2003, secured by equipment and personal
         guarantees of two shareholders................................  $  188         --
    Keystone Management Services:
      Loans to the Company with no stated interest rates or repayment terms. The loans are to be available to the Company on a
         long-term basis...............................................     123     $   93
                                                                         ------     ------
              Total long-term debt.....................................  $8,556     $6,914
              Less: Current Portion....................................     551        568
                                                                         ------     ------
              Long-term debt...........................................  $8,005     $6,346
                                                                         ======     ======

     The aggregate amount of required future principal payments at December 31, 1996 are estimated as follows (dollars in thousands):

            1997........................................................  $  551
            1998........................................................     578
            1999........................................................   1,443
            2000........................................................     484
            2001........................................................     509
            Later Years.................................................   4,991
                                                                          ------
                      Total notes payable...............................  $8,556
                                                                          ======

11.  RELATED PARTY TRANSACTIONS

     A. The Company paid Keystone Management Services management fees in the amount of $385,000, $279,000 and $168,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The principals of Keystone Management Services own the majority of the outstanding stock in all companies as follows:

            Blakely Pine Healthcare Center..............................      50%
            Kingston Healthcare Center..................................    55.1%
            Kingston Manor..............................................      58%
            Old Forge Manor.............................................   66.67%
            Mid-Valley Manor............................................   66.67%
            West View Manor.............................................      67%
            Bloomsburg Manor............................................      60%

     B. The following companies are indebted to Keystone Management Services for working capital advances as follows (dollars in thousands):

                                                            1996     1995     1994
                                                            ----     ----     ----
            Kingston Healthcare Center....................  $197     $232     $180
            Kingston Manor................................    --       71       86
            Old Forge Manor...............................    66       66       59
            West View Manor...............................    41       41       41
            Bloomsburg Manor..............................   123       93       --

                              KEYSTONE AFFILIATES

     C. Blakely Pine Healthcare has notes payable to Eugene and Antoinette Pazzaglia a 12.5% shareholder in the amount of $0, $41,000 and $97,000 at December 31, 1996, 1995 and 1994, respectively.

     D. Kingston Healthcare Center owed Keystone Management Services $50,934, $67,000 and $0 at December 31, 1996, 1995 and 1994, respectively, for management services accrued.

     E. Mid-Valley Manor has notes payable to two stockholders, Robert and Jane Strony and Eugene and Antoinette Pazzaglia, each an 8.33% stockholder. Both notes are in the amount of $125,000 for each of the periods ending December 31, 1996, 1995 and 1994. Interest paid on these notes totaled $21,000 during 1996 and 1995.

     F. Mid-Valley Manor advanced funds to Harrison House Personal Care Center during 1992 for insurance bills in the amount of $10,000. The Company's majority stockholders also own controlling interest in this company. This amount was repaid during 1995.

     G. During part of 1994, Mid-Valley Manor leased its facilities from Omni Enterprises, Inc. whose stockholders own shares of the outstanding stock of this company. Rent expense for 1994 was $141,000. This facility was purchased in 1994 for $1,306,000.

     H. West View Manor was indebted to Keystone Management Services at December 31, 1994 in the amount of $1,000 for expenses.

     I. The 401(k) plan for the Company is a plan administered by and under the name of Keystone Management Services, Inc. making the Company's participation a related party activity, as the principals of Keystone Management Services, Inc., Michael Kelly and James Blumer own controlling interest in the Company's stock.

12.  COMPANY SAVINGS PLAN

     The Company participates in a 401(k) Savings Plan. All employees who have attained age 21 and completed one year of service are eligible to participate in the plan. The plan allows all employees to defer up to 15% of their income on a pre-tax basis through contributions from earnings each pay period, subject to limitations established by the Internal Revenue Service. Nondeductible contributions may be made at the option of the employee. The Company will match salary reduction contributions at a rate of 100% on the first 2% of compensation. In 1996, 1995 and 1994, the Company made contributions in the amounts of $5,000, $5,000 and $5,000, respectively.

13.  COMMON CONTROL

     The Companies are under the same controlling interest. Patients from a facility under this common control are at times referred to another facility for nursing or physical therapy care. The Company bills either the patient or the patients' third-party payor for the services provided. There are no transactions involving billings or reimbursement for these referral situations between the companies under common control.

14.  MEDICAL ASSISTANCE AND MEDICARE COST SETTLEMENTS

     Blakely Pine Healthcare Center and Kingston Healthcare Center have residents who are approved Pennsylvania Medicare or Medicaid patients. As such, the Company is paid at an established rate per day under the Medicare or Medical Assistance Programs. However, the rate per day is subject to final determination based on cost reports submitted by the Company. After the cost reports have been reviewed, the final cost settlement amount is determined by the Medicare or Medical Assistance Programs.

                              KEYSTONE AFFILIATES

     The nursing homes can negotiate or appeal the final cost settlement. The settlement can result in either additional payments to the Company or a return of funds to the Medicare or Medical Assistance Program. This settlement process can occur up to several years after the year end report is submitted.

     The estimated settlements receivable or (payable) are as follows (dollars in thousands):

                                                                    1996     1995     1994
                                                                    ----     ----     ----
    Blakely Pine Healthcare Center................................  $ 70     $(55)    $(55)
    Kingston Healthcare Center....................................   267       50       --

15.  CAPITALIZED INTEREST

KINGSTON HEALTHCARE CENTER:

     Interest costs charged to operations for the year ended December 31, 1995 consists of the following (dollars in thousands):

        Interest cost incurred................................................  $144
        Decrease as a result of capitalizing interest as a cost of
          construction........................................................    30
                                                                                ----
        Interest charged to operations as an expense..........................  $114
                                                                                ====

16.  OPERATING LEASES

BLAKELY PINE HEALTHCARE CENTER:

     The Company has entered into an agreement to lease a copier effective February 6, 1995. This agreement is for a 60 month term with payments of $333 beginning March 1995. The Company entered into a vehicle lease agreement effective June 1, 1996. The terms of the agreement are for monthly payments of $424, beginning June 1, 1996 for a 24 month period. The Company has the option to purchase this vehicle for $15,797 at the end of the lease period. The payment schedule for these leases at December 31, 1996 is as follows (dollars in thousands):

                                      DUE DATE                                AMOUNT
        --------------------------------------------------------------------  ------
        1997................................................................   $  9
        1998................................................................      6
        1999................................................................      4
        2000................................................................      1
                                                                                ---
                  Total.....................................................   $ 20
                                                                                ===

                              KEYSTONE AFFILIATES

KINGSTON HEALTHCARE CENTER:

     The Company has entered into an agreement to lease equipment effective April 25, 1995. The terms of this agreement are for monthly payments of $302 for a 60 month period. The payment schedule for this lease at December 31, 1996 is as follows (dollars in thousands):

        DUE DATE                                                              AMOUNT
        ------------------------------------------------------------------    ------
        1997..............................................................     $  4
        1998..............................................................        4
        1999..............................................................        3
        2000..............................................................        1
                                                                                ---
                  Total...................................................     $ 12
                                                                                ===

     Total lease payments for the year ended December 31, 1996 and 1995 was $4,000 and $3,000.

WEST VIEW MANOR:

     The Company leased its facility from KISS Realty, Ltd. During the first 60 months of the lease, the monthly rent was to be $13,000. Rent expense for the years ended December 31, 1995 and 1994 was $163,000 and $146,000. The Company purchased the facility on January 11, 1996.

17.  ADDITIONAL PAID-IN CAPITAL

     A. The stockholders of West View Manor contributed $338,000 to the Company during 1996 to assist with the purchase of the property and the financing of the purchase of the facility.

     B. The stockholders of Bloomsburg Manor contributed $240,000 for the year ended December 31, 1995.

     C. The stockholders of Kingston Healthcare Center contributed $348,000 for the year ended December 31, 1994.

18.  OUTSTANDING COMMON STOCK

     The Keystone Affiliates outstanding stock is summarized below:

                                                  PAR VALUE     NUMBER OF SHARES     NUMBER OF SHARES
                                                  PER SHARE        AUTHORIZED          OUTSTANDING
                                                  ---------     ----------------     ----------------
Kingston Healthcare Center......................   None               1,000                1,000
Blakely Pine Health Care Center.................   None               1,000                  500
Kingston Manor..................................   None              10,000                1,000
Old Forge Manor.................................   None               1,000                  150
Mid-Valley Manor................................   None               1,000                   90
West View Manor.................................   None               1,000                  150
Bloomsburg Manor................................   None               1,000                  200

19.  PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     The pro forma tax data is based on the assumption that the Companies were taxable as a "C" corporation for the years ended December 31, 1996, 1995 and 1994. Income tax provisions have been computed by multiplying the net income of the combined company by the statutory tax rates for

                              KEYSTONE AFFILIATES
federal and state tax purposes. There are no significant timing differences which would necessitate applying SFAS 109 "Accounting for Income Taxes."

20.  PENDING LITIGATION

     Kingston Healthcare Center is being sued by another nursing home for approximately $13,000 for temporary accommodations given during January 1996 when there was an emergency evacuation of the facility. During this emergency, all patients and staff were given accommodations at another nursing home and charged the semi-private rate plus expenses. The Company has accrued $13,000 to meet this liability.

21.  SUBSEQUENT EVENT

     The fixed assets of the Companies were sold on January 31, 1997 and all notes payable were subsequently paid off and the majority of the remaining sale proceeds were distributed to the stockholders. The existing accounts receivable of the Company will continue to be collected and the existing accounts payable and other liabilities of the Company will be paid during 1997.

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Heavenly Health Care, Inc.
d/b/a Joe Clark Residential Care Homes
Nevada, Missouri

     We have audited the accompanying balance sheet of Heavenly Health Care, Inc, d/b/a Joe Clark Residential Care Homes, as of December 31, 1996, and the related statements of income, shareholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heavenly Health Care, Inc., d/b/a Joe Clark Residential Care Homes, as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          BAIRD, KURTZ & DOBSON

Springfield, Missouri
September 12, 1997

                           HEAVENLY HEALTH CARE, INC.
                    D/B/A/ JOE CLARK RESIDENTIAL CARE HOMES

                                 BALANCE SHEET
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                           ASSETS
Cash..................................................................................  $  1
Accounts receivable, less allowance for uncollectible accounts $5.....................    27
Prepaid expenses......................................................................    13
                                                                                        ----
          Total Assets................................................................  $ 41
                                                                                        ====

                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities:
  Accounts payable....................................................................  $ 22
  Accrued expenses....................................................................     6
  Accrued salaries and payroll taxes..................................................    25
                                                                                        ----
          Total liabilities...........................................................    53
                                                                                        ----
Shareholders' equity (deficit):
  Common stock, $1 par value; authorized 30,000 shares, issued and outstanding 500
     shares...........................................................................     1
  Retained earnings (deficit).........................................................   (13)
                                                                                        ----
          Total shareholders' equity (deficit)........................................   (12)
                                                                                        ----
          Total liabilities and shareholders' equity..................................  $ 41
                                                                                        ====

                See accompanying notes to financial statements.

                           HEAVENLY HEALTH CARE, INC.
                     d/b/a JOE CLARK RESIDENTIAL CARE HOMES

                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

Resident service revenue..............................................................  $995
                                                                                        ----
Expenses:
  Facility operating expenses:
     Salaries, wages and benefits.....................................................   326
     Other operating expenses.........................................................   200
  Lease expense.......................................................................   148
                                                                                        ----
          Total operating expenses....................................................   674
                                                                                        ----
Net income............................................................................  $321
                                                                                        ====

PRO FORMA INCOME TAX DATA (UNAUDITED)
  Income before income taxes..........................................................  $321
  Pro forma income tax provision......................................................   122
                                                                                        ----
          Net income after pro forma tax provision....................................  $199
                                                                                        ====

                See accompanying notes to financial statements.

                           HEAVENLY HEALTH CARE, INC.
                       d/b/a CLARK RESIDENTIAL CARE HOMES

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                          YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                             RETAINED
                                                                  COMMON     EARNINGS
                                                                  STOCK      (DEFICIT)    TOTAL
                                                                  ------     --------     -----
Balance at January 1, 1996......................................   $  1       $   14      $  15
  Net income....................................................     --          321        321
  Distributions to shareholders.................................     --         (348)      (348)
                                                                    ---        -----      -----
Balance at December 31, 1996....................................   $  1       $  (13)     $ (12)
                                                                    ===        =====      =====

                See accompanying notes to financial statements.

                           HEAVENLY HEALTH CARE, INC.
                    d/b/a JOE CLARK RESIDENTIAL CARE HOMES

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

Cash Flows From Operating Activities:
  Net income.........................................................................  $ 321
  Changes in operating assets and liabilities:
     Increase in accounts receivable.................................................     (1)
     Increase in prepaid expenses....................................................     (8)
     Increase in accounts payable and accrued expenses...............................     17
     Increase in accrued salaries and payroll........................................     16
                                                                                       -----
          Net cash provided by operating activities..................................    345
                                                                                       -----
Cash Flows From Financing Activities:
  Distributions to shareholders......................................................   (348)
                                                                                       -----
          Net cash used in financing activities......................................   (348)
                                                                                       -----
Decrease in cash.....................................................................     (3)
Cash, beginning of year..............................................................      4
                                                                                       -----
Cash, end of year....................................................................  $   1
                                                                                       =====

                See accompanying notes to financial statements.

                           HEAVENLY HEALTH CARE, INC.
                     d/b/a JOE CLARK RESIDENTIAL CARE HOMES

                         NOTES TO FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Nature of Operations

     Heavenly Health Care, Inc., d/b/a Joe Clark Residential Care Homes, operates four 57-bed residential care facilities licensed with the Missouri Department of Social Services, Division of Aging as Residential Care Facility II facilities. Two of the facilities are located in Nevada, Missouri. These facilities opened in October 1993 and July 1995. The third facility is located in Butler, Missouri, and opened in March 1996. The fourth facility opened in April 1996 and is located in Lamar, Missouri.

  (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (c) Income Taxes

     The Company, with the consent of its stockholders, has elected under sec.1362 of the Internal Revenue Code and a similar section of the Missouri income tax law to have the stockholder recognize their proportionate share of the Company's income or loss on their personal income tax returns in lieu of corporate income taxes. Therefore, the financial statements do not include any provision for income taxes.

     A pro forma provision for income taxes is presented as if the Company were taxed as a "C" corporation. The pro forma income tax provision for the year ended December 31, 1996, has been calculated using the financial net income.

  (d) Patient Service Revenue

     Patient service revenue is reported at the estimated net realizable amounts from residents, third-party payors and others for services rendered.

2.  MEDICAL MALPRACTICE COVERAGE AND CLAIMS

     The Company pays fixed premiums for annual medical malpractice coverage under occurrence-basis policies. The Company accrues the expense of its share of asserted and unasserted claims occurring during the year by estimating the probable ultimate cost of any such claim. Management does not expect any claims to exceed malpractice insurance coverage limits; therefore, the financial statements include no accrual for loss.

3.  CONCENTRATIONS OF CREDIT RISK

     The Company operates facilities located in Butler, Lamar and Nevada, Missouri. The Company grants credit without collateral to its residents, most of whom are local residents. The mix of revenues from residents and third-party payors for 1996 was as follows:

    Medicaid.....................................................................    37%
    Private-pay..................................................................    63
                                                                                    ---
                                                                                    100%
                                                                                    ===

                           HEAVENLY HEALTH CARE, INC.
                     d/b/a JOE CLARK RESIDENTIAL CARE HOMES

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  RELATED PARTY TRANSACTIONS

     The four residential care facilities are leased from the sole shareholders under operating leases with month-to-month terms. These triple net leases require the Company to pay respective executory costs (property taxes, insurance, utilities and maintenance) in addition to the basic rent. The monthly lease payments for the facilities range from $3,395 to $3,625. The total lease expense for all four facilities for the year ended December 31, 1996, was $148,000.

5.  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

     Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerability due to certain concentrations. Estimates related to the accrual for medical malpractice claims are described in
Note 2.

6.  SUBSEQUENT EVENT

     During 1997 the facilities at all of the Company's operating locations were sold to an unrelated party. Following the sale, the Company ceased operating the facilities.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Butler Senior Care, Inc.:

     We have audited the accompanying balance sheets of Butler Senior Care, Inc. (the Company) as of June 30, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1997 and 1996, and the results of its operations and cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND, L.L.P.

Pittsburgh, Pennsylvania
September 12, 1997

                            BUTLER SENIOR CARE, INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                   JUNE 30,
                                                              SEPTEMBER     ----------------------
                                                                1997         1997         1996
                                                              ---------     ------     -----------
                                                              (UNAUDITED)
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................   $   100      $  125       $    51
  Accounts receivable.......................................         9          17            19
  Prepaid expenses..........................................        20          24            12
                                                                ------      ------       -------
          Total current assets..............................       129         166            82
Property and equipment, net.................................     3,704       3,655         3,714
Other assets................................................         6           8            13
                                                                ------      ------       -------
          Total assets......................................   $ 3,839      $3,829       $ 3,809
                                                                ======      ======       =======

                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $    77      $   63       $    70
  Accrued payroll and related expenses......................        52          52            48
  Other accrued liabilities.................................        13          57            32
  Current portion of long-term debt.........................       148         148           156
  Notes payable -- related parties..........................       118         131            --
                                                                ------      ------       -------
          Total current liabilities.........................       408         451           306
Long-term debt..............................................     2,284       2,323         2,214
Notes payable -- related parties............................        --          --           240
                                                                ------      ------       -------
          Total liabilities.................................     2,692       2,774         2,760
                                                                ------      ------       -------
Contingencies (Note 5)
Shareholders' equity:
  Common stock, $1 par value; 1,000,000 shares authorized;
     22,059 shares issued and outstanding...................        22          22            22
  Paid-in capital...........................................       844         844           844
  Retained earnings.........................................       281         189           183
                                                                ------      ------       -------
          Total shareholders' equity........................     1,147       1,055         1,049
                                                                ------      ------       -------
            Total liabilities and shareholders' equity......   $ 3,839      $3,829       $ 3,809
                                                                ======      ======       =======

    The accompanying notes are an integral part of the financial statements.

                            BUTLER SENIOR CARE, INC.

                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                            THREE MONTHS ENDED
                                              SEPTEMBER 30,              YEAR ENDED JUNE 30,
                                            ------------------      ------------------------------
                                             1997        1996        1997        1996        1995
                                            ------      ------      ------      ------      ------
                                               (UNAUDITED)
Revenues:
  Resident services.......................  $  673      $  628      $2,617      $2,426      $1,499
  Office rentals..........................      56          42         159         163         166
  Other...................................       8           7          23          17          16
                                            ------      ------      ------      ------      ------
          Total revenues..................     737         677       2,799       2,606       1,681
                                            ------      ------      ------      ------      ------
Operating expenses:
  Facility operating expenses:
     Salaries, wages and benefits.........     267         254       1,017         950         635
     Other operating expenses.............     103         116         467         491         400
  General and administrative..............      70          62         282         261         178
  Depreciation and amortization...........      35          34         135         131         112
                                            ------      ------      ------      ------      ------
          Total operating expenses........     475         466       1,901       1,833       1,325
                                            ------      ------      ------      ------      ------
          Operating income................     262         211         898         773         356
Other income (expense):
  Interest income.........................       7           1          17           1           2
  Interest expense........................     (51)        (54)       (183)       (245)       (192)
  Other...................................      (1)         (7)        (25)        (11)        (46)
                                            ------      ------      ------      ------      ------
          Net income......................  $  217      $  151      $  707      $  518      $  120
                                            ======      ======      ======      ======      ======
PRO FORMA INCOME TAX DATA (UNAUDITED):
  Income before income taxes..............  $  217      $  151      $  707      $  518      $  120
  Pro forma income tax provision..........      87          60         283         208          48
                                            ------      ------      ------      ------      ------
          Net income after pro forma tax
            provision.....................  $  130      $   91      $  424      $  310      $   72
                                            ======      ======      ======      ======      ======

    The accompanying notes are an integral part of the financial statements.

                            BUTLER SENIOR CARE, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED JUNE 30, 1997, 1996, AND 1995
        AND THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                        COMMON     PAID-IN      RETAINED
                                                        STOCK      CAPITAL      EARNINGS     TOTAL
                                                        ------     --------     --------     ------
Balance at June 30, 1994..............................   $ 22        $844        $   98      $  964
  Distributions paid..................................     --          --          (130)       (130)
  Net income..........................................     --          --           120         120
                                                          ---        ----         -----      ------
Balance at June 30, 1995..............................     22         844            88         954
  Distributions paid..................................     --          --          (423)       (423)
  Net income..........................................     --          --           518         518
                                                          ---        ----         -----      ------
Balance at June 30, 1996..............................     22         844           183       1,049
  Distributions paid..................................     --          --          (701)       (701)
  Net income..........................................     --          --           707         707
                                                          ---        ----         -----      ------
Balance at June 30, 1997..............................     22         844           189       1,055
  Distributions paid (unaudited)......................     --          --          (125)       (125)
  Net income (unaudited)..............................     --          --           217         217
                                                          ---        ----         -----      ------
Balance at September 30, 1997 (Unaudited).............   $ 22        $844        $  281      $1,147
                                                          ===        ====         =====      ======

    The accompanying notes are an integral part of the financial statements.

                            BUTLER SENIOR CARE, INC.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                  THREE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,          YEAR ENDED JUNE 30
                                                 ---------------     ---------------------------
                                                 1997      1996      1997      1996       1995
                                                 -----     -----     -----     -----     -------
                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income...................................  $ 217     $ 151     $ 707     $ 518     $   120
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation and amortization.............     35        34       135       131         112
  Increase (decrease) from changes in:
     Accounts receivable.......................      8         7         2        (3)         (1)
     Prepaid expenses..........................      4        (8)      (12)        5         (10)
     Accounts payable..........................     14        (8)       (7)       (3)         41
     Accrued payroll and related expenses......     --        --         4         5          25
     Other accrued liabilities.................    (44)       40        25       (28)         33
                                                 -----     -----     -----     -----     -------
          Cash provided by operating
            activities.........................    234       216       854       625         320
                                                 -----     -----     -----     -----     -------
Cash flows from investing activities:
  Purchase of property and equipment...........    (82)       (5)      (71)     (117)     (1,719)
                                                 -----     -----     -----     -----     -------
          Cash used in investing activities....    (82)       (5)      (71)     (117)     (1,719)
                                                 -----     -----     -----     -----     -------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.....     --       790       790        --       1,900
  Repayment of long-term debt..................    (39)     (587)     (688)      (99)       (593)
  Proceeds from notes payable to
     shareholders..............................     --        --       131       115         175
  Repayment of notes payable to shareholders...    (13)     (240)     (240)      (50)         --
  Distributions paid...........................   (125)     (125)     (702)     (423)       (130)
                                                 -----     -----     -----     -----     -------
          Cash (used in) provided by financing
            activities.........................   (177)     (162)     (709)     (457)      1,352
                                                 -----     -----     -----     -----     -------
Net increase (decrease) in cash and cash
  equivalents..................................    (25)       49        74        51         (47)
Cash and cash equivalents at beginning of
  year.........................................    125        51        51        --          47
                                                 -----     -----     -----     -----     -------
Cash and cash equivalents at end of year.......  $ 100     $ 100     $ 125     $  51     $    --
                                                 =====     =====     =====     =====     =======
Supplemental disclosure of cash flows
  information:
  Cash paid for interest.......................  $  51     $  54     $ 183     $ 245     $   192
                                                 =====     =====     =====     =====     =======

    The accompanying notes are an integral part of the financial statements.

                            BUTLER SENIOR CARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Background

     Butler Senior Care, Inc. (the Company) is incorporated as an S-Corporation and operates assisted living communities and office buildings. As of June 30, 1997, the Company owned and operated three assisted living communities with a total of 176 beds and two office buildings with 19,000 square feet in total rental space.

  (b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

  (c) Cash and Cash Equivalents

     All unrestricted, highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions which management believes are of high credit quality.

  (d) Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation applicable to property no longer in service are eliminated from the accounts and any gain or loss thereon is included in operations.

  (e) Other Assets

     Other assets consist of organizational costs and are being amortized using the straight-line method over five years.

  (f) Revenue Recognition

     Resident fees are recognized when services are rendered and consist of resident fees and other ancillary services provided to residents of the Company's assisted living communities. Office rentals are recognized ratably over the life of the tenant lease agreements.

  (g) Income Tax Status

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the shareholders are liable for individual taxes on their respective shares of the Company's taxable income. Accordingly, no provision has been made for federal or state income tax in the accompanying statements of operations.

     A pro forma provision for income taxes is presented as if the Company had been subject to federal and state income taxes as a C-Corporation based on a tax rate of 40%. The pro forma tax provision for the years ended June 30, 1997, 1996 and 1995 have been calculated using financial net income.

                            BUTLER SENIOR CARE, INC.

  (h) Interim Financial Statements (Unaudited)

     The unaudited balance sheet as of September 30, 1997 and the unaudited statements of operations, shareholders' equity and cash flows for the three months ended September 30, 1997 and 1996, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments (consisting primarily of normal recurring adjustments) considered necessary for a fair presentation of the results of these interim periods. Operating results for the three-month period ended September 30, 1997 are not necessarily indicative of the results for the entire year.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following as of June 30 (dollars in thousands):

                                                                    1997         1996
                                                                   ------       ------
        Land.....................................................  $  124       $  124
        Buildings and improvements (10 to 40 years)..............   3,554        3,504
        Furniture, fixtures and equipment (5 to 15 years)........     359          347
        Construction in progress.................................       8           --
                                                                   ------       ------
                                                                    4,045        3,975
        Less accumulated depreciation............................     390          261
                                                                   ------       ------
                                                                   $3,655       $3,714
                                                                   ======       ======

     Depreciation expense was approximately $130,000, $125,000 and $104,000 for the years ended June 30, 1997, 1996 and 1995, respectively.

3.  LONG-TERM DEBT

     Long-term debt consisted of the following as of June 30 (dollars in thousands):

                                                                    1997         1996
                                                                   ------       ------
        Construction loan........................................  $1,708       $1,829
        Refinancing note.........................................     763           --
        Other notes payable......................................      --          541
                                                                   ------       ------
                                                                    2,471        2,370
        Less current portion.....................................     148          156
                                                                   ------       ------
                                                                   $2,323       $2,214
                                                                   ======       ======

     In April 1994, the Company entered into a $1,900,000 Construction Loan Agreement (the Loan), the proceeds of which were used to construct an assisted living community that opened in September 1994. The Loan is payable in varying monthly principal installments with a final balloon payment in May 2005.

     In August 1996, the Company entered into a $790,000 Refinancing Note Agreement (the Note), the proceeds of which were used to retire the then outstanding indebtedness from two bank notes and a note payable to a related party (see Note 4). The Note is payable in varying monthly principal installments with a final balloon payment in July 2001.

     Interest on both the Loan and the Note is payable subject to the Company's election of a floating or fixed rate option, as defined in the agreements. As of June 30, 1997, the Company elected the fixed rate option to be in effect for both the Loan and the Note, which was approximately 7.5% and 7.6%, respectively.

                            BUTLER SENIOR CARE, INC.

     The Company has pledged substantially all of the assets of the Company as collateral for the Loan and the Note.

     Aggregate scheduled maturities of long-term debt for each of the five years ending June 30 and thereafter are as follows (dollars in thousands):

        1998................................................................  $  148
        1999................................................................     160
        2000................................................................     172
        2001................................................................     186
        2002................................................................     773
        Thereafter..........................................................   1,032
                                                                              ------
                                                                              $2,471
                                                                              ======

4.  NOTES PAYABLE -- RELATED PARTIES

     In May 1995, the Company borrowed $175,000 from a shareholder, the proceeds of which were used to aid in the financing of the construction of an additional wing to an existing assisted living community. In addition, the Company borrowed an additional $115,000 in 1996 from this shareholder for the same purpose. Interest only payments were made monthly at the prime rate plus 1%, which was 9.25% at June 30, 1996 and 9.50% at June 30, 1997, with a $50,000 principal payment being made in 1996. The remaining unpaid balance from these loans was retired with the proceeds from the Refinancing Note discussed in Note 3. Interest paid and expensed by the Company for the years ended June 30, 1997, 1996 and 1995 was approximately $2,000, $24,000 and $1,000, respectively.

     In June 1997, the Company entered into a non-interest bearing demand note payable with an entity affiliated with the shareholders in the amount of $131,000, the proceeds of which are being used for the construction discussed in
Note 8. The note will be repaid concurrently with the sale of certain assets of the Company discussed in Note 8.

5.  CONTINGENCIES

     In the ordinary course of business, various lawsuits, claims and proceedings have been or may be instituted or asserted against the Company. Based on currently available facts, management is not aware of any matters that are pending or asserted that would have a material adverse effect on the financial position, results of operations or liquidity of the Company.

6.  RELATED PARTY TRANSACTIONS

     In addition to the notes payable disclosed in Note 4, the Company has a management agreement with an entity affiliated with certain shareholders. The management agreement provides for a base fee of 2% of certain revenues earned from the assisted living communities and 5% of certain revenues earned from the office buildings. Management fees paid and expensed by the Company for the years ended June 30, 1997, 1996 and 1995 were approximately $62,000, $60,000 and $49,000, respectively.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in determining the estimated fair value for financial instruments for which it is practicable to estimate that value:

     Cash and Cash Equivalents -- The carrying amount reported in the balance sheets for cash and cash equivalents approximates its fair value.

                            BUTLER SENIOR CARE, INC.

     Long-term Debt and Notes Payable -- Related Parties -- The fair value of long-term debt and notes payable -- related parties is estimated using a discounted cash flow analysis, based on the Company's currently available incremental borrowing rate.

     The carrying amounts and the estimated fair values of the financial instruments as of June 30 are as follows (dollars in thousands):

                                                               1997                    1996
                                                        -------------------     -------------------
                                                        CARRYING      FAIR      CARRYING      FAIR
                                                         AMOUNT      VALUE       AMOUNT      VALUE
                                                        --------     ------     --------     ------
Cash and cash equivalents.............................   $  125         125      $   51          51
Long-term debt........................................    2,471       2,471       2,370       2,370
Notes payable -- related parties......................      131         131         240         240

8.  SUBSEQUENT EVENTS

     In July 1997, the Company closed one of the office buildings and began construction that will convert the facility to an additional wing of an existing assisted living community. The conversion will add 28 beds at a projected cost of approximately $450,000 with an anticipated opening date of November 1997.

     On July 21, 1997, the Company entered into a Letter of Intent (Agreement) pursuant to which Balanced Care Corporation, a Delaware Corporation, will acquire only the business, licenses and other intangibles and property and equipment of the Company's assisted living communities for approximately $12 million, subject to certain terms and conditions as outlined in the Agreement.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Shareholders of Gethsemane Affiliates:

     We have audited the combined balance sheets of Gethsemane Affiliates as of June 30, 1997 and 1996, and the related combined statements of income, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Gethsemane Affiliates as of June 30, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND, L.L.P.

One South Market Street
Harrisburg, Pennsylvania
September 23, 1997

                             GETHSEMANE AFFILIATES

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                                                  JUNE 30,
                                                              SEPTEMBER 30,   -----------------
                                                                  1997         1997       1996
                                                              -------------   ------     ------
                                                              (UNAUDITED)
                                       ASSETS
Current assets:
  Cash......................................................     $    25      $    3     $    1
  Restricted cash -- resident funds.........................          18          19         23
  Accounts receivable -- residents (net of allowance for
     doubtful accounts of $2 and $2)........................          61         159        117
  Receivable from third-party...............................         144         147        150
  Prepaid expenses..........................................          89          34         37
                                                                  ------      ------     ------
          Total current assets..............................         337         362        328
Organizational costs........................................          11          11         --
Property and equipment, net.................................       3,902       3,924      1,690
                                                                  ------      ------     ------
          Total assets......................................     $ 4,250      $4,297     $2,018
                                                                  ======      ======     ======

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Demand notes payable -- bank..............................     $   374      $  376     $  394
  Current portion of long-term debt.........................          82         120         23
  Notes payable to shareholder..............................         343         390        380
  Accounts payable..........................................         269         382        131
  Accrued expenses..........................................         121         115        114
  Deferred revenue..........................................          --          18         17
  Resident funds............................................          18          19         23
                                                                  ------      ------     ------
          Total current liabilities.........................       1,207       1,420      1,082
Long-term debt..............................................       2,356       2,293        637
                                                                  ------      ------     ------
          Total liabilities.................................       3,563       3,713      1,719
                                                                  ------      ------     ------
Commitments and Contingencies (Note 8)
Shareholders' equity:
  Common stock, $1 par value -- authorized -- 100,100
     shares; issued and outstanding -- 10,100...............          10          10         10
  Additional paid-in capital................................         240         240        240
  Retained earnings.........................................         437         334         49
                                                                  ------      ------     ------
          Total shareholders' equity........................         687         584        299
                                                                  ------      ------     ------
          Total liabilities and shareholders' equity........     $ 4,250      $4,297     $2,018
                                                                  ======      ======     ======

            See accompanying notes to combined financial statements.

                             GETHSEMANE AFFILIATES

                         COMBINED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                  THREE MONTHS
                                                 ENDED SEPTEMBER
                                                       30,               YEAR ENDED JUNE 30,
                                                 ---------------     ----------------------------
                                                 1997       1996      1997       1996       1995
                                                 ----       ----     ------     ------     ------
                                                   (UNAUDITED)
Revenues:
  Patient services.............................  $853       $570     $2,876     $1,864     $1,705
  Other revenues...............................    --         --          1          2          5
                                                 ----       ----     ------     ------     ------

          Total revenues.......................   853        570      2,877      1,866      1,710
                                                 ----       ----     ------     ------     ------
Expenses:
  Facility operating expenses:
     Salaries, wages and benefits..............   354        289      1,227      1,181      1,013
     Other operating, including related parties
       $45, $0, and $45........................   261        167        856        308        339
  General and administrative expense, including
     related parties of $65, $119 and $65......    39         40        198        235        171
  Depreciation and amortization expense........    36         13        120         64         49
                                                 ----       ----     ------     ------     ------
          Total operating expenses.............   690        509      2,401      1,788      1,572
                                                 ----       ----     ------     ------     ------
Income from operations.........................   163         61        476         78        138
Other expense:
  Interest expense.............................   (60)       (13)      (191)       (68)       (85)
                                                 ----       ----     ------     ------     ------
Net income.....................................  $103       $ 48     $  285     $   10     $   53
                                                 ====       ====     ======     ======     ======
Pro forma income data (unaudited):
  Income before income taxes...................  $103       $ 48     $  285     $   10     $   53
  Pro forma income tax provision...............   (41)       (19)      (114)        (4)       (21)
                                                 ----       ----     ------     ------     ------
          Net income after pro forma tax
            provision..........................  $ 62       $ 29     $  171     $    6     $   32
                                                 ====       ====     ======     ======     ======

            See accompanying notes to combined financial statements.

                             GETHSEMANE AFFILIATES

             COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995
           AND THE THREE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                 COMMON STOCK
                                               ----------------     ADDITIONAL     RETAINED
                                               ISSUED      PAR       PAID-IN       EARNINGS
                                               SHARES     VALUE      CAPITAL       (DEFICIT)     TOTAL
                                               ------     -----     ----------     ---------     -----
Balance at June 30, 1994.....................  10,000      $10         $ 84          $ (14)      $  80
  Capital contributed........................      --       --          156             --         156
  Net income.................................      --       --           --             53          53
                                               ------      ---         ----           ----        ----
Balance at June 30, 1995.....................  10,000       10          240             39         289
  Net income.................................      --       --           --             10          10
                                               ------      ---         ----           ----        ----
Balance at June 30, 1996.....................  10,000       10          240             49         299
  Shares issued..............................     100       --           --             --
  Net income.................................      --       --           --            285         285
                                               ------      ---         ----           ----        ----
Balance at June 30, 1997.....................  10,100      $10         $240          $ 334       $ 584
  Net income (unaudited).....................                                          103         103
                                               ------      ---         ----           ----        ----
Balance at September 30, 1997................  10,100      $10         $240          $ 437       $ 687
                                               ======      ===         ====           ====        ====

            See accompanying notes to combined financial statements.

                             GETHSEMANE AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                    THREE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,        YEAR ENDED JUNE 30,
                                                   ---------------   ---------------------------
                                                   1997      1996     1996       1995      1997
                                                   -----     -----   -------     -----     -----
                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income...................................    $ 100     $  48   $   285     $  10     $  53
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Gain on disposal of assets................       --        --        --        --        (1)
     Depreciation and amortization.............       39        13       120        64        49
     Changes in operating assets and
       liabilities:
       (Increase) in accounts receivable.......       76      (101)      (42)      (35)      (17)
       (Increase) decrease in cost rate
          adjustment receivable................        3         4         3        (3)       35
       (Increase) decrease in prepaid
          expenses.............................      (55)       14         3        (6)        3
       Increase in accounts payable............     (144)       87       251        67         1
       Increase (decrease) in accrued
          expenses.............................        6        (2)        1        26        (3)
       Increase (decrease) in deferred
          revenue..............................        4        --         1         4        14
                                                   -----     -----   -------     -----     -----
          Net cash provided by operating
            activities.........................       59        63       622       127       134
                                                   -----     -----   -------     -----     -----
Cash flows from investing activities:
  Organizational costs.........................                          (11)
  Purchase of property and equipment, net......      (14)       (4)   (2,354)     (838)      (27)
                                                   -----     -----   -------     -----     -----
          Net cash used for investing
            activities.........................      (14)       (4)   (2,365)     (838)      (27)
                                                   -----     -----   -------     -----     -----
Cash flows from financing activities:
  Proceeds from borrowings on demand notes.....       --        --        84        71       523
  Repayments on demand notes...................       (2)      (21)     (102)      (16)     (460)
  Proceeds from long-term borrowings...........       51        --     1,796       482      (134)
  Repayments of long-term borrowings...........      (25)      (42)      (43)     (205)       --
  Proceeds of borrowings from shareholder......       --        --       386       380        --
  Repayments of borrowings from shareholder....      (47)       --      (376)       --       (36)
                                                   -----     -----   -------     -----     -----
          Net cash provided (used by) financing
            activities.........................      (23)      (63)    1,745       711      (107)
                                                   -----     -----   -------     -----     -----
Increase in cash and cash equivalents..........       22        (4)        2        --        --
Cash and cash equivalents at beginning of
  period.......................................        3         1         1         1         1
                                                   -----     -----   -------     -----     -----
Cash and cash equivalents at end of period.....    $  25     $  (3)  $     3     $   1     $   1
                                                   =====     =====   =======     =====     =====
Supplemental Cash Flow Information:
  Cash paid during the period for interest.....       --        --   $   179     $  53     $  86
                                                   =====     =====   =======     =====     =====
During 1995, the shareholders paid $271,000 of
  the Company's long-term debt. This
  transaction reduced the balance of a note
  receivable from shareholders by $115,000 and
  increased additional paid-in capital by
  $156,000.

            See accompanying notes to combined financial statements.

                             GETHSEMANE AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Background

     Gethsemane Affiliates (the "Company") consists of two corporations under common control, Gethsemane Retirement Community, Inc. ("GRCI") -- formerly operated as Boone Nursing Home, Inc. and Gethsemane Assisted Living, Inc. ("GALI"). The Company operates a 66-bed skilled nursing facility located in Bloomsburg, Pennsylvania and a 51-bed assisted living facility located in Millville, Pennsylvania which commenced operations in April, 1997.

  (b) Basis of Presentation

     The accompanying combined financial statements for the year ended June 30, 1997 include the accounts of GRCI and GALI, from the date operations were commenced through June 30, 1997. The financial statements for the years ended June 30, 1996 and 1995 include only the accounts of the GRCI. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

  (c) Fair Value of Financial Instruments

     Cash and mortgage notes payable are reflected in the accompanying balance sheets at amounts considered by management to approximate fair value. Management generally estimates fair value of its long-term fixed rate notes payable using discounted cash flow analysis based upon its current borrowing rate for debt with similar maturities.

  (d) Restricted Cash -- Resident Funds

     GRCI is the trustee for these funds which are held on behalf of the residents. The Company has fiduciary responsibility for the administration of the bank accounts and the distribution of funds to the residents.

  (e) Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation or, where appropriate, the present value of the related capital lease obligations less accumulated amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets ranging from 5 to 40 years. Expenditures for maintenance and repairs necessary to maintain property and equipment in efficient operating condition are charged to operations. Costs of additions and betterments are capitalized.

  (f) Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed of

     The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of long-lived Assets and for long-lived Assets To Be Disposed of," on July 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                             GETHSEMANE AFFILIATES

Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (g) Patient Service Revenue/Third Party Payor

     The Company records patient service revenue at its full charge rates. For services provided to patients under agreements with its third-party cost payors (Medicare and Medicaid), the Company records contractual adjustments which are the difference between its full charge rates and the allowable costs incurred to render such services. The Company receives interim payments under the third-party cost payor agreements based upon its estimated allowable costs. Estimated allowable costs are subject to audit and retroactive adjustment by the third-party cost payors. Revenues from the Medicare and Medicaid programs represented 19% and 50% respectively of total 1997 revenues. Revenues from the Medicaid program represented 70% and 69% of total 1996 and 1995 revenues, respectively.

     Retroactively calculated third-party contractual adjustments are accrued on an estimated basis in the period the related services are rendered. Revisions to estimated contractual adjustments are recorded based upon audits by third-party payors, as well as other communications with third-party payors such as desk reviews, regulation changes and policy statements. These revisions are made in the year such amounts are determined. Patient service revenues were increased by $63,000 in 1997 for changes in estimates due to settlements with third-party payors.

     Resident services are recognized when services are rendered and consist of resident fees and other ancillary services provided to residents of the Company's assisted living communities.

  (h) Income Taxes

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and Laws of the Commonwealth of Pennsylvania. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company's taxable income. Accordingly, no provision has been made for federal or state income tax in the accompanying statements of income.

     A pro forma provision for income taxes is presented as if the Company were taxed as a C corporation based on a tax rate of 40%. The pro forma tax provisions for the years ended June 30, 1997, 1996 and 1995 have been calculated using financial net income.

  (i) Use of Estimates

     The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  (j) Interim Financial Statements (unaudited)

     The unaudited balance sheet as of September 30, 1997 and the unaudited statements of operations, shareholders' equity and cash flows for the three months ended September 30, 1997 and 1996, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments (consisting primarily of normal recurring adjustments) considered

                             GETHSEMANE AFFILIATES
necessary for a fair presentation of the results of these interim periods. Operating results for the three-month period ended September 30, 1997 are not necessarily indicative of the results for the entire year.

2.  PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following as of June 30 (dollars in thousands):

                                                                          1997       1996
                                                                         ------     ------
    Land...............................................................  $  136     $  136
    Buildings and improvements.........................................   3,791        975
    Fixed and moveable equipment.......................................     482        238
    Construction-in-progress...........................................      --        707
                                                                         ------     ------
                                                                          4,409      2,056
    Less: accumulated depreciation.....................................    (485)      (366)
                                                                         ------     ------
                                                                         $3,924     $1,690
                                                                         ======     ======

     Depreciation expense was $119,000, $53,000 and $48,000 for the years ended June 30, 1997, 1996 and 1995, respectively.

3.  DEMAND NOTES PAYABLE

     Demand notes payable, bank consists of the following (dollars in thousands):

                                                                           1997      1996
                                                                          ------     ----
    Line of credit, to a maximum of $300,000 bearing interest at a rate of 1% above prime (10% at June 30, 1997). The note is
      collateralized by accounts receivable from residents and
      third-party payors, estimated third-party payor settlements, a second mortgage on substantially all property and equipment and
      personal guarantees of the shareholders...........................  $  298     $299
    Line of credit, to a maximum of $75,000 bearing interest at rate of
      1% above prime 10% at June 30, 1997. The note is collateralized by accounts receivable from residents and third-party payors, estimated third-party payor settlements, and personal guarantees
      of the shareholders...............................................      15       20
    Note payable, bank -- interest at 10.5% with the principal due on
      demand. The note is collateralized by a Company vehicle...........      --        4
    Note payable, bank -- interest at 9.75% with the principal due on
      demand. The note is collateralized by a Company vehicle...........      --        6
    Note payable, bank -- interest at a rate of 1% above prime adjusted annually (10.0% at June 30, 1997) with the principal due on demand. The note is collateralized by a first lien on 19 acres of
      land..............................................................      63       65
                                                                          ------     ----
                                                                          $  376     $394
                                                                          ======     ====

                             GETHSEMANE AFFILIATES

4.  LONG-TERM DEBT

     Long-term debt consisted of the following as of June 30 (dollars in thousands):

                                                                           1997      1996
                                                                          ------     ----
    Fixed 6% third mortgage note requiring monthly principal and interest payments of $2,867 through December 2002. The note is collateralized by a third mortgage on substantially all property
      and equipment and the personal guarantees of the shareholders.....  $  147     $169
    Adjustable rate first mortgage note (current rate 8.37%) requiring monthly principal and interest payments of $144 (as currently calculated based on the 8.37% current rate) through November 1997.
      Thereafter, the interest rate is adjustable every three years and monthly payments will be adjusted to fully amortize the
      indebtedness by October 2003. The note is collateralized by a first mortgage on land and the personal guarantees of the
      shareholders......................................................       9        9
    Adjustable rate first mortgage (current rate 8.75%) requiring monthly principal interest payments of $17,990 (as currently calculated on the 8.75% current rate) through March 2012. The note is collateralized by a first lien position on the new nursing facility; personal guarantees of the shareholders; a security interest in stock of the company; a first lien on all inventory and equipment; assignment of life insurance; and assignment of
      rents.............................................................   1,786      482
    Adjustable rate loan (current rate 9.0%) requiring monthly principal and interest payments ($3,805 (as currently calculated on the 9.0%
      current rate) through January 2000. Thereafter, the interest rate is adjustable every three years and monthly payments will be adjusted to fully amortize the indebtedness by January 2007. The note is collateralized by a lien on the nursing home property; a lien on the assisted living property; and the personal guarantees
      of the shareholders...............................................     292       --
    Fixed rate loan at 9.25% requiring monthly principal and interest
      payments of $2,368 through November 2006..........................     175       --
      The note is collateralized by a lien on the assisted living facility property and personal guarantees of the shareholders.
    Capital lease -- monthly payments of $75 for 60 months with a lease
      end buy out of $1. This lease is collateralized by a dishwasher...       4       --
                                                                          ------     ----
                                                                           2,413      660
    Less current maturities.............................................     120       23
                                                                          ------     ----
                                                                          $2,293     $637
                                                                          ======     ====

     At June 30, 1997, the aggregate maturities of long-term debt for the next five fiscal years ending June 30 are $120,000 in 1998, $117,000 in 1999, $127,000 in 2000, $137,000 in 2001, $148,000 in 2002 and $1,601,000 thereafter.

5.  NOTES PAYABLE -- SHAREHOLDER

     The Company has received advances from shareholders for payments on the Company's mortgage. These advances bear interest at 8% per annum and are due on demand. The Company has received $390,000 and $380,000 from shareholders as of June 30, 1997 and 1996, respectively.

6.  PROFIT SHARING PLAN

     The Company has a profit-sharing retirement plan covering substantially all employees. Contributions are made to the plan at the matching contribution equal to 50% of the employees' contributions

                             GETHSEMANE AFFILIATES
with a maximum matching contribution of $350 per employee. Additional amounts can be contributed at the discretion of the Company's Board of Directors. Company policy is to fund currently the costs accrued. The profit-sharing contribution amounted to $7,000, $7,000 and $4,000 for the years ended June 30, 1997, 1996 and 1995, respectively.

7.  RELATED PARTY TRANSACTIONS

     The Company had the following related party transactions:

     Salary paid to shareholder as administrator
     Salary paid to shareholder in operations

     A summary of those transactions follows for the years ended June 30 (dollars in thousands):

                                                                 1997     1996     1995
                                                                 ----     ----     ----
        Salaries, wages, and benefits..........................  $65      $119     $65
        Other operating costs..................................  $45      $  0     $45

     In addition, a shareholder sold a parcel of land purchased in 1995 for $90,000 to the Company in 1996 for $90,000.

8.  COMMITMENTS AND CONTINGENCIES

  (j) Medical Malpractice Claims Coverage

     The Company's professional liability insurance provides for coverage with a limit of $1 million per occurrence. The Company believes it has adequate coverage for all asserted claims and it has no knowledge of unasserted claims which would exceed its insurance coverage. The Company is not aware of additional premiums, if any, it may be charged or credits it may receive under the terms of the policy and it has, therefore, expensed only its billed premium costs ratably over the term of the policy.

  (k) Litigation

     The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are adequately covered by insurance or, if not so covered, are without merit or are of such a kind, or involve such amounts, that their unfavorable disposition would not have a material effect on the financial position, results of operations or the liquidity of the Company.

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate fair value of each class of financial instruments for which is practicable to estimate that value.

     CASH AND EQUIVALENTS: The carrying amount approximates fair value because of the short maturity of those instruments.

     DEMAND NOTES PAYABLE -- BANK: The carrying amount approximate fair value since the interest rate fluctuates with the lending bank's prime rate.

     LONG-TERM DEBT: The fair value of long-term debt is estimated based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturity and collateral requirements.

                             GETHSEMANE AFFILIATES

     NOTES PAYABLE -- SHAREHOLDER: The fair value of notes payable -- shareholder is estimated based on interest rates for the same or similar debt offered to the Company by a lending institution having the same or similar remaining maturities.

     Estimated fair values of the Company's financial instruments are as follows at June 30, 1997 (dollars in thousands):

                                                                        CARRYING      FAIR
                                                                         AMOUNT      VALUE
                                                                        --------     ------
    Assets:
      Cash............................................................   $    3      $    3
      Restricted cash, resident funds.................................       19          19
    Liabilities:
      Demand notes payable, bank......................................      376         376
      Long-term debt..................................................    2,413       2,395
      Notes payable -- shareholder....................................      390         390

10.  SUBSEQUENT EVENT

  Pending Sale of the Company

     On August 8, 1997, the Company signed a letter of intent for the sale of the assets of GRCI and GALI to Balanced Care Corporation for $5.5 million plus additional consideration of up to $1.2 million which is contingent upon the Company achieving certain future targeted operating results. The Company expects the sale to be completed in the fall of 1997.

11.  SHAREHOLDERS' EQUITY

  Outstanding Common Stock

     Gethsemane Affiliates outstanding common stock at June 30, 1997 is summarized below:

                                              PAR VALUE     NUMBER OF SHARES        NUMBER OF SHARES
                                              PER SHARE        AUTHORIZED        ISSUED AND OUTSTANDING
                                              ---------     ----------------     ----------------------
Gethsemane Retirement Community.............    $1.00            100,000                 10,000
Gethsemane Assisted Living Community........    $1.00                100                    100

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Owners of
Feltrop's Personal Care Home:

     We have audited the accompanying balance sheets of Feltrop's Personal Care Home (the Company) as of June 30, 1997 and 1996, and the related statements of operations, owners' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1997 and 1996, and results of its operations and cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND, L.L.P.

Pittsburgh, Pennsylvania
September 29, 1997

                          FELTROP'S PERSONAL CARE HOME

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                    JUNE 30,
                                                                SEPTEMBER 30,   -----------------
                                                                    1997         1997       1996
                                                                -------------   ------     ------
                                                                 (UNAUDITED)
Current assets:
  Cash and cash equivalents...................................     $     6      $   24     $   25
  Accounts receivable.........................................          28           7          9
  Inventories.................................................          14          14         15
  Prepaid expenses............................................           3           3          7
                                                                     -----       -----     ------
          Total current assets................................          51          48         56
Property and equipment, net...................................       1,232       1,245      1,278
                                                                     -----       -----     ------
  Total assets................................................     $ 1,283      $1,293     $1,334
                                                                     =====       =====     ======
                LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable............................................     $    40      $   47     $   53
  Accrued liabilities.........................................          39          42         40
  Deferred revenue............................................          44          72         81
  Current portion of long-term debt...........................         117         117        106
                                                                     -----       -----     ------
          Total current liabilities...........................         240         278        280
Long-term debt................................................         944         976      1,050
                                                                     -----       -----     ------
          Total liabilities...................................       1,184       1,254      1,330
                                                                     -----       -----     ------
Contingencies (Note 4)
Owners' equity................................................          99          39          4
                                                                     -----       -----     ------
          Total liabilities and owners' equity................     $ 1,283      $1,293     $1,334
                                                                     =====       =====     ======

    The accompanying notes are an integral part of the financial statements.

                          FELTROP'S PERSONAL CARE HOME

                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                     THREE MONTHS
                                                         ENDED
                                                     SEPTEMBER 30,       YEAR ENDED JUNE 30,
                                                     -------------   ----------------------------
                                                     1997     1996    1997       1996       1995
                                                     ----     ----   ------     ------     ------
                                                      (UNAUDITED)
Revenues:
  Resident services................................  $472     $490   $1,980     $1,812     $1,788
                                                     ----     ----   ------     ------     ------
Operating expenses:
  Facility operating expenses:
     Salaries, wages and benefits..................   237      253    1,041      1,049        920
     Other operating expenses......................   124       89      372        329        370
  General and administrative.......................    56       25      119        115        124
  Depreciation.....................................    14       18       73         68         71
                                                     ----     ----   ------     ------     ------
          Total operating expenses.................   431      385    1,605      1,561      1,485
                                                     ----     ----   ------     ------     ------
  Operating income.................................    41      105      375        251        303
Other income (expense):
  Interest income..................................    --       --        1          1          1
  Interest expense.................................   (29)     (25)    (119)      (120)       (83)
                                                     ----     ----   ------     ------     ------
          Net income...............................  $ 12     $ 80   $  257     $  132     $  221
                                                     ====     ====   ======     ======     ======
Pro forma income tax data (unaudited):
  Income before income taxes.......................  $ 12     $ 80   $  257     $  132     $  221
  Pro forma income tax provision...................     5       32      103         53         88
                                                     ----     ----   ------     ------     ------
          Net income after pro forma tax
            provision..............................  $  7     $ 48   $  154     $   79     $  133
                                                     ====     ====   ======     ======     ======

    The accompanying notes are an integral part of the financial statements.

                          FELTROP'S PERSONAL CARE HOME

                          STATEMENTS OF OWNERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995
          AND THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                       TOTAL
                                                                                       -----
Balance at June 30, 1994.............................................................  $  45
  Capital contributions..............................................................    136
  Distributions paid to owners.......................................................   (359)
  Net income.........................................................................    221
                                                                                       -----

Balance at June 30, 1995.............................................................     43
  Capital contributions..............................................................    158
  Distributions paid to owners.......................................................   (329)
  Net income.........................................................................    132
                                                                                       -----

Balance at June 30, 1996.............................................................      4
  Capital contributions..............................................................     35
  Distributions paid to owners.......................................................   (257)
  Net income.........................................................................    257
                                                                                       -----
Balance at June 30, 1997.............................................................     39
  Capital contributions (unaudited)..................................................    160
  Distributions paid to owners (unaudited)...........................................   (112)
  Net income (unaudited).............................................................     12
                                                                                       -----
Balance at September 30, 1997 (unaudited)............................................  $  99
                                                                                       =====

    The accompanying notes are an integral part of the financial statements.

                          FELTROP'S PERSONAL CARE HOME

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                    THREE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,         YEAR ENDED JUNE 30,
                                                   ---------------     -------------------------
                                                   1997      1996      1997      1996      1995
                                                   -----     -----     -----     -----     -----
                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income.....................................  $  12     $  80     $ 257     $ 132     $ 221
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation................................     14        18        73        68        71
  Increase (decrease) from changes in:
     Accounts receivable.........................    (21)      (24)        2         1        (5)
     Inventory...................................     --        --         1        (1)       (2)
     Prepaid expenses............................     --         1         4         8        (6)
     Accounts payable............................     (7)      (27)      1(6)      (21)       14
     Accrued liabilities.........................     (3)       23         2       (17)        2
     Deferred revenues...........................    (28)        4        (9)       (9)       27
                                                   -----     -----     -----     -----     -----
          Cash provided by operating
            activities...........................    (33)       75       324       161       322
                                                   -----     -----     -----     -----     -----
Cash flows from investing activities:
  Proceeds from sale of property and equipment...     --        --        19        --        37
  Purchase of property and equipment.............     (1)      (26)      (59)     (103)      (18)
                                                   -----     -----     -----     -----     -----
          Cash (used in) provided by investing
            activities...........................     (1)      (26)      (40)     (103)       19
                                                   -----     -----     -----     -----     -----
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.......     --        21        16       152        10
  Repayment of long-term debt....................    (32)      (20)      (79)      (78)      (90)
  Capital contributions from owners..............    160        13        35       158       136
  Distributions paid to owners...................   (112)      (44)     (257)     (329)     (360)
                                                   -----     -----     -----     -----     -----
          Cash used in financing activities......     16       (30)     (285)      (97)     (304)
                                                   -----     -----     -----     -----     -----
Net (decrease) increase in cash and cash
  equivalents....................................    (18)       19        (1)      (39)       37
Cash and cash equivalents at beginning of year...     24        25        25        64        27
                                                   -----     -----     -----     -----     -----
Cash and cash equivalents at end of year.........  $   6     $  44     $  24     $  25     $  64
                                                   =====     =====     =====     =====     =====
Supplemental disclosure of cash flow information:
  Noncash investing activities:
     Capital expenditures included in accounts
       payable...................................  $  --     $  --     $  --     $  --     $  27
                                                   =====     =====     =====     =====     =====
  Other:
     Cash paid for interest......................  $  27     $  23     $ 117     $ 107     $  86
                                                   =====     =====     =====     =====     =====

    The accompanying notes are an integral part of the financial statements.

                          FELTROP'S PERSONAL CARE HOME

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Background

     Feltrop's Personal Care Home (the Company) is a 92-bed assisted living facility located in Darlington, Pennsylvania.

  (b) Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

  (c) Cash and Cash Equivalents

     All unrestricted, highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions which management believes are of high credit quality.

  (d) Inventories

     Inventories consist of fuel, food and supplies and are stated at the lower of cost (first-in, first-out) or market value.

  (e) Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Expenditures for maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation applicable to property no longer in service are eliminated from the accounts and any gain or loss thereon is included in operations.

  (f) Deferred Revenue

     Deferred revenue represents amounts received from patients before services have been performed. These amounts represent a liability of the Company until the service has been provided.

  (g) Revenue Recognition

     Resident fees are recognized when services are rendered and consist of resident fees and other ancillary services provided to residents of the Company's personal care home.

  (h) Income Tax Status

     The Company is a pass-through entity and does not pay federal or state corporate income taxes on its taxable income. Instead the owners are liable for individual federal and state income taxes on the taxable income. Accordingly, no provision has been made for federal or state income tax in the accompanying statements of operations.

     A pro forma provision for income taxes is presented as if the Company had been subject to federal and state income taxes as a C-Corporation based on an effective tax rate of 40%. The pro forma tax provision for the years ended June 30, 1997, 1996 and 1995 have been calculated using financial net income.

                          FELTROP'S PERSONAL CARE HOME

  (i) Interim Financial Statements (unaudited)

     The unaudited balance sheet as of September 30, 1997 and the unaudited statements of operations, cash flows and changes in owners' equity for the three months ended September 30, 1997 and 1996, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments (consisting primarily of normal recurring adjustments) considered necessary for a fair presentation of the results of these interim periods. Operating results for the three month period ended September 30, 1997, is not necessarily indicative of the results for the entire year.

2.  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at June 30 (dollars in thousands):

                                                                          1997       1996
                                                                         ------     ------
    Land...............................................................  $  126     $  126
    Buildings and improvements (20 to 40 years)........................   1,283      1,267
    Fixed and movable equipment (5 to 10 years)........................     437        428
                                                                         ------     ------
                                                                          1,846      1,821
    Less accumulated depreciation......................................    (601)      (543)
                                                                         ------     ------
                                                                         $1,245     $1,278
                                                                         ======     ======

     Depreciation expense was $73,000, $68,000 and $71,000 for the years ended June 30, 1997, 1996 and 1995, respectively.

3.  LONG-TERM DEBT

     Long-term debt consisted of the following at June 30 (dollars in thousands):

                                                                          1997       1996
                                                                         ------     ------
    Line of credit(a)..................................................  $   23     $   21
    Mortgage payable(b)................................................     923        965
    Construction loan(c)...............................................     121        142
    Installment notes(d)...............................................      26         28
                                                                         ------     ------
                                                                          1,093      1,156
    Less current portion...............................................     117        106
                                                                         ------     ------
                                                                         $  976     $1,050
                                                                         ======     ======

---------------
(a) In November 1994, the Company entered into an agreement for an uncollateralized line of credit for $25,000. The line of credit requires monthly interest payments with the outstanding borrowings due on demand. The interest rate in effect on the line of credit was 8.5% and 8.25% at June 30, 1997 and 1996, respectively.

(b) On August 20, 1993, the Company entered into an agreement to borrow $1,085,000, a portion of which was used to refinance $726,000 of previously held debt. The mortgage note provides for monthly principal and interest payments through July 2008. The interest rate is the bank's prime rate plus 2%, which was 8% on the date of the note. The interest rate is fixed and adjusted every three years thereafter on the anniversary date to the then existing bank's prime rate plus 2%, until

                          FELTROP'S PERSONAL CARE HOME
    the next adjustment date. In no event will the interest rate change by more than 2% at each adjustment date. The interest rate in effect at June 30, 1997, and 1996 was 10.25%. The note is collateralized by substantially all real and personal property of the Company.

(c) On December 20, 1995, the Company entered into an agreement to borrow $150,000 for construction purposes. The loan provides for monthly installments of $3,192 including interest at the bank's prime rate plus 1%. The interest rate in effect was 9.5% and 9.25% at June 30, 1997 and 1996, respectively. The note is collateralized by real property and is guaranteed by the owners of the Company.

(d) The installment notes are payable in monthly installments through June 2001. Interest on these notes ranges from 6.50% to 8.25%. The notes are collateralized by certain equipment.

     Aggregate scheduled maturities of long-term debt for each of the five years ending June 30 and thereafter are as follows (dollars in thousands):

                1998................................................  $  117
                1999................................................      85
                2000................................................      89
                2001................................................     152
                2002................................................      74
                Thereafter..........................................     576
                                                                      ------
                                                                      $1,093
                                                                      ======

4.  CONTINGENCIES

     In the ordinary course of business, various lawsuits, claims and proceedings have been or may be instituted or asserted against the Company. Based on currently available facts, management is not aware of any matters that are pending or asserted that would have a material adverse effect on the financial position, results of operations or liquidity of the Company.

5.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in determining the estimated fair value for financial instruments for which it is practicable to estimate that value.

     Cash and Cash Equivalents -- The carrying amount reported in the balance sheets for cash and cash equivalents approximates its fair value.

     Long-term Debt -- The fair value of long-term debt is estimated using discounted cash flow analysis, based on the Company's current available incremental borrowing rate.

     The carrying amounts and the estimated fair values of the financial instruments as of December 31 are as follows (dollars in thousands):

                                                              1996                1995
                                                        -----------------   -----------------
                                                        CARRYING    FAIR    CARRYING    FAIR
                                                         AMOUNT    VALUE     AMOUNT    VALUE
                                                        --------   ------   --------   ------
    Cash and cash equivalents.........................   $   24    $   24    $   25    $   25
    Long-term debt....................................    1,093     1,025     1,156     1,108

                          FELTROP'S PERSONAL CARE HOME

6.  RELATED PARTIES

     The Company's owners received distributions earnings of approximately $257,600, $328,600 and $360,000 in 1997, 1996 and 1995, respectively. One owner of the Company was paid a salary for management services of approximately $200,400, $201,900 and $114,300, and a related party of the owners was paid a salary for management services of approximately $25,500, $25,400 and $32,500 in 1997, 1996 and 1995, respectively.

     The Company paid ZAF Construction, a related entity of the owners, approximately $71,900, $89,700 and $15,000 for construction and maintenance in 1997, 1996 and 1995, respectively.

7.  SUBSEQUENT EVENTS

     On September 3, 1997, the Company entered into an Asset Purchase Agreement (Agreement), pursuant to which Balanced Care Corporation, a Delaware Corporation, will acquire only the business, licenses and other intangibles and the property and equipment of the Company as outlined in the Agreement, for approximately $5.7 million, subject to certain terms and conditions.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Triangle Retirement Services, Inc.


     We have audited the accompanying balance sheets of Triangle Retirement Services, Inc. d/b/a Northridge Retirement Center (an S Corporation) as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northridge Retirement Center as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information for September 30, 1997 and 1996, is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements and accordingly, we express no opinion on it.

                                          HODGE, STEWARD & COMPANY, P.A.

Raleigh, North Carolina
October 20, 1997

                       TRIANGLE RETIREMENT SERVICES, INC.
                      d/b/a/ NORTHRIDGE RETIREMENT CENTER

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                                                  DECEMBER 31,
                                                              SEPTEMBER 30,     -----------------
                                                                  1997           1996       1995
                                                              -------------     ------     ------
                                                               (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................     $   210        $  205     $  150
  Marketable securities, available for sale.................         302            63         42
  Accounts receivable -- other..............................           1            --         --
  Inventory.................................................           5             6          3
  Note receivable -- stockholder............................          16            15         14
                                                                  ------        ------     ------
          Total current assets..............................         534           289        209
Properties and equipment, net...............................       3,044         3,158      1,243
Deposits....................................................           4             4          1
Note receivable -- stockholder..............................         132           144        158
Loan fees...................................................          20            23         26
Other investments...........................................          30             4         --
                                                                  ------        ------     ------
          Total assets......................................     $ 3,764        $3,622     $1,637
                                                                  ======        ======     ======

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of installment notes payable...........     $   193        $  178     $  104
  Short-term construction loan payable......................          --            --        183
  Accounts payable -- trade.................................          28            39         33
  Accrued salaries and wages................................          47            48         32
  Other accrued expenses....................................          40            32         13
                                                                  ------        ------     ------
          Total current liabilities.........................         308           297        365
Long-term portion of installment notes payable..............       2,819         2,999      1,041
                                                                  ------        ------     ------
          Total liabilities.................................       3,127         3,296      1,406
                                                                  ------        ------     ------
Stockholders' equity:
  Common stock, authorized 100,000 shares with $1 stated
     value; 3,000 shares issued and outstanding.............           3             3          3
  Paid-in capital...........................................          50            50         50
  Unrealized gain on securities available for sale..........          43             6          2
  Retained earnings.........................................         541           267        176
                                                                  ------        ------     ------
          Total stockholders' equity........................         637           326        231
                                                                  ------        ------     ------
          Total liabilities and stockholder's equity........     $ 3,764        $3,622     $1,637
                                                                  ======        ======     ======

                See accompanying notes to financial statements.

                       TRIANGLE RETIREMENT SERVICES, INC.
                      d/b/a/ NORTHRIDGE RETIREMENT CENTER

                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                          NINE MONTHS ENDED        YEARS ENDED
                                                            SEPTEMBER 30,         DECEMBER 31,
                                                          -----------------     -----------------
                                                           1997       1996       1996       1995
                                                          ------     ------     ------     ------
                                                             (UNAUDITED)
Resident services revenue...............................  $2,072     $1,334     $1,967     $1,536
                                                          ------       ----     ------     ------
Expenses:
  Facility operating expenses:
     Salaries, wages and benefits.......................     955        664        983        766
     Other operating expenses...........................     365        284        396        314
  Depreciation and amortization.........................     110         68         97         66
                                                          ------       ----     ------     ------
          Total operating expenses......................   1,430      1,015      1,476      1,146
                                                          ------       ----     ------     ------
          Income from operations........................     642        320        491        390
Other income (expense):
  Interest income.......................................      12         13         17         16
  Interest expense......................................    (206)       (95)      (172)       (94)
  Other income..........................................      11         11         22         17
                                                          ------       ----     ------     ------
Net income..............................................  $  459     $  247     $  358     $  329
                                                          ======       ====     ======     ======
PRO FORMA INCOME TAX DATA (UNAUDITED):
  Net earnings before income taxes......................  $  459     $  247     $  358     $  329
  Pro forma income tax provision........................     169         84        127        127
                                                          ------       ----     ------     ------
  Net income after pro forma income tax provision.......  $  290     $  163     $  231     $  202
                                                          ======       ====     ======     ======

                See accompanying notes to financial statements.

                       TRIANGLE RETIREMENT SERVICES, INC.
                       d/b/a NORTHRIDGE RETIREMENT CENTER

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                       UNREALIZED GAIN ON
                                               COMMON     PAID-IN     SECURITIES AVAILABLE     RETAINED
                                               STOCK      CAPITAL           FOR SALE           EARNINGS
                                               ------     -------     --------------------     --------
Balance at December 31, 1994.................    $3         $50               $ --              $   55
Net income for 1995..........................    --          --                 --                 329
Provision for unrealized gains on securities
  available for sale.........................    --          --                  2                  --
Distributions to stockholders................    --          --                 --                (208)
                                                ---         ---                ---               -----
Balance at December 31, 1995.................     3          50                  2                 176
Net income for 1996..........................    --          --                 --                 358
Provision for unrealized gains on securities
  available for sale.........................    --          --                  4                  --
Distributions to stockholders................    --          --                 --                (267)
                                                ---         ---                ---               -----
Balance at December 31, 1996.................     3          50                  6                 267
Net income for 1997 (unaudited)..............    --          --                 --                 459
Provision for unrealized gains on securities
  available for sale (unaudited).............    --          --                 37                  --
Distributions to stockholders (unaudited)....    --          --                 --                (185)
                                                ---         ---                ---               -----
Balance at September 30, 1997................    $3         $50               $ 43              $  541
                                                ===         ===                ===               =====

                See accompanying notes to financial statements.

                       TRIANGLE RETIREMENT SERVICES, INC.
                      d/b/a NORTHRIDGE RETIREMENT CENTER

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                         NINE MONTHS ENDED        YEARS ENDED
                                                           SEPTEMBER 30,         DECEMBER 31,
                                                         -----------------     -----------------
                                                         1997       1996        1996       1995
                                                         -----     -------     -------     -----
                                                            (UNAUDITED)
Net cash flows from operating activities:
  Net earnings.........................................  $ 459     $   247     $   358     $ 329
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation......................................    107          67          93        64
     Amortization......................................      3           1           3         1
     Interest income not received in cash..............     (7)         (8)        (10)      (11)
     Gain on sale of properties and equipment..........     (5)         (5)         (5)       --
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts
          receivable -- other..........................     (1)         (1)         --        --
       (Increase) decrease in inventory................      1          --          (3)       (1)
       (Increase) decrease in prepaid expenses.........     --          --           1        --
       Increase (decrease) in accounts payable and
          accrued expenses.............................     (4)         27          39         6
                                                         -----      ------      ------     -----
          Net cash provided by operating activities....    553         329         476       388
                                                         -----      ------      ------     -----
Cash flows from investing activities:
  Purchases of properties and equipment................    (21)     (1,920)     (2,022)     (204)
  Proceeds from sale of properties and equipment.......     34          51          50        --
  Investment in marketable securities, available for
     sale..............................................   (204)         (7)        (17)      (36)
  Increase in deposits and loan fees...................     --          (3)         (3)      (15)
  Increase in other investments........................    (24)         --          (4)       --
                                                         -----      ------      ------     -----
          Net cash used in investing activities........   (215)     (1,879)     (1,996)     (255)
                                                         -----      ------      ------     -----
Cash flows from financing activities:
  Increase in construction loan payable................     --       1,963          --       183
  Increase in installment notes payable................     --          --       1,967        --
  Repayments on installment notes payable..............   (166)       (101)       (149)      (98)
  Distributions to stockholders........................   (167)       (219)       (243)     (184)
                                                         -----      ------      ------     -----
          Net cash provided by (used in) financing
            activities.................................   (333)      1,643       1,575       (99)
                                                         -----      ------      ------     -----
Increase (decrease) in cash and cash equivalents.......      5          93          55        34
Cash and cash equivalents, beginning of period.........    205         150         150       116
                                                         -----      ------      ------     -----
Cash and cash equivalents, end of period...............  $ 210     $   243     $   205     $ 150
                                                         =====      ======      ======     =====

                See accompanying notes to financial statements.

                       TRIANGLE RETIREMENT SERVICES, INC.
                       d/b/a NORTHRIDGE RETIREMENT CENTER

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                               NINE MONTHS
                                                                  ENDED            YEARS ENDED
                                                              SEPTEMBER 30,       DECEMBER 31,
                                                             ---------------     ---------------
                                                             1997       1996     1996       1995
                                                             ----       ----     ----       ----
                                                               (UNAUDITED)
Supplemental Disclosures of Cash Flow Information:
  Cash paid during period for interest.....................  $205       $95      $183       $95
                                                             ====       ===      ====       ===
Non-cash Investing and Financing Activities:
  Property and equipment acquired through installment notes
     payable...............................................  $ --       $32      $ 32       $28
                                                             ====       ===      ====       ===
  Repayment of note receivable -- stockholder, funded by
     distribution to stockholder...........................  $ 11       $10      $ 14       $13
                                                             ====       ===      ====       ===
  Net change in unrealized holding gains on marketable
     securities -- available for sale......................  $ 37       $--      $  4       $ 2
                                                             ====       ===      ====       ===

                See accompanying notes to financial statements.

                       TRIANGLE RETIREMENT SERVICES, INC.
                       d/b/a NORTHRIDGE RETIREMENT CENTER

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Accounting policies of the Corporation described below have been followed consistently during the years.

  (a) Nature of Business

     Triangle Retirement Services, Inc. d/b/a Northridge Retirement Center is a domiciliary care facility. The Company is a North Carolina corporation, which was established in 1984.

  (b) Interim Financial Information (unaudited)

     The financial statements as of and for the nine month periods ended September 30, 1997 and 1996, are unaudited, but, in the opinion of management, have been prepared on the same basis as the audited financial statements and reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the information set forth therein. The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the operating results to be expected for the full year or any other period.

  (c) Cash and Cash Equivalents

     The Company considers all checking accounts, sweep accounts and money market accounts to be cash and cash equivalents.

     The Company's checking and sweep accounts are located with various banking institutions. The amount on hand at any one time in any of these institutions may exceed the $100,000 federally insured limit.

  (d) Inventory

     Inventory, which consists of a food reserve, is stated at cost, with cost determined using the average cost method.

  (e) Properties and Equipment

     Properties and equipment are stated at cost. Expenditures for maintenance, repairs, and other renewals of items are expensed currently. When items are disposed of or replaced, the cost and accumulated depreciation amounts are removed from the accounts, and any gain or loss is included in other income.

  (f) Depreciation

     Depreciation is computed using the straight line method over the following useful lives:

        Vehicles.......................................................  5 years
        Office furniture and equipment.................................  3 - 10 years
        Buildings......................................................  30 years

     Depreciation expense amounted to $93,000 and $64,000 for the years ended December 31, 1996 and 1995, respectively.

                       TRIANGLE RETIREMENT SERVICES, INC.
                       d/b/a NORTHRIDGE RETIREMENT CENTER

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (g) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (h) Advertising

     The Company expenses advertising costs as incurred. Advertising expense of $30,000 and $15,000 has been included in the statement of income for the years ended December 31, 1996 and 1995, respectively.

2.  MARKETABLE SECURITIES -- AVAILABLE FOR SALE

     The Company has elected to classify its investments in equity securities as available-for-sale securities and report them at fair value, with unrealized gain or loss excluded from earnings and reported as a separate component of equity. The investments classified as available-for-sale securities are as follows (dollars in thousands):

                                                                             1996     1995
                                                                             ----     ----
    Mutual funds at cost...................................................  $34      $26
    Other securities.......................................................   23       14
    Net change in unrealized gains.........................................    6        2
                                                                             ---      ---
    Marketable securities at fair value....................................  $63      $42
                                                                             ===      ===

     The change in the unrealized holding gains on marketable securities available for sale during the years ended December 31, 1996 and 1995, are reported as a separate component of stockholders' equity is as follows:

                                                                             1996     1995
                                                                             ----     ----
    Beginning balance......................................................  $ 2      $--
    Unrealized gains.......................................................    4        2
                                                                              --       --
    Ending balance.........................................................  $ 6      $ 2
                                                                              ==       ==

3.  NOTE RECEIVABLE -- STOCKHOLDER

     Note receivable from stockholder of $158,000 (1996) and $172,000 (1995) is an unsecured note dated February 24, 1994, payable in monthly installments of $2,000 including interest at 6.17%, through October 2005.

     During the year ended December 31, 1996, the stockholder repaid the Company principal of $14,000 and also paid the Company interest of $10,000. During the year ended December 31, 1995, the stockholder repaid the Company principal of $13,000 and interest of $11,000.

                       TRIANGLE RETIREMENT SERVICES, INC.
                       d/b/a NORTHRIDGE RETIREMENT CENTER

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY AND EQUIPMENT LEASE

     Property and equipment consisted of the following as of December 31 (dollars in thousands):

                                                                          1996       1995
                                                                         ------     ------
    Land...............................................................  $  181     $  181
    Buildings..........................................................   3,222      1,356
    Furniture and equipment............................................     327        199
    Vehicles...........................................................      44         40
                                                                         -------    -------
                                                                          3,774      1,776
    Less accumulated depreciation......................................    (616)      (533)
                                                                         -------    -------
                                                                         $3,158     $1,243
                                                                         =======    =======

5.  INSTALLMENT NOTES PAYABLE

     The Company's installment notes payable as of December 31, 1996 and 1995, consists of the following (dollars in thousands):

                                                                          1996       1995
                                                                         ------     ------
    Note payable to a bank in monthly installments of $524 including interest at 9.10% through October 1998, collateralized by a
      vehicle..........................................................  $   31     $   --
    Note payable to a bank in monthly installments of $522 including interest at 9.25% through March 1998, collateralized by a
      vehicle..........................................................      --         25

    Note payable to a bank in monthly installments of $15,572 plus interest at 7.75% until February 2004, collateralized by
      properties and equipment and personally guaranteed by the
      stockholders of the Company......................................   1,017      1,120

    Note payable to a bank in average monthly principal payments of
      $6,667 plus interest at the 30 day London Interbank offering rate plus 2.00% through August 2001, collateralized by properties and equipment and personally guaranteed by the stockholders of the
      Company (See note 7 for information about an interest rate swap
      agreement related to this note)..................................   2,129         --
                                                                         -------    -------
                                                                          3,177      1,145
      Less current portion.............................................     178        104
                                                                         -------    -------
      Long-term portion................................................  $2,999     $1,041
                                                                         =======    =======

                       TRIANGLE RETIREMENT SERVICES, INC.
                       d/b/a NORTHRIDGE RETIREMENT CENTER

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Scheduled principal repayments of installment notes payable assuming no changes in their terms are as follows (dollars in thousands):

                                    DECEMBER 31,                              AMOUNT
        --------------------------------------------------------------------  ------
        1997................................................................  $ 178
        1998................................................................    218
        1999................................................................    207
        2000................................................................    226
        2001................................................................  1,954
        Thereafter..........................................................    394
                                                                              ------
                                                                              $3,177
                                                                              ======

6.  CONSTRUCTION LOAN PAYABLE

     In October 1995, the Company entered into a short term construction loan agreement with a bank to finance an expansion of the existing facility. Under the terms of this agreement, the Company borrowed funds as needed to pay contractor's progress billings.

     The total amount available to the Company under this construction loan agreement was $2,150,000. Interest is payable monthly at the bank's prime rate. As of December 31, 1995, the total amount borrowed under this construction loan agreement was $183,000 and the total interest paid amounted to $1,000.

     In 1996, the Company completed the construction project and this loan was converted by a bank to a term loan (see note 5).

7.  INTEREST RATE SWAP

     In 1996, the Company began utilizing an interest rate swap agreement to effectively convert a portion of its variable interest rate exposure to a fixed rate basis. Under the agreement, the Company receives a fixed rate of 9.12% on its $2,129,000 note payable to a bank.

     This agreement which expires on August 15, 2001, effectively increased the Company's interest expense on its long-term debt for the year ended December 31, 1996, by $17,000. The Company believes that future changes in interest rates will not have a material impact on the Company's financial position or results of operations. All gains or losses on interest rate swaps are recognized when realized.

8.  INCOME TAXES

     The stockholders of the Company have elected for income tax purposes to be taxed as an S Corporation under the of the Internal Revenue Code and laws of the State of North Carolina. Accordingly, taxable income is passed through directly to the shareholders rather than being taxed at the corporate level. Therefore, no provision for federal or state income taxes has been recorded.

     A pro forma provision for income taxes is presented as if the Company were taxed as a C Corporation. The pro forma tax provisions for the years ended December 31, 1996 and 1995, have been calculated using recorded taxable income.

                       TRIANGLE RETIREMENT SERVICES, INC.
                       d/b/a NORTHRIDGE RETIREMENT CENTER

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  EQUIPMENT OPERATING LEASES

     The Company leases properties and equipment under operating lease agreements. Future minimum rental payments required under operating leases that have an initial or remaining noncancellable lease term in excess of one year, as of December 31, 1996, are as follows (dollars in thousands):

                                     PERIOD ENDING
                                      DECEMBER 31
        -----------------------------------------------------------------------
        1997...................................................................  $ 10
        1998...................................................................     9
        1999...................................................................     3
                                                                                  ---
                                                                                 $ 22
                                                                                  ===

     Lease expenses for property and equipment operating leases of $8,000 and $7,000 have been included in total operating expenses for the period ended December 31, 1996 and 1995, respectively.

10.  CAPITALIZED INTEREST

     The Company has capitalized interest paid in connection with the construction of a new facility as a part of the cost of the facility. All interest paid after the facility was completed and placed in service has been expensed to operations.

                                                                      1996       1995
                                                                      ----       ----
                                                                        (DOLLARS IN
                                                                        THOUSANDS)
          Interest costs capitalized................................  $ 17       $ 1
          Interest expense charged to operations....................   172        94
                                                                      ----       ---
          Total interest expense incurred...........................  $189       $95
                                                                      ====       ===

11.  SUBSEQUENT EVENT

     The Company has signed a letter of intent to sell its assets to an unrelated third party.

                            BALANCED CARE CORP LOGO
                              SENIOR CARE FOR LIFE

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.


    Securities and Exchange Commission Registration Fee......................  $   26,824
    NASD Fee.................................................................       9,306
    Nasdaq National Market Listing Fee.......................................      10,000
    Printing and Engraving Expenses..........................................     305,000
    Accounting Fees and Expenses.............................................     710,000
    Legal Fees and Expenses..................................................     390,000
    Blue Sky Qualification Fees and Expenses.................................      20,000
    Transfer Agent Fees and Expenses.........................................      10,000
    Miscellaneous............................................................      18,870
                                                                                  -------
              Total..........................................................  $1,500,000
                                                                                  =======


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by
Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article V of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article V further permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains directors' and officers' liability insurance.

     The Underwriting Agreement filed as an exhibit hereto contains provisions pursuant to which each Underwriter severally agrees to indemnify the Company, any person controlling the Company within the meaning of Section 15 of the Securities Act of 1933, as amended, or
Section 20 of the Securities Exchange Act of 1934, as amended, each director of the Company, and each officer of the Company who signs this registration statement with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in this registration statement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Within the past three years, the Company sold shares of its capital stock in the following transactions, each of which was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

  Common Stock

     On September 20, 1995, the Company issued 773,062 shares of Common Stock to Brad E. Hollinger, 463,837 shares of Common Stock to Robert J. Sutton, 116,250 shares of Common Stock to Brian L. Barth, 640,538 shares of Common Stock to KD Investment and 331,312 shares of Common Stock to SAE Partners, in each case at a price of $.0129 per share.

     From September 1995 through January 1996, the Company issued an aggregate of 258,333 shares of Common Stock to John Brennan at a price of $.0129 per share.

     On or prior to September 11, 1996 the Company issued an aggregate of 767,412 shares of Common Stock to Billy Ray Foster, Trustee, the Inter Vivos Trust of Billy Ray Foster, as partial consideration in connection with the Company's acquisition of Foster Health Care Group.

     On or prior to September 11, 1996, the Company issued an aggregate of 337,484 shares of Common Stock to John D. Foster as partial consideration in connection with the Company's acquisition of Foster Health Care Group.

     On September 11, 1996, the Company issued 95,104 shares of Common Stock to Bill R. Foster, Jr. as partial consideration in connection with the Company's acquisition of Foster Health Care Group.

     On January 31, 1997, the Company issued 93,750 shares of Common Stock to James J. Blumer, Jr. and 93,750 shares of Common Stock to Michael P. Kelly, in each case at a price of $1.33 per share in connection with the Company's acquisition of Keystone.

     On March 26, 1997, the Company issued 26,250 shares of Common Stock at a price of $1.33 per share and 11,250 shares of Common Stock at a price of $2.00 per share to George Strong.

     On April 1, 1997, the Company issued 16,479 shares of Common Stock to Roger Breed at a price of $3.33 per share.

  Series A Convertible Preferred Stock

     From September 1995 through September 1996, the Company issued an aggregate of 1,150,958 shares of Series A Convertible Preferred Stock to John Brennan at a price of $2.00 per share.

  Series B Convertible Preferred Stock

     From September 1996 through March 1997, the Company issued an aggregate of 5,009,750 shares of Series B Convertible Preferred Stock as follows: 441,750 shares to Meditrust Mortgage Investments, Inc., 671,794 shares to Omega Ventures II, L.P., 173,344 shares to Omega Ventures II Cayman, L.P., 109,928 shares to Bayview Investors, Ltd., 554,735 shares to Crossover Fund II, L.P., 163,699 shares to Crossover Fund IIA, L.P., 40,000 shares to David L. Goldsmith and Diane D. Goldsmith, Trustees, Goldsmith Family Trust, 394,875 shares to Boston Safe Deposit and Trust Company, Trustee, US WEST Pension Trust, 131,625 shares to Boston Safe Deposit and Trust Company, Trustee, US WEST Benefit Assurance Trust, 700,000 shares to Juliet Challenger, Inc., 210,000 shares to Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees, Henry L. Hillman Trust, 70,000 shares to Thomas G. Bigley and C.G. Grefenstette, Trustees, Trust for the Children of Juliet Lea Hillman Simonds, 70 shares to Thomas G. Bigley and C. G. Grefenstette, Trustees, Trust for the Children of Audrey Hillman Fisher,

70,000 shares to Thomas G. Bigley and C. G. Grefenstette, Trustees, the Trust for the Children of William Talbott Hillman, 70,000 shares to Thomas G. Bigley and C. G. Grefenstette, Trustees, the Trust for the Children of Henry L. Hillman, Jr., 210,000 shares to DBH Sec IV, L.P., 400,000 shares to RS Pacific Venture L.P., 480,000 shares to HCO Partners IV-BCC, 8,000 shares to Mal Serure, 8,000 shares to Stanley Cayre, 8,000 shares to Frieda Cayre, Trustee (Jack S. Cayre), 8,000 shares to Frieda Cayre, Trustee (Amin Cayre), 8,000 shares to Frieda Cayre, Trustee (David Cayre), and 8,000 shares to Frieda Cayre, Trustee (Robert Cayre), in each case at a price of $2.50 per share.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this registration statement:


EXHIBIT
  NO.                                         DESCRIPTION
-------  -------------------------------------------------------------------------------------
  1.1    Form of Underwriting Agreement (to be filed by amendment)
  2.1    Stock Purchase Agreement, dated as of July 26, 1996, by and among Billy Ray Foster,
         Sr., both individually and as Trustee of the Revocable Inter-Vivos Trust Agreement of
         Billy Ray Foster dated February 4, 1988, John Douglas Foster, Billy Ray Foster, Jr.,
         J. Kaye Foster-Gibson, Robert Anthony Foster, Mark Bradley Foster and Hawthorn Health
         Properties, Inc.*
  2.2    Stock Purchase Agreement, dated as of August 30, 1996, by and between Hawthorn Health
         Properties, Inc. and Balanced Care Corporation*
  2.3    Merger Agreement, dated as of July 26, 1996, by and among Billy Ray Foster, Sr., both individually and as Trustee of the Revocable Inter-Vivos Trust Agreement of Billy Ray
         Foster dated February 4, 1988, John Douglas Foster, Billy Ray Foster, Jr., J. Kaye
         Foster-Gibson, Robert Anthony Foster, Mark Bradley Foster, Balanced Care Corporation,
         BCC at Republic Park Center, Inc. and National Care Centers of Republic, Inc.*
  2.4    Merger Agreement, dated as of July 26, 1996, by and among Billy Ray Foster, Sr., both individually and as Trustee of the Revocable Inter-Vivos Trust Agreement of Billy Ray
         Foster dated February 4, 1988, John Douglas Foster, Billy Ray Foster, Jr., J. Kaye
         Foster-Gibson, Robert Anthony Foster, Mark Bradley Foster, National Care Centers of
         Nevada, Inc., Balanced Care Corporation, BCC at Nevada Park Care Center, Inc. and
         National Care Centers of Nevada, Inc.*
  2.5    Agreement of Sale, dated as of February 23, 1996, by and between Balanced Care
         Corporation and Mount Royal Pines, L.P.*
  2.6    Asset Purchase Agreement, dated as of February 28, 1996, by and between Balanced Care
         Corporation and Senior Care of Wisconsin, Inc.*
  2.7    Asset Purchase Agreement, dated as of December 27, 1996, by and between Balanced Care
         Corporation and Bloomsburg Manor Personal Care and Retirement Center, Inc.*
  2.8    Asset Purchase Agreement, dated as of December 27, 1996, by and between Balanced Care
         Corporation and Kingston Health Care Center, Inc.*
  2.9    Asset Purchase Agreement, dated as of December 27, 1996, by and between Balanced Care
         Corporation and Kingston Manor Personal Care and Retirement Center, Inc.*
  2.10   Asset Purchase Agreement, dated as of December 27, 1996, by and between Balanced Care
         Corporation and Keystone Health Ventures, Inc.*
  2.11   Asset Purchase Agreement, dated as of December 27, 1996, by and between Balanced Care
         Corporation and Blakely-Pine Health Care Center, Inc.*
  2.12   Asset Purchase Agreement, dated as of December 27, 1996, by and between Balanced Care
         Corporation and West Side Manor Personal Care and Retirement Center, Inc.*

EXHIBIT
  NO.                                         DESCRIPTION
-------  -------------------------------------------------------------------------------------
  2.13   Asset Purchase Agreement, dated as of December 27, 1996, by and between Balanced Care
         Corporation and Old Forge Manor Personal Care and Retirement Center, Inc.*
  2.14   Purchase and Sale Agreement, dated as of December 27, 1996, by and between Balanced
         Care Corporation and Keystone Development Group, Inc.*
  2.15   Agreement of Amendment, dated as of February 6, 1997, to Purchase and Sale Agreement dated as of December 27, 1996 by and between Balanced Care Corporation and Keystone
         Development Group, Inc.*
  2.16   Asset Purchase Agreement, dated as of April 8, 1997, by and among Balanced Care
         Corporation, Barry G. Clark and Karen R. Clark, husband and wife, and Heavenly Health
         Care, Inc. d/b/a Joe Clark Residential Care Homes*
  2.17   Asset Purchase Agreement, dated as of September 18, 1997, by and between Balanced
         Care Corporation and Butler Senior Care, Inc.*
  2.18   Asset Purchase Agreement, dated as of September 3, 1997, by and among Balanced Care
         Corporation, Delores Feltrop Nahar, with the joinder of Albert L. Nahar and Kenneth
         A. Feltrop, with the joinder of Lori L. Feltrop, individually and d/b/a Feltrop
         Personal Care Home*
  2.19   Asset Purchase Agreement by and among Managed Healthcare, Inc., Long Term
         Pharmaceutical Care, Inc., Balanced Care Corporation and Omnicare, Inc. dated as of
         October 16, 1997*
  2.20   Asset Purchase Agreement by and between Balanced Care Corporation and Triangle
         Retirement Services, Inc. dated as of October 24, 1997*
  2.21   Asset Purchase Agreement by and between Balanced Care Corporation and Gethsemane
         Retirement Community and Rehabilitation Center, Inc. dated as of November 26, 1997*
  2.22   Asset Purchase Agreement by and between Balanced Care Corporation and Gethsemane
         Assisted Living, Inc. dated as of November 26, 1997*
  3.1    Amended and Restated Certificate of Incorporation of Balanced Care Corporation*
  3.2    Bylaws of Balanced Care Corporation, as amended*
  4.1    Commitment Letter, dated as of September 20, 1995, by and between Balanced Care
         Corporation and John Brennan in connection with Convertible Series A Preferred Stock*
  4.2    Series B Stock Purchase Agreement, dated as of September 20, 1996, by and among
         Balanced Care Corporation and certain investors listed on Schedule 1.1 thereto*
  4.3    Agreement of Amendment to Series B Stock Purchase Agreement, dated as of October 25,
         1996, by and among Balanced Care Corporation and certain persons*
  4.4    Stock Restriction Agreement, dated as of September 20, 1996, by and among Balanced
         Care Corporation, Brad E. Hollinger, Robert Sutton, Brian Barth, Kurt Meyer, William
         McCarthy and Russell DiGilio and certain other persons listed thereto*
  4.5    Registration Rights Agreement, dated as of September 20, 1996, by and among Balanced
         Care Corporation and certain holders of shares, or rights to purchase shares, of various classes of Common Stock and Preferred Stock of Balanced Care Corporation*
  4.6    Termination and Release Agreement, dated as of September 20, 1996, by and among the holders of Common Stock or Preferred Stock of Balanced Care Corporation*
  4.7    Waiver of John Brennan, dated as of August 30, 1996, in connection with that certain
         Capital Stock Purchase Warrant to be executed in favor of Hawthorn Health Properties,
         Inc.*

EXHIBIT
  NO.                                         DESCRIPTION
-------  -------------------------------------------------------------------------------------
  4.8    Waiver of John Brennan, dated as of August 30, 1996, in connection with that certain
         Capital Stock Purchase Warrant to be executed in favor of Meditrust Mortgage
         Investments, Inc.*
  4.9    Form of Capital Stock Purchase Warrant, together with schedule*
  4.10   Form of Capital Stock Purchase Warrant, together with schedule*
  4.11   Form of Capital Stock Purchase Warrant, together with schedule*
  4.12   First Amendment to Capital Stock Purchase Warrant, dated as of April 15, 1997, by and between Balanced Care Corporation and Meditrust Acquisition Corporation II*
  5.1    Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered (filed herewith)
 10.1    Balanced Care Corporation 1996 Stock Option Plan as Amended and Restated, effective
         July 25, 1997*
 10.2    Master Distribution Agreement, dated as of March 3, 1997, between Sysco Corporation and Balanced Care Corporation*
 10.3    Sublease, dated as of January 16, 1997, by and between Ryder Truck Rental, Inc. and
         Balanced Care Corporation*
 10.4    Sublease, dated as of June 26, 1996, by and between Liberty Mutual Insurance Company and Balanced Care Corporation*
 10.5    Lease, dated as of January 16, 1997, by and among Cherokee Assisted Living, L.L.C.,
         Nevada Independent Living, L.L.C. and Balanced Care Corporation*
 10.6    Lease, dated as of January 25, 1990, by and between Dixon Care Centre, Inc. and Dixon
         Oaks Health Center, Inc.*
 10.7    Amendment to Lease and Assignment, dated as of October 1, 1990, by and among Noble
         House of Dixon, Inc., Dixon Management, Inc. and Dixon Oaks Health Center, Inc.*
 10.8    Second Lease Amendment, dated as of July 1, 1997, by and between Noble House of
         Dixon, Inc. and Dixon Management, Inc.*
 10.9    Sublease, dated as of October 1, 1996, by and between BCC at Mt. Royal Pines, Inc.
         and BCC Therapies of Pennsylvania, Inc.*
 10.10   Sublease, dated as of June 1, 1997, by and between BCC at State College, Inc. and BCC
         Therapies of Pennsylvania, Inc.*
 10.11   Form of Meditrust Leasehold Improvement Agreement, together with schedule*
 10.12   Form of Meditrust Facility Lease Agreement, together with schedule*
 10.13   Form of Meditrust Security Agreement, together with schedule*
 10.14   Mortgage and Security Agreement, dated as of May 2, 1996, by BCC of Wisconsin, Inc.
         and Meditrust Mortgage Investments, Inc.*
 10.15   Form of Meditrust Deed of Trust and Security Agreement, together with schedule*
 10.16   Form of Meditrust Guaranty, together with schedule*
 10.17   Form of Meditrust Guaranty, together with schedule*
 10.18   Form of Meditrust Guaranty (Development), together with schedule*
 10.19   Form of Meditrust Loan Agreement, together with schedule*
 10.20   Form of Meditrust Promissory Note, together with schedule*
 10.21   Form of Meditrust Environmental Indemnity Agreement, together with schedule*

EXHIBIT
  NO.                                         DESCRIPTION
-------  -------------------------------------------------------------------------------------
 10.22   Form of Capstone Lease, together with schedule*
 10.23   Form of Capstone Assignment and Security Agreement, together with schedule*
 10.24   Form of Capstone Assignment Agreement, together with schedule*
 10.25   Form of Capstone Assignment of Rents and Leases, together with schedule (filed herewith)
 10.26   Form of Capstone Guaranty, together with schedule (filed herewith)
 10.27   Form of Capstone Guaranty, together with schedule*
 10.28   Form of Capstone Indemnity Agreement, together with schedule (filed herewith)
 10.29   Form of Capstone Management Agreement, together with schedule*
 10.30   Form of Capstone Assignment and Pledge of Deposit Account, together with schedule*
 10.31   Form of Capstone Loan Agreement, together with schedule (filed herewith)
 10.32   Form of Capstone Promissory Note, together with schedule (filed herewith)
 10.33   Form of Capstone Mortgage, Security Agreement and Fixture Filing, together with schedule (filed herewith)
 10.34   Lease, dated as of March 21, 1996, by and between HCPI Trust and BCC at Mt. Royal
         Pines, Inc.*
 10.35   First Amendment, dated as of March 31, 1997, to Lease dated as of March 21, 1996 by and between HCPI Trust and BCC at Mt. Royal Pines, Inc.*
 10.36   Guaranty of Obligations, dated as of March 21, 1996, by and between HCPI Trust and
         Balanced Care Corporation*
 10.37   Employment Agreement, dated as of August 1, 1996, by and between Balanced Care
         Corporation and Brad E. Hollinger*
 10.38   Employment Agreement, dated as of May 1, 1996, by and between Balanced Care
         Corporation and William T. McCarthy*
 10.39   Employment Agreement, dated as of September 20, 1995, by and between Balanced Care
         Corporation and Robert J. Sutton*
 10.40   Employment Agreement, dated as of September 20, 1995, by and between Balanced Care
         Corporation and Brian L. Barth*
 10.41   Employment Agreement, dated as of September 1, 1996, by and among Foster Health Care
         Group, Inc., John D. Foster and Balanced Care Corporation*
 10.42   Assignment, Assumption and Consent Agreement, dated as of June 30, 1997, by and among
         Foster Health Care Group, Inc., BCC Management Company at Missouri, Inc. and John
         Foster*
 10.43   Employment Agreement, dated as of November 24, 1997, by and between Balanced Care
         Corporation and Stephen G. Marcus*
 10.44   Consulting Agreement, dated as of October 3, 1996, by and between Balanced Care
         Corporation and Kenneth F. Barber*
 10.45   First Amendment, dated as of March 13, 1997, to the Consulting Agreement dated as of
         October 3, 1996 by and between Balanced Care Corporation and Kenneth F. Barber*
 11.1    Statement Regarding Computation of Earnings Per Share (filed herewith)
 11.2    Statement Regarding Computation of Supplementary Earnings Per Share (filed herewith)
 21.1    Schedule of Subsidiaries*
 23.1    Consent of Kirkpatrick & Lockhart LLP (included in opinion filed herewith as Exhibit
         5.1)

EXHIBIT
  NO.                                         DESCRIPTION
-------  -------------------------------------------------------------------------------------
 23.2    Consent of KPMG Peat Marwick LLP (filed herewith)
 23.3    Consents of Coopers & Lybrand LLP (filed herewith)
 23.4    Consent of Baird, Kurtz & Dobson (filed herewith)
 23.5    Consent of Snyder & Clemente (filed herewith)
 23.6    Consent of Hodge, Steward & Company, P.A. (filed herewith)
 24.1    Power of Attorney*
 27.1    Financial Data Schedule 3 months 9/30/97 (filed herewith)
 27.2    Financial Data Schedule Y/E 6/30/97 (filed herewith)


------------

*  Previously filed.


The registrant hereby agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule to any of the agreements filed as exhibits hereto.

     (b) The following financial statement schedule has been filed as part of this registration statement, accompanied by a report of independent accountants on such schedule:

SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS for the years ended June 30, 1997 and 1996 and the period
April 17, 1995 (date of inception) to June 30, 1997

     Financial statement schedules not listed above have been omitted because they are inapplicable, are not required under applicable provisions of Regulation S-X, or the information that would otherwise be included in such schedules is contained in the registrant's financial statements or accompanying notes.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Mechanicsburg, Commonwealth of Pennsylvania, on January 5, 1998.


                                          BALANCED CARE CORPORATION

                                          By: /s/   BRAD E. HOLLINGER
                                            ------------------------------------
                                                     Brad E. Hollinger
                                              Chairman of the Board, President
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                             CAPACITY                    DATE
------------------------------------------  -----------------------------  -------------------
          /s/ BRAD E. HOLLINGER             Chairman of the Board,         January 5, 1998
------------------------------------------  President and Chief Executive
            Brad E. Hollinger               Officer (Principal Executive
                                            Officer) and a Director

            /s/ PAUL A. KRUIS               Chief Financial Officer        January 5, 1998
------------------------------------------  (Principal Financial Officer)
              Paul A. Kruis

                    *                       Vice President--Finance and
------------------------------------------  Treasurer (Principal
              Mark S. Moore                 Accounting Officer)
                    *                       Director
------------------------------------------
            Kenneth F. Barber

                    *                       Director
------------------------------------------
             John M. Brennan

                    *                       Director
------------------------------------------
              Bill R. Foster

                    *                       Director
------------------------------------------
            David L. Goldsmith

                    *                       Director
------------------------------------------
            Edward R. Stolman

                    *                       Director
------------------------------------------
             George H. Strong

          *By: /s/ MARK S. MOORE                                           January 5, 1998
------------------------------------------
              Mark S. Moore
             Attorney-in-Fact

The Board of Directors and Stockholders


Balanced Care Corporation:



     Under date of July 30, 1997 except for Notes 11 and 12 which are as of January 2, 1998, we reported on the consolidated balance sheets of Balanced Care Corporation as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and the period April 17, 1995 (date of inception) to June 30, 1995. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.



     In our opinion such financial statement schedule when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                          KMPG Peat Marwick LLP



Philadelphia, Pennsylvania


July 30, 1997

                                 EXHIBIT INDEX


                                                                                    SEQUENTIALLY
EXHIBIT                                                                               NUMBERED
  NO.                                   DESCRIPTION                                     PAGE
-------  -------------------------------------------------------------------------  ------------
  5.1    Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered
 10.25   Form of Capstone Assignment of Rents and Leases, together with schedule
 10.26   Form of Capstone Guaranty, together with schedule
 10.28   Form of Capstone Indemnity Agreement, together with schedule
 10.31   Form of Capstone Loan Agreement, together with schedule
 10.32   Form of Capstone Promissory Note, together with schedule
 10.33   Form of Capstone Mortgage, Security Agreement and Fixture Filing,
         together with schedule
 11.1    Statement Regarding Computation of Earnings Per Share
 11.2    Statement Regarding Computation of Supplementary Earnings Per Share
 23.1    Consent of Kirkpatrick & Lockhart LLP (included in opinion filed as
         Exhibit 5.1)
 23.2    Consent of KPMG Peat Marwick LLP
 23.3    Consents of Coopers & Lybrand LLP
 23.4    Consent of Baird, Kurtz & Dobson
 23.5    Consent of Snyder & Clemente
 23.6    Consent of Hodge, Steward & Company, P.A.
 27.1    Financial Data Schedule 3 months 9/30/97
 27.2    Financial Data Schedule Y/E 6/30/97


------------
* The registrant hereby agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule to any of the agreements contained herein.